                                          Filed Pursuant to Rule 424(b)(2)
                                          Registration File No.: 333-24489

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL FORM OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED APRIL 22, 1998

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 20, 1997

                         $1,154,294,000 (APPROXIMATE)
                        MORTGAGE CAPITAL FUNDING, INC.

  MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1

   The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1 (the "Certificates") will consist of 18 classes (each, a "Class") of Certificates, designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates");
(ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the
Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (each, a "Certificate Balance") or, in the case of the Class X Certificates, in the aggregate notional amount (a "Notional Amount"), and will accrue interest at the per annum rates (each, a "Pass-Through Rate"), set forth or otherwise described in the table below or in the footnotes thereto.
                                            (cover page continued on page S-3)

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP REAL ESTATE, INC., CITIBANK, N.A., CITICORP BANKING CORPORATION, MORTGAGE CAPITAL FUNDING, INC. OR THEIR ULTIMATE PARENT, CITICORP, EXCEPT AS SET FORTH HEREIN. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SEE "RISK FACTORS" BEGINNING ON PAGE S-34 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 IN THE PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE OFFERED CERTIFICATES.

                   INITIAL
                 CERTIFICATE
                  BALANCE OR                       ASSUMED FINAL        RATINGS       RATED FINAL
               NOTIONAL AMOUNT    PASS-THROUGH   DISTRIBUTION DATE      (S&P AND     DISTRIBUTION
CLASS                (1)              RATE              (2)            FITCH)(3)       DATE (3)
------------  ----------------- --------------  ------------------- --------------  --------------
Class A-1  ..   $  228,221,000          %          June 18, 2007        AAA/AAA     March 18, 2030
Class A-2  ..   $  668,830,000          %         January 18, 2008      AAA/AAA     March 18, 2030
Class X .....   $1,319,193,757(4)       %(5)      January 18, 2009      AAAr/AAA    March 18, 2030
Class B .....   $   52,768,000          %         January 18, 2008       AA/AA      March 18, 2030
Class C .....   $   72,556,000          %(6)      January 18, 2008        A/A+      March 18, 2030
Class D .....   $   13,192,000          %(6)      January 18, 2008        A-/A      March 18, 2030
Class E .....   $   65,959,000          %(6)      January 18, 2008     BBB+/BBB+    March 18, 2030
Class F .....   $   13,192,000          %(6)      January 18, 2008      BBB/BBB     March 18, 2030
Class G .....   $   39,576,000          %(6)     February 18, 2008      NR/BBB-     March 18, 2030

                                                       (footnotes on page S-3)

   The Offered Certificates are offered severally by Goldman, Sachs & Co. and Citibank, N.A. (the "Underwriters"), as specified herein, from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale (which prices will include interest from April 6, 1998). Proceeds to the Sponsor from the sale of the Offered Certificates
will be an amount equal to approximately   % of the initial aggregate
Certificate Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Sponsor.

   The Offered Certificates are offered by the Underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, in New York, New York on or about May 5, 1998 against payment therefor in immediately available funds.

                     JOINT LEAD MANAGERS AND BOOKRUNNERS

GOLDMAN, SACHS & CO.                                        CITIBANK [LOGO]

          The date of this Prospectus Supplement is April   , 1998.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [MAP]

                        MORTGAGE CAPITAL FUNDING, INC.

  Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MCI
                     Geographic Overview of Mortgage Pool

UTAH
5 properties
$13,066,234
1.0% of total

IDAHO
1 property
$3,985,325
0.3% of total

Montana
1 property
$1,793,855
0.1% of total

KANSAS
1 property
$1,411,473
0.1% of total

MISSOURI
2 properties
$7,327,802
0.6% of total

NEBRASKA
4 properties
$9,564,911
0.7% of total

IOWA
2 properties
$13,466,615
1.0% of total

ILLINOIS
11 properties
$64,063,008
4.9% of total

WISCONSIN
3 properties
$11,013,502
0.8% of total

MICHIGAN
8 properties
$45,845,822
3.5% of total

INDIANA
3 properties
$16,628,201
1.3% of total

OHIO
7 properties
$36,603,532
2.8% of total

PENNSYLVANIA
1 property
$2,827,644
0.2% of total

NEW YORK
8 properties
$80,396,172
6.1% of total

NEW HAMPSHIRE
3 properties
$2,690,408
0.2% of total

VERMONT
1 property
$5,482,019
0.4% of total

MAINE
2 properties
$9,217,110
0.7% of total

MASSACHUSETTS
4 properties
$27,982,646
2.1% of total

RHODE ISLAND
1 property
$3,548,080
0.3% of total

CONNECTICUT
3 properties
$7,172,850
0.5% of total

NEW JERSEY
13 properties
$55,733,943
4.2% of total

D.C.
1 property
$13,759,302
1.0% of total

MARYLAND
2 properties
$11,732,737
0.9% of total

NORTH CAROLINA
4 properties
$16,966,137
1.3% of total

VIRGINIA
8 properties
$44,724,749
3.4% of total

SOUTH CAROLINA
3 properties
$10,425,398
0.8% of total

GEORGIA
2 properties
$7,012,571
0.5% of total

TENNESSEE
12 properties
$48,098,973
3.7% of total

FLORIDA
17 properties
$107,056,112
8.1% of total

KENTUCKY
4 properties
$30,841,029
2.3% of total

ALABAMA
2 properties
$13,733,312
1.0% of total

MISSISSIPPI
6 properties
$17,762,488
1.4% of total

LOUISIANA
1 property
$1,606,283
0.1% of total

TEXAS
42 properties
$158,205,519
12.0% of total

OKLAHOMA
13 properties
$47,823,577
3.6% of total

COLORADO
4 properties
$26,753,286
2.0% of total

ARIZONA
11 properties
$33,581,837
2.6% of total

CALIFORNIA
28 properties
$162,632,161
12.3% of total

NEVADA
9 properties
$24,193,536
1.8% of total

OREGON
5 properties
$106,252,310
8.1% of total

WASHINGTON
3 properties
$16,211,290
1.2% of total

WEIGHTED AVERAGES BY PROPERTY TYPE

Anchored Retail 23%

Office 24%

Multifamily 31%

Self-
Storage .2%

Health
Care .5%

Other 1%

Mobile
Home
Park 1%

Industrial/
Warehouse 3%

Lodging 7%

Retail 9%

[ ] (less than or equal to) 1.0%
    of Initial Pool Balance

[ ] 1.1% -5.0%
    of Initial Pool Balance

[ ] 5.1% -10.0%
    of Initial Pool Balance

[ ] (greater than) 10.0%
    of Initial Pool Balance

 (footnotes from cover)


------------
(1)    Subject to a variance of plus or minus 5%.
(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan (other than a Hyper-Amortization Loan (as defined herein)) is prepaid, in whole or in part, prior to its stated maturity and that the Hyper-Amortization Loans are not prepaid prior to, but are paid in their entirety on, their respective Anticipated Repayment Dates (as defined herein) and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.
(3) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or Fitch IBCA, Inc. ("Fitch"; and together with S&P, the "Rating Agencies") no lower than those set forth above. The ratings on the Offered Certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received on the Mortgage Loans or (iv) whether and to what extent Excess Interest will be received on the Hyper-Amortization Loans. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their initial investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The "Rated Final Distribution Date" for each Class of Offered Certificates has been set at the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" herein.
(4) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time.
(5) Initial Pass-Through Rate. The Pass-Through Rate for the Class X Certificates is variable and will, in general, equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) from time to time, over the weighted average of the Pass-Through Rates for all the Classes of Sequential Pay Certificates from time to time.
(6) If the Weighted Average Net Mortgage Rate for any Distribution Date is ever less than the rate specified above for the Class C, Class D, Class E, Class F or Class G Certificates, then the Pass-Through Rate for such Class of Certificates for such Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date.

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH OFFERED CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

(continued from cover)

The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") to be established by Mortgage Capital Funding, Inc. (the "Sponsor"), the assets of which (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool (the "Mortgage Pool") of 253 multifamily and commercial mortgage loans (the "Mortgage Loans") having the characteristics described herein. As of the Cut-off Date (as defined herein), the Mortgage Loans had an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of $1,319,193,758 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%.

   One hundred sixteen of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 39.84% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. One hundred eight of the Mortgage Loans (the "AMRESCO Mortgage Loans"), which represent 41.03% of the Initial Pool Balance, were originated by or on behalf of AMRESCO Capital, L.P. ("AMRESCO Capital"). The AMRESCO Mortgage Loans are currently held beneficially by one or more affiliates of AMRESCO Capital, and will be transferred to AMRESCO Capital on or prior to the Delivery Date.

Twenty-nine of the Mortgage Loans (the "Goldman Mortgage Loans"), which represent 19.13% of the Initial Pool Balance, are currently held by Goldman Sachs Mortgage Company ("Goldman Sachs Mortgage"). One Goldman Mortgage Loan (representing 4.31% of the Initial Pool Balance) was originated by Goldman Sachs Mortgage, 21 of the Goldman Mortgage Loans (representing 10.21% of the Initial Pool Balance) were acquired from Central Park Capital, L.P., an affiliate of Goldman Sachs Mortgage, one Goldman Mortgage Loan (representing 3.80% of the Initial Pool Balance) was acquired from Archon Financial L.P., an affiliate of Goldman Sachs Mortgage, and six of the Goldman Mortgage Loans (representing 0.81% of the Initial Pool Balance) were acquired from Imperial Commercial Capital Corp. On or before the Delivery Date, Goldman Sachs Mortgage will acquire the AMRESCO Mortgage Loans from AMRESCO Capital, and the Mortgage Loan Seller will acquire the AMRESCO Mortgage Loans and the Goldman Mortgage Loans from Goldman Sachs Mortgage. In addition, on or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). See "Description of the Mortgage Pool" and "Risk Factors -- The Mortgage Loans" herein.

   Distributions on the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, beginning in May 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each Class of the REMIC Regular Certificates (the REMIC Residual Certificates will not accrue interest) will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Sequential Pay Certificates will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. Neither the Class X Certificates nor the REMIC Residual Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. Any prepayment premiums, charges or fees, including those in the form of yield maintenance payments (collectively, "Prepayment Premiums"), actually collected on the Mortgage Loans will be distributed among the respective Classes of Offered Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates -- Distributions" herein.

   As and to the extent described herein, the respective rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and REMIC Residual Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Class X and Class A Certificates (collectively, the "Senior Certificates") and, further, to those of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "Description of the Certificates -- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

   The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment and other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Any delay in collection of a Balloon Payment on any Mortgage Loan that would otherwise be distributable in reduction of the Certificate Balance of a Class of Sequential Pay Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan as described herein, will likely extend the weighted average life of such Class of Certificates. See "Risk Factors", "Description of the Certificates -- Distributions" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" and "Risk Factors -- Prepayments; Average Life of Certificates; Yields" in the Prospectus.

    As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will evidence "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

   There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors -- The Certificates -- Limited Liquidity" herein.

   THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

   THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY BE USED BY CITIBANK, N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC, AFFILIATES OF THE SPONSOR AND WHOLLY-OWNED SUBSIDIARIES OF CITICORP, IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES. CITIBANK, N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.

                          FORWARD-LOOKING STATEMENTS

   IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS", "INTENDS", "ANTICIPATES", "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SPONSOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SPONSOR EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SPONSOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                              TABLE OF CONTENTS

                                                                       PAGE
                                                                       ---------
EXECUTIVE SUMMARY ...................................................    S-8
SUMMARY OF PROSPECTUS SUPPLEMENT ....................................    S-10
RISK FACTORS ........................................................    S-34
  The Certificates ..................................................    S-34
  The Mortgage Loans ................................................    S-35
DESCRIPTION OF THE MORTGAGE POOL ....................................    S-43
  General ...........................................................    S-43
  Certain Terms and Conditions of the Mortgage Loans ................    S-45
  Additional Mortgage Loan Information ..............................    S-48
  Certain Underwriting Matters ......................................    S-49
  The Mortgage Loan Seller and the Additional Warranting Parties ....    S-52
  Assignment of the Mortgage Loans; Repurchases .....................    S-52
  Representations and Warranties; Repurchases .......................    S-53
  Changes in Mortgage Pool Characteristics ..........................    S-56
SERVICING OF THE MORTGAGE LOANS .....................................    S-57
  General ...........................................................    S-57
  The Master Servicer ...............................................    S-58
  The Special Servicer ..............................................    S-59
  Sub-Servicers .....................................................    S-59
  Servicing and Other Compensation and Payment of Expenses ..........    S-60
  Evidence as to Compliance .........................................    S-63
  Modifications, Waivers, Amendments and Consents ...................    S-63
  Sale of Defaulted Mortgage Loans ..................................    S-65
  REO Properties ....................................................    S-65
  Inspections; Collection of Operating Information ..................    S-66
  Termination of the Special Servicer ...............................    S-66
DESCRIPTION OF THE CERTIFICATES .....................................    S-68
  General ...........................................................    S-68
  Registration and Denominations ....................................    S-68
  Certificate Balances and Notional Amount ..........................    S-69
  Pass-Through Rates ................................................    S-69
  Distributions .....................................................    S-71
  Subordination; Allocation of Losses and Certain Expenses ..........    S-78
  P&I Advances ......................................................    S-79
  Appraisal Reductions ..............................................    S-80
  Reports to Certificateholders; Certain Available Information ......    S-81
  Voting Rights .....................................................    S-85
  Termination .......................................................    S-85
  The Trustee .......................................................    S-85
  The Fiscal Agent ..................................................    S-86
YIELD AND MATURITY CONSIDERATIONS ...................................    S-86
  Yield Considerations ..............................................    S-86
  Weighted Average Lives ............................................    S-89
  Price/Yield Tables ................................................    S-95
  Yield Sensitivity of the Class X Certificates .....................    S-103



                                      S-6

                                                                       PAGE
                                                                       ---------
USE OF PROCEEDS ......................................................   S-105
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..............................   S-105
  General ............................................................   S-105
  Discount and Premium; Prepayment Premiums ..........................   S-105
  Characterization of Investments in Offered Certificates ............   S-106
  Possible Taxes on Income From Foreclosure Property and Other Taxes .   S-107
  Reporting and Other Administrative Matters .........................   S-107
CERTAIN ERISA CONSIDERATIONS .........................................   S-108
LEGAL INVESTMENT .....................................................   S-111
UNDERWRITING .........................................................   S-111
LEGAL MATTERS ........................................................   S-112
RATINGS ..............................................................   S-112
INDEX OF PRINCIPAL DEFINITIONS .......................................   S-114
ANNEX A--Certain Characteristics of the Mortgage Loans ...............   A-1
ANNEX B--Trustee Reports .............................................   B-1
ANNEX C--Preliminary Term Sheet ......................................   C-1

                              EXECUTIVE SUMMARY

   The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus.

                                 INITIAL                                                   PASS-
                               CERTIFICATE      APPROXIMATE APPROXIMATE                   THROUGH     WEIGHTED
                               BALANCE OR       PERCENT OF     INITIAL                    RATE AS      AVERAGE
                                NOTIONAL       INITIAL POOL    CREDIT       COUPON      OF DELIVERY     LIFE      PRINCIPAL
   CLASS(ES)   RATINGS (1)     AMOUNT (2)         BALANCE      SUPPORT   DESCRIPTION       DATE      (YEARS)(3)  WINDOW (3)
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
Offered Certificates
---------------------------------------------------------------------------------------------------- ---------- -----------
A-1              AAA/AAA     $  228,221,000        17.30%       32.00%  Fixed Rate          ___%        5.535     5/98-6/07
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
A-2              AAA/AAA     $  668,830,000        50.70%       32.00%  Fixed Rate          ___%        9.555     6/07-1/08
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
X                AAA/AAA     $1,319,193,757(4)       N/A          N/A   Variable            ___%          N/A           N/A
                                                                        Rate
                                                                        (Interest
                                                                        Only)
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
B                 AA/AA      $   52,768,000         4.00%       28.00%  Fixed Rate          ___%        9.703     1/08-1/08
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
C                  A/A+      $   72,556,000         5.50%       22.50%  Lesser of           ___%        9.703     1/08-1/08
                                                                        Specified
                                                                        Rate and
                                                                        Net WAC
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
D                  A-/A      $   13,192,000         1.00%       21.50%  Lesser of           ___%        9.703     1/08-1/08
                                                                        Specified
                                                                        Rate and
                                                                        Net WAC
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
E               BBB+/BBB+    $   65,959,000         5.00%       16.50%  Lesser of           ___%        9.703     1/08-1/08
                                                                        Specified
                                                                        Rate and
                                                                        Net WAC
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
F                BBB/BBB     $   13,192,000         1.00%       15.50%  Lesser of           ___%        9.703     1/08-1/08
                                                                        Specified
                                                                        Rate and
                                                                        Net WAC
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
G                NR/BBB-     $   39,576,000         3.00%       12.50%  Lesser of           ___%        9.774     1/08-2/08
                                                                        Specified
                                                                        Rate and
                                                                        Net WAC
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
Private Certificates -- Not Offered Hereby
---------------------------------------------------------------------------------------------------- ---------- -----------
H                     --(5)  $   52,768,000             --(5)     --(5) Lesser of           ___%           --(5)       --(5)
                                                                        Specified
                                                                        Rate and
                                                                        Net WAC
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------
J through N           --(5)  $  112,131,757             --(5)     --(5) Fixed Rate          ___%           --(5)       --(5)
-------------  ----------- -----------------  -------------- ---------  ------------- -------------  ---------- -----------

                                               See footnotes on following page

 ------------
(1) Ratings shown are those of S&P and Fitch, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.
(2)    Subject to a variance of plus or minus 5%.
(3) Based on the Maturity Assumptions (as defined in "Yield and Maturity Considerations" herein).
(4)    Notional Amount.
(5) These Classes are not offered hereby and this information has been intentionally omitted.

   Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Pool" herein and in Annex A hereto.

                        MORTGAGE POOL CHARACTERISTICS

 CHARACTERISTICS                                                                 ENTIRE MORTGAGE POOL
-----------------------------------------------------------------------------  ------------------------
Initial Pool Balance .........................................................            $1,319,193,758
Number of Mortgage Loans .....................................................                       253
Number of Mortgaged Properties ...............................................                       261
Average Cut-off Date Balance .................................................                $5,214,205
Weighted Average Mortgage Rate ...............................................                    7.490%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date  ...              114.9 months
Weighted Average Underwriting Debt Service Coverage Ratio ....................                     1.37x
Weighted Average Cut-off Date Loan-to-Value Ratio ............................                     73.2%
Weighted Average Seasoning....................................................                  4 months

   "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates
 and Designation of Classes ...  Mortgage Capital Funding, Inc.,
                                 Multifamily/Commercial Mortgage Pass-Through
                                 Certificates, Series 1998-MC1 (the
                                 "Certificates"), will consist of 18 classes
                                 (each, a "Class"), designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates");
                                 (ii) the Class B, Class C, Class D, Class E,
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M and Class N Certificates
                                 (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Offered Certificates") are offered hereby.

                                 The Class H, Class J, Class K, Class L,
                                 Class M and Class N Certificates and the
                                 REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Sponsor .......................  Mortgage Capital Funding, Inc., a Delaware
                                 corporation. The Sponsor is a direct,
                                 wholly-owned subsidiary of Citicorp Banking
                                 Corporation, which is a direct, wholly-owned subsidiary of Citicorp. The Sponsor is a commonly controlled affiliate of the Mortgage Loan Seller and of Citibank, N.A., which is the co-lead Underwriter. See "Mortgage Capital Funding, Inc." in the Prospectus and "Underwriting" herein. Neither the Sponsor nor any of its affiliates has insured or guaranteed the Offered Certificates.

Trustee .......................  LaSalle National Bank, a nationally chartered bank. See "Description of the
                                 Certificates -- The Trustee" herein. The
                                 Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation and the parent of the Trustee.
                                 See "Description of the Certificates -- The
                                 Fiscal Agent" herein.

Master Servicer ...............  AMRESCO Services, L.P., a Delaware limited partnership. The Master Servicer is an
                                 affiliate of AMRESCO Capital. See "Servicing of the Mortgage Loans -- The Master Servicer" herein.

Special Servicer ..............  CRIIMI MAE Services Limited Partnership, a
                                 Maryland limited partnership. See "Servicing of the Mortgage Loans -- The Special Servicer" herein.

Mortgage Loan Seller ..........  Citicorp Real Estate, Inc., a direct, wholly-owned subsidiary of Citibank. See
                                 "Description of the Mortgage Pool -- The
                                 Mortgage Loan Seller and the Additional
                                 Warranting Parties" herein.

Additional Warranting Parties .  Goldman Sachs Mortgage Company ("Goldman
                                 Sachs Mortgage") and AMRESCO Capital, L.P.
                                 ("AMRESCO Capital").

Cut-off Date ..................  April 1, 1998 or, with respect to the one
                                 Mortgage Loan with a scheduled due date of the 11th of each month, April 11, 1998. References herein and in the Prospectus to the "Cut-off Date" with respect to the Mortgage Loans refer to the applicable Cut-off Date for each Mortgage Loan.

Delivery Date .................  On or about May 5, 1998.

Record Date ...................  With respect to each Class of Offered
                                 Certificates and each Distribution Date
                                 (other than the initial Distribution Date), the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs; and with respect to the initial Distribution Date, the Delivery Date.

Distribution Date .............  The 18th day of each month or, if any such
                                 18th day is not a business day, the next succeeding business day, commencing in May 1998.

Determination Date ............  The 11th day of each month or, if any such
                                 11th day is not a business day, the
                                 immediately preceding business day,
                                 commencing in May 1998.

Collection Period .............  With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.

Registration and Denominations   The Offered Certificates will be issued in
                                 book-entry form in original denominations of: (i) in the case of the Class X
                                 Certificates, $1,000,000 initial notional amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof. Each

                                 Class of Offered Certificates will be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates -- Registration and Denominations" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

The Mortgage Pool .............  The Mortgage Pool will consist of 253 multifamily and commercial mortgage loans
                                 (the "Mortgage Loans"), with an aggregate
                                 Cut-off Date Balance of $1,319,193,758 (the
                                 "Initial Pool Balance"), subject to a
                                 variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool --Changes in Mortgage Pool Characteristics" herein.

                                 The "Cut-off Date Balance" of each Mortgage
                                 Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $418,508 to $56,871,141 and the average Cut-off Date Balance is $5,214,205.

                                 Each Mortgage Loan is evidenced by a
                                 promissory note (a "Mortgage Note") and is secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property") used for commercial or multifamily residential purposes, together with all buildings and improvements and certain personal property located thereon.

                                 Nine separate sets of Mortgage Loans (the
                                 "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. Certain sets of such Cross-Collateralized Mortgage Loans provide for one or more of the related Mortgaged Properties to be released upon the fulfilment of certain conditions, including the satisfaction of a debt service coverage test and/or the payment by the related borrower of a release price equal to a specified percentage (generally between 100% and 125%) of the loan amount allocated to the Mortgaged Property to be released. In addition, three other sets of such Cross-Collateralized Mortgage Loans, representing 1.15%, 0.33% and 0.23%, respectively, of the Initial Pool Balance, provide that the related cross-collateralization and cross-default provisions may be terminated upon the fulfillment of certain conditions, including the meeting of a debt service coverage ratio test, which the Sponsor expects to be satisfied shortly following the Delivery Date. The largest set of related Cross-Collateralized Mortgage Loans represents 1.82% of the Initial Pool Balance. See "Description of the Mortgage Pool -- General" herein and Annex A hereto.

                                 In addition to the Cross-Collateralized
                                 Mortgage Loans, there are five other
                                 Mortgage Loans, which represent 4.33% of the Initial Pool Balance, that are, in each such case, secured by a Mortgage or Mortgages encumbering two or more properties. Accordingly, the total number of Mortgage Loans reflected herein is 253, and the total number of Mortgaged Properties reflected herein is 261. Certain of such Mortgage Loans permit one or more of the related Mortgaged Properties to be released from the lien of the related Mortgage upon the satisfaction of certain conditions (except with respect to the release of certain undeveloped sub-parcels or parcels which, in all but one case (as described herein), are not material to the appraised value of the Mortgaged Property), including the satisfaction of a debt service coverage ratio test and/or the payment of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released.

                                 Certain Mortgage Loans permit the release of certain non-real property collateral (for example, the release of mobile homes in the case of certain Mortgage Loans secured by mobile home parks).

                                 In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligation. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool -- General".

                                 Set forth below are the number of Mortgaged
                                 Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                 NUMBER OF    PERCENTAGE OF
                 MORTGAGED    INITIAL POOL
STATE           PROPERTIES       BALANCE
-------------  ------------ ---------------
California  ..      28            12.33%
Texas ........      42            11.99%
Florida.......      17             8.12%
Oregon........       5             8.05%
New York......       8             6.09%


                                 The remaining Mortgaged Properties are
                                 located throughout 35 other states and the District of Columbia, with no more than 4.86% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

                                 Set forth below are the number of Mortgaged
                                 Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                   NUMBER OF    PERCENTAGE OF
                   MORTGAGED    INITIAL POOL
PROPERTY TYPE     PROPERTIES     BALANCE(1)
---------------  ------------ ---------------
Multifamily  ...      93            31.15%
Office .........      45            23.82%
Anchored
 Retail.........      42            22.75%
Retail..........      38             9.09%
Lodging ........      19             7.17%
Other...........      24(2)          6.02%

                                 (1) The sum of the percentages in this
                                     column may not equal 100% due to
                                     rounding.
                                 (2) Includes five Mortgaged Properties,
                                     constituting security for 1.19% of the
                                     Initial Pool Balance, that are operated
                                     as mobile home parks.

                                 Each of the Mortgage Loans provides for
                                 scheduled payments of principal and interest
                                 ("Monthly Payments") to be due on the first
                                 (or, in one case, the 11th) day of each
                                 month (as to each such Mortgage Loan, the "Due Date"), except that, as described below, the Hyper-Amortization Loans (as defined herein) may require that certain additional amounts be paid each month following their respective Anticipated Repayment Dates (as defined herein).

                                 All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, each Hyper-Amortization Loan will accrue interest after its respective Anticipated Repayment Date at a rate that is no more than two percentage points in excess of the related Mortgage Rate prior to such Anticipated Repayment Date. As used herein, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any Hyper-Amortization Loan after its Anticipated Repayment Date. No Mortgage Loan permits nega-tive amortization and no Mortgage Loan permits deferral of accrued interest (except for the Hyper-Amortization Loans). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.

                                 One hundred forty-two Mortgage Loans (the
                                 "Actual/360 Mortgage Loans"), which
                                 represent 57.55% of the Initial Pool
                                 Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). One hundred eight Mortgage Loans, which represent 42.01% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). One Mortgage Loan (the "Actual/365 Mortgage Loan"), which represents 0.30% of the Initial Pool Balance, accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 365-day year (an "Actual/365 Basis"). Two Mortgage Loans, which represent 0.14% of the Initial Pool Balance, do not specify the basis on which interest accrues, but are treated as accruing interest on a 30/360 Basis for the purposes hereof. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Rates; Calculations of Interest" herein.

                                 Two hundred forty-three of the Mortgage
                                 Loans (the "Balloon Loans"), which represent
                                 85.99% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Nine Mortgage Loans, which represent 13.94% of the Initial Pool Balance, are Hyper-Amortization Loans. The remaining one Mortgage Loan, which represents 0.07% of the Initial Pool Balance, is fully amortizing. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.

                                 A "Hyper-Amortization Loan" is a Mortgage
                                 Loan that provides that if it is not paid in full as of a date specified in the related Mortgage Note (the "Anticipated Repayment Date"), then (i) interest will accrue thereon at a per annum rate (the "Revised Rate") that is no more than two percentage points in excess of the related Mortgage Rate (the difference between the Revised Rate and the Mortgage Rate being herein referred to as the "Excess Interest Rate") and (ii) the related borrower will be required to make payments thereon each month in an amount that is equal to the greater of the Monthly Payment and certain net cash flow generated by the related Mortgaged Property. If the net cash flow referred to in clause (ii) of the preceding sentence exceeds the Monthly Payment, the excess would be applied to repay principal of the particular Hyper-Amortization Loan (such principal payments, "Hyper-Amortization Payments").
                                 Interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate will be deferred and, to the extent permitted by applicable law, will itself accrue interest, compounded monthly, at the Revised Rate (all such interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate, together with compound interest on such interest at the Revised Rate, being herein referred to as "Excess Interest"). All of the Hyper-Amortization Loans for which a Lockbox Account (as defined herein) has not been established on or before the Delivery Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. Excess Interest and Hyper-Amortization Payments will be considered separate from the scheduled Monthly Payments and will not be included in the calculation of Assumed Monthly Payments (as defined herein). If and to the extent collected, Excess Interest will be included as part of the applicable Available Distribution Amount (as defined herein). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization" herein.

                                 In general, a Hyper-Amortization Loan will permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium (as defined herein) beginning on a date coinciding with, or up to six months prior to, the related Anticipated Repayment Date and on any Due Date thereafter. The Anticipated Repayment Date for any such Hyper-Amortization Loan is set forth in Annex A.

                                 In addition, certain Mortgage Loans provide for reamortization of the unpaid principal balance and adjustment of the Monthly Payments thereon upon application of specified amounts of insurance proceeds to the unpaid principal balance of such Mortgage Loans following a casualty loss.

                                 Except with respect to two Mortgage Loans, which represent 0.43% of the Initial Pool Balance, as to which there is no Lock-out Period (as defined below), and except with respect to 14 Mortgage Loans, which represent 8.47% of the Initial Pool Balance, as to which there is no Open Period (as defined below), the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment must be accompanied by a prepayment premium, charge or fee (a "Prepayment Premium"), followed by
                                 (c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments may be made after any applicable Lock-out Period in full or, with respect to three Mortgage Loans (repre-senting 0.19% of the Initial Pool Balance), in part, subject to certain limitations and, during a Prepayment Premium Period, subject to payment of the applicable Prepayment Premium. As of the Cut-off Date, with respect to the 251 Mortgage Loans that provide for Lock-out Periods, the remaining Lock-out Periods ranged from six months to 57 months, with a weighted average remaining Lock-out Period of 38 months. The Open Period for most Mortgage Loans that provide for one begins one to six months prior to stated maturity or, in the case of a Hyper-Amortization Loan, prior to the related Anticipated Repayment Date, except that there are eight Mortgage Loans, representing 1.62% of the Initial Pool Balance as to which the Open Period begins more than six months (and, in four such cases, begins five years) prior to stated maturity. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more fully described in Annex A. See "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

                                 Forty-nine of the Mortgage Loans (the
                                 "Defeasance Loans"), representing 33.42% of the Initial Pool Balance, provide that, subject to the satisfaction of certain conditions, the related borrower may pledge to the holder of the subject Mortgage Loan "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date.

                                 As of the Cut-off Date, the Mortgage Loans had the following additional characteristics: (i) Mortgage Rates ranging from 6.710% per annum to 9.840% per annum and a weighted average Mortgage Rate of 7.490% per annum; (ii) remaining terms to stated maturity or, in the case of the Hyper-Amortization Loans, to the Anticipated Repayment Date ranging from 75 months to 129 months and a weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of 114.9 months; (iii) remaining amortization terms ranging from 117 months to 359 months and a weighted average remaining amortization term of 337.7 months; (iv) Cut-off Date Loan-to-Value Ratios ranging from 32.8% to 101.0% and a weighted average Cut-off Date Loan-to-Value Ratio of 73.2%; (v) in the case of the Balloon Loans and the Hyper-Amortization Loans, Maturity Date Loan-to-Value Ratios ranging from 28.3% to 88.9% and a weighted average Maturity Date Loan-to-Value Ratio of 62.8%; and (vi) Underwriting Debt Service Coverage Ratios ranging from 0.72x to 2.54x and a weighted average Underwriting Debt Service Coverage Ratio of 1.37x. "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are each defined in Annex A hereto.

                                 For more detailed statistical information regarding the Mortgage Pool, see Annex A hereto.

                                 All of the Mortgage Loans were originated during the twelve-month period preceding the Cut-off Date.

                                 One hundred sixteen of the Mortgage Loans
                                 (the "Citi Mortgage Loans"), which represent
                                 39.8% of the Initial Pool Balance, were
                                 originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. One hundred eight of the Mortgage Loans (the "AMRESCO Mortgage Loans"), which represent 41.03% of the Initial Pool Balance, were originated by or on behalf of AMRESCO Capital, L.P. ("AMRESCO Capital"). The AMRESCO Mortgage Loans are currently held beneficially by one or more affiliates of AMRESCO Capital, and will be transferred to AMRESCO Capital on or prior to the Delivery Date. Twenty-nine of the Mortgage Loans (the "Goldman Mortgage Loans"), which represent 19.13% of the Initial Pool Balance, are currently held by Goldman Sachs Mortgage Company ("Goldman Sachs Mortgage"). One Goldman Mortgage Loan (representing 4.31% of the Initial Pool Balance) was originated by Goldman Sachs Mortgage, 21 of the Goldman Mortgage Loans (representing 10.21% of the Initial Pool Balance) were acquired from Central Park Capital, L.P., an affiliate of Goldman Sachs Mortgage, one Goldman Mortgage Loan (representing 3.80% of the Initial Pool Balance) was acquired from Archon Financial L.P., an affiliate of Goldman Sachs Mortgage, and six of the Goldman Mortgage Loans (representing 0.81% of the Initial Pool Balance) were acquired from Imperial Commercial Capital Corp. On or before the Delivery Date, Goldman Sachs Mortgage will acquire the AMRESCO Mortgage Loans from AMRESCO Capital, and the Mortgage Loan Seller will acquire the AMRESCO Mortgage Loans and the Goldman Mortgage Loans from Goldman Sachs Mortgage. In addition, on or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). The Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of the Citi Mort-gage Loans, AMRESCO Capital will make certain representations and warranties regarding the characteristics of the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage will make certain representations and warranties regarding the characteristics of the Goldman Mortgage Loans. As more particularly described herein, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to the Citi Mortgage Loans or repurchase the affected Citi Mortgage Loan, AMRESCO Capital will be obligated to cure any material breach of any such representation or warranty made by AMRESCO Capital with respect to the AMRESCO Mortgage Loans or repurchase the affected AMRESCO Mortgage Loan, and Goldman Sachs Mortgage will be obligated to cure any material breach of any such representation or warranty made by Goldman Sachs Mortgage with respect to the Goldman Mortgage Loans or repurchase the affected Goldman Mortgage Loan.

                                 The Mortgage Loans are being sold without recourse, and none of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage will have any obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Sponsor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- The Mortgage Loans" herein and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                 The Mortgage Loans will be serviced and
                                 administered by the Master Servicer and, if circumstances require, the Special Servicer, pursuant to the Pooling Agreement (as defined below) and generally in accordance with the discussion set forth under "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" in the Prospectus. The compensation to be received by the Master Servicer (including Master Servicing Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees, Liquidation Fees and Workout
                                 Fees) for their services is described herein under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses".

Description of the Certificates  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of April 1, 1998 (the "Pooling Agreement"), among the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Mortgage Loan Seller and the Additional Warranting Parties, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") the assets of which (such assets collectively, the "Trust Fund") will consist primarily of the Mortgage Pool.

A. Certificate Balances and
      a Notional Amount .......  Upon initial issuance, each Class of Offered
                                 Certificates will have the Certificate
                                 Balance or Notional Amount set forth for such Class on the cover page hereof (in each case, subject to a variance of plus or minus 5%). Upon initial issuance, the Class H, Class J, Class K, Class L, Class M and Class N Certificates will have an aggregate Certificate Balance equal to the excess of the Initial Pool Balance over the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

                                 The "Certificate Balance" of any Class of
                                 Sequential Pay Certificates outstanding at any time will be the then-aggregate stated principal amount of such Class. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any losses on or in respect of the Mortgage Loans (referred to herein as "Realized Losses") and by certain Trust Fund expenses (referred to herein as "Additional Trust Fund Expenses") allocated to such Class of Certificates on such Distribution Date. See "Description of the Certificates -- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

                                 The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

                                 No Class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

                                 A Class of Offered Certificates will be
                                 considered outstanding until its Certificate
                                 Balance or Notional Amount is reduced to zero; provided, however, that, under very limited circumstances, reimbursements of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto. See "Description of the Certificates -- Certificate Balances and a Notional Amount" and "--Distributions" herein.

 B. Pass-Through Rates ........  The Pass-Through Rate applicable to each
                                 Class of Offered Certificates for the
                                 initial Distribution Date is set forth on the cover page hereof. The Pass-Through Rates for the Class A-1, Class A-2 and Class B Certificates for each subsequent Distribution Date will, in the case of each such Class, remain fixed at the per annum rate set forth with respect thereto on the cover page hereof; the Pass-Through Rates for the Class C, Class D, Class E, Class F and Class G Certificates for each subsequent Distribution Date will, in the case of such Class, equal the lesser of (i) the per annum rate set forth with respect thereto on the cover page hereof and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date; and the Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

                                 The Pass-Through Rate applicable to the
                                 Class H Certificates for the initial
                                 Distribution Date is    % per annum; and the
                                 Pass-Through Rate applicable to such Class of Certificates for each subsequent Distribution Date will equal the lesser of
                                 (i)    % per annum and (ii) the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M and Class N Certificates for the initial Distribution Date and each subsequent Distribution Date will be fixed at ____%, ____%, ____%, ____% and ____% per annum, respectively.

                                 The "Weighted Average Net Mortgage Rate" for any Distribution Date will, in general, equal the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective "Stated Principal Balances" (as defined herein) immediately following the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Cut-off
                                 Date).

                                 The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the Master Servicing Fee, the Standby Fee and the Trustee Fee (each as defined herein) with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that, solely for purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the following adjustments will be made in calculating the Net Mortgage Rate for certain Mortgage Loans: (i) if the Mortgage Rate for the subject Mortgage Loan has been modified or changed by the Special Servicer as described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein or otherwise in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower, or if the subject Mortgage Loan is in default, such modification, change and/or default will be disregarded and the Net Mortgage Rate for such Mortgage Loan will be calculated based upon the Mortgage Rate in effect for such Mortgage Loan as of the Delivery Date; and (ii) if the subject Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). The calculation of the Net Mortgage Rate for any Hyper-Amortization Loan (and, accordingly, the calculation of the Weighted Average Net Mortgage Rate for any Distribution Date) will not be affected by the step-up from the Mortgage Rate to the Revised Rate on the Anticipated Repayment Date for such Hyper-Amortization Loan. As of the Cut-off Date (without regard to the adjustment to the basis of accrual described in clause
                                 (ii) of the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.5268% per annum to 9.7318% per annum, with a weighted average Net Mortgage Rate of 7.3633% per annum. See "Servicing of the Mortgage Loans --Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates -- Pass-Through Rates" herein.

 C. Distributions of Interest
      and Principal ...........  The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (exclusive of Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" herein.

                                 On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                 (1) to pay interest to the holders of the
                                     Class A-1, Class A-2 and Class X
                                     Certificates (collectively, the "Senior
                                     Certificates"), up to an amount equal
                                     to, and pro rata as among such Classes
                                     in accordance with, all Distributable
                                     Certificate Interest in respect of each
                                     such Class of Certificates for such
                                     Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                                 (2) to pay principal first to the holders of
                                     the Class A-1 Certificates and second to the holders of the Class A-2
                                     Certificates, in each case up to an
                                     amount equal to the
                                     lesser of (a) the then-outstanding
                                     Certificate Balance of such Class of
                                     Certificates and (b) the remaining
                                     portion of the Principal Distribution
                                     Amount (as defined below) for such
                                     Distribution Date;

                                 (3) to reimburse the holders of the Class
                                     A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                                 (4) to make payments on the other Classes of
                                     Certificates (collectively, the
                                     "Subordinate Certificates") as
                                     contemplated below;

                                 provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "Description of the Certificates -- Termination" herein), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding Certificate
                                 Balances of such Classes of Certificates.

                                 On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the remaining Classes of Sequential Pay Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C Certificates, and so forth in such manner with respect to, sequentially, the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, in that order):

                                 (1) to pay interest to the holders of such
                                     Class of Certificates, up to an amount
                                     equal to all Distributable Certificate
                                     Interest in respect of such Class of
                                     Certificates for such Distribution Date
                                     and, to the extent not previously paid,
                                     for all prior Distribution Dates, if
                                     any;

                                 (2) if the Certificate Balances of the Class
                                     A Certificates and of each other Class
                                     of Sequential Pay Certificates, if any,
                                     with an earlier alphabetical Class
                                     designation have been reduced to zero,
                                     to pay principal to the holders of such

                                     Class of Certificates, up to an amount
                                     equal to the lesser of (a) the then
                                     outstanding Certificate Balance of such
                                     Class of Certificates and (b) the
                                     remaining portion of the Principal
                                     Distribution Amount for such
                                     Distribution Date; and

                                 (3) to reimburse the holders of such Class
                                     of Certificates, up to an amount equal
                                     to all Realized Losses and Additional
                                     Trust Fund Expenses, if any, previously
                                     allocated to such Class of Certificates
                                     and for which no reimbursement has
                                     previously been paid;

                                 provided that, on the final Distribution
                                 Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by clause (2) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) to the holders of such Class of Certificates up to an amount equal to the entire then-outstanding Certificate Balance of such Class of Certificates.

                                 Any portion of the Available Distribution
                                 Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above will be paid to the holders of the REMIC Residual Certificates.

                                 Reimbursement of previously allocated
                                 Realized Losses and Additional Trust Fund
                                 Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                                 The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will generally equal one month's interest at the Pass-Through Rate in respect of such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Accrual Period" for the Certificates for any Distribution Date will be the month preceding the month in which such Distribution Date occurs, except that the Interest Accrual Period for the Certificates for the Distribution Date in May 1998 will be the one-month period from April 6, 1998 to May 5, 1998, inclusive. See "Description of the Certificates --Distributions -- Distributable Certificate Interest" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date, will, in general, equal the aggregate of the following:

                                 (a) the principal portions of all Monthly
                                     Payments (other than Balloon Payments)
                                     and any Assumed Monthly Payments (as
                                     defined below) due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the calendar month in which such Distribution Date occurs;

                                 (b) all voluntary principal prepayments
                                     received on the Mortgage Loans during
                                     the related Collection Period;

                                 (c) with respect to any Mortgage Loan as to
                                     which the related stated maturity date
                                     occurred during or prior to the related
                                     Collection Period, any payment of
                                     principal (exclusive of any voluntary
                                     principal prepayment) made by or on
                                     behalf of the related borrower during
                                     the related Collection Period, net of
                                     any portion of such payment that
                                     represents a recovery of the principal
                                     portion of any Monthly Payment (other
                                     than a Balloon Payment) due, or the
                                     principal portion of any Assumed Monthly
                                     Payment deemed due, in respect of such
                                     Mortgage Loan on a Due Date during or
                                     prior to the calendar month in which
                                     such Distribution Date occurs, that was
                                     not previously recovered;

                                 (d) all Liquidation Proceeds, Condemnation
                                     Proceeds, Insurance Proceeds (each as
                                     defined in the Prospectus) and, to the
                                     extent not included in clause (a), (b)
                                     or (c) above, payments and other amounts received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents (i) a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered or (ii) the principal portion of a Monthly Payment made by the related borrower during the related Collection Period that is due subsequent to the end of the calendar month in which such Distribution Date occurs; and

                                 (e) if such Distribution Date is subsequent
                                     to the initial Distribution Date, the
                                     excess, if any, of (i) the Principal
                                     Distribution Amount for the immediately
                                     preceding Distribution Date, over (ii)
                                     the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding
                                     Distribution Date.

                                 For purposes of the foregoing, the "Monthly
                                 Payment" due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. "Monthly Payments" for Hyper-Amortization Loans will not include Excess Interest or Hyper-Amortization Payments.

                                 An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; or (ii) any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (each such property, upon acquisition, an "REO Property"). The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property. "Assumed Monthly Payments" for Hyper-Amortization Loans do not include Excess Interest or Hyper-Amortization Payments.

                                 The Principal Distribution Amount will in no event include Excess Interest or Prepayment Premiums.

 D. Distribution of Prepayment
     Premiums .................  Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates (other than the Class X Certificates) in an amount up to the product of (a) such Prepayment Premium, (b) the applicable Discount Rate Fraction for such Class and such Mortgage Loan and (c) the applicable Principal Allocation Fraction for such Class and such Distribution Date. The "Discount Rate Fraction" for any Class of Offered Certificates (other than the Class X Certificates) and any prepaid Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate (as defined herein), and (b) the denominator of which is equal to the excess, if any, of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. With respect to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion of Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

                                 The portion of any Prepayment Premium
                                 remaining after distribution of the amounts calculated as described above to the holders of the Offered Certificates (other than the Class X Certificates) will be distributed to the holders of the Class X Certificates. See "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein.

P&I Advances ..................  Subject to a recoverability determination as described herein, and further subject to certain limitations involving Mortgage Loans that have been modified or extended as to which the related Mortgaged Property has declined in value as described herein, the Master Servicer is required to make advances (each, a "P&I Advance") with respect to each Distribution Date for the benefit of the Certificateholders in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the calendar month in which such Distribution Date occurs and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Subject to a recoverability determination as described herein, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance, and if the Master Servicer and the Trustee both fail to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance.

                                 As more fully described herein, the Master
                                 Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on any P&I Advances made, and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on certain servicing expenses incurred, by or on behalf of it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"). Such interest on any P&I Advance or servicing expense will be paid: first, out of Default Interest (as defined herein) and late payment charges collected on the related Mortgage Loan; and, second, at any time coinciding with or following the reimbursement of such P&I Advance or such servicing expense, out of general collections on the Mortgage Pool then held by the Master Servicer. See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements -- Certificate Account" in the Prospectus.

Subordination; Allocation of
  Losses and Certain Expenses .  As and to the extent described herein, the
                                 Subordinate Certificates will, in the case of each Class thereof, be subordinated with respect to distributions of interest and principal to the Senior Certificates and, further, to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation.

                                 If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Pool and/or Additional Trust Fund Expenses. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Treatment of REO Properties ...  Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining distributions on, and allocations of Realized Losses and Additional Trust Fund Expenses to, the Certificates, as well as determining Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees generally be treated as having remained out-standing until each such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from each REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, incurred in connection with the operation and disposition of such REO Property) will be "applied" or treated by the Master Servicer as principal, interest and other amounts "due" on the related Mortgage Loan; and, subject to a recoverability determination as more fully described herein (see "Description of the Certificates -- P&I Advances"), the Master Servicer, the Trustee and the Fiscal Agent will be obligated to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Controlling Class .............  The holder (or holders) of Certificates representing a majority interest in the
                                 Controlling Class will have the right,
                                 subject to certain conditions described
                                 herein, to replace the Special Servicer. The
                                 "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then outstanding whose then Certificate Balance is at least equal to 25% of the initial Certificate Balance thereof. The Controlling Class will initially be the Class N Certificates. In addition, as more particularly described herein, any holder or holders of Certificates representing a majority interest in the Controlling Class will have the option of purchasing defaulted Mortgage Loans from time to time at the Purchase Price specified herein. It is anticipated that an affiliate of the Special Servicer will acquire certain of the Certificates, including Private Certificates that will constitute all or a part of the initial "Controlling Class". See "Servicing of the Mortgage Loans -- The Special Servicer" and "--Sale of Defaulted Mortgage Loans" herein.

Optional Termination ..........  At its option, the holder or holders (other than the Sponsor or the Mortgage Loan
                                 Seller) of Certificates representing a
                                 majority interest in the Controlling Class or the Master Servicer (in that order of priority) may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the Certificates -- Termination" herein and in the Prospectus.

Certain Federal Income Tax
 Consequences .................  For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I",

                                 "REMIC II" and "REMIC III", respectively.
                                 The assets of REMIC I will include the
                                 Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (as defined in the Prospectus); the assets of REMIC II will consist of the separate uncertificated "regular interests" in REMIC I; and the assets of REMIC III will consist of the separate uncertificated "regular interests" in REMIC II. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (iv) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences --General" herein.

                                 For federal income tax reporting purposes, it is anticipated that the Class __, Class __, Class __, Class __ and Class __ Certificates will not, and the Class __, Class __ and Class X Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing the accrual of market discount and premium, if any, for federal income tax purposes will be that the Mortgage Loans will not prepay prior to maturity (that is, a CPR of 0%), except that the Hyper-Amortization Loans will be repaid in full on their respective Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate.

                                 If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the holders of the Class X Certificates, a Certificateholder will be permitted to offset such amount only against the future original issue discount (if any) from such Certificate. See "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

                                 Generally, except to the extent noted below, the Offered Certificates will be treated as "real estate assets" within the meaning of
                                 Section 856(c)(4)(A) of the Internal Revenue
                                 Code of 1986 (the "Code"). In addition,
                                 interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
                                 Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, if 95% or more of the Mortgage Loans are treated as assets described in the foregoing sections of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

Certain ERISA Considerations ..  A fiduciary of any employee benefit plan or other retirement arrangement subject to
                                 Title I of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each such plan or other retirement arrangement, a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or that is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                 The U.S. Department of Labor has issued to Citicorp an individual prohibited transaction exemption, Prohibited
                                 Transaction Exemption 90-88, and to Goldman,
                                 Sachs & Co. an individual prohibited
                                 transaction exemption, Prohibited
                                 Transaction Exemption 89-88 (together, the
                                 "Exemptions"), which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of certain pass-through certificates underwritten by an underwriting syndicate or selling group of which Citibank, N.A., as an affiliate of Citicorp, or Goldman, Sachs & Co., respectively, is a manager and the servicing and operation of related asset pools, provided that certain conditions are satisfied. The Sponsor expects that the Exemptions will generally apply to the Senior Certificates, but that they will not apply to the Class B, Class C, Class D, Class E, Class F and Class G Certificates. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D, CLASS E, CLASS F OR CLASS G CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS TRUSTEE OR OTHER FIDUCIARY OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE OR INTEREST

                                 THEREIN IS EXEMPT FROM THE PROHIBITED
                                 TRANSACTION PROVISIONS OF SECTION 406 OF
                                 ERISA AND SECTION 4975 OF THE CODE UNDER
                                 PROHIBITED TRANSACTION CLASS EXEMPTION
                                 95-60, WHICH EXEMPTION PROVIDES AN EXEMPTION
                                 FROM THE PROHIBITED TRANSACTION RULES FOR
                                 CERTAIN TRANSACTIONS INVOLVING AN INSURANCE
                                 COMPANY GENERAL ACCOUNT. See "Certain ERISA
                                 Considerations" herein and "ERISA
                                 Considerations" in the Prospectus.

Ratings .......................  It is a condition to their issuance that the respective Classes of Offered Certificates receive the credit ratings indicated below from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or Fitch IBCA, Inc. ("Fitch"; and, together with S&P, the "Rating Agencies"):

 CLASS             S&P      FITCH
--------------  -------- ---------
Class A-1 .....    AAA       AAA
Class A-2 .....    AAA       AAA
Class X .......   AAAr       AAA
Class B .......    AA        AA
Class C........     A        A+
Class D........    A-         A
Class E........   BBB+      BBB+
Class F........    BBB       BBB
Class G........    NR       BBB-

                                 The ratings of the Offered Certificates
                                 address the timely payment thereon of
                                 interest on each Distribution Date and,
                                 except in the case of the Class X
                                 Certificates, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, address the tax attributes thereof or of the Trust. In addition, the ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans,
                                 (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received on the Mortgage Loans, or (iv) whether and to what extent Excess Interest will be collected on the Hyper-Amortization Loans. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. There is no assurance that any such rating will not be downgraded, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Certificates, or if one does, what rating such agency will assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein and "Risk Factors -- Limited Nature of Credit Ratings" in the Prospectus.

Legal Investment ..............  The Offered Certificates will not constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

   Limited Liquidity. There is currently no secondary market for the Offered Certificates. The Sponsor has been advised by the Underwriters that they presently intend to make a secondary market in the Offered Certificates; however, neither Underwriter has any obligation to do so and any market-making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors -- Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.

   Certain Yield Considerations. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. Except for the Pass-Through Rates on the Class A and Class B Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" in the Prospectus.

   The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time, any payment of principal or loss on any Mortgage Loan that is applied in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will reduce such Notional Amount.

   In general, in the case of the Class X Certificates and any other Class of Offered Certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then the investors' actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, in the case of any Class of Offered Certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then the investors' actual yield to maturity may be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Offered Certificates, may not be sufficient to offset fully any loss in yield on a particular Class of Offered Certificates attributable to the related prepayments of the Mortgage Loans.

   Potential Conflicts of Interest. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans, subject to certain limitations. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. Subject to the conditions described herein, including approval from the Rating Agencies, the holder or holders of Certificates representing a majority interest in the Controlling Class can replace the existing Special Servicer and substitute any such holder or an affiliate thereof as the successor. The "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then outstanding whose then Certificate Balance is at least equal to 25% of its initial Certificate Balance, and may have interests in conflict with those of the holders of the Offered Certificates. It is anticipated that an affiliate of the Special Servicer will acquire certain of the Private Certificates, including those constituting the initial "Controlling Class". Accordingly, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

THE MORTGAGE LOANS

   Nature of the Mortgaged Properties. The Mortgaged Properties consist solely of multifamily rental and commercial properties. Lending on the security of income-producing properties is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one-to four-family residences. Multifamily and commercial real estate lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected (or, in the case of an owner occupied property, if the owner's business declined). Successful operation of an income-producing real estate project is dependent upon, among other things, economic conditions generally and in the area of such project, the degree to which such project competes with other projects in the area, operating costs and the performance of the management agent, if any. In some cases, that operation may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (including energy costs), and changes in laws (including the imposition of rent control or stabilization laws in the case of multifamily rental properties, statutory and regulatory changes, retroactive rate adjustments and government funding restrictions, in the case of health care-related facilities, and changes in the tax laws, in all cases). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

   In the case of most Mortgage Loans, there will be existing leases on the related Mortgaged Property that expire during the term of the Mortgage Loan and there can be no assurance that such leases will be renewed or that the subject space will be relet at no less than comparable rental rates. In addition, there can be no guaranty that a commercial tenant will continue operations throughout the term of its lease. The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash

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flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

   Two Mortgage Loans, which in the aggregate represent 0.51% of the Initial Pool Balance, have Underwriting Debt Service Coverage Ratios of below 1.0x, and two Mortgage Loans, which in the aggregate represent 0.28% of the Initial Pool Balance, have Underwriting Debt Service Coverage Ratios of between 1.0x and 1.1x, inclusive. When the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan. In such cases, the related Mortgagor will be required to pay a portion of such items from sources other than cash flow for the related Mortgaged Property. If the related Mortgagor ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur.

   Lending on commercial properties, which represent security for 68.85% of the Initial Pool Balance, is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular risks. In such cases, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Moreover, Mortgaged Properties used for healthcare or industrial purposes are not readily convertible to other uses if the operation of such property for its current purpose proves not to be profitable. See also "--Risks Particular to Retail Properties", "--Risks Particular to Office Properties" and "--Risks Particular to Hospitality Properties" below.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure (including establishing levels of rent payments) or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project. There are 21 groups of Mortgaged Properties that have the same or related management. No group of such Mortgaged Properties with the same or related management represents security for more than 2.40% of the Initial Pool Balance.

   Balloon Payments and Hyper-Amortization Loans. Two hundred forty-three of the Mortgage Loans, which represent 85.99% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, nine of the Mortgage Loans, which represent 13.94% of the Initial Pool Balance, are Hyper-Amortization Loans which will have substantial scheduled principal balances as of their respective Anticipated Repayment Dates, in each case unless the Mortgage Loan is previously prepaid. Two hundred thirty-four of the Balloon Loans and all of the Hyper-Amortization Loans, representing in the aggregate 96.06% of the Initial Pool Balance, will have Balloon Payments due or Anticipated Repayment Dates scheduled, as the case may be, during the period from and including January 2007 through and including December 2008. Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a Hyper-Amortization Loan on the related Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" herein and "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus.

   In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable (subject, however, to the limitation that the maturity date of the Mortgage Loan may not be extended beyond a date that is two years prior to the Rated Final Distribution Date and to the other limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein). There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

   Risks Particular to Retail Properties. In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

   Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor is proportionately large in size and is vital in attracting customers to the retail property.

   Risks Particular to Multifamily Properties. In the case of multifamily lending in particular, adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, a downturn in the financial condition of a significant company or type of industry in the locale, and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

    Two Multifamily Mortgaged Properties (as defined herein), representing security for 1.08% of the Initial Pool Balance, are subject to master use land restriction agreements requiring the related borrowers to set aside dwelling units for lower income families and very low income families, thereby limiting operating revenues.

   Risks Particular to Office Properties. Office properties may be adversely affected if a significant tenant ceases operations at such properties (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Ability to relet vacant office space may be adversely affected by a general economic decline in the relevant geographic area. In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space.

   Risks Particular to Hospitality Properties. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel or motel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel or motel property, the borrower may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel or motel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

   Risks of Subordinate Financing. Two Mortgaged Properties, representing security for 0.72% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, either (i) the holders of the subordinate debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action or (ii) the subordinate debt is payable only out of excess cash flow after payment of all sums due on the related Mortgage Loan. Also, notwithstanding that the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus. In addition, owners of the borrowers under the Mortgage Loans may incur mezzanine debt secured by their ownership interests in the related borrowers. Furthermore, certain of the Mortgage Loans permit, and certain borrowers under the Mortgage Loans have incurred, additional indebtedness for operating or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance. The Sponsor has not been able to confirm the existence of any other debt.

   Limited Recourse. The Mortgage Loans generally are nonrecourse obligations of the borrowers. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken any evaluation of the financial condition of any such person (in many cases, the borrower is a special purpose entity having no assets other than those pledged to secure the related Mortgage Loan). Accordingly, prospective investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property or Properties and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then-market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. Neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, any originator, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, any of their respective affiliates or, in general, by any other person. However, as more fully described under "Description of the Mortgage Pool -- Representations and Warranties; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase any Citi Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured, AMRESCO Capital will be obligated to repurchase any AMRESCO Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured, and Goldman Sachs Mortgage will be obligated to repurchase any Goldman Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured.

   Environmental Considerations. Except with respect to four Mortgage Loans, which represent 0.27% of the Initial Pool Balance and are secured by Multifamily Mortgaged Properties, an environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at the Mortgaged Properties on or after January 17, 1997. With respect to certain Mortgage Loans the related Mortgaged Properties were also subject to a "Phase II" environmental assessment. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as described under "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" herein, and further except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials and lead-based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. With respect to the four Mortgage Loans as to which no environmental site assessment was performed, a regulatory database search was conducted which did not reveal any onsite environmental concerns for the related Mortgaged Properties. There can be no assurance, however, that all environmental conditions and risks have been identified in such environmental assessments or regulatory database searches or that all recommended operations and maintenance plans have been or will continue to be implemented.

   Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

   Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint, asbestos-containing materials or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

   The information contained herein concerning environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.

   The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Environmental Risks" and "Certain Legal Aspects of Mortgage Loans -- Environmental Risks" in the Prospectus.

   Limitations on Enforceability of Cross-Collateralization. As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes nine sets of Cross-Collateralized Mortgage Loans, each of which sets represents between 0.20% and 1.82% of the Initial Pool Balance. In addition to the Cross-Collateralized Mortgage Loans, there are five Mortgage Loans, representing 4.33% of the Initial Pool Balance, that are secured by a Mortgage or Mortgages on multiple Mortgaged Properties. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans or any such Mortgage Loan with multiple Mortgaged Properties to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, with respect to one such set of Cross-Collateralized Mortgage Loans, the related Mortgaged Properties are located in two separate states. Because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans and certain individual Mortgage Loans with multiple Mortgaged Properties may be released from the lien of the applicable Mortgage under the circumstances and upon the satisfaction of the conditions described herein under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans." Moreover, the cross-collateralization and cross-default provisions for certain sets of Cross-Collateralizated Mortgage Loans are expected to terminate in accordance with their terms shortly following the Delivery Date as described herein under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

   Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Related Parties. Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 2.40% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the Prospectus. In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

   Ownership of Other Properties. Not all the borrowers have been set up solely to own and operate Mortgaged Properties, and their financial success may be affected by the performance of other real estate owned thereby. Any such borrower could defer maintenance on one or more Mortgaged Properties in order to satisfy current expenses with respect to other of its properties, or circumstances involving other of its properties could cause the borrower to declare bankruptcy.

   Owner-Occupied and Single-Tenant Properties. Fifteen Mortgage Loans, representing 5.21% of the Initial Pool Balance, are secured by Mortgaged Properties that are entirely owner-occupied or occupied by a single tenant. The full and timely repayment of any such Mortgage Loan is heavily dependent on the viability of such single occupant and its business.

   Geographic Concentration. Twenty-eight of the Mortgaged Properties, which constitute security for 12.33% of the Initial Pool Balance, are located in California; 42 of the Mortgaged Properties, which constitute security for 11.99% of the Initial Pool Balance, are located in Texas; 17 of the Mortgaged Properties, which constitute security for 8.12% of the Initial Pool Balance, are located in Florida; 5 of the Mortgaged Properties, which constitute security for 8.05% of the Initial Pool Balance, are located in Oregon; and 8 of the Mortgaged Properties, which constitute security for 6.09% of the Initial Pool Balance, are located in New York. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   Other Concentrations. Each of seventy-six individual Mortgage Loans and four groups of Cross-Collateralized Mortgage Loans has a Cut-off Date Balance that is higher than the average Cut-off Date Balance. The largest single Mortgage Loan has a Cut-off Date Balance that represents approximately 4.31% of the Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage Loans have Cut-off Date Balances that represent in the aggregate approximately 1.82% of the Initial Pool Balance. The five largest individual Mortgage Loans, or groups of Cross-Collateralized Mortgage Loans, have Cut-off Date Balances that represent in the aggregate approximately 15.59% of the Initial Pool Balance. In general, concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

   Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, Liquidations Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, the Classes thereof that have a lower or later priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

    Prepayment Premiums. With limited exception, all of the Mortgage Loans require, for a specified period following the end of the related Lock-out Period (or, in two cases, the related date of origination), that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment Premiums are generally calculated either as a percentage (which may decline over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the amount prepaid). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein. Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among the respective Classes of the Offered Certificates in the amounts and in accordance with the priorities described herein under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums". The Sponsor, however, makes no representation as to the collectability of any Prepayment Premium.

   The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, that the Liquidation Proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. In addition, the Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage for a material breach of representation or warranty on the part of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust or in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the Certificates -- Termination" herein.

   Limited Information. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived principally from (i) a review of the available credit and legal files relating to the Mortgage Loans, (ii) inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller with respect to the Citi Mortgage Loans, by or on behalf of AMRESCO Capital with respect to the AMRESCO Mortgage Loans, and by or on behalf of Goldman Sachs Mortgage with respect to the Goldman Mortgage Loans, (iii) unaudited operating statements for the Mortgaged Properties supplied by the borrowers, (iv) appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only) and/or (v) information supplied by entities from which the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, acquired, or which currently service, certain of the Mortgage Loans. Also, several Mortgage Loans constitute acquisition financing; and, accordingly, limited or no operating information is available with respect to the related Mortgaged Property. Moreover, all of the Mortgage Loans were originated during the twelve-month period preceding the Cut-off Date and, consequently, there are limited payment histories with respect to the Mortgage Loans.

    Litigation. The borrower under an AMRESCO Mortgage Loan, representing 0.22% of the Initial Pool Balance, has been named as a defendant in a civil action seeking unspecified monetary damages. The plaintiff alleges that a tenant-in-residence with a prior criminal record committed a sexual assault on two other tenants at the related Mortgaged Property. The borrower's insurance carrier has assumed the defense of the action. AMRESCO Capital is not in a position to predict the outcome of such litigation.

   In addition, a Mortgaged Property representing security for 0.54% of the Initial Pool Balance, was transferred to the borrower under such Mortgage Loan pursuant to the confirmed plan of reorganization of a related party. The borrower's key principal had an ownership interest in such related transferor. The related transferor's bankruptcy was filed in response to the noteholder's efforts to foreclose on the subject property following a maturity default. The borrower's key principal had previously declared personal bankruptcy in 1991. All claims against the borrower's key principal have been resolved through his plan of reorganization, which was confirmed in 1994.

   The borrower under a Mortgage Loan representing 0.26% of the Initial Pool Balance, filed for bankruptcy when the lender under a previous mortgage loan secured by the related Mortgaged Property would not extend such loan. The successor of such lender granted the borrower the sought after extension and the borrower's bankruptcy was eventually discharged.

   There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

   Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the ability of the Master Servicer, the Special Servicer or the Trustee to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) and make distributions to the Certificateholders (in the case of the Trustee) may be materially and adversely affected.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 253 multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $1,319,193,758 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date after application of all payments of principal due on or before such date, whether or not received. The "Cut-off Date" will be April 1, 1998 or, in the case of one Mortgage Loan with a Due Date of the 11th of each month, April 11, 1998. References herein and in the Prospectus to the "Cut-off Date" with respect to the Mortgage Loans refer to the applicable Cut-off Date for each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

   Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (89 Mortgage Loans, representing 31.15% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, a hotel or motel, a health care facility, an industrial building, a self storage facility or a mixed use facility (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (164 Mortgage Loans which represent 68.85% of the Initial Pool Balance).

   Nine separate sets of Mortgage Loans (the "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. The largest set of related Cross-Collateralized Mortgage Loans represents 1.82% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. Except with respect to one such set of Cross-Collateralized Mortgage Loans for which the related Mortgaged Properties are located in two separate states, the Mortgaged Properties for each set of Cross-Collateralized Mortgage Loans are located in the same state. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" herein.

   Certain sets of the Cross-Collateralized Mortgage Loans provide for one or more of the related Mortgaged Properties to be released upon the fulfilment of certain conditions, including the satisfaction of a debt service coverage ratio and/or the payment by the related borrower of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released. In addition, three other sets of the Cross-Collateralized Mortgage Loans, representing 1.15%, 0.33% and 0.23%, respectively, of the Initial Pool Balance, provide that the related cross-collateralization and cross-default provisions may be terminated upon the fulfilment of certain conditions, including the meeting of a debt service coverage ratio test, which the Sponsor expects to be satisfied shortly following the Delivery Date.

   In addition to the Cross-Collateralized Mortgage Loans, there are five other Mortgage Loans, which represent 4.33% of the Initial Pool Balance, that are, in each such case, secured by a Mortgage or Mortgages encumbering two or more properties. In each such case, the related Mortgaged Properties are located in the same state. Accordingly, the total number of Mortgage Loans reflected herein is 253, and the total number of Mortgaged Properties reflected herein is 261. In the case of certain of such Mortgage Loans, one or more of the related Mortgaged Properties may be released from the lien of the related Mortgage upon the satisfaction of certain conditions (except with respect to the release of certain undeveloped sub-parcels or parcels which, in all but one case, are not material to the appraised value of the Mortgaged Property), including the satisfaction of a debt service coverage ratio test and/or the payment of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released. One Mortgage Loan, representing 0.18% of the Initial Pool Balance, permits the release of an undeveloped parcel worth approximately $350,000 that was taken into account when calculating the related Cut-off Date LTV Ratio of 55.6%.

   Certain Mortgage Loans permit the release of certain non-real property collateral (for example, the release of mobile homes in the case of certain Mortgage Loans secured by mobile home parks).

   In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- The Mortgage Loans -- Limited Recourse" herein.

   Twenty-eight of the Mortgaged Properties, which constitute security for 12.33% of the Initial Pool Balance, are located in California; 42 of the Mortgaged Properties, which constitute security for 11.99% of the Initial Pool Balance, are located in Texas; 17 of the Mortgaged Properties, which constitute security for 8.12% of the Initial Pool Balance, are located in Florida; five of the Mortgaged Properties, which constitute security for 8.05% of the Initial Pool Balance, are located in Oregon; and eight of the Mortgaged Properties, which constitute security for 6.09% of the Initial Pool Balance, are located in New York. The remaining Mortgaged Properties are located throughout 35 other states and District of Columbia, with no more than 4.86% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

   One hundred sixteen of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 39.84% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. One hundred eight of the Mortgage Loans (the "AMRESCO Mortgage Loans"), which represent 41.03% of the Initial Pool Balance, were originated by or on behalf of AMRESCO Capital, L.P. ("AMRESCO Capital"). The AMRESCO Mortgage Loans are currently held beneficially by one or more affiliates of AMRESCO Capital, and will be transferred to AMRESCO Capital on or prior to the Delivery Date. Twenty-nine of the Mortgage Loans (the "Goldman Mortgage Loans"), which represent 19.13% of the Initial Pool Balance, are currently held by Goldman Sachs Mortgage Company ("Goldman Sachs Mortgage"). One Goldman Mortgage Loan (representing 4.31% of the Initial Pool Balance) was originated by Goldman Sachs Mortgage, 21 of the Goldman Mortgage Loans (representing 10.21% of the Initial Pool Balance) were acquired from Central Park Capital, L.P., an affiliate of Goldman Sachs Mortgage, one Goldman Mortgage Loan (representing 3.80% of the Initial Pool Balance) was acquired from Archon Financial L.P., an affiliate of Goldman Sachs Mortgage, and six of the Goldman Mortgage Loans (representing 0.81% of the Initial Pool Balance) were acquired from Imperial Commercial Capital Corp. On or before the Delivery Date, Goldman Sachs Mortgage will acquire the AMRESCO Mortgage Loans from AMRESCO Capital, and the Mortgage Loan Seller will acquire the AMRESCO Mortgage Loans and the Goldman Mortgage Loans from Goldman Sachs Mortgage. In addition, on or before the Delivery Date (but after it has acquired those Mortgage Loans not currently held by it), the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Goldman Sachs Mortgage has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Goldman Mortgage Loans. AMRESCO Capital has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, with respect to the AMRESCO Mortgage Loans. See "--The Mortgage Loan Seller and the Additional Warranting Parties" and "--Assignment of the Mortgage Loans; Repurchase" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first (or, in the case of one Mortgage Loan, representing 3.80% of the Initial Pool Balance, the eleventh) day of each month (as to each such Mortgage Loan, the "Due Date"), except that, as described below, the Hyper-Amortization Loans (as defined herein) may require that certain additional amounts be paid each month following their respective Anticipated Repayment Dates (as defined herein).

   Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, the Hyper-Amortization Loans will accrue interest after their respective Anticipated Repayment Dates at rates that are no more than two percentage points in excess of their related Mortgage Rates prior to such Anticipated Repayment Dates. As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any such Hyper-Amortization Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.710% per annum to 9.840% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.490%. No Mortgage Loan permits negative amortization, and no Mortgage Loan permits deferral of accrued interest (except for the Hyper-Amortization Loans).

    One hundred forty-two Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 57.55% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). One hundred eight Mortgage Loans, which represent 42.01% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). One Mortgage Loan (the "Actual/365 Mortgage Loan"), which represents 0.30% of the Initial Pool Balance, accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 365-day year (an "Actual/365 Basis"). Two Mortgage Loans, which represent 0.14% of the Initial Pool Balance, do not specify the basis on which interest accrues, but are treated as accruing interest on a 30/360 Basis for the purposes hereof.

   Hyperamortization. Nine of the Mortgage Loans (the "Hyper-Amortization Loans"), which represent 13.94% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if, in each such case, the particular Mortgage Loan is not paid in full by a specified date (the "Anticipated Repayment Date"). Each Hyper-Amortization Loan will bear interest at its related Mortgage Rate until its Anticipated Repayment Date. Commencing on the related Anticipated Repayment Date, if not paid in full by then, each Hyper-Amortization Loan generally will bear interest at a fixed per annum rate (the "Revised Rate") equal to the related Mortgage Rate plus no more than two percentage points. The interest accrued at the excess of the Revised Rate over the Mortgage Rate (such difference in rate, the "Excess Interest Rate") will be deferred until the principal of such Mortgage Loan is paid in full and, except where limited by applicable law, will itself accrue interest, compounded monthly, at the Revised Rate (all such interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate, together with compound interest on such interest at the Revised Rate, being herein referred to as "Excess Interest"). Non-payment of such Excess Interest will not constitute a default under such Mortgage Loan prior to the related maturity date. No later than the related Anticipated Repayment Date, if it has not previously done so, the borrower under each Hyper-Amortization Loan will be required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the "Lockbox Account") controlled by the Master Servicer. Also commencing on the related Anticipated Repayment Date, if not paid in full by then, each Hyper-Amortization Loan provides that all remaining monthly cash flow from the related Mortgaged Property, if any, after paying the scheduled Monthly Payment and all permitted operating expenses and capital expenditures, be applied to pay principal on the Mortgage Loan (such payments of principal, "Hyper-Amortization Payments") until the Mortgage Loan is paid in full. Excess Interest and Hyper-Amortization Payments will be considered separate from the scheduled Monthly Payments and will not be included in the calculation of Assumed Monthly Payments. As described below, Hyper-Amortization Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until a date coinciding with, or up to six months prior to, the Anticipated Repayment Date; but, upon the occurrence of such date and on each Due Date thereafter, such borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each Hyper-Amortization Loan is listed in Annex A.

   Amortization of Principal. Two hundred forty-three of the Mortgage Loans, which represent 85.99% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Nine Mortgage Loans, which represent 13.94% of the Initial Pool Balance, are Hyper-Amortization Loans. The remaining Mortgage Loan, which represents 0.07% of the Initial Pool Balance, is a fully amortizing loan.

   The original term to stated maturity or, in the case of the Hyper-Amortization Loans, to the Anticipated Repayment Date of each Mortgage Loan was between 84 and 132 months. The original amortization schedules of the Mortgage Loans ranged from 120 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity or, in the case of the Hyper-Amortization Loans, to the respective Anticipated Repayment Dates of the Mortgage Loans will range from 75 to 129 months, and the weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of the Mortgage Loans will be 114.9 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans will range from 117 to 359 months, and the weighted average remaining amortization term of the Mortgage Loans will be 337.7 months. See "Risk Factors --The Mortgage Loans -- Balloon Payments" herein.

   In addition, certain Mortgage Loans provide for reamortization of the unpaid principal balance and adjustment of the Monthly Payments thereon upon application of specified amounts of insurance proceeds to the unpaid principal balance of such Mortgage Loans following a casualty loss.

   Prepayment Provisions. Except with respect to two Mortgage Loans, which represent 0.43% of the Initial Pool Balance, as to which there is no Lock-out Period (as defined below), and except with respect to 14 Mortgage Loans, which represent 8.47% of the Initial Pool Balance, as to which there is no Open Period (as defined below), the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, charge or fee (a "Prepayment Premium"), followed by
(c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments may be made after any applicable Lock-out Period in full or, with respect to three Mortgage Loans (representing 0.19% of the Initial Pool Balance), in part, subject to certain limitations and, during a Prepayment Premium Period, subject to payment of the applicable Prepayment Premium. As of the Cut-off Date, with respect to the 251 Mortgage Loans that provide for Lock-out Periods, the remaining Lock-out Periods ranged from six months to 57 months, with a weighted average remaining Lock-out Period of 38 months. The Open Period for most Mortgage Loans that provide for one begins one to six months prior to stated maturity or, in the case of a Hyper-Amortization Loan, prior to the related Anticipated Repayment Date, except that there are eight Mortgage Loans, representing 1.62% of the Initial Pool Balance, as to which the Open Period begins more than six months (and, in five such cases, begins five years) prior to stated maturity. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A hereto.

   As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Offered Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

   Forty-nine of the Mortgage Loans (the "Defeasance Loans"), representing 33.42% of the Initial Pool Balance, provide that, subject to the satisfaction of certain conditions, the related borrower may pledge to the holder of the subject Mortgage Loan "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage, provided that, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the Mortgage Note to and including the Release Date; (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan; and (iii) any costs and expenses incurred in connection with such releases, and (b) delivers a security agreement granting the Trust a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide payments prior, but as close as possible, to all successive Due Dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment) due on such date.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "--Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit either (i) a one-time or two-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, (ii) a transfer of the related Mortgaged Property to a person that is related to the borrower or (iii) in limited circumstances, a transfer of beneficial interests in the borrower. The Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless: (i) the Master Servicer or the Special Servicer, as the case may be, shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans that are cross-collateralized therewith or have been made to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer or the Special Servicer, as the case may be, affiliated with the related borrower) exceeds a specified amount; and (ii) in the case of the Master Servicer, it shall have provided, a specified number of business days prior to the granting of such waiver or consent, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within a specified period, shall have discussed the matter with the Special Servicer (provided that the Master Servicer will not be obligated to follow any instructions in such regard from the Special Servicer). See "Description of the Pooling Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

   General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A.

   Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment, except for one Mortgage Loan that was more than 30 days delinquent once in connection with a servicing error. All of the Mortgage Loans were originated during the twelve-month period prior to the Cut-off Date.

   Tenant Matters. Three Mortgage Loans secured by Commercial Mortgaged Properties, which represent 1.21% of the Initial Pool Balance, are wholly owner-occupied, and 85 Mortgage Loans secured by Commercial Mortgaged Properties, which represent 34.81% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. Four companies are Major Tenants with respect to more than one Mortgaged Property, with the related groups of Mortgage Loans representing 2.07%, 1.55%, 1.34% and 0.26%, respectively, of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

   Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

   Ground Leases. Three of the Mortgage Loans, which represent 0.99% of the Initial Pool Balance, are, in each such case, secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In the case of each such Mortgage Loan, the related ground lease expires more than 10 years after the stated maturity of the loan. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. Two Mortgage Loans, each made to co-borrowers, which represent 0.44% of the Initial Pool Balance, are each secured by a Mortgage on the leasehold interest or estate for years of one borrower and the fee interest of the other borrower, respectively, in the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Risks" in the Prospectus.

   Subordinate Financing. Two Mortgaged Properties, representing security for two Mortgage Loans representing 0.72% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, either (i) the holders of the subordinated debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action or (ii) the subordinated debt is payable only out of excess cash flow after payment of all sums due on the related Mortgage Loan. Also, notwithstanding that the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus. In addition, owners of the borrowers under the Mortgage Loans may incur mezzanine debt secured by their ownership interests in the related borrowers. Furthermore, certain of the Mortgage Loans permit, and certain borrowers under the Mortgage Loans have incurred, additional indebtedness for operating or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance. The Sponsor has not been able to confirm the existence of any other debt.

   Lender Borrower Relationships. The Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties and their respective banking or finance affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to any such parties.

CERTAIN UNDERWRITING MATTERS

   Environmental Assessments. Except with respect to four Mortgage Loans, which represent 0.27% of the Initial Pool Balance, each of the related Mortgaged Properties was subject to a "Phase I" environmental assessment or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards not more than 27 months prior to the Delivery Date. With respect to certain Mortgage Loans, the related Mortgaged Properties were also subject to a "Phase II" environmental assessment. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below, and further, except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials and lead based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. With respect to the four Mortgage Loans as to which no environmental site assessment was performed, a regulatory database search was conducted which did not reveal any onsite environmental concerns for the related Mortgaged Properties. There can be no assurance that the environmental assessments or regulatory database searches identified all possible environmental conditions and risks at the Mortgaged Properties or that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located. In addition, asbestos-containing materials, lead-based paint and lead in water were generally tested for only at Mortgaged Properties where the age and condition of such Mortgaged Properties warranted such testing.

   The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.

   Property Condition Assessments. Except with respect to four Mortgage Loans, which represent 0.27% of the Initial Pool Balance, inspections of the related Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. With limited exception, cash reserves were established to fund such deferred maintenance or replacement items, generally in an amount equal to 125% of the estimated cost of such items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses. The four Mortgaged Properties that were not subject to an engineering inspection were inspected by representatives of Goldman Sachs Mortgage.

   Appraisals and Market Studies. An appraisal of each of the related Mortgaged Properties was performed (or an existing appraisal updated) in connection with or subsequent to the origination of each Mortgage Loan, by an independent appraiser that is either a member of the Appraisal Institute ("MAI") or state-certified, in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). Each such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto and conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

   None of the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

   Zoning and Building Code Compliance. The Mortgage Loan Seller, with respect to the Citi Mortgage Loans, AMRESCO Capital, with respect to the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage, with respect to the Goldman Mortgage Loans, have examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by legal opinions, certifications from government officials, representations by the related borrower contained in the related Mortgage Loan documents, property condition assessments undertaken by independent licensed engineers or, in the case of the Goldman Mortgage Loans not originated by Goldman Sachs Mortgage representations by the applicable seller of such Mortgage Loans to Goldman Sachs Mortgage identified in "--General" above. Certain violations may exist, but neither the Mortgage Loan Seller, with respect to the Citi Mortgage Loans, AMRESCO Capital, with respect to the AMRESCO Mortgage Loans nor Goldman Sachs Mortgage, with respect to the Goldman Mortgage Loans, considers them to be material. In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller with respect to the Citi Mortgage Loans, AMRESCO Capital with respect to the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage with respect to the Goldman Mortgage Loans, have made one or more of the following determinations to the effect that in the event of a material casualty affecting the Mortgaged Property: (i) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full, (ii) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan and/or (iii) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote. If insurance proceeds are available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

   Hazard, Liability and Other Insurance. The Mortgages generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

   Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

   Each Mortgage (other than a Mortgage encumbering a mobile home park property) generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from the related Mortgaged Property for not less than six months.

   In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. With respect to some Mortgaged Properties located in California, the related originator conducted seismic studies to assess the "probable maximum loss" for such Mortgaged Properties.

 THE MORTGAGE LOAN SELLER AND THE ADDITIONAL WARRANTING PARTIES

   The Mortgage Loan Seller. The Mortgage Loan Seller is a Delaware corporation and is in the business of originating loans on income-producing properties. The principal office of the Mortgage Loan Seller is in New York, New York. The Mortgage Loan Seller is a direct, wholly-owned subsidiary of Citibank, N.A.

   AMRESCO Capital. AMRESCO Capital, which originated and underwrote approximately $1.7 billion of commercial real estate mortgages during 1997, is a commercial mortgage banker that originates, underwrites, accumulates and securitizes commercial real estate loans. AMRESCO Capital is approved by FNMA to participate in the DUS program for multifamily mortgage lending. AMRESCO Capital is also a member of the FHLMC Program Plus(Registered Trademark) multifamily seller/servicer program in Florida, New York, North Carolina and South Carolina.

   Goldman Sachs Mortgage. Goldman Sachs Mortgage is a limited partnership organized under the laws of the State of New York. Its general partner is Goldman Sachs Real Estate Funding Corp., which is a wholly owned subsidiary of The Goldman Sachs Group, L.P. Goldman Sachs Mortgage is an affiliate of Goldman, Sachs & Co., one of the Underwriters. The principal offices of Goldman Sachs Mortgage are located at 85 Broad Street, New York, NY 10004. Its telephone number is (212) 902-1000.

   The information set forth herein concerning (i) the Mortgage Loan Seller has been provided by the Mortgage Loan Seller, (ii) AMRESCO Capital has been provided by AMRESCO Capital, and (iii) Goldman Sachs Mortgage has been provided by Goldman Sachs Mortgage, and neither the Sponsor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

   On or prior to the Delivery Date, at the direction of the Sponsor, the Mortgage Loan Seller will assign, sell and transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Citi Mortgage Loan, AMRESCO Capital will be required to deliver the following documents, among others, to the Trustee with respect to each AMRESCO Mortgage Loan, and Goldman Sachs Mortgage will be required to deliver the following documents, among others, to the Trustee with respect to each Goldman Mortgage Loan: (a) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (c) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (e) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage
Loan); (g) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and (h) in those cases where applicable, the original or a copy of the related ground lease.

   The Trustee will be required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each Citi Mortgage Loan, by AMRESCO Capital with respect to each AMRESCO Mortgage Loan, and by Goldman Sachs Mortgage with respect to each Goldman Mortgage Loan, within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller (if, but only if, the affected Mortgage Loan is a Citi Mortgage Loan), AMRESCO Capital (if, but only if, the affected Mortgage Loan is an AMRESCO Mortgage Loan) or Goldman Sachs Mortgage (if, but only if, the affected Mortgage Loan is a Goldman Mortgage Loan) will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect, to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein); provided that, if the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, certifies to the Trustee that (i) such defect is not reasonably susceptible of correction or cure, or such missing document cannot reasonably be obtained, within such 90-day period and is susceptible of correction or cure, or can be obtained, within an additional 90-day period, (ii) such defect or the absence of such document does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or a "qualified replacement mortgage" within the meaning of Section 860G of the Code, and (iii) the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, is diligently prosecuting the correction or cure of such defect, or the obtaining of such missing document, then such party shall have an additional period of 90 days in which to correct or cure such defect or obtain such missing document, or, if ultimately unable to do so, to effect such repurchase. The respective cure/repurchase obligations of the Mortgage Loan Seller (in the case of Citi Mortgage Loans), AMRESCO Capital (in the case of AMRESCO Mortgage Loans) and Goldman Sachs Mortgage (in the case of Goldman Mortgage Loans) will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Sponsor nor any other person will be obligated to repurchase the affected Mortgage Loan if either the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then none of the Mortgage Loan Seller, AMRESCO Capital nor Goldman Sachs Mortgage will be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such copy.

   The Pooling Agreement will require that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (d) and (e) of the second preceding paragraph be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date. See "Description of the Pooling Agreements -- Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In the Pooling Agreement, except as otherwise specified in the Pooling Agreement and under this "--Representations and Warranties; Repurchases" caption, the Mortgage Loan Seller will be required to represent and warrant solely with respect to the Citi Mortgage Loans, AMRESCO Capital will be required to represent and warrant solely with respect to the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage will be required to represent and warrant solely with respect to the Goldman Mortgage Loans, in each case as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows: (i) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) was true and correct in all material respects as of the Cut-off Date; (ii) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, which do not materially adversely affect the current use of the Mortgaged Property, the security interest of the lender or the value of the property, (C) rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and
(E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D) and (E) collectively, "Permitted Encumbrances"); (iii) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; (iv) except as described under "--Additional Mortgage Loan Information -- Delinquencies" herein, no Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period;
(v) there is no valid offset, defense or counterclaim to any Mortgage Loan;
(vi) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note; (vii) it has not received actual notice that (A) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (B) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in those cases where there is an escrow of funds sufficient to effect the necessary repairs and maintenance); (viii) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property; (ix) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan; (x) except with respect to four Mortgage Loans as discussed under "Certain Underwriting Matters -- Environmental Assessments", one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property not more than 27 months prior to the Delivery Date, and, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, it has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); (xi) the lien of each Mortgage is insured by a title insurance policy issued by a title insurance company qualified to do business in the jurisdiction in which the Mortgaged Property is located, that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan (or, in the case of the Mortgage securing one Mortgage Loan with an original principal balance of $1,196,250, in the amount of $1,170,000) after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan); (xii) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;
(xiii) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File; (xiv) there are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges;
(xv) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property; (xvi) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the Hyper-Amortization Loans to the extent described above under "--Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization"; and (xvii) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer). In the Pooling Agreement, AMRESCO Capital will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the AMRESCO Mortgage Loans by AMRESCO Capital to Goldman Sachs Mortgage, AMRESCO Capital was the sole owner of each AMRESCO Mortgage Loan and had authority to sell, assign and transfer such Mortgage Loan. In the Pooling Agreement, Goldman Sachs Mortgage will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the AMRESCO Mortgage Loans and the Goldman Mortgage Loans by Goldman Sachs Mortgage to the Mortgage Loan Seller, Goldman Sachs Mortgage was the sole owner of each AMRESCO Mortgage Loan and Goldman Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan (provided that in the case of the AMRESCO Mortgage Loans, such representation and warranty will be made on the assumption that the representation and warranty of AMRESCO Capital described in the prior sentence is true and correct). In the Pooling Agreement, the Mortgage Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller was the sole owner of each Mortgage Loan (including each AMRESCO Mortgage Loan and Goldman Mortgage Loan) and had full right and authority to sell, assign and transfer such Mortgage Loan (provided that, in the case of the AMRESCO Mortgage Loans and the Goldman Mortgage Loans, such representation and warranty will be made on the assumption that the representations and warranties of AMRESCO Capital and Goldman Sachs Mortgage described in the prior two sentences are true and correct).

   If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any Citi Mortgage Loan (or, in the case of a breach of the representation and warranty described in the last sentence of the prior paragraph, with respect to any Mortgage Loan), if Goldman Sachs Mortgage discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any Goldman Mortgage Loan (or, in the case of a breach of the representation and warranty described in the second to last sentence of the prior paragraph with respect to any Goldman Mortgage Loan or AMRESCO Mortgage
Loan) or, if AMRESCO Capital discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any AMRESCO Mortgage Loan, and in any case such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, then the party that made the representation and warranty that was breached will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Mortgage Loan at the applicable Purchase Price; provided that, if the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, certifies to the Trustee that (a) such breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period,
(b) such breach does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or a "qualified replacement mortgage" within the meaning of Section 860G of the Code and (c) the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, is diligently prosecuting the correction or cure of such breach, then such party shall have an additional period of 90 days in which to correct or cure such breach or, if ultimately unable to do so, to effect such repurchase.

   The foregoing cure/repurchase obligation of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as applicable, will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if either the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as applicable, defaults on its obligation to do so. The Mortgage Loan Seller, AMRESCO Capital and Goldman Sachs Mortgage will be the sole Warranting Parties (as defined in the Prospectus) in respect of the Mortgage Loans, with the Mortgage Loan Seller being the sole Warranting Party with respect to the Citi Mortgage Loans, AMRESCO Capital being the sole Warranting Party with respect to the AMRESCO Mortgage Loans (except as described in the last two sentences of the second preceding paragraph) and Goldman Sachs Mortgage being the sole Warranting Party with respect to the Goldman Mortgage Loans (except as described in the last sentence of the second preceding paragraph). See "Description of the Pooling Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Sponsor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Sponsor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower or any other party to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; (vi) the management and/or servicing of mortgage loan portfolios for other third parties; and (vii) any indemnity or repurchase obligation on the part of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates with respect to the Mortgage Loans.

   In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith judgment will continue, unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith judgment will continue, unremedied for 60 days; (iii) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;
(iv) there shall have occurred a default under the related loan documents, other than as described in clause (i), (ii) or (iii) above, that may, in the Master Servicer's good faith judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

   A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

     (w) with respect to the circumstances described in clauses (i), (ii) and
    (iii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

     (x) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured;

     (y) with respect to the circumstances described in clauses (v), (vi) and
    (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer; and

     (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

   The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

   Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

   AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly owned subsidiary of

AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

   As of February 28, 1998, AMRESCO serviced approximately 9,929 commercial and multi-family loans, totaling approximately $30.4 billion in aggregate outstanding principal amount, including approximately 5,900 loans representing approximately $17 billion that are currently included in 55 securitized transactions. The portfolio is significantly diversified both geographically and by product type.

   As of September 30, 1997, the Mortgage Bankers Association of America ranked AMRESCO as the second largest commercial mortgage servicing firm. Fitch and S&P have approved AMRESCO as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities. AMRESCO is ranked "Strong" as a commercial loan servicer and asset manager and "Above Average" as a commercial master servicer by S&P. AMRESCO is ranked "Acceptable" as master servicer and "Superior" as a special servicer by Fitch. S&P ranks commercial loan servicers, commercial master servicers and asset managers in one of five rating categories: Strong, Above Average, Average, Below Average and Weak. Fitch ranks master servicers as Acceptable or Unacceptable. Fitch ranks special servicers in one of five categories:
Superior, Above Average, Average, Below Average and Unacceptable.

   The information set forth herein concerning the Master Servicer and AMRESCO has been provided by the Master Servicer. Neither the Sponsor nor the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

   The duties of Special Servicer will be performed by CRIIMI MAE Services Limited Partnership, a Maryland limited partnership ("CRIIMI MAE"), the general partner of which is CRIIMI MAE Services, Inc. As of December 31, 1997, CRIIMI MAE was responsible for performing certain servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $16.5 billion, the real property securing which is located in 49 states, Puerto Rico, Guam and the District of Columbia. As of December 31, 1997, CRIIMI MAE was authorized to act, if necessary, as the Special Servicer with respect to approximately 3,600 commercial mortgage loans. CRIIMI MAE has been approved as a special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by S&P and Fitch.

   The information set forth herein concerning CRIIMI MAE has been provided by it, and neither the Sponsor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

   The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (i) assume such party's rights and obligations under such Sub-Servicing Agreement, (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or
(iii) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

    The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from 0.0900% to 0.1650% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.1085% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

   If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will be retained by the Master Servicer as additional servicing compensation, but only to the extent that such Prepayment Interest Excesses exceed the aggregate amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during such Collection Period. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period, but only to the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.04% per annum.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Standby Fee will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee for such Mortgage Loan (but at a rate of 0.015% per annum (the "Standby Fee Rate")), and will be payable out of amounts received in respect of interest on such Mortgage Loan. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage

Loan and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within 120 days of the Mortgage Loan Seller's, AMRESCO Capital's or Goldman Sachs Mortgage's, as applicable, notice or discovery of such breach, defect or deficiency, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

   The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans (including Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

   The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Furthermore, if the Special Servicer (i) is required under the Pooling Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer is required to (in the case of clause (i) preceding), or is required to use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer is obligated to make any Servicing Advance in an emergency or in circumstances where the failure to make the Advance in lieu of requesting that the Master Servicer make such Advance would be inconsistent with the Servicing Standard; and provided, further, that the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Master Servicer will be required to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance (as defined below)) that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

   If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee will be required to make such Servicing Advance. If the Trustee is required, but fails, to make such Servicing Advance, then the Fiscal Agent will be required to make such Servicing Advance.

   Notwithstanding anything to the contrary herein, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances (including, in the case of the Master Servicer, at the request or direction of the Special Servicer) only to the extent that such Servicing

Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

   The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Sponsor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

   As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "Description of the Pooling Agreements -- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates -- P&I Advances" herein.

EVIDENCE AS TO COMPLIANCE

On or before March 15 of each year, beginning March 15, 1999, each of the Master Servicer and the Special Servicer, at its expense, will be required to furnish the Sponsor and the Trustee with a statement obtained from a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that based on their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the audit program for mortgages serviced for FHLMC, the servicing by the Master Servicer or the Special Servicer, as the case may be, has been conducted in compliance with such similar agreements, except for such exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and such programs require it to report.

   The Pooling Agreement will also require that, on or before March 15 of each year, beginning March 15, 1999, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

   The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) with limited exception (including as described below with respect to Excess Interest), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

     (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, in the case of a Mortgage Loan secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property, beyond a date that is ten years prior to the expiration of the ground lease;

     (iii) neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

     (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations (and shall have notified the Rating Agencies of such determination in the case of any Mortgage Loan with a then-outstanding principal balance that (together with the then-outstanding aggregate principal balance of all other Mortgage Loans cross-collateralized therewith or made to the same borrower or borrowers that are, to the actual knowledge of the Special Servicer, affiliated with the related borrower) exceeds a specified amount); and

     (v) with limited exceptions, neither the Master Servicer nor the Special Servicer may release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(ii), in any event under the terms of such Mortgage Loan in effect on the Delivery Date, and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

    With respect to the Hyper-Amortization Loans, the Master Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all other payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Except as permitted by clauses (i) through (v) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.

SALE OF DEFAULTED MORTGAGE LOANS

   The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

   The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer will be required to accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that none of the Trustee, the Fiscal Agent or any affiliate of either of them may make an offer for any such Mortgage Loan. See also "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

   If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and
(ii) a tax on "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." The considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   Commencing in 1999, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2 million, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

   With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

   The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required, promptly after receiving any such notice, to so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

   The "Controlling Class" will be the most subordinate Class of Sequential Pay Certificates outstanding (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Sequential Pay Certificates with the largest Certificate Balance then outstanding). The Class N Certificates will be the initial Controlling Class. It is anticipated that an affiliate of the Special Servicer will acquire certain of the Private Certificates, including Private Certificates constituting the initial "Controlling Class."

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1 (the "Certificates") will be issued on or about May 5, 1998 (the "Delivery Date"), pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Mortgage Loan Seller and the Additional Warranting Parties, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements -- Certificate Account" in the Prospectus).

   The Certificates will consist of 18 classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Offered Certificates") are offered hereby.

   The Class H, Class J, Class K, Class L, Class M and Class N Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

   The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 initial notional amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof.

   Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Sponsor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities.

See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" and "Risk Factors -- Book-Entry Registration" in the Prospectus. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

   Upon initial issuance, the respective classes of Sequential Pay Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                          INITIAL         APPROXIMATE        APPROXIMATE
                        CERTIFICATE        PERCENT OF      INITIAL CREDIT
        CLASS             BALANCE     INITIAL POOL BALANCE     SUPORT
--------------------  -------------- --------------------  --------------
Class A-1 ...........  $228,221,000          17.30%             32.00%
Class A-2 ...........  $668,830,000          50.70%             32.00%
Class B .............  $ 52,768,000           4.00%             28.00%
Class C .............  $ 72,556,000           5.50%             22.50%
Class D .............  $ 13,192,000           1.00%             21.50%
Class E .............  $ 65,959,000           5.00%             16.50%
Class F .............  $ 13,192,000           1.00%             15.50%
Class G .............  $ 39,576,000           3.00%             12.50%
Class H .............  $ 52,768,000             --                 --
Classes J through N    $112,131,757             --                 --

   The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

   The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time. The initial Notional Amount for the Class X Certificates is $1,319,193,757.

   No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

   A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

   The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates for the initial Distribution Date are set forth on the cover page hereof. The Pass-Through Rates for the Class A-1, Class A-2 and Class B Certificates for each subsequent Distribution Date will, in the case of each such Class, remain fixed at the per annum rate set forth with respect thereto on the cover page hereof; and the Pass-Through Rates for the Class C, Class D, Class E, Class F and Class G Certificates for each subsequent Distribution Date will, in the case of such Class, equal the lesser of (i) the per annum rate set forth with respect thereto on the cover page hereof and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

   The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date is also set forth on the cover page hereof. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for each Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

   The Pass-Through Rate Applicable to the Class H Certificates for the initial Distribution Date will equal ___% per annum, and the Pass-Through Rate applicable to such Class of Certificates for each subsequent Distribution Date will equal the lesser of ___% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M and Class N Certificates for the initial Distribution Date and each subsequent Distribution Date will be fixed at ___%, ___%, ___%, ___% and ___% per annum, respectively.

   The "Weighted Average Net Mortgage Rate" for any Distribution Date will, in general, equal the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective "Stated Principal Balances" (as defined herein) immediately following the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Cut-off Date).

   The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the Master Servicing Fee, the Standby Fee and the Trustee Fee (each as defined herein) with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that, solely for purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the following adjustments will be made in calculating the Net Mortgage Rate for certain Mortgage Loans: (i) if the Mortgage Loan has been modified or changed by the Special Servicer as described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein or otherwise in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower, or if the subject Mortgage Loan is in default, such modification, change and/or default will be disregarded and the Net Mortgage Rate for such Mortgage Loan will be calculated based upon the Mortgage Rate in effect for such Mortgage Loan as of the Delivery Date; and (ii) if the subject Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). The calculation of the Net Mortgage Rate for any Hyper-Amortization Loan (and, accordingly, the calculation of Weighted Average Net Mortgage Rate for any Distribution
Date) will not be affected by the step-up from the Mortgage Rate to the Revised Rate on the Anticipated Repayment Date for such Hyper-Amortization Loan. As of the Cut-off Date (without regard to the adjustment to the basis of accrual described in clause (ii) of the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.5268% per annum to 9.7318% per annum, with a weighted average Net Mortgage Rate of 7.3633% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates -- Pass-Through Rates" herein.

   The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and
(ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

    The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 11th day of each month or, if any such 11th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing in May 1998 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

   With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, it will be the Delivery Date).

   The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

     (i) Monthly Payments collected but due on a Due Date subsequent to the end of the calendar month in which such Distribution Date occurs;

     (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers, the Trustee or the Fiscal Agent as compensation (including Trustee Fees, Master Servicing Fees, Standby Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

     (iv) amounts deposited in the Certificate Account in error; plus

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    (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

   See "Description of the Pooling Agreements -- Certificate Account" in the Prospectus.

   Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (2) to pay principal first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each such case, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

     (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

   On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

     (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (26) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (29) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (32) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (35) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and
    (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (37) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23),
(26), (29), (32) and (35) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

   Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Accrual Period" for the Certificates for any Distribution Date will be the month preceding the month in which such Distribution Date occurs (except that the Interest Accrual Period for the Certificates for the Distribution Date in May 1998 will be the one-month period from April 6, 1998 to May 5, 1998, inclusive).

   To the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.04% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans --Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date; and thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

     (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the calendar month in which such Distribution Date occurs;

     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered;

     (d) all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, to the extent not included in clause (a), (b) or (c) above, payments and other amounts received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents (i) a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered or (ii) the principal portion of a Monthly Payment made by the related borrower during the related Collection Period that is due subsequent to the end of the calendar month in which such Distribution Date occurs; and

     (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

   For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. "Monthly Payments" for Hyper-Amortization Loans will not include Excess Interest or Hyper-Amortization Payments.

   An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO

Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property. "Assumed Monthly Payments" for Hyper-Amortization Loans do not include Excess Interest or Hyper-Amortization Payments.

   The Principal Distribution Amount will in no event include Excess Interest or Prepayment Premiums.

   Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates (other than the Class X Certificates) in an amount up to the product of (a) such Prepayment Premium, (b) the applicable Discount Rate Fraction for such Class and such Mortgage Loan and (c) the applicable Principal Allocation Fraction for such Class and such Distribution Date.

   The "Discount Rate Fraction" for any Class of Offered Certificates (other than the Class X Certificates) and any prepaid Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate (as defined herein), and (b) the denominator of which is equal to the excess, if any, of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. With respect to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion of Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

   The "Discount Rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or, in the case of a Hyper-Amortization Loan, the Anticipated Repayment Date of the prepaid Mortgage Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, as applicable) of the applicable Mortgage Loan, then the Discount Rate will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

   The portion of any Prepayment Premium remaining after distribution of the amounts calculated as described above to the holders of the Offered Certificates (other than the Class X Certificates) will be distributed to the holders of the Class X Certificates.

   The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" herein.

   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts

"due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer, the Trustee and the Fiscal Agent will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions -- Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

   If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

   "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

    "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements -- Certain Matters Regarding the Trustee" in the Prospectus (and certain comparable reimbursements and indemnifications to the Fiscal Agent), certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor as described under "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

   With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the calendar month in which such Distribution Date occurs and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of
(i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance, and if the Trustee fails to make such P&I Advance, the Fiscal Agent will be required to do so. See "--The Trustee" and "--The Fiscal Agent" below.

   The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements -- Certificate Account" in the Prospectus.

   The Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

   Within 30 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated,
(iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been obtained within the 30-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and/or forward on each Distribution Date to the holders of each Class of REMIC Regular Certificates and the Rating Agencies, the following statements and reports (collectively, the "Trustee Reports") substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and substantially containing the information set forth below:

     (1) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans
    (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced; (viii) the most recent appraised value of any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; and (xviii) any item of information disclosed to the Trustee by the Master Servicer as described under "--Reports to Certificateholders; Certain Available Information -- Other Information" below since the preceding Distribution Date or, in the case of the first Distribution Date Statement, since the Closing Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

     (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     (3) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (4) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (5) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (6) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

     (7) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

   None of the above reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

   The Master Servicer is also required to deliver to the Trustee within 130 days following the end of each calendar quarter, commencing with the calendar quarter ending March 31, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" containing revenue, expense and net operating income information normalized using the methodology described therein as of the end of such calendar quarter (but only to the extent, in the case of a Mortgaged Property, that the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Trustee is to forward copies of each Operating Statement Analysis to holders of the REMIC Regular Certificates on or about the first Distribution Date following the Trustee's receipt thereof.

   Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports and Operating Statement Analyses described above. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Sponsor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

   For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

   The Trustee will also be required to make available monthly to, among others, Certificateholders and Certificate Owners identified to the Trustee in writing, an electronic file containing Mortgage Loan information, based on reports provided to it by the Master Servicer and/or the Special Servicer, in the "CSSA Loan periodic update file" and the "CSSA Property File" with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Report, REO Status Report and Special Servicer Loan Status Report attached (provided that these reports are delivered to the Trustee in an electronic format acceptable to the Trustee) via the Trustee's bulletin board. Access to the bulletin board can be obtained by dialing (714) 282-3990. Those who have an account on the bulletin board may retrieve the data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. In order to access information from the bulletin board, the user must have available their assigned log-on ID. The Trustee may (at its discretion and with the consent of the Sponsor and the Underwriters) make the information that is available via its bulletin board, also available via the

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Internet at www.LNBABS.com. A Certificateholder or Certificate Owner may also obtain the information by calling the Trustee's ASAP System at (312) 904-2200 and requesting statement number 328, or such other mechanism as the Trustee may have in place from time to time. Account numbers on the Trustee's ASAP System and passwords from the Trustee's website may be obtained by calling
(312) 904-2200 and following the voice prompts for obtaining account numbers. In addition, with consent of the Sponsor and the Underwriters, certain property level information and reports will also be available on the Master Servicer's website at www.AMRESCO.com. This site will not be password protected with respect to this transaction.

   Other Information. The Pooling Agreement requires that the Trustee make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice and at the expense of the requesting party, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (d) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, and (e) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice and at the expense of the requesting party, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee as part of the Trustee Reports referred to under "--Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders as part of the Trustee Reports or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

   The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

 VOTING RIGHTS

   At all times during the term of the Pooling Agreement, 94.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 6.0% of the Voting Rights shall be allocated to the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the Prospectus.

TERMINATION

   The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by any holder or holders (other than the Sponsor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or by the Master Servicer (in that order of priority). Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

   Any such purchase by the majority holder(s) of the Controlling Class or the Master Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the majority holder(s) of the Controlling Class or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the majority holder(s) of the Controlling Class or the Master Servicer, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

   LaSalle National Bank ("LaSalle") will act as Trustee of the Trust. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of the Fiscal Agent. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt (or that of its fiscal agent) is rated not less than "AA" by each of S&P and Fitch (or such lower rating as would not result, as confirmed in writing by each Rating Agency, result in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Chicago, Illinois 60603. Attention: Asset Backed Trust Services -- Mortgage Capital Funding, Inc., Multifamily/ Commercial Mortgage Pass-Through Certificates, Series 1998-MC1. As of December 31, 1997, the Trustee had assets of approximately $19 billion. See "Description of the Pooling Agreements -- The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

    Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee and the Standby Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties and calculated at 0.0032% per annum on the aggregate Stated Principal Balance of each Mortgage Loan outstanding from time to time.

   The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material Federal Income Tax Consequences -- REMICs -- Reporting and Other
Administrative Matters" and "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation ("ABN AMRO"), will act as Fiscal Agent for the Trust and will be obligated to make any Advance required to be made, but not made, by the Master Servicer and the Trustee under the Pooling Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--P&I Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1997, the Fiscal Agent had assets of approximately $414 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of the Class A and Class B Certificates), (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Prepayment Premiums belong.

   Pass-Through Rates. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the Weighted Average Net Mortgage Rate from time to time. In addition, the Pass-Through Rates on the Class C, Class D, Class E, Class F and Class G Certificates may not exceed the Weighted Average Net Mortgage Rate from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will, and the

Pass-Through Rates and yields to maturity of the Class C, Class D, Class E, Class F and Class G Certificates may, be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. In addition, the Pass-Through Rate for the Class X Certificates will vary with the rate and timing of the Certificate Balances of the respective Classes of Sequential Pay Certificates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "--Rate and Timing of Principal Payments" below.

   Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under any Hyper-Amortization Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each Hyper-Amortization Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

   The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the

Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   Prepayment Premiums, even if available and distributable on the Offered Certificates, may not be sufficient to offset fully any loss in yield on a particular Class of Offered Certificates attributable to the related prepayments of the Mortgage Loans.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (in each case, to reduce the Certificate Balance thereof) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 and Class A-2 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

   The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, health care facility beds, senior living units or mobile home park pads, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- The Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated

Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for Hyper-Amortization Loans after the Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the Hyper-Amortization Loans, out of certain net cash flow from the related Mortgaged Property). In particular, the Revised Rate for each Hyper-Amortization Loan generally is the Mortgage Rate therefor plus no more than two percentage points, and the primary incentive to prepay a Hyper-Amortization Loan on or before its Anticipated Repayment Date, assuming prevailing market interest rates exceed such Revised Rate, is to give the borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any Hyper-Amortization Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

   If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

   The Sponsor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

   Unpaid Distributable Certificate Interest. As described under "Description of the Certificates -- Distributions -- Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIVES

   The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model (as described in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (except that each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date). The columns headed "4%", "8%", "12%", "16%" and 20% assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, defeasance period or yield maintenance period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs (except that each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date). There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period, a defeasance period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions set forth herein at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions set forth herein at the same rate or that Mortgage Loans that are in a Lock-out Period, a defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

   The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is $1,319,193,758, (ii) the initial Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates is as described herein, (iii) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (iv) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (v) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), defeasance period or yield maintenance period ("YMP"), in each case if any, each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vi) no person or entity entitled thereto exercises its right of optional termination described herein under "Description of the Certificates -- Termination", (vii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, Goldman Sachs Mortgage or AMRESCO Capital, (viii) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (ix) there are no Additional Trust Fund Expenses, (x) distributions on the Offered Certificates are made on the 18th day of each month, commencing in May 1998, (xi) the Prepayment Premium for the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Embassy Suites, Portland, Maine, which Prepayment Premium is described as the lesser of yield maintenance and a declining percentage of the amount prepaid, will be treated as if it was solely a declining percentage of the amount prepaid, and (xii) the Offered Certificates are settled on May 5, 1998 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date ............     100%        100%       100%        100%         100%        100%
April 18, 1999............      94%         94%        94%         94%          94%         94%
April 18, 2000............      87%         87%        87%         87%          87%         87%
April 18, 2001............      80%         80%        79%         79%          79%         78%
April 18, 2002............      72%         72%        71%         70%          69%         69%
April 18, 2003............      64%         63%        62%         60%          59%         58%
April 18, 2004............      55%         53%        52%         50%          49%         48%
April 18, 2005............      27%         26%        25%         24%          23%         22%
April 18, 2006............      17%         15%        14%         13%          12%         12%
April 18, 2007............       6%          3%         1%          0%           0%          0%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    5.54        5.45       5.38        5.31         5.26        5.21
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date.............     100%        100%       100%        100%         100%        100%
April 18, 1999............     100%        100%       100%        100%         100%        100%
April 18, 2000............     100%        100%       100%        100%         100%        100%
April 18, 2001............     100%        100%       100%        100%         100%        100%
April 18, 2002............     100%        100%       100%        100%         100%        100%
April 18, 2003............     100%        100%       100%        100%         100%        100%
April 18, 2004............     100%        100%       100%        100%         100%        100%
April 18, 2005............     100%        100%       100%        100%         100%        100%
April 18, 2006............     100%        100%       100%        100%         100%        100%
April 18, 2007............     100%        100%       100%        100%          99%         99%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years)..............    9.55        9.55       9.54        9.53         9.52        9.51
                           ========== ==========  ========== ===========  =========== ===========

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date.............     100%        100%       100%        100%         100%        100%
April 18, 1999............     100%        100%       100%        100%         100%        100%
April 18, 2000............     100%        100%       100%        100%         100%        100%
April 18, 2001............     100%        100%       100%        100%         100%        100%
April 18, 2002............     100%        100%       100%        100%         100%        100%
April 18, 2003............     100%        100%       100%        100%         100%        100%
April 18, 2004............     100%        100%       100%        100%         100%        100%
April 18, 2005............     100%        100%       100%        100%         100%        100%
April 18, 2006............     100%        100%       100%        100%         100%        100%
April 18, 2007............     100%        100%       100%        100%         100%        100%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    9.70        9.70       9.70        9.70         9.70        9.70
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date.............     100%        100%       100%        100%         100%        100%
April 18, 1999............     100%        100%       100%        100%         100%        100%
April 18, 2000............     100%        100%       100%        100%         100%        100%
April 18, 2001............     100%        100%       100%        100%         100%        100%
April 18, 2002............     100%        100%       100%        100%         100%        100%
April 18, 2003............     100%        100%       100%        100%         100%        100%
April 18, 2004............     100%        100%       100%        100%         100%        100%
April 18, 2005............     100%        100%       100%        100%         100%        100%
April 18, 2006............     100%        100%       100%        100%         100%        100%
April 18, 2007............     100%        100%       100%        100%         100%        100%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    9.70        9.70       9.70        9.70         9.70        9.70
                           ========== ==========  ========== ===========  =========== ===========

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date.............     100%        100%       100%        100%         100%        100%
April 18, 1999............     100%        100%       100%        100%         100%        100%
April 18, 2000............     100%        100%       100%        100%         100%        100%
April 18, 2001............     100%        100%       100%        100%         100%        100%
April 18, 2002............     100%        100%       100%        100%         100%        100%
April 18, 2003............     100%        100%       100%        100%         100%        100%
April 18, 2004............     100%        100%       100%        100%         100%        100%
April 18, 2005............     100%        100%       100%        100%         100%        100%
April 18, 2006............     100%        100%       100%        100%         100%        100%
April 18, 2007............     100%        100%       100%        100%         100%        100%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    9.70        9.70       9.70        9.70         9.70        9.70
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date.............     100%        100%       100%        100%         100%        100%
April 18, 1999............     100%        100%       100%        100%         100%        100%
April 18, 2000............     100%        100%       100%        100%         100%        100%
April 18, 2001............     100%        100%       100%        100%         100%        100%
April 18, 2002............     100%        100%       100%        100%         100%        100%
April 18, 2003............     100%        100%       100%        100%         100%        100%
April 18, 2004............     100%        100%       100%        100%         100%        100%
April 18, 2005............     100%        100%       100%        100%         100%        100%
April 18, 2006............     100%        100%       100%        100%         100%        100%
April 18, 2007............     100%        100%       100%        100%         100%        100%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    9.70        9.70       9.70        9.70         9.70        9.70
                           ========== ==========  ========== ===========  =========== ===========

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date.............     100%        100%       100%        100%         100%        100%
April 18, 1999............     100%        100%       100%        100%         100%        100%
April 18, 2000............     100%        100%       100%        100%         100%        100%
April 18, 2001............     100%        100%       100%        100%         100%        100%
April 18, 2002............     100%        100%       100%        100%         100%        100%
April 18, 2003............     100%        100%       100%        100%         100%        100%
April 18, 2004............     100%        100%       100%        100%         100%        100%
April 18, 2005............     100%        100%       100%        100%         100%        100%
April 18, 2006............     100%        100%       100%        100%         100%        100%
April 18, 2007............     100%        100%       100%        100%         100%        100%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    9.70        9.70       9.70        9.70         9.70        9.70
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS G CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-------------------------  ---------- ----------  ---------- -----------  ----------- -----------
Delivery Date.............     100%        100%       100%        100%         100%        100%
April 18, 1999............     100%        100%       100%        100%         100%        100%
April 18, 2000............     100%        100%       100%        100%         100%        100%
April 18, 2001............     100%        100%       100%        100%         100%        100%
April 18, 2002............     100%        100%       100%        100%         100%        100%
April 18, 2003............     100%        100%       100%        100%         100%        100%
April 18, 2004............     100%        100%       100%        100%         100%        100%
April 18, 2005............     100%        100%       100%        100%         100%        100%
April 18, 2006............     100%        100%       100%        100%         100%        100%
April 18, 2007............     100%        100%       100%        100%         100%        100%
April 18, 2008............       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    9.77        9.76       9.75        9.74         9.73        9.72
                           ========== ==========  ========== ===========  =========== ===========

 PRICE/YIELD TABLES

   The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described under "--Weighted Average Lives" above) and the period during which principal payments would be received ("Window") with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed in
32nds (i.e.,      means     %) as a percentage of the initial Certificate
Balance of such Class of Certificates, without accrued interest.

   The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of the Settlement Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including April 6, 1998 to but excluding the Settlement Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

                            CLASS A-1 CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------


                            CLASS A-2 CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------


                             CLASS B CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------


                             CLASS C CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------


                             CLASS D CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------


                             CLASS E CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------


                             CLASS F CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------


                             CLASS G CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------














YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

   The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed that the Trust will be terminated when the aggregate Stated Principal Balance of the Mortgage Pool was equal to 1.0% of the Initial Pool Balance. Futhermore, it was assumed, when specifically indicated in a particular table, that 100% of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was also assumed that the purchase price of the Class X
Certificates is as specified below, expressed in 32nds (i.e.,    means   %)
as a percentage of the initial Notional Amount of such Certificates, plus accrued interest.

   The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

   The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                       PRE-TAX YIELD TO MATURITY (CBE)
                         OF THE CLASS X CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------










                       PRE-TAX YIELD TO MATURITY (CBE)
  OF THE CLASS X CERTIFICATES ASSUMING 100% OF RECOVERY OF DECL. % PREMIUMS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           -----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
---------  ---------- ----------  ---------- -----------  ----------- -----------

                               USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Sponsor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (as defined in the Prospectus); the assets of REMIC II will consist of the separate, noncertificated "regular interests" in REMIC I; and the assets of REMIC III will consist of the separate, noncertificated "regular interests" in REMIC II. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (iv) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. Upon issuance of the Offered Certificates, Sidley & Austin, special tax counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. See "Material Federal Income Tax Consequences -- REMICs" in the Prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

    For federal income tax reporting purposes, it is anticipated that the Class __, Class __, Class __, Class __ and Class __ Certificates will not, and the Class __ and Class X Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the Hyper-Amortization Loans will be repaid in full on their respective Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

    The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class X Certificates, which evidence the ownership of multiple regular interests, will be based on such an aggregate method of computing the yield on the related regular interests. Prospective purchasers of the Class X Certificates are advised to consult their tax advisers about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests, ownership of which is evidenced by the Class X Certificates.

    Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

    Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling Agreement. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums prior to their actual receipt. In the event that such projected Prepayment Premiums were not actually received, presumably the holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

    To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code. However, if 95% or more of the Mortgage Loans are treated as assets described in the foregoing sections of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. See "Description of the Mortgage Pool" herein and "Material Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

    In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

    To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement. Any such tax not borne by the REMIC Administrator, the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the Prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

    The "tax matters person" for each REMIC created under the Pooling Agreement will be the holder of REMIC Residual Certificates evidencing the largest percentage interest in such REMIC's Class of REMIC Residual Certificates. All holders of REMIC Residual Certificates will irrevocably designate the REMIC Administrator as agent for such "tax matters persons" in all respects.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences -- REMICs" in the Prospectus.

CERTAIN ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

    The U.S. Department of Labor issued to Citicorp an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 90-88, and to Goldman, Sachs & Co. ("Goldman, Sachs") an individual prohibited transaction exemption, PTE 89-88 (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. "Exemption-Favored Parties" include (a) Citicorp, (b) Goldman, Sachs, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either Citicorp (such as Citibank, N.A.) or Goldman, Sachs, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Senior Certificates.

    The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Fitch, Duff & Phelps Credit Rating Co. ("DCR") or Moody's Investors Service, Inc. ("Moody's"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Sponsor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, Goldman Sachs Mortgage, AMRESCO Capital, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "AAA" by each of S&P and Fitch. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

    The Exemptions also require that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of S&P, Fitch, Moody's or DCR for at least one year prior to the Plan's acquisition of a Senior Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Sponsor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

    If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the Sponsor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller, Goldman Sachs Mortgage, AMRESCO Capital or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of
Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

    Moreover, if the general conditions of the Exemptions, as well as certain other specific conditions set forth in the Exemptions, are satisfied, the Exemptions may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

    Further, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

    Lastly, if the general conditions of the Exemptions are satisfied, the Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

    Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such transaction. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

    THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, THE CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON
SECTION III OF PTCE 95-60 (DISCUSSED BELOW).

    Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D, Class E, Class F and Class G Certificates) that do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D, Class E, Class F and Class G Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

    Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

    The sale of Offered Certificates to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                             LEGAL INVESTMENT

    The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. Neither the Sponsor nor the Underwriters make any representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                               UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement between the Sponsor and the Underwriters, the Sponsor has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase upon issuance, the percentage of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates set forth opposite its name below:

UNDERWRITER                 CLASS A-1   CLASS A-2   CLASS X   CLASS B CLASS C CLASS D CLASS E CLASS F CLASS G
-----------                 ---------   ---------   -------   ------- ------- ------- ------- ------- -------
Goldman, Sachs & Co. .....    __%          __%        __%       __%     __%     __%     __%     __%     __%
Citibank, N.A. ...........    __%          __%        __%       __%     __%     __%     __%     __%     __%

    In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting discounts. Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

    The Offered Certificates are new issues of securities with no established trading market. The Sponsor has been advised by the Underwriters that the Underwriters intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

    Citibank, N.A. is an affiliate of the Sponsor. Proceeds to the Sponsor from the sale of the Offered Certificates, before deducting expenses payable by the Sponsor, will be an amount equal to approximately ________% of the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Sponsor.

    In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or arresting a decline in the market price of the Offered Certificates; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Offered Certificates than they are required to purchase from the Sponsor in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Offered Certificates sold in the offering may be reclaimed by the Underwriters if such Offered Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

    The Sponsor has agreed to indemnify each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Seller, Goldman Sachs Mortgage and AMRESCO Capital has agreed to indemnify the Sponsor, its officers and directors, the Underwriters, and each person, if any, who controls the Sponsor or either Underwriter within the meaning of
Section 15 of the Securities Act, with respect to its respective liabilities, including certain liabilities under the Securities Act, relating solely to its respective Mortgage Loans.

                              LEGAL MATTERS

    Certain legal matters will be passed upon for the Sponsor by Sidley & Austin, New York, New York and by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A., for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York and for AMRESCO Capital by Andrews & Kurth LLP, Washington, D.C. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp.

                                   RATINGS

    It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or Fitch IBCA, Inc. ("Fitch"; and, together with S&P, the "Rating Agencies"):

 CLASS          S&P        FITCH
--------------  -----------------
Class A-1 ..... AAA        AAA
Class A-2 ..... AAA        AAA
Class X ....... AAAr       AAA
Class B .......  AA        AA
Class C .......  A         A+
Class D .......  A-        A
Class E ....... BBB+       BBB+
Class F........ BBB        BBB
Class G........ NR         BBB-

    The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in March 2030 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, or (iv) whether and to what extent Excess Interest will be collected on the Hyper-Amortization Loans. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses and Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

    There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be downgraded, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Sponsor to do so may be lower than the ratings assigned thereto by S&P and/or Fitch.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- Limited Nature of Credit Ratings" in the Prospectus.

                        INDEX OF PRINCIPAL DEFINITIONS

Accrued Certificate Interest ........................         S-75
Actual/360 Basis ....................................         S-15
Actual/360 Mortgage Loans ...........................         S-15
Actual/365 Basis ....................................         S-15
Actual/365 Mortgage Loan ............................         S-15
Additional Trust Fund Expenses ......................         S-20, S-79
Additional Warranting Parties .......................         S-11
Administrative Fee Rate .............................         S-70
Administrative Fees .................................         S-70, S-86
Advances ............................................         S-62
AMRESCO Capital .....................................         S-3, S-11, S-18
AMRESCO Mortgage Loans ..............................         S-3, S-18
Anticipated Repayment Date ..........................         S-15
Appraisal Reduction Amount ..........................         S-80, S-81
Assumed Final Distribution Date .....................         S-3
Assumed Monthly Payment .............................         S-26, S-76
Assumed Monthly Payments ............................         S-77
Available Distribution Amount .......................         S-22, S-71
Balloon Loans .......................................         S-15
Balloon Payment .....................................         S-15, S-46
Certificate Balance .................................         S-1
Certificate Owner ...................................         S-12
Certificate Registrar ...............................         S-69
Certificateholders ..................................         S-4, S-18
Certificates ........................................         S-1, S-10
Citi Mortgage Loans .................................         S-3, S-18
Class ...............................................         S-1, S-10
Class A Certificates ................................         S-1, S-10
Code ................................................         S-30
Collection Period ...................................         S-71
Commercial Loan .....................................         S-44
Commercial Mortgaged Property .......................         S-44
Controlling Class ...................................         S-29, S-35, S-67
Corporate Trust Office ..............................         S-85
Corrected Mortgage Loan .............................         S-58
CRIIMI MAE ..........................................         S-59
Cross-Collateralized Mortgage Loans .................         S-12
Cut-off Date ........................................         S-11, S-43
Cut-off Date Balance ................................         S-12, S-43
Default Interest ....................................         S-61
Defeasance Collateral ...............................         S-17, S-47
Defeasance Loans ....................................         S-17, S-47
Definitive Certificate ..............................         S-12
Delivery Date .......................................         S-11
Determination Date ..................................         S-11, S-71
Discount Rate .......................................         S-77
Discount Rate Fraction ..............................         S-26, S-77
Distributable Certificate Interest ..................         S-24, S-75
Distribution Date ...................................         S-4, S-11, S-71
Distribution Date Statement .........................         S-81
DTC .................................................         S-12


                                    S-114

Due Date ..............................................       S-14
ERISA .................................................       S-31, S-108
Excess Interest .......................................       S-16
Excess Interest Rate ..................................       S-15
Excluded Plan .........................................       S-109
Exemption-Favored Parties .............................       S-108
Exemptions ............................................       S-31, S-108
FIRREA ................................................       S-50
Fitch .................................................       S-3, S-32, S-112
Form 8-K ..............................................       S-56
Goldman Mortgage Loans ................................       S-4, S-18
Goldman, Sachs ........................................       S-108
Goldman Sachs Mortgage ................................       S-4, S-11, S-18
Historical Loan Modification Report ...................       S-82
Historical Loss Report ................................       S-82
Hyper-Amortization Loan ...............................       S-15
Hyper-Amortization Loans ..............................       S-46
Hyper-Amortization Payments ...........................       S-16, S-46
Initial Pool Balance ..................................       S-3, S-12
Interest Accrual Period ...............................       S-24, S-75
Interested Person .....................................       S-65
IRS ...................................................       S-105
LaSalle ...............................................       S-85
Liquidation Fee .......................................       S-61
Liquidation Fee Rate ..................................       S-61
Lock-out Period .......................................       S-16
Major Tenants .........................................       S-48
Master Servicer .......................................       S-58
Master Servicing Fee ..................................       S-60
Master Servicing Fee Rate .............................       S-60
Maturity Assumptions ..................................       S-90
Modified Mortgage Loan ................................       S-81
Monthly Payments ......................................       S-14
Moody's ...............................................       S-109
Mortgage ..............................................       S-12
Mortgage Loan Schedule ................................       S-53
Mortgage Loan Seller ..................................       S-3, S-18
Mortgage Loans ........................................       S-3, S-12, S-43
Mortgage Note .........................................       S-12
Mortgage Pool .........................................       S-3
Mortgage Rate .........................................       S-14
Mortgaged Property ....................................       S-12
Multifamily Loan ......................................       S-43
Multifamily Mortgaged Property ........................       S-43
Net Aggregate Prepayment Interest Shortfall ...........       S-75
Net Mortgage Rate .....................................       S-21, S-70
Nonrecoverable Advances ...............................       S-80
Nonrecoverable P&I Advance ............................       S-80
Nonrecoverable Servicing Advance ......................       S-63
Notional Amount .......................................       S-1, S-20
Offered Certificates ..................................       S-1, S-10
OID Regulations .......................................       S-105
Open Period ...........................................       S-16

                                    S-115

Operating Statement Analysis ........................         S-83
Participants ........................................         S-68
Party in Interest ...................................         S-109
Pass-Through Rate ...................................         S-1
Permitted Encumbrances ..............................         S-54
Permitted Investments ...............................         S-60
P&I Advance .........................................         S-79
Plan ................................................         S-31
Pooling Agreement ...................................         S-19
Prepayment Interest Excess ..........................         S-60
Prepayment Interest Shortfall .......................         S-60
Prepayment Premium ..................................         S-16
Prepayment Premium Period ...........................         S-16
Prepayment Premiums .................................         S-4
Principal Allocation Fraction .......................         S-27
Principal Distribution Amount .......................         S-24, S-76
Private Certificates ................................         S-10
PTCE 95-60 ..........................................         S-110
Purchase Price ......................................         S-53
Rated Final Distribution Date .......................         S-3, S-112
Rating Agencies .....................................         S-3, S-32, S-112
Realized Losses .....................................         S-20
Record Date .........................................         S-71
Reimbursement Rate ..................................         S-80
Related Proceeds ....................................         S-62
Release Date ........................................         S-47
REMIC ...............................................         S-5, S-105
REMIC Administrator .................................         S-10, S-86
REMIC I .............................................         S-5, S-105
REMIC II ............................................         S-5, S-105
REMIC III ...........................................         S-5, S-105
REMIC Regular Certificates ..........................         S-1, S-10
REMIC Residual Certificates .........................         S-1, S-10
REO Extension .......................................         S-65
REO Property ........................................         S-26, S-57
REO Status Report ...................................         S-82
REO Tax .............................................         S-107
Required Appraisal Date .............................         S-80
Required Appraisal Loan .............................         S-80
Restricted Group ....................................         S-109
Revised Rate ........................................         S-15
Senior Certificates .................................         S-4, S-72
Sequential Pay Certificates .........................         S-1, S-10
Servicing Advances ..................................         S-62
Servicing Standard ..................................         S-57
Servicing Transfer Event ............................         S-57
Settlement Date .....................................         S-90
SMMEA ...............................................         S-33
S&P .................................................         S-3, S-32, S-112
Special Servicer Loan Status Report .................         S-83
Special Servicing Fee ...............................         S-60
Special Servicing Fee Rate ..........................         S-60
Specially Serviced Mortgage Loan ....................         S-57

                                    S-116

Sponsor ..................................................           S-3
Standby Fee Rate .........................................           S-60
Stated Principal Balance .................................           S-70
Subordinate Certificates .................................           S-4, S-72
Sub-Servicer .............................................           S-59
Sub-Servicing Agreement ..................................           S-59
Trust ....................................................           S-3, S-19
Trust Fund ...............................................           S-3, S-19
Trustee Fee ..............................................           S-86
Trustee Reports ..........................................           S-81
Voting Rights ............................................           S-85
Workout Fee ..............................................           S-61
Workout Fee Rate .........................................           S-61
Yield and Maturity Considerations ........................           S-9

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A

                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Sponsor or the Underwriters or any of their respective affiliates or any other person.

    For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

    1. "Underwriting NOI" or "U/W NOI" as used herein with respect to any Mortgaged Property means an estimate, made at origination of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of U/W Revenues over U/W Expenses, each of which was generally derived in the following manner:

                  (i) "Underwriting Revenues" or "U/W Revenues" were generally assumed to equal (subject to the assumptions and adjustments specified in the following three sentences): (a) the amount of gross rents (in the case of the Multifamily Mortgaged Properties) received during the latest full calendar year (on a rolling 12-month basis, or annualized or estimated in certain cases); (b) annual contractual base rents (in the case of the Commercial Mortgaged Properties other than the health care and hotel/motel Mortgaged Properties) that either are annualized based on leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan or are based on a prior 12 month period; and (c) annual revenues consistent with historical operating trends and market and competitive conditions, in the case of health care and hotel/motel Mortgaged Properties. Such Underwriting Revenues were generally modified by (x) assuming that the occupancy rate for the Mortgaged Property was consistent with the relevant market if such was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (y) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel/motel properties and are subject to an operating lease with a single operator, Underwriting Revenues were calculated as described above based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease; provided that such rental payments are sufficient to pay debt service on the related Mortgage Loan.

                  Underwriting Revenues generally include: (w) for the Multifamily Mortgaged Properties, rental and other revenues; (x) for the Commercial Mortgaged Properties (other than the health care related and hotel/motel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (y) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; and (z) for the hotel/motel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

                  (ii) "Underwriting Expenses" or "U/W Expenses" were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to between 0% and 10% of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

                  Underwriting Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor (except as described above). In the case of certain retail, office and/or industrial Mortgaged Properties, Underwriting Expenses may have included leasing commissions and tenant improvements. In the case of hotel/motel Mortgaged Properties, Underwriting Expenses included such departmental expenses as guest rooms, food and beverage, telephone bills, and rental and other expenses, and such undistributed operating expenses as general and administrative, marketing and franchise fee. In the case of health care Mortgaged Properties, Underwriting Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

         The historical expenses with respect to any Mortgaged Property were generally obtained (x) from operating statements relating to the latest full calendar year, (y) by analyzing and annualizing the amount of expenses for previous partial periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, and/or
(z) by reviewing the amounts of expenses for periods prior to the latest full calendar year where such information was available.

         The management fees used in calculating Underwriting NOI differ in many cases from the management fees provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwriting NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating Underwriting NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

         In some cases, "Underwriting NOI" or "U/W NOI" describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In most cases, "Underwriting NOI" or "U/W NOI" has been calculated without including U/W Reserves or any other reserves among Underwriting Expenses. Had such reserves been so included, "Underwriting NOI" or "U/W NOI" would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is "Underwriting NOI" or "U/W NOI" set forth herein intended to represent such future net cash flow.

         Underwriting NOI and the Underwriting Revenues and Underwriting Expenses used to determine Underwriting NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NOI for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwriting NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         2. "Underwriting NCF", "Underwritten NCF" or "U/W NCF" means, with respect to any Mortgaged Property, the "Underwriting NOI" for such Mortgaged Property reduced by capital expenditures, replacement reserves, tenant improvements and leasing commissions.

         3. "Underwriting NOI Debt Service Coverage Ratio", "Underwriting NOI DSCR" or "U/W NOI DSCR" as used herein with respect to any Mortgage Loan means
(a) the Underwriting NOI for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

         4. "Underwriting Debt Service Coverage Ratio", "Underwriting DSCR" or "U/W DSCR" as used herein with respect to any Mortgage Loan means (a) the Underwriting NCF for the related Mortgaged Property or Properties, divided by
(b) the Annual Debt Service for such Mortgage Loan.

         5. "1996 NCF" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1996 (equal to 1996 Revenues less 1996 Expenses) that was available for debt service, as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1996 NCF does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from 1996 Expenses to reflect normalized 1996 NCF. The Sponsor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1996 NCF was not necessarily determined in accordance with GAAP. Moreover, 1996 NCF is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

                  (i) "1996 Revenues" are the gross revenues received in respect of a Mortgaged Property for the year ended December 31, 1996 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1996, as reflected in the operating statements and other information furnished by the related borrower, and such revenues generally include: (a) for the Multifamily Mortgaged Properties, gross rental and other revenues;
         (b) for the retail, office and industrial Mortgaged Properties, base rent, percentage rent, expense reimbursements and other revenues; (c) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments and other revenues; and (d) for the hotel/motel Mortgaged Properties, guest room, food and beverage, telephone and other revenues. In addition, in the case of certain Mortgaged Properties that are operated as nursing homes or hotels and are subject to an operating lease with a single operator, 1996 Revenues were calculated as described above based on revenues received by the operators rather than rental payments received by the related borrower under the operating lease.

                  (ii) "1996 Expenses" are the operating expenses incurred for a Mortgaged Property for the year ended December 31, 1996 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1996, as reflected in the operating statements and other information furnished by the related borrower, and such expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs (but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor). In the case of certain retail, office and/or industrial Mortgaged Properties, 1996 Expenses may have included leasing commissions and tenant improvements. In the case of hotel/motel Mortgaged Properties, 1996 Expenses included such departmental expenses as guest room, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as marketing and franchise fees. In the case of health care Mortgaged Properties, 1996 Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/ housekeeping, activities/social service expenses, equipment rental expenses and other expenses.

         6. "1996 Debt Service Coverage Ratio" or "1996 DSCR" means, with respect to any Mortgage Loan, (a) the 1996 NCF for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

         7. "1995 NCF" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1995, equal to 1995 Revenues less 1995 Expenses and calculated in a manner consistent with 1996 NCF.

                  (i) "1995 Revenues" are the revenues for a Mortgaged Property for the year ended December 31, 1995 or for a fiscal year primarily overlapping with calendar 1995, calculated in a manner consistent with 1996 Revenues.

                  (ii) "1995 Expenses" are the actual expenses incurred for a Mortgaged Property for the year ended December 31, 1995 or for a fiscal year primarily overlapping with calendar 1995, calculated in a manner consistent with 1996 Expenses.

         8. "1995 Debt Service Coverage Ratio" or "1995 DSCR" means, with respect to any Mortgage Loan, (a) the 1995 NCF for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

         9. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

         10. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Sponsor as of the date specified on the schedule.

         11. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

         12. "Maturity Date/ARD Loan-to-Value Ratio" means, with respect to any Balloon Loan or Hyper-Amortization Loan, the related Anticipated Loan Balance at Scheduled Maturity Date/ARD, divided by the Appraisal Value of the related Mortgaged Property.

         13. "Leasable Square Footage" or "NSF" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

         14. "Units", "Rooms" and "Beds", respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units") and, in the case of a Mortgaged Property operated as a mobile home park, the number of pads (also referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel or motel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

         15. "SF" means, with respect to any Commercial Mortgaged Property, square footage.

         16. "U/W Reserves" means: (i) in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, on-going reserves required to be maintained on a net leasable area basis; (ii) in the case of a Mortgaged Property operated as multifamily housing or a mobile home park, on-going reserves required to be maintained on a per Unit basis; (iii) in the case of a Mortgaged Property operated as a hotel or motel calculated as a percentage of U/W Revenues; and (iv) in the case of a Mortgaged Property operated as a health care facility, on-going reserves required to be maintained on a per Bed basis; however, in each case, actual reserves may be less than the amount of required reserves or no reserves may have been escrowed.

         17. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Beds/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

         18. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the Standby Fee Rate, plus the per annum rate applicable to the calculation of the Trustee Fee.

         19. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

         20. "Anticipated Loan Balance at Scheduled Maturity Date/ARD" means, with respect to any Mortgage Loan, the balance due at maturity or, in the case of a Hyper-Amortization Loan, the related Anticipated Repayment Date pursuant to the payment schedule for such Mortgage Loan and assuming no prepayments, defaults or extensions.

         21. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

         22. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

         23. "FREE" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

         24. "Hyperamortizing" means Hyper-Amortization Loan.

         25. "Fully Amortizing" means fully amortizing Mortgage Loan.

         26. "Balloon" means Balloon Loan.

         27. "Scheduled Maturity Date/ARD" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated Repayment Date.

         28. "Prepayment Provisions" for each Mortgage Loan are: "LO" means the duration of lockout period; " greater than 1% or YM" means the greater of the applicable yield maintenance charge and one percent of the outstanding principal balance at such time; "YM" means the yielded maintenance charge. The number in parenthesis is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purpose only. The prepayment provision for each of the Mortgage Loans identified by loan numbers 400028275, 400028297, 655311-7, 655313-3,
655315-9, 655316-2 and 655321-4 does not equal the term of such Mortgage Loan because the first payment date is less than one month after the origination date.

                                        ANNEX A
                        CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

CONTROL    LOAN           LOAN
NUMBER    NUMBER      CONTRIBUTOR                   PROPERTY NAME                                 PROPERTY ADDRESS
     1 R0364          GSMC               Boulevard Mall                                730 Alberta Drive
     2 Gold1          GSMC (Archon)      200 Market Building                           200 S. W. Market Street
     3 655666-4       Citicorp           Montgomery Park                               2701 NW Vaughn Street
     4 655595-3       Citicorp           Wheatlands                                    12225 Dearfield Parkway
     5 400029136      Amresco            Pembroke Landings                             10101 SW 14th Street
-----------------------------------------------------------------------------------------------------------------------------------
     6 400029127      Amresco            TRW Aggregate
       400029127A     Amresco            TRW Building                                  2200-2250 Park Place
       400029127B     Amresco            TRW Buildings                                 1700 Rosecrans Avenue
     7 O0194          GSMC (CPC)         TASC Building                                 55 Walkers Brook Drive
     8 400028301      Amresco            Southern Center                               10105-10463 Southern Boulevard
     9 400028226      Amresco            Tara Hills Apartments                         2130 West Crescent Avenue
    10 400027581      Amresco            The Springs Aggregate
       400027581A     Amresco            Spring Oaks Apartments                        3756 Wynn Road
       400027581B     Amresco            Spring Garden Apartments                      3800 Wynn Road
       400027581C     Amresco            Spring Meadow Apartments                      3880 Wynn Road
       400027581D     Amresco            Spring Palm Apartments                        3663 Valley View Drive
-----------------------------------------------------------------------------------------------------------------------------------
    11 R0169          GSMC (CPC)         Town Square Shopping Center                   1445 Towne Square Boulevard N.W.
    12 655653-8       Citicorp           Hillsborough Industrial Portfolio             NEQ State Road 6 & Route 206
    13 400029115      Amresco            1818 "N" Street, N.W.                         1818 "N" Street, N.W.
    14 655582-7       Citicorp           Spring Valley Shopping Center                 481-699 Sweetwater & 8688-8888 Jama
    15 400028227      Amresco            Shops at Sterling Ponds I                     33201/33801 Van Dyke Road
-----------------------------------------------------------------------------------------------------------------------------------
    16 M0275          GSMC (CPC)         Park Laureate Apartments                      2050 Stony Brook Drive
    17 R0011          GSMC (CPC)         McFarland Mall                                900 Skyland Boulevard East
    18 400029114      Amresco            WaterStone Shopping Center                    9891 Waterstone Blvd
    19 655607-5       Citicorp           Residence Inn - Anaheim                       1700 S. Clementine Street
    20 L0131          GSMC (CPC)         Holiday Inn Conference Center                 2480 Jonathan Moore Pike
-----------------------------------------------------------------------------------------------------------------------------------
    21 655543-2       Citicorp           Executive Parkway                             1200,1221,1400,1600 Executive Place
    22 400028275      Amresco            Cottonwood / Tri-Valley Aggregate
       400028275A     Amresco            Cottonwood Plaza                              1100 "C" Highway 260
       400028275B     Amresco            Tri Valley Plaza                              1355 East Florence Street
    23 400028240      Amresco            Lake Walden Square                            State Road 39 and Alexander Street
    24 655583-0       Citicorp           Summer Brook Apartments                       1553 Oro Vista Road
    25 655641-5       Citicorp           Landmark Apartments                           16330 NE 11th Street
-----------------------------------------------------------------------------------------------------------------------------------
    26 O0201          GSMC (CPC)         Somerset Exec. Square I & II                  One and Two Executive Drive
    27 O0061          GSMC (CPC)         SunTrust Building                             801 Laurel Oak Drive
    28 400028264      Amresco            Chestnut Hill Apartments                      7500 Bellerive Drive
    29 L0076          GSMC (CPC)         Monticello Inn                                119-139 Ellis Street
    30 655612-7       Citicorp           Central Plant Land                            2052 Century Park East
-----------------------------------------------------------------------------------------------------------------------------------
    31 400028285      Amresco            Century Plaza                                 10630-10632 Little Patuxent Parkway
    32 655598-2       Citicorp           Web Foods Facility                            144-06 94th Avenue
    33 400028292      Amresco            Fontana Shopping Center                       NWC of East 51st and South Mem
    34 400028302      Amresco            Fourth Ward Square Apartments                 501 N. Graham Street
    35 655643-1       Citicorp           Memphis Medical                               1068 Cresthaven Road
-----------------------------------------------------------------------------------------------------------------------------------
    36 655313-3       Citicorp           Brandon Oaks Apartments                       800 Vista Valet Drive
    37 400028293      Amresco            Duck Creek Apartments                         2038 South Vaughn Way
    38 400028277      Amresco            South Park Centre                             12651 South Dixie Highway
    39 400029130      Amresco            Edgebrook Shopping Center                     1639 North Alphine Road
    40 400029132      Amresco            Manchester Square Shopping Ctr                8108-8316 East 61st Street
-----------------------------------------------------------------------------------------------------------------------------------
    41 400028268      Amresco            Schooner Cove II Apartments                   5050 Schooner Cove Boulevard
    42 400028237      Amresco            Timmerman Plaza                               10300 West Silver Spring Drive
    43 400028230      Amresco            1650 King Street Office Building              1650 King Street
    44 655384-5       Citicorp           Page Marriott                                 600 Clubhouse Drive
    45 655550-0       Citicorp           Eagle River Village                           32700 Highway 6
-----------------------------------------------------------------------------------------------------------------------------------
    46 655549-0       Citicorp           Microware System Building                     1500 N.W. 118th Street
    47 400028265      Amresco            Parkway Apartments                            6601 Harbor Town Drive
    48 655557-1       Citicorp           Erindale Center                               5505-5781  N. Acadamy Boulevard
    49 655569-4       Citicorp           Mahopac Village Center                        Route 6 & Miller Road
    50 655516-0       Citicorp           Residence Inn Marriot                         48 McPrice Court
-----------------------------------------------------------------------------------------------------------------------------------
    51 400028252      Amresco            Danville Manor Shopping Center                1560 Houstonville Road
    52 400028216      Amresco            Parkwood Village Shopping Center              104 Harwood Road
    53 400028297      Amresco            Woodman Village Apartments                    6935 Paradise Valley Rd.
    54 400028283      Amresco            Windridge Townhomes                           6700 Hopeful Road
    55 655376-4       Citicorp           Eastwood Village                              3330 East 33rd Street
-----------------------------------------------------------------------------------------------------------------------------------
    56 655579-1       Citicorp           Hampton Inn                                   7141 South Springs Drive
    57 400028289      Amresco            Embassy Suites-Portland, Maine                1050 Westbrook Street
    58 655668-0       Citicorp           Montfort Place                                13800 Montfort Drive
    59 400028232      Amresco            Summit Point Apartments                       333 Uvalde Road
    60 655316-2       Citicorp           Sugar Tree Apartments                         8050 South Padre Island Drive
-----------------------------------------------------------------------------------------------------------------------------------
    61 400028243      Amresco            Dove Tree Apartments                          4515 Gardendale Street
    62 655311-7       Citicorp           Grove Park                                    2566 Goliad Road
    63 400027583      Amresco            King James Office Buildings                   24500-24600 Center Ridge Road
    64 655366-7       Citicorp           Edgewood Terrace/Four Season Apt              220 Edgewood Terrace Drive & 330 4 Seasons
    65 400028266      Amresco            Coral Club Apartments                         5909 Fondren Road
-----------------------------------------------------------------------------------------------------------------------------------
    66 400028241      Amresco            Courtyard at Pleasant Run                     3250 Pleasant Run Road
    67 400029125      Amresco            Twin River Apartments                         611 Abbington Drive
    68 R0126          GSMC (CPC)         Southland SC-Addition                         6026 South Westnedge Avenue
    69 655555-5       Citicorp           Econolodge                                    1076 Williston Road
    70 655375-1       Citicorp           Wyndham Garden Hotel                          4700 South Laburnum Avenue
-----------------------------------------------------------------------------------------------------------------------------------
    71 400028282      Amresco            Northloop Plaza Center                        2503-2547 Judson Road
    72 400028267      Amresco            Pine Hill Apartments                          307 Holly Drive
    73 655525-4       Citicorp           Rockwell Apartments                           8201 N. Rockwell
    74 655662-2       Citicorp           Comerica Building                             5551 Ridgewood Drive
    75 1700020014     GSMC (CPC)         642 Harrison Street                           642 Harrison Street
-----------------------------------------------------------------------------------------------------------------------------------
    76 400028251      Amresco            Eastbrooke Apartments                         11900 East 13 Mile Road
    77 655655-4       Citicorp           Montgomery Commons                            Route 206 & Applegate Road
    78 655391-3       Citicorp           Durango Holiday Inn                           800 Camino Del Rio
    79 400028288      Amresco            River Gate / Oak Ridge Plaza Aggregate
       400028288A     Amresco            River Gate Village Shopping Center            Corner of Nova Road/Granada Boulevard
       400028288B     Amresco            Oak Ridge Plaza Shopping Center               SWC of Texas Avenue/Oak Ridge
    80 655401-9       Citicorp           Hill Road Plaza                               1111-1221 Hill Road
-----------------------------------------------------------------------------------------------------------------------------------
    81 655566-5       Citicorp           100 Newtown Road                              100 Newton Road
    82 400028273      Amresco            Palm Plaza Shopping Center                    7913 NW 2nd Street
    83 400028278      Amresco            55 Marietta Street                            55 Marietta Street
    84 655315-9       Citicorp           Cimarron Crossing                             9500 Jollyville Road
    85 655592-4       Citicorp           Mountain View Business Center                 465 Fairchild Drive
-----------------------------------------------------------------------------------------------------------------------------------
    86 655526-7       Citicorp           Twin Lakes Apartments                         6103 NW 63rd Street
    87 400029142      Amresco            Baywater Apartments                           6910 West Waters Avenue
    88 655658-3       Citicorp           Loews River Run Theatre                       16621 Torrence Avenue
    89 400028263      Amresco            Barrington Apartments                         5959 Bonhomme
    90 R0216          GSMC (CPC)         Southgate Shopping Center                     602-1020 South Cass Street
-----------------------------------------------------------------------------------------------------------------------------------
    91 400029146      Amresco            Mainland Office Building                      10680 Main Street
    92 655531-9       Citicorp           Sequoia Office R&D                            1600 Greenhills Road
    93 400029135      Amresco            Sharpstown Manor Apartments                   7500 Clarewood
    94 655600-4       Citicorp           Hunters Point Apartments                      1442 Hunter Point Drive
    95 400028236      Amresco            Eastwood Village Apartments                   1037 East Lexington Avenue
-----------------------------------------------------------------------------------------------------------------------------------
    96 R0219          GSMC (CPC)         Lawrenceburg Shopping Center                  North Locust Street (US Highway 43)
    97 655563-6       Citicorp           Forest Hills Apartments                       6375 Clough Pike
    98 400028262      Amresco            Normandy Square Apartments                    4410 N. W. 36th Street
    99 655418-7       Citicorp           Cherryfield Village MHP                       16707 South Garfield
   100 655606-2       Citicorp           Quince Station                                5121 Quince Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   101 400028244      Amresco            Towne Centre Shopping Center                  111-219 Towne Drive
   102 400028253      Amresco            Beltway Office Park                           3737, 3739, 3743 and 3841 Red Bluff Rd.
   103 655483-1       Citicorp           Windsong Apartments                           600 Front Street
   104 655321-4       Citicorp           The Reserve at Alamo Heights                  8446 Country Village Drive
   105 655517-3       Citicorp           Landmark Crossing                             1314 Bridford Parkway
-----------------------------------------------------------------------------------------------------------------------------------
   106 400028248      Amresco            Fairfax Medical Building                      10721 Main Street
   107 655679-0       Citicorp           Oxford Square  Apartments                     1802 W. Jackson Avenue
   108 400029133      Amresco            The Grove Shopping Center                     28961-91 Golden Lantern
   109 655527-0       Citicorp           Woodoaks Apartments                           633 Vandanent Ave.
   110 655491-2       Citicorp           Airborne Express                              15-31 Papetti Plaza
-----------------------------------------------------------------------------------------------------------------------------------
   111 400028254      Amresco            Foothill Plaza Shopping Center                1000 Pocatello Creek Rd.
   112 400029144      Amresco            6200 LBJ Office Building                      6200 LBJ Freeway
   113 400028208      Amresco            Kingsboro Village Apartments                  1401 South Cunningham Street
   114 655520-9       Citicorp           Concord Apartments                            9300 Orchard
   115 655589-8       Citicorp           Days Inn - Williamsburg                       331 Bypass Road
-----------------------------------------------------------------------------------------------------------------------------------
   116 400028287      Amresco            Vegas Plaza Shopping Center                   2305-2421 East Bonanza Road
   117 400028223      Amresco            Potomac House Apartments                      2830 S.W. 59th Street
   118 655588-5       Citicorp           Boardwalk Shopping Center                     119th  & Pacific
   119 R0249          GSMC (CPC)         Lincoln Park Shopping Center                  U.S. Highway 231/431
   120 655420-0       Citicorp           Woodcreek Shopping Center                     2017 North Frazier
-----------------------------------------------------------------------------------------------------------------------------------
   121 655605-9       Citicorp           Power Laser Facility                          1 Kexon Drive
   122 400028229      Amresco            Ramada Inn - Fairview Heights                 6900 North Illinois
   123 655667-7       Citicorp           Mountain View Park                            888 Villa Street
   124 655510-2       Citicorp           Touhy Plaza                                   5222 West Touhy Avenue
   125 400028296      Amresco            59th Av and Bell Road Center                  5901-5981 West Bell Road
-----------------------------------------------------------------------------------------------------------------------------------
   126 655432-3       Citicorp           Sunset Rill Apartments                        235 Carta Road & 4701 Ashville Hwy
   127 655542-9       Citicorp           Tidelands Industrial Park                     1445,1535,1545 & 1645 Tidelands Avenue
   128 655521-2       Citicorp           Country Club Apartments                       2001 S. Country Road
   129 655433-6       Citicorp           Northfield Crossing Shopping Center           1623-78 Memorial Boulevard.
   130 400028259      Amresco            Beechnut Grove Apartments                     308 Van Buren Street
-----------------------------------------------------------------------------------------------------------------------------------
   131 400028239      Amresco            MacArthur Plaza Shopping Ctr.                 8600-8608 North MacArthur Boulevard
   132 400028217      Amresco            West Market Street Center                     815, 825, 845 & 875 West Market Street
   133 655350-2       Citicorp           Kingston Emporium                             99 Fortin Road
   134 655427-1       Citicorp           Braes Court Apartments                        8801 South Braeswood Boulevard
   135 400027558      Amresco            Corporate Park of Farmington                  27003-7,101-3,150 Hills Tech
-----------------------------------------------------------------------------------------------------------------------------------
   136 655512-8       Citicorp           Willow Pond Office Building                   269 Mt. Hermon Road
   137 400028271      Amresco            Brookfield Apartments                         12021 N. 43rd Avenue
   138 655570-4       Citicorp           Bolsa Magnolia Retail Center                  9039 Bolsa Avenue
   139 655414-5       Citicorp           Gilmore Apartments                            6 South McClean
   140 400028295      Amresco            Laurel Place One                              14405 Laurel Place
-----------------------------------------------------------------------------------------------------------------------------------
   141 400028231      Amresco            Almeda Chateau Apartments                     10802 Kingspoint Road
   142 R0113          GSMC (CPC)         Willow Grove Shopping Center                  6635-6685 Quince Road
   143 400028298      Amresco            The Greens Apartments                         9301 Newton Drive
   144 655657-0       Citicorp           Fairlawn Village Apartments                   505 E. Fairlawn Drive
   145 400028238      Amresco            Graham Center                                 3103 - 3109 Graham Road
-----------------------------------------------------------------------------------------------------------------------------------
   146 655572-0       Citicorp           Lafayette Auto Center                         2555 Lafayette Street
   147 O0246          GSMC (CPC)         140 Ethel Road West                           140 Ethel Road West
   148 400027549      Amresco            Sidney Shopping Plaza                         1500-1760 Michigan Street
   149 655412-9       Citicorp           Hillcrest Apartments                          1345 East Raines Road
   150 400027550      Amresco            Villa Royale Apartments                       17103 Imperial Valley Drive
-----------------------------------------------------------------------------------------------------------------------------------
   151 400028299      Amresco            Legacy I & II Apartments                      40 South 200 East, 200 South 300 East,
                                                                                       9 South 200 East
   152 655509-2       Citicorp           Coronado Plaza Shopping Center                515 & 615 E. Grand Road
   153 400028222      Amresco            Willow Rock Plaza Shopping Ctr.               6661-6671 Stanford Ranch Road
   154 655683-9       Citicorp           PGA Marina                                    2385 PGA Blvd.
   155 400028250      Amresco            Imperial Towers Apartments                    2825 S. Washington Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   156 655599-5       Citicorp           Frankford Plaza                               9212 Franklin Avenue
   157 400028219      Amresco            Manning Shopping Center                       100 West Boyce
   158 400028218      Amresco            Aspen Plaza Shopping Center                   861 - 905 East 9400 South
   159 400027547      Amresco            Carillon Square                               1300 South State Street
   160 655617-2       Citicorp           Brookstone Rest Home                          2968 Old Salisbury Road
-----------------------------------------------------------------------------------------------------------------------------------
   161 655554-2       Citicorp           Grapevine Town Center                         1469 State Highway
   162 400029128      Amresco            Oasis Townhouse Apartments                    16007 Merrill Avenue
   163 655434-9       Citicorp           Colonial Marketplace                          Route 25
   164 400029131      Amresco            Sierra Meadows Plaza                          4800-4820 Granvite Drive
   165 400029122      Amresco            Seaside Village Apartments                    4925 Fort Crockett Blvd.
-----------------------------------------------------------------------------------------------------------------------------------
   166 400027580      Amresco            Northtown Village Apartments                  1231 West US 287 Bypass
   167 655421-3       Citicorp           50-60 Franklin                                50-60 Franklin Street
   168 655656-7       Citicorp           Campus View Plaza                             1250 Route 28
   169 400028290      Amresco            Redwood Terrace Apartments                    2040 North Redwood Street
   170 400028260      Amresco            216 South Jefferson Building                  216 South Jefferson Street
-----------------------------------------------------------------------------------------------------------------------------------
   171 400028247      Amresco            Lexington Office Building                     110 Hartwell Avenue
   172 655630-5       Citicorp           Park Manor Shopping Center                    5037-5081 Park Avenue
   173 400027508      Amresco            Parkaire Plaza Shopping Center                6729-6749 Airline Drive
   174 655435-2       Citicorp           Cypress Landing Shopping  Center              3002 FM 1960 East
   175 655548-7       Citicorp           Stonewood Apartments                          4209 W. Walnut Street
-----------------------------------------------------------------------------------------------------------------------------------
   176 655419-0       Citicorp           Gadsden Square Shopping Center                1509 West Jefferson Street
   177 655486-0       Citicorp           Soundview Apartments                          28425 18th Avenue South
   178 400028261      Amresco            Comfort Inn - Provo                           1555 North Canyon Road
   179 400028280      Amresco            Lawrenceville Shopping Center                 3313 Brunswick Pike
   180 400028276      Amresco            Tower Square Shopping Center                  2111 East Rawson Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   181 400028284      Amresco            Valentine Place Apartments                    113-115 & 120 Valentine Place
   182 400028274      Amresco            Castle Inn Motel                              3214 West State Road
   183 400028255      Amresco            Hillcrest Residence Apartments                1402 S.W. 59th Street
   184 655552-6       Citicorp           Kingspark Mobile Home                         1821 N. Lancelot Place
   185 655534-8       Citicorp           Belmont Business Center                       1601-1625 El Camino Real
-----------------------------------------------------------------------------------------------------------------------------------
   186 655611-4       Citicorp           Eagle Run Square                              3655 North 129th Street
   187 O0200          GSMC (CPC)         Parkside Plaza                                1600 St. Georges Avenue
   188 655485-7       Citicorp           Levi's Only                                   1159 Dublin Road
   189 655428-4       Citicorp           Woodstone Apartments                          10250 Lands End Drive
   190 655492-5       Citicorp           Southridge Village Shopping Center            2436 I-35 East
-----------------------------------------------------------------------------------------------------------------------------------
   191 O0153          GSMC (CPC)         Palm Court Plaza                              11911 US Highway 1
   192 400027582      Amresco            Omaha Nursing Home                            4835 South 49th Street
   193 655568-1       Citicorp           Caliber Systems, Inc.                         22 McGrath Road
   194 400028256      Amresco            BRT Aggregate
       400028256A     Amresco            BRT Self Storage-Plumtrees Rd                 64 Plumtrees Road
       400028256B     Amresco            BRT Self Storage - Old Newtown Road           10 Old Newtown Road
   195 655593-7       Citicorp           Westside Plaza                                4002-4024 N. 67th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   196 655670-3       Citicorp           Confort Inn- Havelock, NC                     1013 East Main Street
   197 655478-9       Citicorp           Days Inn - Corpus Christi                     901 Navigation Boulevard
   198 400028257      Amresco            Shades of Covington                           8450 Standish Bend Drive
   199 400028234      Amresco            Goshen Country Club Apartments                1671 Goshen Road
   200 655558-4       Citicorp           Franks Nursery and Crafts                     1770 Middle Country Road
-----------------------------------------------------------------------------------------------------------------------------------
   201 M0092          GSMC (CPC)         Gregory Avenue Apartments                     99-105 Gregory Avenue
   202 655546-1       Citicorp           Dana Center                                   1035, 1045 & 1055 Dana Drive
   203 655580-1       Citicorp           Colts Towne Plaza                             41 RT 34
   204 400028224      Amresco            Oakcreek Apartments                           5909 South Lee Street
   205 655387-4       Citicorp           On the Border Restaurant                      4400 Beltline Road
-----------------------------------------------------------------------------------------------------------------------------------
   206 655574-6       Citicorp           Park Chase Shopping Center                    13185 Veteran Memorial Drive
   207 655438-1       Citicorp           Discovery Inn                                 380 West 7200 South
   208 1700019997     GSMC (CPC)         Ronson Court Office                           4845 & 4849 Ronson Court
   209 655564-9       Citicorp           Nordhaus Building                             20300 West 12 Mile Road
   210 655522-5       Citicorp           Dor Jay/Trinity Place Aggregate
       655522-5A      Citicorp           Dor Jay Apartments                            4311 SE 9th Street
       655522-5B      Citicorp           Trinity Place Apartments                      4312 SE 9th Street
-----------------------------------------------------------------------------------------------------------------------------------
   211 655381-6       Citicorp           University Village Apartments                 1711 S. 11th
   212 655693-6       Citicorp           100 Village Court                             100 Village Court & Route 35
   213 400029138      Amresco            Highland Estates Apartments                   93 West Street
   214 400028245      Amresco            Cypresswood Shopping Center                   17500-17696 Kuykendahl
   215 400029151      Amresco            Leisure Villa Apartments                      5413-5444 Downing Street
-----------------------------------------------------------------------------------------------------------------------------------
   216 655586-9       Citicorp           Park Meadow                                   1117-1119 Plymouth Drive
   217 400027569      Amresco            Pinewood North Apartments                     5601 Hamil Road
   218 655406-4       Citicorp           Steepleway Plaza Shopping Center              9720 Jones Road
   219 O0036          GSMC (CPC)         Walnut Grove Gardens Office                   3100 Walnut Grove Road
   220 400028279      Amresco            Alpine Apartments                             1921 S.W. 69th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   221 400028207      Amresco            Hickory Hills Apartments                      5400 Mackey Street
   222 655565-2       Citicorp           Whitestore of De Pere                         801-811 Main Avenue
   223 400027568      Amresco            Colonial Nursing Home                         119 North Indiana Avenue
   224 400028212      Amresco            One West Hills Office Building                5787 S. Hampton Road
   225 655587-2       Citicorp           Westwood Village                              Kirby Ave @ Maynard Drive
-----------------------------------------------------------------------------------------------------------------------------------
   226 M0037          GSMC (CPC)         Manor House Apartments                        117 DeMontaluzin Avenue
   227 655654-1       Citicorp           Hillsborough Mini Office                      102 Stryker Lane
   228 400028211      Amresco            Valu Inn Motel                                3125 Santiam Highway SE
   229 655547-4       Citicorp           Men's Wearhouse                               8342 Leesburg Pike
   230 1700019982     GSMC (CPC)         Mark Manor Apartments                         6535, 6545, and 6555 North 17th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   231 M0214          GSMC (CPC)         Monaco Lakes East Apartments                  5201 Monaco Drive
   232 655594-0       Citicorp           Westcliff Office Building #8                  201-401 N. Buffalo Drive
   233 655614-3       Citicorp           Westcliff Office Building #11                 201-401 N. Buffalo Drive
   234 400028300      Amresco            Palm Court Apartments                         4410 N. Longview
   235 655553-9       Citicorp           Kingswood Estates                             2323 Bellwood Drive
-----------------------------------------------------------------------------------------------------------------------------------
   236 400029123      Amresco            Meadowcreek Apartments                        14000 Maham Road
   237 400028235      Amresco            Kristen's Place Apartments                    3402 Blalock Drive
   238 400027585      Amresco            Brentwood Apartments                          821 & 831 South Nursery Road
   239 655436-5       Citicorp           Westview Terrace Apartments                   8021 Calmont Avenue
   240 655358-6       Citicorp           47 Empire Blvd.                               47 Empire Boulevard
   241 1700020046     GSMC (CPC)         Connie Stevens Forever Spring                 1914 East Mendenhall Drive
   242 655425-5       Citicorp           Joe's Crab Shack                              2607 West Pacific Coast Highway
   243 655559-7       Citicorp           Executive Oaks Office Building                1553-1563 County Line Road
   244 L0129          GSMC (CPC)         Best Western-Tillman's Corner                 5634 Tillman's Corner Parkway
   245 400028220      Amresco            Marketplace Shopping Center                   50-82 University Parkway
-----------------------------------------------------------------------------------------------------------------------------------
   246 655551-3       Citicorp           Four Season's Mobile Home Park                112 South Knob Hill Court
   247 655613-0       Citicorp           Westcliff Office Building #10                 201-401 N. Buffalo Drive
   248 655573-3       Citicorp           Scotchtown Farms Plaza                        666 NYS Route 211 East
   249 655523-8       Citicorp           Park Ridge Apartments                         3033 NW Grand Boulevard
   250 1700020031     GSMC (CPC)         Sunny Palms Apartments                        4402 North 36th Street
-----------------------------------------------------------------------------------------------------------------------------------
   251 1700020057     GSMC (CPC)         Mahoney Village                               845 East Mahoney
   252 400029152      Amresco            7 Railroad Avenue Apartments                  7 Railroad Avenue
   253 400029153      Amresco            11 Railroad Avenue Apartments                 11 Railroad Avenue


CONTROL                                ZIP            PROPERTY               ORIGINAL              CUT-OFF        % OF INITIAL
NUMBER        CITY           STATE    CODE              TYPE                 BALANCE            DATE BALANCE      POOL BALANCE
    1 Amherst                  NY     14226     Anchored Retail             $ 57,000,000         $ 56,871,141.40    4.3%
    2 Portland                 OR     97201     Office                      $ 50,250,000         $ 50,131,682.88    3.8%
    3 Portland                 OR     97210     Office                      $ 41,650,000         $ 41,572,076.42    3.2%
    4 Buffalo Grove            IL     60089     Multifamily                 $ 32,460,000         $ 32,409,203.17    2.5%
    5 Pembroke Pines           FL     33025     Multifamily                 $ 24,760,000         $ 24,699,237.18    1.9%
--------------------------------------------------------------------------------------------------------------    ----
    6                                                                       $ 23,000,000         $ 22,946,061.53    1.7%
      El Segundo               CA     90245     Office
      Manhattan Beach          CA     90266     Office
    7 Reading                  MA     01867     Office                      $ 20,500,000         $ 20,452,772.46    1.6%
    8 Royal Palm Beach         FL     33411     Anchored Retail             $ 17,200,000         $ 17,158,036.57    1.3%
    9 Anaheim                  CA     92801     Multifamily                 $ 16,800,000         $ 16,699,765.38    1.3%
   10                                                                       $ 16,400,000         $ 16,295,542.01    1.2%
      Las Vegas                NV     89103     Multifamily
      Las Vegas                NV     89103     Multifamily
      Las Vegas                NV     89103     Multifamily
      Las Vegas                NV     89103     Multifamily
--------------------------------------------------------------------------------------------------------------    ----
   11 Roanoke                  VA     24012     Anchored Retail             $ 15,200,000         $ 15,156,429.32    1.1%
   12 Hillsborough Townsh      NJ     08502     Industrial/Warehouse        $ 14,400,000         $ 14,361,558.85    1.1%
   13 Washington               DC     20036     Office                      $ 13,800,000         $ 13,759,301.65    1.0%
   14 Spring Valley            CA     91977     Anchored Retail             $ 13,500,000         $ 13,452,871.58    1.0%
   15 Sterling Heights         MI     48311     Anchored Retail             $ 13,387,000         $ 13,293,646.61    1.0%
--------------------------------------------------------------------------------------------------------------    ----
   16 Louisville               KY     40220     Multifamily                 $ 13,275,000         $ 13,266,395.34    1.0%
   17 Tuscaloosa               AL     35405     Anchored Retail             $ 12,875,000         $ 12,847,998.44    1.0%
   18 Deerfield Township       OH     45249     Anchored Retail             $ 12,000,000         $ 11,972,135.71    0.9%
   19 Anaheim                  CA     92802     Lodging                     $ 12,000,000         $ 11,957,165.65    0.9%
   20 Columbus                 IN     47201     Lodging                     $ 10,800,000         $ 10,751,718.76    0.8%
--------------------------------------------------------------------------------------------------------------    ----
   21 Eugene                   OR     97401     Office                      $ 10,700,000         $ 10,674,955.33    0.8%
   22                                                                       $ 10,600,000         $ 10,566,754.58    0.8%
      Cottonwood               AZ     86326     Anchored Retail
      Casa Grande              AZ     85222     Anchored Retail
   23 Plant City               FL     33566     Anchored Retail             $ 10,250,000         $ 10,212,469.75    0.8%
   24 San Diego                CA     92154     Multifamily                 $ 10,000,000          $ 9,982,168.71    0.8%
   25 Bellevue                 WA     98008     Multifamily                  $ 9,600,000          $ 9,581,688.96    0.7%
--------------------------------------------------------------------------------------------------------------    ----
   26 Franklin Township        NJ     08873     Office                       $ 8,900,000          $ 8,878,541.56    0.7%
   27 Naples                   FL     34108     Office                       $ 8,700,000          $ 8,674,642.53    0.7%
   28 Houston                  TX     77036     Multifamily                  $ 8,650,000          $ 8,616,119.04    0.7%
   29 San Francisco            CA     94109     Lodging                      $ 8,500,000          $ 8,472,121.82    0.6%
   30 Los Angelos              CA     90067     Other                        $ 8,350,000          $ 8,319,430.06    0.6%
--------------------------------------------------------------------------------------------------------------    ----
   31 Columbia                 MD     21044     Office                       $ 8,300,000          $ 8,274,629.78    0.6%
   32 Jamaica                  NY     11435     Office                       $ 8,000,000          $ 7,985,341.77    0.6%
   33 Tulsa                    OK     74145     Anchored Retail              $ 8,000,000          $ 7,981,014.73    0.6%
   34 Charlotte                NC     28202     Multifamily                  $ 8,000,000          $ 7,980,095.50    0.6%
   35 Memphis                  TN     38119     Office                       $ 8,000,000          $ 7,978,931.33    0.6%
--------------------------------------------------------------------------------------------------------------    ----
   36 San Antonio              TX     78216     Multifamily                  $ 8,000,000          $ 7,960,493.32    0.6%
   37 Aurora                   CO     80014     Multifamily                  $ 7,880,000          $ 7,860,508.44    0.6%
   38 Miami                    FL     33156     Retail                       $ 7,700,000          $ 7,677,109.73    0.6%
   39 Rockford                 IL     61107     Anchored Retail              $ 7,650,000          $ 7,632,130.53    0.6%
   40 Tulsa                    OK     74133     Anchored Retail              $ 7,650,000          $ 7,631,115.36    0.6%
--------------------------------------------------------------------------------------------------------------    ----
   41 Ypsilanti                MI     48197     Multifamily                  $ 7,584,000          $ 7,552,490.96    0.6%
   42 Milwaukee                WI     53225     Anchored Retail              $ 7,150,000          $ 7,126,699.78    0.5%
   43 Alaxandria               VA     22314     Office                       $ 7,150,000          $ 7,110,777.87    0.5%
   44 Page                     AZ     86040     Lodging                      $ 7,050,000          $ 7,013,177.73    0.5%
   45 Edwards                  CO     81632     Mobile Home Park             $ 7,000,000          $ 6,986,496.63    0.5%
--------------------------------------------------------------------------------------------------------------    ----
   46 Clive                    IA     50325     Office                       $ 7,000,000          $ 6,984,191.00    0.5%
   47 Houston                  TX     77036     Multifamily                  $ 6,900,000          $ 6,872,973.57    0.5%
   48 Colorado Springs         CO     80918     Retail                       $ 6,800,000          $ 6,783,179.83    0.5%
   49 Carmel                   NY     10541     Anchored Retail              $ 6,800,000          $ 6,781,398.53    0.5%
   50 Greenville               SC     29615     Lodging                      $ 6,750,000          $ 6,728,074.20    0.5%
--------------------------------------------------------------------------------------------------------------    ----
   51 Danville                 KY     40422     Anchored Retail              $ 6,740,000          $ 6,711,850.17    0.5%
   52 Hurst                    TX     75054     Anchored Retail              $ 6,675,000          $ 6,640,814.46    0.5%
   53 San Diego                CA     92020     Multifamily                  $ 6,650,000          $ 6,623,382.11    0.5%
   54 Florence                 KY     41042     Multifamily                  $ 6,600,000          $ 6,580,262.36    0.5%
   55 Des Moines               IA     50317     Anchored Retail              $ 6,500,000          $ 6,482,424.09    0.5%
--------------------------------------------------------------------------------------------------------------    ----
   56 Franklin                 TN     37067     Lodging                      $ 6,500,000          $ 6,476,052.33    0.5%
   57 Portland                 ME     04102     Lodging                      $ 6,500,000          $ 6,473,394.86    0.5%
   58 Dallas                   TX     75240     Office                       $ 6,350,000          $ 6,346,290.30    0.5%
   59 Houston                  TX     77015     Multifamily                  $ 6,320,000          $ 6,283,311.38    0.5%
   60 Corpus Christi           TX     78412     Multifamily                  $ 6,300,000          $ 6,268,888.53    0.5%
--------------------------------------------------------------------------------------------------------------    ----
   61 San Antonio              TX     78240     Multifamily                  $ 6,175,000          $ 6,143,646.22    0.5%
   62 San Antonio              TX     78233     Multifamily                  $ 6,100,000          $ 6,069,876.20    0.5%
   63 Westlake                 OH     44145     Office                       $ 6,000,000          $ 5,950,807.19    0.5%
   64 Jackson                  MS     39206     Multifamily                  $ 5,880,000          $ 5,867,008.61    0.4%
   65 Houston                  TX     77036     Multifamily                  $ 5,715,000          $ 5,693,269.36    0.4%
--------------------------------------------------------------------------------------------------------------    ----
   66 Lancaster                TX     75231     Retail                       $ 5,680,000          $ 5,640,454.99    0.4%
   67 East Windsor             NJ     08520     Multifamily                  $ 5,640,000          $ 5,621,564.29    0.4%
   68 Portage                  MI     49024     Anchored Retail              $ 5,500,000          $ 5,486,502.00    0.4%
   69 Burlington               VT     05043     Lodging                      $ 5,500,000          $ 5,482,019.10    0.4%
   70 Richmond                 VA     23231     Lodging                      $ 5,475,000          $ 5,452,942.22    0.4%
--------------------------------------------------------------------------------------------------------------    ----
   71 Longview                 TX     75601     Anchored Retail              $ 5,400,000          $ 5,381,328.62    0.4%
   72 Howell                   MI     48843     Multifamily                  $ 5,400,000          $ 5,379,098.06    0.4%
   73 Oklahoma City            OK     73132     Multifamily                  $ 5,300,000          $ 5,287,570.08    0.4%
   74 Naples                   FL     34108     Office                       $ 5,300,000          $ 5,286,524.78    0.4%
   75 San Francisco            CA     94107     Office                       $ 5,300,000          $ 5,277,109.49    0.4%
--------------------------------------------------------------------------------------------------------------    ----
   76 Warren                   MI     48093     Multifamily                  $ 5,280,000          $ 5,258,615.13    0.4%
   77 Montgomery               NJ     08502     Office                       $ 5,200,000          $ 5,190,593.43    0.4%
   78 Durango                  CO     81301     Lodging                      $ 5,150,000          $ 5,123,101.46    0.4%
   79                                                                        $ 5,100,000          $ 5,078,368.94    0.4%
      Ormand Beach             FL     32174     Anchored Retail
      Orlando                  FL     32809     Anchored Retail
   80 Columbus                 OH     43212     Anchored Retail              $ 5,100,000          $ 5,077,178.66    0.4%
--------------------------------------------------------------------------------------------------------------    ----
   81 Danbury                  CT     06810     Anchored Retail              $ 5,000,000          $ 4,988,797.49    0.4%
   82 Miami                    FL     33126     Retail                       $ 5,000,000          $ 4,985,718.28    0.4%
   83 Atlanta                  GA     30303     Office                       $ 5,000,000          $ 4,983,847.42    0.4%
   84 Austin                   TX     78759     Multifamily                  $ 4,960,000          $ 4,935,505.87    0.4%
   85 Mountainview             CA     94043     Office                       $ 4,900,000          $ 4,888,889.56    0.4%
--------------------------------------------------------------------------------------------------------------    ----
   86 Oklahoma City            OK     73132     Multifamily                  $ 4,700,000          $ 4,688,977.25    0.4%
   87 Tampa                    FL     33634     Multifamily                  $ 4,700,000          $ 4,688,934.04    0.4%
   88 Lansing                  IL     60438     Retail                       $ 4,700,000          $ 4,681,200.82    0.4%
   89 Houston                  TX     77036     Multifamily                  $ 4,625,000          $ 4,606,884.45    0.3%
   90 Corinth                  MS     38834     Anchored Retail              $ 4,575,000          $ 4,566,509.05    0.3%
--------------------------------------------------------------------------------------------------------------    ----
   91 Fairfax                  VA     22030     Office                       $ 4,550,000          $ 4,539,745.15    0.3%
   92 Scotts Valley            CA     95066     Office                       $ 4,500,000          $ 4,489,529.62    0.3%
   93 Houston                  TX     77036     Multifamily                  $ 4,500,000          $ 4,489,257.27    0.3%
   94 Zionsville               IN     46077     Multifamily                  $ 4,500,000          $ 4,489,128.81    0.3%
   95 El Cajon                 CA     92020     Multifamily                  $ 4,500,000          $ 4,473,802.55    0.3%
--------------------------------------------------------------------------------------------------------------    ----
   96 Lawrenceburg             TN     38464     Anchored Retail              $ 4,420,000          $ 4,411,796.72    0.3%
   97 Anderson Twp.            OH     45244     Multifamily                  $ 4,400,000          $ 4,389,983.49    0.3%
   98 Lauderdale Lakes         FL     33319     Multifamily                  $ 4,350,000          $ 4,330,607.78    0.3%
   99 Paramount                CA     90723     Mobile Home Park             $ 4,320,000          $ 4,307,310.76    0.3%
  100 Memphis                  TN     38117     Retail                       $ 4,300,000          $ 4,290,346.61    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  101 Elizabethtown            KY     42701     Anchored Retail              $ 4,300,000          $ 4,282,521.02    0.3%
  102 Pasadena                 TX     77053     Office                       $ 4,250,000          $ 4,232,689.50    0.3%
  103 Issaquah                 WA     98027     Multifamily                  $ 4,150,000          $ 4,137,009.79    0.3%
  104 San Antonio              TX     78209     Multifamily                  $ 4,135,000          $ 4,114,580.03    0.3%
  105 Greensboro               NC     27407     Retail                       $ 4,100,000          $ 4,090,722.00    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  106 Fairfax                  VA     22030     Office                       $ 4,100,000          $ 4,081,051.56    0.3%
  107 Oxford                   MS     38655     Multifamily                  $ 4,000,000          $ 3,992,980.26    0.3%
  108 Laguna Niguel            CA     92677     Retail                       $ 4,000,000          $ 3,991,038.49    0.3%
  109 Yukon                    OK     73099     Multifamily                  $ 4,000,000          $ 3,990,618.95    0.3%
  110 Elizabeth                NJ     07026     Industrial/Warehouse         $ 4,000,000          $ 3,985,924.51    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  111 Pocatello                ID     83201     Anchored Retail              $ 4,000,000          $ 3,985,324.87    0.3%
  112 Dallas                   TX     75206     Office                       $ 3,950,000          $ 3,940,064.65    0.3%
  113 Independence             MO     64050     Multifamily                  $ 3,972,000          $ 3,935,728.01    0.3%
  114 Midwest City             OK     73130     Multifamily                  $ 3,900,000          $ 3,890,853.46    0.3%
  115 Williamsburg             VA     23185     Lodging                      $ 3,865,000          $ 3,854,470.20    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  116 Las Vegas                NV     89101     Anchored Retail              $ 3,850,000          $ 3,831,621.56    0.3%
  117 Oklahoma City            OK     73119     Multifamily                  $ 3,840,000          $ 3,819,360.07    0.3%
  118 Omaha                    NE     68154     Retail                       $ 3,800,000          $ 3,790,246.60    0.3%
  119 Fayettville              TN     37334     Anchored Retail              $ 3,740,000          $ 3,733,058.77    0.3%
  120 Conroe                   TX     77301     Retail                       $ 3,750,000          $ 3,730,195.38    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  121 Pioneer                  OH     43554     Industrial/Warehouse         $ 3,750,000          $ 3,729,828.50    0.3%
  122 Fairview Heights         IL     62208     Lodging                      $ 3,700,000          $ 3,672,788.40    0.3%
  123 Mountain View            CA     94041     Office                       $ 3,600,000          $ 3,593,539.60    0.3%
  124 Skokie                   IL     60077     Retail                       $ 3,600,000          $ 3,591,853.46    0.3%
  125 Glendale                 AZ     85306     Retail                       $ 3,600,000          $ 3,591,788.78    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  126 Knoxville                TN     37914     Multifamily                  $ 3,600,000          $ 3,591,788.78    0.3%
  127 National City            CA     91950     Industrial/Warehouse         $ 3,600,000          $ 3,591,656.86    0.3%
  128 El Reno                  OK     73036     Multifamily                  $ 3,600,000          $ 3,591,557.04    0.3%
  129 Murfeesboro              TN     37129     Anchored Retail              $ 3,600,000          $ 3,589,703.60    0.3%
  130 Jackson                  MI     49201     Multifamily                  $ 3,600,000          $ 3,587,284.26    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  131 Irving                   TX     75063     Retail                       $ 3,600,000          $ 3,584,246.37    0.3%
  132 Salinas                  CA     93901     Industrial/Warehouse         $ 3,613,000          $ 3,580,628.28    0.3%
  133 Kingston                 RI     02881     Retail                       $ 3,550,000          $ 3,548,079.86    0.3%
  134 Houston                  TX     77031     Multifamily                  $ 3,525,000          $ 3,514,759.95    0.3%
  135 Farmington Hills         MI     48331     Industrial/Warehouse         $ 3,525,000          $ 3,492,129.96    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  136 Scotts Valley            CA     95066     Office                       $ 3,500,000          $ 3,492,016.49    0.3%
  137 Phoenix                  AZ     85029     Multifamily                  $ 3,500,000          $ 3,489,173.71    0.3%
  138 Westminster              CA     92683     Retail                       $ 3,500,000          $ 3,488,885.04    0.3%
  139 Memphis                  TN     38104     Multifamily                  $ 3,500,000          $ 3,486,612.33    0.3%
  140 Laurel                   MD     20707     Office                       $ 3,470,000          $ 3,458,106.90    0.3%
--------------------------------------------------------------------------------------------------------------    ----
  141 Houston                  TX     77075     Multifamily                  $ 3,450,000          $ 3,418,189.68    0.3%
  142 Memphis                  TN     38119     Retail                       $ 3,400,000          $ 3,392,753.91    0.3%
  143 Kansas City              MO     64138     Multifamily                  $ 3,400,000          $ 3,392,073.75    0.3%
  144 Urbana                   IL     61801     Multifamily                  $ 3,300,000          $ 3,297,949.17    0.2%
  145 Falls Church             VA     22042     Anchored Retail              $ 3,300,000          $ 3,281,495.53    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  146 Santa Clara              CA     95050     Retail                       $ 3,250,000          $ 3,242,630.85    0.2%
  147 Piscataway               NJ     08817     Industrial/Warehouse         $ 3,200,000          $ 3,192,583.86    0.2%
  148 Sidney                   OH     45365     Anchored Retail              $ 3,180,000          $ 3,150,235.97    0.2%
  149 Memphis                  TN     38116     Multifamily                  $ 3,150,000          $ 3,141,578.43    0.2%
  150 Houston                  TX     77060     Multifamily                  $ 3,158,000          $ 3,134,289.41    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  151 Ephraim                  UT     84627     Multifamily                  $ 3,100,000          $ 3,093,137.47    0.2%
  152 Tucson                   AZ     43500     Retail                       $ 3,100,000          $ 3,092,671.88    0.2%
  153 Rocklin                  CA     95677     Retail                       $ 3,066,000          $ 3,052,017.70    0.2%
  154 Palm Beach Gardens       FL     33410     Other                        $ 3,000,000          $ 2,992,237.16    0.2%
  155 Titusville               FL     32780     Multifamily                  $ 2,950,000          $ 2,937,278.73    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  156 Philadelphia             PA     19114     Anchored Retail              $ 2,835,000          $ 2,827,644.22    0.2%
  157 Manning                  SC     29102     Anchored Retail              $ 2,850,000          $ 2,825,123.33    0.2%
  158 Sandy                    UT     84070     Retail                       $ 2,850,000          $ 2,824,182.49    0.2%
  159 Orem                     UT     84058     Retail                       $ 2,830,000          $ 2,813,763.57    0.2%
  160 Lexington                NC     27295     Health Care                  $ 2,800,000          $ 2,797,356.07    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  161 Grapevine                TX     76051     Retail                       $ 2,800,000          $ 2,795,600.85    0.2%
  162 Fontana                  CA     92335     Multifamily                  $ 2,800,000          $ 2,792,811.40    0.2%
  163 Standish                 ME     04084     Anchored Retail              $ 2,750,000          $ 2,743,714.76    0.2%
  164 Rocklin                  CA     95677     Retail                       $ 2,750,000          $ 2,743,538.07    0.2%
  165 Galveston                TX     77551     Multifamily                  $ 2,720,000          $ 2,710,932.62    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  166 Waxahachie               TX     75165     Multifamily                  $ 2,723,000          $ 2,702,254.19    0.2%
  167 Boston                   MA     02110     Retail                       $ 2,700,000          $ 2,695,409.71    0.2%
  168 Branchburg               NJ     08876     Office                       $ 2,600,000          $ 2,593,152.68    0.2%
  169 Canby                    OR     97013     Multifamily                  $ 2,600,000          $ 2,591,731.96    0.2%
  170 Chicago                  IL     60606     Office                       $ 2,600,000          $ 2,590,907.97    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  171 Lexington                MA     02173     Office                       $ 2,600,000          $ 2,582,221.33    0.2%
  172 Memphis                  TN     38117     Retail                       $ 2,580,000          $ 2,570,053.16    0.2%
  173 Houston                  TX     77076     Anchored Retail              $ 2,600,000          $ 2,545,584.18    0.2%
  174 Harris County            TX     77380     Anchored Retail              $ 2,540,000          $ 2,529,116.67    0.2%
  175 Garland                  TX     75042     Multifamily                  $ 2,528,750          $ 2,521,622.99    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  176 Quincy                   FL     32351     Anchored Retail              $ 2,525,000          $ 2,514,475.36    0.2%
  177 Federal Way              WA     98003     Multifamily                  $ 2,500,000          $ 2,492,591.49    0.2%
  178 Provo                    UT     84604     Lodging                      $ 2,500,000          $ 2,492,009.59    0.2%
  179 Lawrenceville            NJ     08648     Retail                       $ 2,500,000          $ 2,491,009.17    0.2%
  180 Oak Creek                WI     53154     Anchored Retail              $ 2,500,000          $ 2,490,494.01    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  181 Ithaca                   NY     14850     Multifamily                  $ 2,500,000          $ 2,487,990.12    0.2%
  182 Allegheny                NY     14706     Lodging                      $ 2,480,000          $ 2,467,809.04    0.2%
  183 Oklahoma City            OK     73119     Multifamily                  $ 2,475,000          $ 2,459,122.73    0.2%
  184 Peoria                   IL     61604     Mobile Home Park             $ 2,450,000          $ 2,448,683.50    0.2%
  185 Belmont                  CA     94002     Office                       $ 2,450,000          $ 2,444,444.77    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  186 Omaha                    NE     68164     Retail                       $ 2,400,000          $ 2,395,794.84    0.2%
  187 Rahway                   NJ     07065     Office                       $ 2,400,000          $ 2,394,213.47    0.2%
  188 Columbus                 OH     43215     Industrial/Warehouse         $ 2,350,000          $ 2,333,362.97    0.2%
  189 Houston                  TX     77380     Multifamily                  $ 2,325,000          $ 2,318,245.93    0.2%
  190 Denton                   TX     76205     Retail                       $ 2,300,000          $ 2,295,751.82    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  191 North Palm Beach         FL     33408     Office                       $ 2,300,000          $ 2,294,269.61    0.2%
  192 Omaha                    NE     68117     Nursing Home, Skilled        $ 2,300,000          $ 2,279,526.85    0.2%
  193 Dracut                   MA     01826     Industrial/Warehouse         $ 2,256,000          $ 2,252,242.48    0.2%
  194                                                                        $ 2,200,000          $ 2,184,052.53    0.2%
      Danbury                  CT     06810     Self-Storage
      Danbury                  CT     06810     Self-Storage
  195 Phoenix                  AZ     85033     Retail                       $ 2,175,000          $ 2,167,211.62    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  196 Havelock                 NC     28532     Lodging                      $ 2,100,000          $ 2,097,963.22    0.2%
  197 Corpus Christi           TX     78408     Lodging                      $ 2,100,000          $ 2,091,865.09    0.2%
  198 Tampa                    FL     33615     Multifamily                  $ 2,100,000          $ 2,090,871.70    0.2%
  199 Augusta                  GA     30906     Multifamily                  $ 2,040,000          $ 2,028,723.18    0.2%
  200 Center Reach             NY     11720     Retail                       $ 2,025,000          $ 2,017,874.29    0.2%
--------------------------------------------------------------------------------------------------------------    ----
  201 Passaic                  NJ     07055     Multifamily                  $ 2,000,000          $ 1,997,986.39    0.2%
  202 Redding                  CA     96003     Retail                       $ 2,000,000          $ 1,995,337.26    0.2%
  203 Colts Neck               NJ     07722     Office                       $ 2,000,000          $ 1,993,269.79    0.2%
  204 Oklahoma City            OK     73139     Multifamily                  $ 2,000,000          $ 1,989,250.03    0.2%
  205 Addison                  TX     75248     Retail                       $ 1,900,000          $ 1,887,080.14    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  206 Houston                  TX     77014     Retail                       $ 1,875,000          $ 1,870,284.11    0.1%
  207 Midvale                  UT     84047     Lodging                      $ 1,850,000          $ 1,843,141.01    0.1%
  208 San Diego                CA     92111     Office                       $ 1,850,000          $ 1,836,280.46    0.1%
  209 Southfield               MI     48706     Office                       $ 1,800,000          $ 1,796,054.70    0.1%
  210                                                                        $ 1,800,000          $ 1,795,778.53    0.1%
      Del City                 OK     73115     Multifamily
      Del City                 OK     73115     Multifamily
--------------------------------------------------------------------------------------------------------------    ----
  211 Bozeman                  MT     59715     Multifamily                  $ 1,800,000          $ 1,793,854.96    0.1%
  212 Hazlet                   NJ     07730     Office                       $ 1,750,000          $ 1,738,661.50    0.1%
  213 Milford                  NH     03055     Multifamily                  $ 1,730,000          $ 1,723,854.25    0.1%
  214 Spring                   TX     77379     Retail                       $ 1,700,000          $ 1,689,675.77    0.1%
  215 Alexandria               LA     30341     Multifamily                  $ 1,612,000          $ 1,606,282.53    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  216 Champaign                IL     61821     Multifamily                  $ 1,570,000          $ 1,567,034.18    0.1%
  217 Houston                  TX     77039     Multifamily                  $ 1,480,000          $ 1,469,554.26    0.1%
  218 Houston                  TX     77065     Retail                       $ 1,445,000          $ 1,436,529.62    0.1%
  219 Memphis                  TN     38111     Office                       $ 1,440,000          $ 1,436,296.66    0.1%
  220 Pembroke Pines           FL     33023     Multifamily                  $ 1,440,000          $ 1,435,330.22    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  221 Overland Park            KS     85016     Multifamily                  $ 1,425,000          $ 1,411,472.74    0.1%
  222 West De Pere             WI     54115     Anchored Retail              $ 1,400,000          $ 1,396,307.98    0.1%
  223 Crown Point              IN     46307     Nursing Home, Skilled        $ 1,400,000          $ 1,387,353.39    0.1%
  224 Dallas                   TX     75232     Office                       $ 1,370,000          $ 1,363,387.80    0.1%
  225 Champaign                IL     61821     Multifamily                  $ 1,350,000          $ 1,346,699.87    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  226 Bay St. Louis            MS     39520     Multifamily                  $ 1,300,000          $ 1,299,221.32    0.1%
  227 Hillsborough Townsh      NJ     08502     Industrial/Warehouse         $ 1,300,000          $ 1,294,883.90    0.1%
  228 Albany                   OR     97321     Lodging                      $ 1,300,000          $ 1,281,862.96    0.1%
  229 Tyson's Corner           VA     22103     Retail                       $ 1,250,000          $ 1,247,837.49    0.1%
  230 Phoenix                  AZ     85017     Multifamily                  $ 1,196,250          $ 1,186,491.51    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  231 Pascagoula               MS     39581     Multifamily                  $ 1,150,000          $ 1,149,443.71    0.1%
  232 Las Vegas                NV     89128     Office                       $ 1,150,000          $ 1,147,324.25    0.1%
  233 Las Vegas                NV     89128     Office                       $ 1,130,000          $ 1,127,370.78    0.1%
  234 Phoenix                  AZ     85014     Multifamily                  $ 1,120,000          $ 1,117,419.88    0.1%
  235 Grand Island             NE     68801     Mobile Home Park             $ 1,100,000          $ 1,099,343.17    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  236 Dallas                   TX     75240     Multifamily                  $ 1,100,000          $ 1,097,420.20    0.1%
  237 Houston                  TX     77080     Multifamily                  $ 1,105,000          $ 1,095,635.86    0.1%
  238 Irving                   TX     75060     Multifamily                  $ 1,100,000          $ 1,089,206.04    0.1%
  239 Fort Worth               TX     76116     Multifamily                  $ 1,080,000          $ 1,077,642.26    0.1%
  240 Brooklyn                 NY     11225     Other                        $ 1,000,000            $ 985,028.32    0.1%
  241 North Las Vegas          NV     89030     Industrial/Warehouse           $ 990,000            $ 983,562.09    0.1%
  242 Newport Beach            CA     92663     Retail                         $ 900,000            $ 897,727.17    0.1%
  243 Jackson                  MS     39211     Office                         $ 890,000            $ 887,325.43    0.1%
  244 Mobile                   AL     36619     Lodging                        $ 900,000            $ 885,313.52    0.1%
  245 Aiken                    SC     29801     Anchored Retail                $ 885,000            $ 872,200.17    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  246 Peoria                   IL     61604     Mobile Home Park               $ 825,000            $ 824,556.69    0.1%
  247 Las Vegas                NV     89128     Office                         $ 810,000            $ 808,115.34    0.1%
  248 Wallkill                 NY     10940     Retail                         $ 800,000            $ 799,588.34    0.1%
  249 Oklahoma City            OK     73116     Multifamily                    $ 700,000            $ 698,358.32    0.1%
  250 Phoenix                  AZ     85018     Multifamily                    $ 700,000            $ 696,267.88    0.1%
--------------------------------------------------------------------------------------------------------------    ----
  251 Mesa                     AZ     85203     Multifamily                    $ 663,600            $ 660,879.54    0.1%
  252 Derry                    NH     03038     Multifamily                    $ 550,000            $ 548,046.15    0.0%
  253 Derry                    NH     03038     Multifamily                    $ 420,000            $ 418,507.97    0.0%
                                                                                              $ 1,319,193,757.61


                  ANTICIPATED LOAN                                                                                    NET
CONTROL               BALANCE                 LOAN          MORTGAGE       ADMINISTRATIVE     SUB-SERVICING         MORTGAGE
 NUMBER           AT MATURITY / ARD           TYPE            RATE            FEE RATE           FEE RATE             RATE
     1            $ 50,282,286.08       Hyperamortizing      7.45500           0.10820            0.05000           7.34680
     2            $ 44,097,066.46       Hyperamortizing      7.25000           0.10820            0.05000           7.14180
     3            $ 36,210,990.47       Balloon              6.90000           0.13820            0.08000           6.76180
     4            $ 28,016,339.74       Balloon              7.25000           0.13820            0.08000           7.11180
     5            $ 21,267,096.88       Balloon              7.04000           0.10820            0.05000           6.93180
----------------------------------------------------------------------------------------------------------------------
     6            $ 19,860,410.57       Hyperamortizing      7.27000           0.10820            0.05000           7.16180


     7            $ 18,040,552.90       Balloon              7.36000           0.10820            0.05000           7.25180
     8            $ 15,023,486.20       Balloon              7.07000           0.10820            0.05000           6.96180
     9            $ 13,316,828.25       Hyperamortizing      7.29000           0.10820            0.05000           7.18180
    10            $ 14,505,523.49       Balloon              8.41000           0.10820            0.05000           8.30180




----------------------------------------------------------------------------------------------------------------------
    11            $ 13,381,976.30       Balloon              7.37000           0.10820            0.05000           7.26180
    12            $ 11,516,572.47       Balloon              7.01000           0.13820            0.08000           6.87180
    13            $ 11,998,724.02       Hyperamortizing      7.58000           0.10820            0.05000           7.47180
    14            $ 10,931,544.88       Balloon              7.41000           0.13820            0.08000           7.27180
    15            $ 10,936,028.79       Balloon              8.46000           0.10820            0.05000           8.35180
----------------------------------------------------------------------------------------------------------------------
    16            $ 12,194,766.55       Balloon              6.88000           0.10820            0.05000           6.77180
    17            $ 11,463,245.36       Balloon              7.83000           0.10820            0.05000           7.72180
    18            $ 10,373,687.43       Balloon              7.32000           0.10820            0.05000           7.21180
    19             $ 9,675,842.51       Balloon              7.27000           0.13320            0.07500           7.13680
    20             $ 8,100,818.33       Balloon              7.57000           0.10820            0.05000           7.46180
----------------------------------------------------------------------------------------------------------------------
    21             $ 9,397,064.94       Balloon              7.28000           0.13820            0.08000           7.14180
    22             $ 9,136,055.66       Hyperamortizing      7.27000           0.10820            0.05000           7.16180


    23             $ 8,921,780.44       Balloon              7.63000           0.10820            0.05000           7.52180
    24             $ 8,762,856.34       Balloon              7.20000           0.13820            0.08000           7.06180
    25             $ 8,319,505.06       Balloon              6.78000           0.13820            0.08000           6.64180
----------------------------------------------------------------------------------------------------------------------
    26             $ 7,785,987.58       Balloon              7.13000           0.10820            0.05000           7.02180
    27             $ 7,644,755.03       Balloon              7.29500           0.10820            0.05000           7.18680
    28             $ 7,472,630.39       Balloon              7.29000           0.10820            0.05000           7.18180
    29             $ 6,962,828.05       Balloon              7.80000           0.10820            0.05000           7.69180
    30             $ 6,699,858.71       Balloon              7.11000           0.13820            0.08000           6.97180
----------------------------------------------------------------------------------------------------------------------
    31             $ 7,174,885.49       Balloon              7.40000           0.10820            0.05000           7.29180
    32             $ 6,979,286.08       Balloon              7.03000           0.13820            0.08000           6.89180
    33             $ 6,898,526.49       Balloon              7.21000           0.10820            0.05000           7.10180
    34             $ 6,860,138.86       Balloon              6.97000           0.10820            0.05000           6.86180
    35             $ 6,417,898.90       Balloon              7.11000           0.13820            0.08000           6.97180
----------------------------------------------------------------------------------------------------------------------
    36             $ 7,135,060.89       Balloon              7.89000           0.16320            0.10500           7.72680
    37             $ 6,870,176.64       Balloon              7.00000           0.10820            0.05000           6.89180
    38             $ 6,689,089.67       Balloon              7.54000           0.10820            0.05000           7.43180
    39             $ 6,608,741.68       Balloon              7.29000           0.10820            0.05000           7.18180
    40             $ 6,566,195.68       Balloon              7.01000           0.10820            0.05000           6.90180
----------------------------------------------------------------------------------------------------------------------
    41             $ 6,506,479.06       Balloon              6.99000           0.10820            0.05000           6.88180
    42             $ 6,630,560.84       Balloon              8.21000           0.10820            0.05000           8.10180
    43             $ 6,348,400.71       Balloon              8.61000           0.10820            0.05000           8.50180
    44             $ 4,943,836.36       Balloon              7.85000           0.13820            0.08000           7.71180
    45             $ 6,408,874.98       Balloon              6.71000           0.18320            0.12500           6.52680
----------------------------------------------------------------------------------------------------------------------
    46             $ 6,175,794.69       Balloon              7.46000           0.18320            0.12500           7.27680
    47             $ 5,960,826.41       Balloon              7.29000           0.10820            0.05000           7.18180
    48             $ 5,928,579.20       Balloon              7.00000           0.13820            0.08000           6.86180
    49             $ 5,930,887.38       Balloon              6.83000           0.13820            0.08000           6.69180
    50             $ 5,538,967.30       Balloon              7.86000           0.18320            0.12500           7.67680
----------------------------------------------------------------------------------------------------------------------
    51             $ 5,900,395.28       Balloon              7.90000           0.10820            0.05000           7.79180
    52             $ 5,896,999.23       Balloon              8.35000           0.10820            0.05000           8.24180
    53             $ 5,730,455.19       Balloon              7.18000           0.10820            0.05000           7.07180
    54             $ 5,729,735.56       Balloon              7.51000           0.10820            0.05000           7.40180
    55             $ 5,760,031.71       Balloon              7.63000           0.18320            0.12500           7.44680
----------------------------------------------------------------------------------------------------------------------
    56             $ 5,209,022.11       Balloon              7.07000           0.18320            0.12500           6.88680
    57             $ 5,280,043.07       Balloon              8.23000           0.10820            0.05000           8.12180
    58             $ 5,572,108.89       Balloon              7.22000           0.18320            0.12500           7.03680
    59             $ 5,581,180.89       Balloon              8.33000           0.10820            0.05000           8.22180
    60             $ 5,618,861.40       Balloon              7.89000           0.16320            0.10500           7.72680
----------------------------------------------------------------------------------------------------------------------
    61             $ 5,384,097.79       Balloon              7.71000           0.10820            0.05000           7.60180
    62             $ 5,440,484.62       Balloon              7.89000           0.16320            0.10500           7.72680
    63             $ 4,970,606.57       Balloon              9.05500           0.10820            0.05000           8.94680
    64             $ 5,201,965.93       Balloon              7.57000           0.18320            0.12500           7.38680
    65             $ 4,953,755.49       Balloon              7.44000           0.10820            0.05000           7.33180
----------------------------------------------------------------------------------------------------------------------
    66             $ 4,641,197.87       Balloon              8.47000           0.10820            0.05000           8.36180
    67             $ 4,846,628.34       Balloon              7.06000           0.10820            0.05000           6.95180
    68             $ 4,800,235.72       Balloon              7.04000           0.10820            0.05000           6.93180
    69             $ 4,507,985.64       Balloon              7.82000           0.13820            0.08000           7.68180
    70             $ 4,510,597.09       Balloon              7.99000           0.18320            0.12500           7.80680
----------------------------------------------------------------------------------------------------------------------
    71             $ 4,301,291.05       Balloon              7.47000           0.10820            0.05000           7.36180
    72             $ 4,671,313.91       Hyperamortizing      7.35000           0.10820            0.05000           7.24180
    73             $ 4,653,425.56       Balloon              7.27000           0.13320            0.07500           7.13680
    74             $ 4,285,667.10       Balloon              7.37000           0.18320            0.12500           7.18680
    75             $ 5,012,837.02       Balloon              8.75000           0.10820            0.05000           8.64180
----------------------------------------------------------------------------------------------------------------------
    76             $ 4,543,602.64       Balloon              7.12000           0.10820            0.05000           7.01180
    77             $ 4,546,052.87       Balloon              7.11000           0.13820            0.08000           6.97180
    78             $ 3,611,454.96       Balloon              7.85000           0.13820            0.08000           7.71180
    79             $ 4,119,974.90       Hyperamortizing      8.01000           0.10820            0.05000           7.90180


    80             $ 4,127,980.75       Balloon              7.39000           0.18320            0.12500           7.20680
----------------------------------------------------------------------------------------------------------------------
    81             $ 4,415,715.01       Balloon              7.50000           0.13820            0.08000           7.36180
    82             $ 4,362,389.04       Balloon              7.74000           0.10820            0.05000           7.63180
    83             $ 4,302,654.45       Balloon              7.12000           0.10820            0.05000           7.01180
    84             $ 4,423,737.65       Balloon              7.89000           0.16320            0.10500           7.72680
    85             $ 4,320,878.60       Balloon              7.44000           0.18320            0.12500           7.25680
----------------------------------------------------------------------------------------------------------------------
    86             $ 4,126,622.67       Balloon              7.27000           0.13320            0.07500           7.13680
    87             $ 4,056,585.52       Balloon              7.25000           0.10820            0.05000           7.14180
    88             $ 3,209,826.59       Balloon              7.11000           0.18320            0.12500           6.92680
    89             $ 3,995,481.44       Balloon              7.29000           0.10820            0.05000           7.18180
    90             $ 3,982,851.71       Balloon              6.95000           0.10820            0.05000           6.84180
----------------------------------------------------------------------------------------------------------------------
    91             $ 3,946,558.31       Balloon              7.47000           0.10820            0.05000           7.36180
    92             $ 3,955,074.22       Balloon              7.31000           0.18320            0.12500           7.12680
    93             $ 3,877,751.52       Balloon              7.18000           0.10820            0.05000           7.07180
    94             $ 3,935,708.65       Balloon              7.12000           0.18320            0.12500           6.93680
    95             $ 3,923,634.39       Balloon              7.71000           0.10820            0.05000           7.60180
----------------------------------------------------------------------------------------------------------------------
    96             $ 3,847,913.70       Balloon              6.95000           0.10820            0.05000           6.84180
    97             $ 4,077,832.17       Balloon              7.42000           0.18320            0.12500           7.23680
    98             $ 3,486,108.94       Balloon              7.70000           0.10820            0.05000           7.59180
    99             $ 3,792,603.05       Balloon              7.26000           0.10820            0.05000           7.15180
   100             $ 3,796,562.56       Balloon              7.49000           0.13820            0.08000           7.35180
----------------------------------------------------------------------------------------------------------------------
   101             $ 3,774,875.91       Balloon              8.03500           0.10820            0.05000           7.92680
   102             $ 3,730,216.42       Balloon              8.02500           0.10820            0.05000           7.91680
   103             $ 3,615,829.84       Balloon              6.97000           0.13820            0.08000           6.83180
   104             $ 3,687,935.42       Balloon              7.89000           0.16320            0.10500           7.72680
   105             $ 3,616,340.85       Balloon              7.45000           0.13820            0.08000           7.31180
----------------------------------------------------------------------------------------------------------------------
   106             $ 3,609,912.48       Balloon              8.18000           0.10820            0.05000           8.07180
   107             $ 3,514,159.90       Balloon              7.30000           0.13820            0.08000           7.16180
   108             $ 3,471,799.58       Balloon              7.50000           0.10820            0.05000           7.39180
   109             $ 3,512,020.34       Balloon              7.27000           0.13320            0.07500           7.13680
   110             $ 3,234,096.71       Balloon              7.36000           0.13820            0.08000           7.22180
----------------------------------------------------------------------------------------------------------------------
   111             $ 3,480,916.87       Balloon              7.62000           0.10820            0.05000           7.51180
   112             $ 3,426,991.27       Balloon              7.46000           0.10820            0.05000           7.35180
   113             $ 3,239,256.83       Balloon              8.39000           0.10820            0.05000           8.28180
   114             $ 3,424,219.19       Balloon              7.27000           0.13320            0.07500           7.13680
   115             $ 3,076,639.29       Balloon              6.86000           0.18320            0.12500           6.67680
----------------------------------------------------------------------------------------------------------------------
   116             $ 3,050,107.27       Balloon              7.27000           0.10820            0.05000           7.16180
   117             $ 3,376,213.39       Balloon              8.11000           0.10820            0.05000           8.00180
   118             $ 3,066,247.26       Balloon              7.30000           0.18320            0.12500           7.11680
   119             $ 3,255,927.63       Balloon              6.95000           0.10820            0.05000           6.84180
   120             $ 3,071,989.77       Balloon              7.80000           0.11320            0.05500           7.68680
----------------------------------------------------------------------------------------------------------------------
   121             $ 2,607,722.93       Balloon              7.61000           0.16320            0.10500           7.44680
   122             $ 2,998,069.15       Balloon              8.13000           0.10820            0.05000           8.02180
   123             $ 3,151,363.34       Balloon              7.16000           0.13820            0.08000           7.02180
   124             $ 3,175,323.78       Balloon              7.45000           0.18320            0.12500           7.26680
   125             $ 3,047,693.96       Balloon              7.41000           0.10820            0.05000           7.30180
----------------------------------------------------------------------------------------------------------------------
   126             $ 3,118,393.01       Balloon              7.41000           0.18320            0.12500           7.22680
   127             $ 3,165,676.59       Balloon              7.33000           0.18320            0.12500           7.14680
   128             $ 3,160,817.70       Balloon              7.27000           0.13320            0.07500           7.13680
   129             $ 3,170,222.54       Balloon              7.38000           0.18320            0.12500           7.19680
   130             $ 3,145,593.74       Balloon              7.81000           0.10820            0.05000           7.70180
----------------------------------------------------------------------------------------------------------------------
   131             $ 3,186,614.04       Balloon              8.45000           0.10820            0.05000           8.34180
   132             $ 3,001,627.75       Balloon              9.18000           0.10820            0.05000           9.07180
   133             $ 3,134,359.26       Balloon              7.46000           0.18320            0.12500           7.27680
   134             $ 3,098,634.17       Balloon              7.31000           0.18320            0.12500           7.12680
   135             $ 2,912,195.54       Balloon              8.93500           0.10820            0.05000           8.82680
----------------------------------------------------------------------------------------------------------------------
   136             $ 3,084,004.54       Balloon              7.41000           0.18320            0.12500           7.22680
   137             $ 3,027,021.79       Balloon              7.34000           0.10820            0.05000           7.23180
   138             $ 2,883,689.59       Balloon              8.00000           0.18320            0.12500           7.81680
   139             $ 3,031,772.39       Balloon              7.41000           0.18320            0.12500           7.22680
   140             $ 3,041,532.56       Balloon              7.96000           0.10820            0.05000           7.85180
----------------------------------------------------------------------------------------------------------------------
   141             $ 2,809,417.85       Balloon              8.33000           0.10820            0.05000           8.22180
   142             $ 3,025,474.84       Balloon              7.75000           0.10820            0.05000           7.64180
   143             $ 2,937,883.93       Balloon              7.30000           0.10820            0.05000           7.19180
   144             $ 2,880,573.76       Balloon              7.02000           0.12820            0.07000           6.89180
   145             $ 2,726,914.37       Balloon              8.83000           0.10820            0.05000           8.72180
----------------------------------------------------------------------------------------------------------------------
   146             $ 2,865,889.77       Balloon              7.44000           0.18320            0.12500           7.25680
   147             $ 2,813,934.15       Balloon              7.33000           0.10820            0.05000           7.22180
   148             $ 2,625,774.20       Balloon              8.91200           0.10820            0.05000           8.80380
   149             $ 2,794,849.49       Balloon              7.68000           0.18320            0.12500           7.49680
   150             $ 2,678,001.45       Balloon              8.43000           0.10820            0.05000           8.32180
----------------------------------------------------------------------------------------------------------------------
   151             $ 2,694,188.43       Balloon              7.56000           0.10820            0.05000           7.45180
   152             $ 2,719,014.24       Balloon              7.23000           0.10820            0.05000           7.12180
   153             $ 2,737,966.06       Balloon              8.92000           0.10820            0.05000           8.81180
   154             $ 2,416,312.16       Balloon              7.24000           0.13820            0.08000           7.10180
   155             $ 2,573,809.82       Balloon              7.74000           0.10820            0.05000           7.63180
----------------------------------------------------------------------------------------------------------------------
   156             $ 2,282,023.21       Balloon              7.22000           0.18320            0.12500           7.03680
   157             $ 2,339,970.38       Balloon              8.67000           0.10820            0.05000           8.56180
   158             $ 2,327,074.51       Balloon              8.44000           0.10820            0.05000           8.33180
   159             $ 2,324,653.02       Balloon              8.69000           0.10820            0.05000           8.58180
   160             $ 2,271,207.53       Balloon              7.44000           0.13820            0.08000           7.30180
----------------------------------------------------------------------------------------------------------------------
   161             $ 2,415,587.61       Balloon              7.23000           0.18320            0.12500           7.04680
   162             $ 2,428,826.65       Balloon              6.81000           0.10820            0.05000           6.70180
   163             $ 2,422,533.31       Balloon              7.40000           0.18320            0.12500           7.21680
   164             $ 2,374,075.48       Balloon              7.26000           0.10820            0.05000           7.15180
   165             $ 2,331,895.42       Balloon              6.96000           0.10820            0.05000           6.85180
----------------------------------------------------------------------------------------------------------------------
   166             $ 2,335,720.46       Balloon              8.96000           0.10820            0.05000           8.85180
   167             $ 2,384,084.86       Balloon              7.50000           0.18320            0.12500           7.31680
   168             $ 2,085,816.94       Balloon              7.11000           0.13820            0.08000           6.97180
   169             $ 2,241,506.35       Balloon              7.20000           0.10820            0.05000           7.09180
   170             $ 2,274,211.45       Balloon              7.86000           0.10820            0.05000           7.75180
----------------------------------------------------------------------------------------------------------------------
   171             $ 2,277,884.61       Balloon              7.60000           0.10820            0.05000           7.49180
   172             $ 1,783,556.25       Balloon              7.45000           0.13820            0.08000           7.31180
   173             $ 1,201,560.53       Balloon              8.06000           0.10820            0.05000           7.95180
   174             $ 2,071,317.87       Balloon              7.64000           0.18320            0.12500           7.45680
   175             $ 2,110,961.72       Balloon              7.40000           0.13820            0.08000           7.26180
----------------------------------------------------------------------------------------------------------------------
   176             $ 2,210,920.92       Balloon              7.91000           0.18320            0.12500           7.72680
   177             $ 2,192,528.02       Balloon              7.22000           0.13820            0.08000           7.08180
   178             $ 2,017,026.06       Balloon              7.96000           0.10820            0.05000           7.85180
   179             $ 2,180,262.35       Balloon              7.72000           0.10820            0.05000           7.61180
   180             $ 2,166,996.33       Balloon              7.44000           0.10820            0.05000           7.33180
----------------------------------------------------------------------------------------------------------------------
   181             $ 1,978,420.91       Hyperamortizing      7.23000           0.10820            0.05000           7.12180
   182             $ 1,727,544.38       Balloon              8.34000           0.10820            0.05000           8.23180
   183             $ 1,998,891.94       Balloon              8.00000           0.10820            0.05000           7.89180
   184             $ 2,164,243.44       Balloon              7.48000           0.18320            0.12500           7.29680
   185             $ 2,160,439.24       Balloon              7.44000           0.18320            0.12500           7.25680
----------------------------------------------------------------------------------------------------------------------
   186             $ 2,109,034.02       Balloon              7.31000           0.12820            0.07000           7.18180
   187             $ 2,099,593.09       Balloon              7.13000           0.10820            0.05000           7.02180
   188             $ 1,628,239.05       Balloon              7.50000           0.18320            0.12500           7.31680
   189             $ 2,043,780.14       Balloon              7.31000           0.18320            0.12500           7.12680
   190             $ 2,003,899.60       Balloon              6.98000           0.18320            0.12500           6.79680
----------------------------------------------------------------------------------------------------------------------
   191             $ 1,868,196.10       Balloon              7.52000           0.10820            0.05000           7.41180
   192             $ 1,912,524.84       Balloon              9.22000           0.10820            0.05000           9.11180
   193             $ 1,998,478.50       Balloon              7.63000           0.18320            0.12500           7.44680
   194             $ 1,786,647.90       Balloon              8.22000           0.10820            0.05000           8.11180


   195             $ 1,752,678.42       Balloon              7.25000           0.18320            0.12500           7.06680
----------------------------------------------------------------------------------------------------------------------
   196             $ 1,697,213.31       Balloon              7.32000           0.13820            0.08000           7.18180
   197             $ 1,740,987.72       Balloon              8.21000           0.18320            0.12500           8.02680
   198             $ 1,830,637.21       Balloon              7.70000           0.10820            0.05000           7.59180
   199             $ 1,788,475.23       Balloon              7.97000           0.10820            0.05000           7.86180
   200             $ 1,637,261.86       Balloon              7.36000           0.13820            0.08000           7.22180
----------------------------------------------------------------------------------------------------------------------
   201             $ 1,607,986.92       Balloon              7.15000           0.10820            0.05000           7.04180
   202             $ 1,757,360.77       Balloon              7.30000           0.13820            0.08000           7.16180
   203             $ 1,630,634.44       Balloon              7.64000           0.13820            0.08000           7.50180
   204             $ 1,758,444.11       Balloon              8.11000           0.10820            0.05000           8.00180
   205             $ 1,330,880.38       Balloon              7.81000           0.18320            0.12500           7.62680
----------------------------------------------------------------------------------------------------------------------
   206             $ 1,519,805.29       Balloon              7.45000           0.18320            0.12500           7.26680
   207             $ 1,480,732.26       Balloon              7.03000           0.18320            0.12500           6.84680
   208             $ 1,562,703.97       Balloon              8.87500           0.10820            0.05000           8.76680
   209             $ 1,594,019.97       Balloon              7.61000           0.18320            0.12500           7.42680
   210             $ 1,580,408.96       Balloon              7.27000           0.13320            0.07500           7.13680


----------------------------------------------------------------------------------------------------------------------
   211             $ 1,463,658.79       Balloon              7.55000           0.18320            0.12500           7.36680
   212               $ 817,178.19       Balloon              7.09000           0.18320            0.12500           6.90680
   213             $ 1,371,690.39       Balloon              7.30000           0.10820            0.05000           7.19180
   214             $ 1,384,691.52       Balloon              8.34000           0.10820            0.05000           8.23180
   215             $ 1,301,369.57       Balloon              7.31000           0.10820            0.05000           7.20180
----------------------------------------------------------------------------------------------------------------------
   216             $ 1,362,786.54       Balloon              6.84000           0.12820            0.07000           6.71180
   217             $ 1,270,422.19       Balloon              8.26000           0.10820            0.05000           8.15180
   218             $ 1,193,950.86       Balloon              8.09000           0.18320            0.12500           7.90680
   219             $ 1,282,958.45       Balloon              7.85000           0.10820            0.05000           7.74180
   220             $ 1,159,129.21       Balloon              7.87000           0.10820            0.05000           7.76180
----------------------------------------------------------------------------------------------------------------------
   221             $ 1,174,264.50       Balloon              8.82500           0.10820            0.05000           8.71680
   222             $ 1,122,786.11       Balloon              7.10000           0.18320            0.12500           6.91680
   223             $ 1,161,786.90       Balloon              9.13000           0.10820            0.05000           9.02180
   224             $ 1,123,221.84       Balloon              8.61000           0.10820            0.05000           8.50180
   225             $ 1,178,859.33       Balloon              7.06000           0.12820            0.07000           6.93180
----------------------------------------------------------------------------------------------------------------------
   226             $ 1,138,367.33       Balloon              7.14000           0.10820            0.05000           7.03180
   227               $ 892,626.61       Balloon              7.26000           0.13820            0.08000           7.12180
   228               $ 945,238.43       Balloon              9.84000           0.10820            0.05000           9.73180
   229             $ 1,100,692.18       Balloon              7.39000           0.18320            0.12500           7.20680
   230             $ 1,006,287.61       Balloon              9.75000           0.10820            0.05000           9.64180
----------------------------------------------------------------------------------------------------------------------
   231             $ 1,023,735.01       Balloon              7.79000           0.10820            0.05000           7.68180
   232             $ 1,010,741.68       Balloon              7.31000           0.14820            0.09000           7.16180
   233               $ 993,163.47       Balloon              7.31000           0.14820            0.09000           7.16180
   234               $ 969,081.70       Balloon              7.36000           0.10820            0.05000           7.25180
   235               $ 963,487.57       Balloon              7.15000           0.18320            0.12500           6.96680
----------------------------------------------------------------------------------------------------------------------
   236               $ 965,804.81       Balloon              7.27000           0.10820            0.05000           7.16180
   237               $ 894,694.47       Balloon              8.10000           0.10820            0.05000           7.99180
   238               $ 902,071.83       Balloon              8.62000           0.10820            0.05000           8.51180
   239             $ 1,004,314.47       Balloon              7.63000           0.18320            0.12500           7.44680
   240               $ 476,976.50       Balloon              7.58000           0.13820            0.08000           7.44180
   241               $ 844,380.45       Balloon              9.25000           0.10820            0.05000           9.14180
   242               $ 728,850.12       Balloon              7.42000           0.18320            0.12500           7.23680
   243               $ 740,377.97       Balloon              8.34000           0.18320            0.12500           8.15680
   244                $ 10,271.35       Fully Amortizing     8.21000           0.10820            0.05000           8.10180
   245               $ 622,572.60       Balloon              8.67000           0.10820            0.05000           8.56180
----------------------------------------------------------------------------------------------------------------------
   246               $ 728,775.35       Balloon              7.48000           0.18320            0.12500           7.29680
   247               $ 711,913.47       Balloon              7.31000           0.14820            0.09000           7.16180
   248               $ 709,002.42       Balloon              7.61000           0.18320            0.12500           7.42680
   249               $ 614,604.04       Balloon              7.27000           0.13320            0.07500           7.13680
   250               $ 622,194.25       Balloon              8.75000           0.10820            0.05000           8.64180
----------------------------------------------------------------------------------------------------------------------
   251               $ 602,035.00       Balloon              8.62500           0.10820            0.05000           8.51680
   252               $ 436,086.85       Balloon              7.30000           0.10820            0.05000           7.19180
   253               $ 333,011.77       Balloon              7.30000           0.10820            0.05000           7.19180


                               FIRST                       INTEREST                                       ORIGINAL TERM
CONTROL       NOTE            PAYMENT                      ACCRUAL                      MONTHLY         TO MATURITY / ARD
NUMBER        DATE             DATE                        METHOD                       PAYMENT             (MONTHS)
    1       12/05/97        02/01/98            Actual Days / 360 Year-Days           $ 396,797.36               120
    2       12/23/97        02/11/98            Actual Days / 360 Year-Days           $ 342,793.58               120
    3       01/27/98        03/01/98            Actual Days / 360 Year-Days           $ 274,306.96               120
    4       01/02/98        03/01/98            30 Month-Days / 360 Year-Days         $ 221,434.42               120
    5       12/30/97        02/01/98            30 Month-Days / 360 Year-Days         $ 165,394.58               120
---------------------------------------------------------------------------------------------------------------------
    6       12/24/97        02/01/98            30 Month-Days / 360 Year-Days         $ 157,212.67               120


    7       12/10/97        02/01/98            Actual Days / 360 Year-Days           $ 141,378.89               120
    8       12/18/97        02/01/98            Actual Days / 360 Year-Days           $ 115,241.77               120
    9       10/30/97        12/01/97            30 Month-Days / 360 Year-Days         $ 121,864.83               120
   10       05/01/97        07/01/97            30 Month-Days / 360 Year-Days         $ 125,057.25               120




---------------------------------------------------------------------------------------------------------------------
   11       11/25/97        01/01/98            Actual Days / 360 Year-Days           $ 104,930.83               120
   12       01/16/98        03/01/98            Actual Days / 360 Year-Days           $ 101,868.08               120
   13       11/07/97        01/01/98            30 Month-Days / 360 Year-Days          $ 97,248.69               120
   14       12/12/97        02/01/98            Actual Days / 360 Year-Days            $ 98,974.84               120
   15       08/29/97        10/01/97            30 Month-Days / 360 Year-Days         $ 107,435.13               120
---------------------------------------------------------------------------------------------------------------------
   16       02/20/98        04/01/98            Actual Days / 360 Year-Days            $ 87,251.66                84
   17       12/23/97        02/01/98            Actual Days / 360 Year-Days            $ 92,950.86               120
   18       12/03/97        02/01/98            30 Month-Days / 360 Year-Days          $ 82,431.67               120
   19       12/30/97        02/01/98            Actual Days / 360 Year-Days            $ 86,891.51               120
   20       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 84,122.21               120
---------------------------------------------------------------------------------------------------------------------
   21       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 73,210.71               120
   22       12/04/97        01/01/98            30 Month-Days / 360 Year-Days          $ 72,454.54               121


   23       10/30/97        12/01/97            30 Month-Days / 360 Year-Days          $ 72,584.12               120
   24       01/07/98        03/01/98            Actual Days / 360 Year-Days            $ 67,878.82               120
   25       01/16/98        03/01/98            Actual Days / 360 Year-Days            $ 62,456.98               120
---------------------------------------------------------------------------------------------------------------------
   26       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 59,990.99               120
   27       11/26/97        01/01/98            Actual Days / 360 Year-Days            $ 59,615.11               120
   28       10/22/97        12/01/97            30 Month-Days / 360 Year-Days          $ 59,243.11               120
   29       12/30/97        02/01/98            Actual Days / 360 Year-Days            $ 64,482.22               120
   30       12/24/97        02/01/98            Actual Days / 360 Year-Days            $ 59,603.29               120
---------------------------------------------------------------------------------------------------------------------
   31       11/25/97        01/01/98            30 Month-Days / 360 Year-Days          $ 57,467.52               121
   32       01/13/98        03/01/98            Actual Days / 360 Year-Days            $ 53,385.48               120
   33       12/22/97        02/01/98            30 Month-Days / 360 Year-Days          $ 54,357.22               120
   34       12/19/97        02/01/98            30 Month-Days / 360 Year-Days          $ 53,063.11               120
   35       01/15/98        03/01/98            Actual Days / 360 Year-Days            $ 57,104.95               120
---------------------------------------------------------------------------------------------------------------------
   36       08/07/97        09/01/97            Actual Days / 360 Year-Days            $ 58,088.87               120
   37       12/08/97        02/01/98            Actual Days / 360 Year-Days            $ 52,425.84               120
   38       11/13/97        01/01/98            30 Month-Days / 360 Year-Days          $ 54,050.58               120
   39       12/30/97        02/01/98            30 Month-Days / 360 Year-Days          $ 52,394.20               120
   40       12/31/97        02/01/98            30 Month-Days / 360 Year-Days          $ 50,947.00               120
---------------------------------------------------------------------------------------------------------------------
   41       10/31/97        12/01/97            30 Month-Days / 360 Year-Days          $ 50,405.62               120
   42       10/14/97        12/01/97            30 Month-Days / 360 Year-Days          $ 53,514.63                84
   43       06/27/97        08/01/97            30 Month-Days / 360 Year-Days          $ 55,535.68               120
   44       12/11/97        02/01/98            Actual Days / 360 Year-Days            $ 58,312.59               120
   45       01/09/98        03/01/98            Actual Days / 360 Year-Days            $ 45,215.90                84
---------------------------------------------------------------------------------------------------------------------
   46       12/30/97        02/01/98            Actual Days / 360 Year-Days            $ 48,753.43               120
   47       10/22/97        12/01/97            30 Month-Days / 360 Year-Days          $ 47,257.51               120
   48       12/17/97        02/01/98            Actual Days / 360 Year-Days            $ 45,240.57               120
   49       01/08/98        03/01/98            Actual Days / 360 Year-Days            $ 47,326.07                84
   50       12/24/97        02/01/98            Actual Days / 360 Year-Days            $ 51,473.14               120
---------------------------------------------------------------------------------------------------------------------
   51       10/01/97        11/01/97            30 Month-Days / 360 Year-Days          $ 48,986.68               120
   52       07/24/97        09/01/97            30 Month-Days / 360 Year-Days          $ 50,617.08               120
   53       11/18/97        12/01/97            30 Month-Days / 360 Year-Days          $ 45,049.42               120
   54       11/04/97        01/01/98            30 Month-Days / 360 Year-Days          $ 46,193.33               120
   55       11/24/97        01/01/98            Actual Days / 360 Year-Days            $ 46,028.95               120
---------------------------------------------------------------------------------------------------------------------
   56       12/23/97        02/01/98            Actual Days / 360 Year-Days            $ 46,231.31               120
   57       11/21/97        01/01/98            30 Month-Days / 360 Year-Days          $ 51,162.42               120
   58       02/04/98        04/01/98            Actual Days / 360 Year-Days            $ 43,189.06               120
   59       06/30/97        08/01/97            30 Month-Days / 360 Year-Days          $ 47,835.96               120
   60       08/07/97        09/01/97            Actual Days / 360 Year-Days            $ 45,744.98               120
---------------------------------------------------------------------------------------------------------------------
   61       08/28/97        10/01/97            30 Month-Days / 360 Year-Days          $ 44,067.89               120
   62       08/07/97        09/01/97            Actual Days / 360 Year-Days            $ 44,292.76               120
   63       06/13/97        08/01/97            30 Month-Days / 360 Year-Days          $ 50,577.95               120
   64       12/15/97        02/01/98            Actual Days / 360 Year-Days            $ 41,396.02               120
   65       10/22/97        12/01/97            30 Month-Days / 360 Year-Days          $ 39,725.57               120
---------------------------------------------------------------------------------------------------------------------
   66       08/29/97        10/01/97            30 Month-Days / 360 Year-Days          $ 45,622.12               120
   67       11/26/97        01/01/98            30 Month-Days / 360 Year-Days          $ 37,750.60               120
   68       12/16/97        02/01/98            Actual Days / 360 Year-Days            $ 36,739.51               120
   69       12/31/97        02/01/98            Actual Days / 360 Year-Days            $ 41,796.17               120
   70       11/12/97        01/01/98            Actual Days / 360 Year-Days            $ 42,220.68               120
---------------------------------------------------------------------------------------------------------------------
   71       12/09/97        02/01/98            30 Month-Days / 360 Year-Days          $ 39,800.21               120
   72       10/30/97        12/01/97            30 Month-Days / 360 Year-Days          $ 37,204.49               120
   73       12/08/97        02/01/98            Actual Days / 360 Year-Days            $ 36,227.27               120
   74       01/28/98        03/01/98            Actual Days / 360 Year-Days            $ 38,719.47               120
   75       06/26/97        08/01/97            Actual Days / 360 Year-Days            $ 41,695.12                84
---------------------------------------------------------------------------------------------------------------------
   76       10/29/97        12/01/97            30 Month-Days / 360 Year-Days          $ 35,554.52               120
   77       01/16/98        03/01/98            Actual Days / 360 Year-Days            $ 34,980.73               120
   78       12/26/97        02/01/98            Actual Days / 360 Year-Days            $ 42,597.14               120
   79       11/21/97        01/01/98            30 Month-Days / 360 Year-Days          $ 39,396.42               120


   80       11/24/97        01/01/98            Actual Days / 360 Year-Days            $ 37,324.40               120
---------------------------------------------------------------------------------------------------------------------
   81       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 34,960.99               120
   82       11/14/97        01/01/98            30 Month-Days / 360 Year-Days          $ 35,786.07               120
   83       11/18/97        01/01/98            30 Month-Days / 360 Year-Days          $ 33,669.05               120
   84       08/07/97        09/01/97            Actual Days / 360 Year-Days            $ 36,015.10               120
   85       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 34,060.42               120
---------------------------------------------------------------------------------------------------------------------
   86       12/05/97        02/01/98            Actual Days / 360 Year-Days            $ 32,126.07               120
   87       12/03/97        02/01/98            30 Month-Days / 360 Year-Days          $ 32,062.29               120
   88       01/20/98        03/01/98            Actual Days / 360 Year-Days            $ 36,750.03               120
   89       10/22/97        12/01/97            30 Month-Days / 360 Year-Days          $ 31,676.23               120
   90       01/16/98        03/01/98            Actual Days / 360 Year-Days            $ 30,284.12               120
---------------------------------------------------------------------------------------------------------------------
   91       12/31/97        02/01/98            30 Month-Days / 360 Year-Days          $ 31,720.84               120
   92       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 30,881.28               120
   93       12/29/97        02/01/98            30 Month-Days / 360 Year-Days          $ 30,484.57               120
   94       12/19/97        02/01/98            Actual Days / 360 Year-Days            $ 30,302.15               120
   95       07/25/97        09/01/97            30 Month-Days / 360 Year-Days          $ 32,114.25               120
---------------------------------------------------------------------------------------------------------------------
   96       01/16/98        03/01/98            Actual Days / 360 Year-Days            $ 29,258.10               120
   97       12/18/97        02/01/98            Actual Days / 360 Year-Days            $ 30,524.77                84
   98       11/12/97        01/01/98            30 Month-Days / 360 Year-Days          $ 32,714.14               120
   99       11/17/97        01/01/98            Actual Days / 360 Year-Days            $ 29,499.32               120
  100       12/29/97        02/01/98            Actual Days / 360 Year-Days            $ 30,036.79               120
---------------------------------------------------------------------------------------------------------------------
  101       09/15/97        11/01/97            30 Month-Days / 360 Year-Days          $ 31,656.86               120
  102       09/04/97        11/01/97            30 Month-Days / 360 Year-Days          $ 31,259.10               120
  103       11/19/97        01/01/98            Actual Days / 360 Year-Days            $ 27,526.49               120
  104       08/07/97        09/01/97            Actual Days / 360 Year-Days            $ 30,024.68               120
  105       12/05/97        02/01/98            Actual Days / 360 Year-Days            $ 28,527.55               120
---------------------------------------------------------------------------------------------------------------------
  106       08/29/97        10/01/97            30 Month-Days / 360 Year-Days          $ 30,600.40               120
  107       01/29/98        03/01/98            Actual Days / 360 Year-Days            $ 27,422.84               120
  108       12/19/97        02/01/98            30 Month-Days / 360 Year-Days          $ 27,968.58               120
  109       12/05/97        02/01/98            Actual Days / 360 Year-Days            $ 27,341.33               120
  110       12/15/97        02/01/98            Actual Days / 360 Year-Days            $ 29,196.35               120
---------------------------------------------------------------------------------------------------------------------
  111       10/27/97        12/01/97            30 Month-Days / 360 Year-Days          $ 28,297.99               120
  112       12/30/97        02/01/98            Actual Days / 365 Year-Days            $ 27,510.86               120
  113       06/16/97        08/01/97            30 Month-Days / 360 Year-Days          $ 31,689.72               120
  114       12/05/97        02/01/98            Actual Days / 360 Year-Days            $ 26,657.80               120
  115       01/14/98        03/01/98            Actual Days / 360 Year-Days            $ 26,972.81               120
---------------------------------------------------------------------------------------------------------------------
  116       11/04/97        01/01/98            30 Month-Days / 360 Year-Days          $ 27,877.69               120
  117       07/01/97        09/01/97            30 Month-Days / 360 Year-Days          $ 28,471.58               120
  118       01/22/98        03/01/98            Actual Days / 360 Year-Days            $ 27,589.19               120
  119       01/16/98        03/01/98            Actual Days / 360 Year-Days            $ 24,756.85               120
  120       10/22/97        12/01/97            Actual Days / 360 Year-Days            $ 28,448.04               120
---------------------------------------------------------------------------------------------------------------------
  121       12/29/97        02/01/98            Actual Days / 360 Year-Days            $ 30,462.47               120
  122       08/01/97        10/01/97            30 Month-Days / 360 Year-Days          $ 28,876.57               120
  123       01/22/98        03/01/98            Actual Days / 360 Year-Days            $ 24,338.97               120
  124       12/03/97        02/01/98            Actual Days / 360 Year-Days            $ 25,048.58               120
  125       12/23/97        02/01/98            30 Month-Days / 360 Year-Days          $ 24,950.24               132
---------------------------------------------------------------------------------------------------------------------
  126       12/23/97        02/01/98            30 Month-Days / 360 Year-Days          $ 24,950.24               120
  127       12/24/97        02/01/98            Actual Days / 360 Year-Days            $ 24,754.00               120
  128       12/05/97        02/01/98            Actual Days / 360 Year-Days            $ 24,607.20               120
  129       11/12/97        01/01/98            Actual Days / 360 Year-Days            $ 24,876.57               120
  130       10/31/97        12/01/97            30 Month-Days / 360 Year-Days          $ 25,940.26               120
---------------------------------------------------------------------------------------------------------------------
  131       08/07/97        10/01/97            30 Month-Days / 360 Year-Days          $ 27,553.42               120
  132       05/23/97        07/01/97            30 Month-Days / 360 Year-Days          $ 30,766.74               120
  133       02/06/98        04/01/98            Actual Days / 360 Year-Days            $ 24,724.95               120
  134       11/21/97        01/01/98            Actual Days / 360 Year-Days            $ 24,190.34               120
  135       05/23/97        07/01/97            30 Month-Days / 360 Year-Days          $ 29,424.93               120
---------------------------------------------------------------------------------------------------------------------
  136       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 24,257.17               120
  137       11/19/97        01/01/98            30 Month-Days / 360 Year-Days          $ 24,090.20               120
  138       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 27,013.57               120
  139       10/31/97        12/01/97            30 Month-Days / 360 Year-Days          $ 24,257.17               120
  140       10/28/97        12/01/97            30 Month-Days / 360 Year-Days          $ 25,364.94               120
---------------------------------------------------------------------------------------------------------------------
  141       06/30/97        08/01/97            30 Month-Days / 360 Year-Days          $ 27,386.22               120
  142       12/31/97        02/01/98            Actual Days / 360 Year-Days            $ 24,358.02               120
  143       12/02/97        02/01/98            30 Month-Days / 360 Year-Days          $ 23,309.41               120
  144       02/27/98        04/01/98            Actual Days / 360 Year-Days            $ 21,999.33               120
  145       09/10/97        11/01/97            30 Month-Days / 360 Year-Days          $ 27,310.33               119
---------------------------------------------------------------------------------------------------------------------
  146       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 22,591.09               120
  147       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 22,003.55               120
  148       05/15/97        07/01/97            30 Month-Days / 360 Year-Days          $ 26,495.08               120
  149       11/10/97        01/01/98            Actual Days / 360 Year-Days            $ 22,414.80               120
  150       06/27/97        08/01/97            30 Month-Days / 360 Year-Days          $ 24,746.30               120
---------------------------------------------------------------------------------------------------------------------
  151       12/18/97        02/01/98            30 Month-Days / 360 Year-Days          $ 21,803.16               120
  152       12/31/97        02/01/98            Actual Days / 360 Year-Days            $ 21,105.43               120
  153       07/09/97        09/01/97            30 Month-Days / 360 Year-Days          $ 24,493.42               120
  154       01/30/98        03/01/98            Actual Days / 360 Year-Days            $ 21,664.88               120
  155       09/11/97        11/01/97            30 Month-Days / 360 Year-Days          $ 21,113.78               120
---------------------------------------------------------------------------------------------------------------------
  156       01/06/98        03/01/98            Actual Days / 360 Year-Days            $ 20,436.81               120
  157       06/09/97        08/01/97            30 Month-Days / 360 Year-Days          $ 23,276.39               120
  158       06/30/97        08/01/97            30 Month-Days / 360 Year-Days          $ 22,833.85               120
  159       09/11/97        11/01/97            30 Month-Days / 360 Year-Days          $ 23,151.41               120
  160       02/02/98        04/01/98            Actual Days / 360 Year-Days            $ 20,582.60               120
---------------------------------------------------------------------------------------------------------------------
  161       01/14/98        03/01/98            30 Month-Days / 360 Year-Days          $ 19,062.97               120
  162       12/30/97        02/01/98            Actual Days / 360 Year-Days            $ 18,272.56               120
  163       12/02/97        02/01/98            Actual Days / 360 Year-Days            $ 19,040.44               120
  164       12/12/97        02/01/98            30 Month-Days / 360 Year-Days          $ 18,778.50               120
  165       11/21/97        01/01/98            30 Month-Days / 360 Year-Days          $ 18,023.22               120
---------------------------------------------------------------------------------------------------------------------
  166       05/06/97        07/01/97            30 Month-Days / 360 Year-Days          $ 22,337.56               120
  167       01/29/98        03/01/98            Actual Days / 360 Year-Days            $ 18,878.79               120
  168       01/16/98        03/01/98            Actual Days / 360 Year-Days            $ 18,559.11               120
  169       11/14/97        01/01/98            30 Month-Days / 360 Year-Days          $ 17,648.50               120
  170       10/08/97        12/01/97            30 Month-Days / 360 Year-Days          $ 18,824.74               120
---------------------------------------------------------------------------------------------------------------------
  171       09/08/97        11/01/97            30 Month-Days / 360 Year-Days          $ 19,383.21                84
  172       01/27/98        03/01/98            Actual Days / 360 Year-Days            $ 20,705.50               120
  173       08/19/97        10/01/97            30 Month-Days / 360 Year-Days          $ 25,081.78               120
  174       11/03/97        01/01/98            Actual Days / 360 Year-Days            $ 19,002.29               120
  175       12/12/97        02/01/98            30 Month-Days / 360 Year-Days          $ 17,955.04               120
---------------------------------------------------------------------------------------------------------------------
  176       10/01/97        11/01/97            30 Month-Days / 360 Year-Days          $ 18,369.38               120
  177       11/19/97        01/01/98            Actual Days / 360 Year-Days            $ 17,003.57               120
  178       12/17/97        02/01/98            30 Month-Days / 360 Year-Days          $ 19,229.21               120
  179       10/30/97        12/01/97            30 Month-Days / 360 Year-Days          $ 17,858.51               120
  180       10/31/97        12/01/97            30 Month-Days / 360 Year-Days          $ 17,377.77               120
---------------------------------------------------------------------------------------------------------------------
  181       11/10/97        01/01/98            30 Month-Days / 360 Year-Days          $ 18,037.97               120
  182       12/05/97        02/01/98            30 Month-Days / 360 Year-Days          $ 21,271.54               120
  183       09/23/97        11/01/97            30 Month-Days / 360 Year-Days          $ 19,102.45               120
  184       02/26/98        04/01/98            Actual Days / 360 Year-Days            $ 17,097.22               120
  185       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 17,030.21               120
---------------------------------------------------------------------------------------------------------------------
  186       01/07/98        03/01/98            Actual Days / 360 Year-Days            $ 16,470.02               120
  187       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 16,177.34               120
  188       11/18/97        01/01/98            Actual Days / 360 Year-Days            $ 18,931.44               120
  189       11/21/97        01/01/98            Actual Days / 360 Year-Days            $ 15,955.33               120
  190       01/15/98        03/01/98            Actual Days / 360 Year-Days            $ 15,271.08               120
---------------------------------------------------------------------------------------------------------------------
  191       01/28/98        03/01/98            Actual Days / 360 Year-Days            $ 17,026.73               120
  192       05/09/97        07/01/97            30 Month-Days / 360 Year-Days          $ 19,649.19               120
  193       01/20/98        03/01/98            Actual Days / 360 Year-Days            $ 15,975.59               120
  194       08/28/97        10/01/97            30 Month-Days / 360 Year-Days          $ 17,301.82               120


  195       12/23/97        02/01/98            Actual Days / 360 Year-Days            $ 15,721.05               120
---------------------------------------------------------------------------------------------------------------------
  196       02/03/98        04/01/98            Actual Days / 360 Year-Days            $ 15,273.78               120
  197       11/10/97        01/01/98            Actual Days / 360 Year-Days            $ 16,501.36               120
  198       09/04/97        11/01/97            30 Month-Days / 360 Year-Days          $ 14,972.16               120
  199       07/10/97        09/01/97            30 Month-Days / 360 Year-Days          $ 14,926.16               120
  200       12/23/97        02/01/98            Actual Days / 360 Year-Days            $ 14,780.65               120
---------------------------------------------------------------------------------------------------------------------
  201       02/05/98        04/01/98            Actual Days / 360 Year-Days            $ 14,327.50               120
  202       12/24/97        02/01/98            Actual Days / 360 Year-Days            $ 13,711.42               120
  203       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 14,962.43               120
  204       07/01/97        09/01/97            30 Month-Days / 360 Year-Days          $ 14,828.95               120
  205       11/06/97        01/01/98            Actual Days / 360 Year-Days            $ 15,668.43               120
---------------------------------------------------------------------------------------------------------------------
  206       01/20/98        03/01/98            Actual Days / 360 Year-Days            $ 13,795.16               120
  207       12/24/97        02/01/98            Actual Days / 360 Year-Days            $ 13,110.84               120
  208       06/26/97        08/01/97            Actual Days / 360 Year-Days            $ 15,367.08               120
  209       12/23/97        02/01/98            Actual Days / 360 Year-Days            $ 12,721.72               120
  210       12/05/97        02/01/98            Actual Days / 360 Year-Days            $ 12,303.60               120


---------------------------------------------------------------------------------------------------------------------
  211       12/08/97        02/01/98            Actual Days / 360 Year-Days            $ 13,360.44               120
  212       01/30/98        03/01/98            Actual Days / 360 Year-Days            $ 15,817.68               120
  213       12/23/97        02/01/98            30 Month-Days / 360 Year-Days          $ 12,560.34               120
  214       09/15/97        11/01/97            30 Month-Days / 360 Year-Days          $ 13,506.05               120
  215       12/22/97        02/01/98            Actual Days / 360 Year-Days            $ 11,714.03               120
---------------------------------------------------------------------------------------------------------------------
  216       01/07/98        03/01/98            Actual Days / 360 Year-Days            $ 10,277.09               120
  217       06/25/97        08/01/97            30 Month-Days / 360 Year-Days          $ 11,316.38               120
  218       09/30/97        11/01/97            Actual Days / 360 Year-Days            $ 11,239.03               120
  219       11/24/97        01/01/98            Actual Days / 360 Year-Days            $ 10,416.02               120
  220       12/23/97        02/01/98            30 Month-Days / 360 Year-Days          $ 10,990.43               120
---------------------------------------------------------------------------------------------------------------------
  221       05/30/97        07/01/97            30 Month-Days / 360 Year-Days          $ 11,788.25               120
  222       01/27/98        03/01/98            Actual Days / 360 Year-Days             $ 9,984.40               120
  223       05/15/97        07/01/97            30 Month-Days / 360 Year-Days          $ 11,873.63               120
  224       10/02/97        12/01/97            30 Month-Days / 360 Year-Days          $ 11,133.35               120
  225       12/22/97        02/01/98            Actual Days / 360 Year-Days             $ 9,036.05               120
---------------------------------------------------------------------------------------------------------------------
  226       02/05/98        04/01/98            Actual Days / 360 Year-Days             $ 8,771.51               120
  227       01/16/98        03/01/98            Actual Days / 360 Year-Days            $ 10,282.77               120
  228       05/28/97        07/01/97            30 Month-Days / 360 Year-Days          $ 12,407.78               120
  229       01/02/98        03/01/98            Actual Days / 360 Year-Days             $ 8,646.22               120
  230       05/27/97        07/01/97            Silent                                 $ 10,660.23               120
---------------------------------------------------------------------------------------------------------------------
  231       02/05/98        04/01/98            Actual Days / 360 Year-Days             $ 8,270.55               120
  232       12/22/97        02/01/98            Actual Days / 360 Year-Days             $ 7,891.88               120
  233       12/22/97        02/01/98            Actual Days / 360 Year-Days             $ 7,754.63               120
  234       12/29/97        02/01/98            30 Month-Days / 360 Year-Days           $ 7,724.12               120
  235       02/26/98        04/01/98            Actual Days / 360 Year-Days             $ 7,429.47               120
---------------------------------------------------------------------------------------------------------------------
  236       12/02/97        02/01/98            Actual Days / 360 Year-Days             $ 7,518.87               120
  237       07/17/97        09/01/97            30 Month-Days / 360 Year-Days           $ 8,601.90               120
  238       05/13/97        07/01/97            30 Month-Days / 360 Year-Days           $ 8,946.63               120
  239       12/01/97        02/01/98            Actual Days / 360 Year-Days             $ 7,647.89                84
  240       10/10/97        12/01/97            Actual Days / 360 Year-Days             $ 9,315.64               120
  241       07/21/97        09/01/97            Actual Days / 360 Year-Days             $ 8,478.18               120
  242       01/07/98        03/01/98            Actual Days / 360 Year-Days             $ 6,604.16               120
  243       12/16/97        02/01/98            Actual Days / 360 Year-Days             $ 7,070.82               120
  244       12/23/97        02/01/98            Actual Days / 360 Year-Days            $ 11,019.61               120
  245       06/09/97        08/01/97            30 Month-Days / 360 Year-Days           $ 7,775.72               120
---------------------------------------------------------------------------------------------------------------------
  246       02/26/98        04/01/98            Actual Days / 360 Year-Days             $ 5,757.23               120
  247       12/22/97        02/01/98            Actual Days / 360 Year-Days             $ 5,558.63               120
  248       02/06/98        04/01/98            Actual Days / 360 Year-Days             $ 5,654.10               120
  249       12/05/97        02/01/98            Actual Days / 360 Year-Days             $ 4,784.73               120
  250       06/25/97        08/01/97            Silent                                  $ 5,506.90               121
---------------------------------------------------------------------------------------------------------------------
  251       07/21/97        09/01/97            Actual Days / 360 Year-Days             $ 5,161.41               120
  252       12/23/97        02/01/98            30 Month-Days / 360 Year-Days           $ 3,993.17               120
  253       12/23/97        02/01/98            30 Month-Days / 360 Year-Days           $ 3,049.33               120


                             REMAINING
        ORIGINAL             TERM TO  SCHEDULED
       AMORTIZATION          MATURITY  MATURITY       CROSS               LOCKOUT
CONTROL  TERM     SEASONING   / ARD     DATE/     COLLATERALIZED RELATED EXPIRATION
NUMBER (MONTHS)   (MONTHS)   (MONTHS)   ARD           LOANS      LOANS     DATE    PREPAYMENT PENALTY DESCRIPTION (MONTHS)
   1      360        3          117    01/01/08                           04/30/00 LO(28)/Defeasance(91)/FREE(1)
   2      360        3          117    01/11/08                           05/10/00 LO(28)/Defeasance(89)/FREE(3)
   3      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
   4      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
   5      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
   6      360        3          117    01/01/08                           12/31/00 LO(36)/Defeasance(84)


   7      360        3          117    12/31/07                           12/31/00 LO(36)/Defeasance(84)
   8      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
   9      300        5          115    11/01/07                           11/30/01 LO(49)/> YM or 1%(65)/FREE(6)
  10      360       10          110    06/01/07                           06/30/01 LO(49)/>YM or 1%(65)/FREE(6)




-----------------------------------------------------------------------------------------------------------------------------------
  11      360        4          116    11/30/07                           11/30/00 LO(36)/Defeasance(84)
  12      300        2          118    02/01/08   Yes(c)         Yes (1)  01/31/02 LO(48)/YM(66)/FREE(6)
  13      360        4          116    12/01/07                           11/30/00 LO(36)/Defeasance(84)
  14      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  15      300        7          113    09/01/07                           09/30/98 LO(13)/>YM or 1%(101)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  16      360        1           83    03/01/05                           04/30/00 LO2(6)/Defeasance(52)/FREE(6)
  17      360        3          117    12/31/07                           12/31/00 LO(36)/Defeasance(78)/FREE(6)
  18      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
  19      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  20      264        3          117    12/31/07                           12/31/00 LO(36)/Defeasance(84)
-----------------------------------------------------------------------------------------------------------------------------------
  21      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  22      360        4          117    01/01/08                           12/31/01 LO(48)/>YM or 1%(66)/FREE(6)


  23      360        5          115    11/01/07                           11/30/01 LO(49)/>YM or 1%(65)/FREE(6)
  24      360        2          118    02/01/08                           12/31/01 LO(47)/YM(67)/FREE(6)
  25      360        2          118    02/01/08                           01/29/00 LO(24)/YM(90)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  26      360        3          117    01/01/08   Yes (h)        Yes (20) 04/30/00 LO(28)/Defeasance(86)/FREE(6)
  27      360        4          116    12/01/07                           04/30/00 LO(29)/Defeasance(85)/FREE(6)
  28      360        5          115    11/01/07                  Yes (14) 11/30/00 LO(37)/Defeasance(77)/FREE(6)
  29      300        3          117    01/01/08                           04/30/00 LO(28)/Defeasance(86)/FREE(6)
  30      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  31      360        4          117    01/01/08                           12/31/01 LO(49)/> YM or 1%(66)/FREE(6)
  32      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
  33      360        3          117    01/01/08                  Yes (11) 04/30/00 LO(28)/Defeasance(86)/FREE(6)
  34      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
  35      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  36      360        8          112    08/01/07                  Yes (3)  07/31/01 LO(47)/YM(66)/FREE(6)
  37      360        3          117    01/01/08                  Yes (11) 05/31/00 LO(29)/Defeasance(85)/FREE(6)
  38      360        4          116    12/01/07                           12/31/00 LO(37)/ Defeasance(77)/FREE(6)
  39      360        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
  40      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  41      360        5          115    11/01/07                  Yes (6)  11/30/01 LO(49)/>YM or 1%(65)/FREE(6)
  42      360        5           79    11/01/04                           11/30/99 LO(25)/>YM or 1%(53)/FREE(6)
  43      360        9          111    07/01/07                           07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
  44      240        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  45      360        2           82    02/01/05                  Yes (10) 01/31/00 LO(24)/5%(12)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  46      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  47      360        5          115    11/01/07                  Yes (14) 11/30/00 LO(37)/Defeasance(77)/FREE(6)
  48      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  49      300        2           82    02/01/05                           01/31/01 LO(36)/YM(42)/FREE(6)
  50      300        3          117    01/01/08                           12/31/98 LO(12)/YM(102)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  51      360        6          114    10/01/07                           10/31/01 LO(49)/>YM or 1% /(59)/FREE(12)
  52      360        8          112    08/01/07                           08/31/01 LO(49)/>YM or 1%(65)/FREE(6)
  53      360        5          115    11/01/07                           11/30/01 LO(48)/>YM or 1%(65)/FREE(6)
  54      360        4          116    12/01/07                           12/31/01 LO(49)/>YM or 1%(65)/FREE(6)
  55      360        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  56      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  57      300        4          116    12/01/07                           12/31/02 LO(61)/<5% or YM(12)/<3% or YM(24)/<1%
                                                                                   or YM(17)/FREE(6)
  58      360        1          119    03/01/08                           02/28/02 LO(48)/YM(66)/FREE(6)
  59      360        9          111    07/01/07                  Yes (11) 07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
  60      360        8          112    08/01/07                  Yes (3)  07/31/01 LO(47)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  61      360        7          113    09/01/07                  Yes (11) 09/30/01 LO(49)/>YM or 1%(65)/FREE(6)
  62      360        8          112    08/01/07   Yes(d)         Yes (3)  07/31/01 LO(47)/YM(66)/FREE(6)
  63      300        9          111    07/01/07                           07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
  64      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  65      360        5          115    11/01/07                  Yes (14) 11/30/00 LO(37)/Defeasance(77)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  66      300        7          113    09/01/07                  Yes (13) 09/30/01 LO(49)/>YM or 1%(65)/FREE(6)
  67      360        4          116    12/01/07                           11/30/00 LO(36)/Defeasance(84)
  68      360        3          117    12/31/07                           12/31/00 LO(36)/Defeasance(84)
  69      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  70      300        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  71      300        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
  72      360        5          115    11/01/07                           11/30/01 LO(49)/>YM or 1%(65)/FREE(6)
  73      360        3          117    01/01/08   Yes(e)         Yes (4)  12/31/01 LO(48)/YM(66)/FREE(6)
  74      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
  75      360        9           75    06/30/04                           06/30/00 LO(36)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  76      360        5          115    11/01/07                  Yes (6)  11/30/01 LO(49)/>YM or 1%(65)/FREE(6)
  77      360        2          118    02/01/08   Yes(c)         Yes (1)  01/31/02 LO(48)/YM(66)/FREE(6)
  78      240        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  79      300        4          116    12/01/07                  Yes (13) 12/31/00 LO(37)/>YM or 1%(77)/FREE(6)


  80      300        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  81      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  82      360        4          116    12/01/07                           11/30/01 LO(47)/>YM or 1%(66)/FREE(6)
  83      360        4          116    12/01/07                           12/31/00 LO(37)/Defeasance(77)/FREE(6)
  84      360        8          112    08/01/07   Yes(d)         Yes (3)  07/31/01 LO(48)/YM(65)/FREE(6)
  85      360        3          117    01/01/08                  Yes (13) 12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  86      360        3          117    01/01/08   Yes(e)         Yes (4)  12/31/01 LO(48)/YM(66)/FREE(6)
  87      360        3          117    01/01/08                  Yes (14) 01/31/01 LO(37)/Defeasance(77)/FREE(6)
  88      240        2          118    02/01/08                           01/31/02 LO(48)/YM(67)/FREE(5)
  89      360        5          115    11/01/07                  Yes (14) 11/30/00 LO(37)/Defeasance(77)/FREE(6)
  90      360        2          118    01/31/08                  Yes (21) 01/31/01 LO(36)/Defeasance(78)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  91      360        3          117    01/01/08                           12/31/00 LO(36)/Defeasance(84)
  92      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  93      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
  94      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
  95      360        8          112    08/01/07                           08/31/01 LO(49)/>YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
  96      360        2          118    01/31/08                  Yes (21) 01/31/01 LO(36)/Defeasance(78)/FREE(6)
  97      360        3           81    01/01/05                           12/31/00 LO(36)/1%(42)/FREE(6)
  98      300        4          116    12/01/07                           11/30/01 LO(48)/>YM or 1%(66)/FREE(6)
  99      360        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
 100      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 101      360        6          114    10/01/07                           10/31/01 LO(49)/>YM or 1%(59)/FREE(12)
 102      360        6          114    10/01/07                           10/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 103      360        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
 104      360        8          112    08/01/07   Yes(d)         Yes (3)  07/31/01 LO(47)/YM(66)/FREE(6)
 105      360        3          117    01/01/08                           12/31/01 LO(48)/YM(63)/FREE(9)
-----------------------------------------------------------------------------------------------------------------------------------
 106      360        7          113    09/01/07                           09/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 107      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 108      360        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
 109      360        3          117    01/01/08   Yes(e)         Yes (4)  12/31/01 LO(48)/YM(66)/FREE(6)
 110      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 111      360        5          115    11/01/07                  Yes (9)  11/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 112      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
 113      300        9          111    07/01/07                  Yes (2)  07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 114      360        3          117    01/01/08   Yes(e)         Yes (4)  12/31/01 LO(48)/YM(66)/FREE(6)
 115      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 116      300        4          116    12/01/07                           12/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 117      360        8          112    08/01/07                  Yes (6)  08/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 118      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 119      360        2          118    01/31/08                  Yes (21) 01/31/01 LO(36)/Defeasance(78)/FREE(6)
 120      300        5          115    11/01/07                           10/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 121      240        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 122      300        7          113    09/01/07                           09/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 123      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 124      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 125      360        3          129    01/01/09                           01/31/02 LO(49)/>YM or 1%(77)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 126      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 127      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 128      360        3          117    01/01/08   Yes(e)         Yes (4)  12/31/01 LO(48)/YM(66)/FREE(6)
 129      360        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
 130      360        5          115    11/01/07                           11/30/01 LO(49)/>YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 131      360        7          113    09/01/07                           09/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 132      300       10          110    06/01/07                           06/30/02 LO(61)/>YM or 1%(53)/FREE(6)
 133      360        1          119    03/01/08   Yes(i)         Yes (16) 02/28/01 LO(36)/YM(78)/FREE(6)
 134      360        4          116    12/01/07                  Yes (8)  11/30/01 LO(48)/YM(66)/FREE(6)
 135      300       10          110    06/01/07                           05/31/01 LO(48)/>YM or 1%(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 136      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 137      360        4          116    12/01/07                           12/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 138      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 139      360        5          115    11/01/07                           10/31/01 LO(48)/YM(66)/FREE(6)
 140      360        5          115    11/01/07                           11/30/01 LO(49)/>YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 141      300        9          111    07/01/07                  Yes (11) 07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 142      360        3          117    12/31/07                  Yes (19) 12/31/00 LO(36)/Defeasance(84)
 143      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance77/FREE(6)
 144      360        1          119    03/01/08                  Yes (15) 02/28/02 LO(48)/YM(66)/FREE(6)
 145      300        6          113    09/01/07                           10/31/01 LO(49)/>YM or 1%(64)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 146      360        3          117    01/01/08                  Yes (13) 12/31/01 LO(48)/YM(66)/FREE(6)
 147      360        3          117    01/01/08   Yes (h)        Yes (20) 04/30/00 LO(28)/Defeasance(86)/FREE(6)
 148      300       10          110    06/01/07                           06/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 149      360        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
 150      324        9          111    07/01/07                           07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 151      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
 152      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 153      360        8          112    08/01/07                                    >YM or 1%(114)/FREE(6)
 154      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 155      360        6          114    10/01/07                           09/30/01 LO(48)/>YM or 1%(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 156      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 157      300        9          111    07/01/07   Yes (a)        Yes (5)  07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 158      300        9          111    07/01/07                           07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 159      300        6          114    10/01/07                  Yes (9)  10/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 160      300        1          119    03/01/08                           02/28/02 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 161      360        2          118    02/01/08                           01/31/02 LO(48)/YM(59)/FREE(13)
 162      360        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
 163      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 164      360        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
 165      360        4          116    12/01/07                           12/31/00 LO(37)/Defeasance(77)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 166      324       10          110    06/01/07                           06/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 167      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 168      300        2          118    02/01/08   Yes(c)         Yes (1)  01/31/02 LO(48)/YM(66)/FREE(6)
 169      360        4          116    12/01/07                           12/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 170      360        5          115    11/01/07                                    >YM or 1%(114)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 171      300        6           78    10/01/04                           10/31/00 LO(37)/Defeasance(47)
 172      240        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 173      178        7          113    09/01/07                           09/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 174      300        4          116    12/01/07                           11/30/00 LO(36)/5%(24)/4%(24)/3%(12)/2%(12)/1%(6)/FREE(6)
 175      330        3          117    01/01/08                           12/31/99 LO(24)/YM(90)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 176      360        6          114    10/01/07                           09/30/01 LO(48)/YM(66)/FREE(6)
 177      360        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
 178      300        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
 179      360        5          115    11/01/07                           11/30/00 LO(37)/>YM or 1%(77)/FREE(6)
 180      360        5          115    11/01/07                           11/30/01 LO(49)/> YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 181      300        4          116    12/01/07                           11/30/00 LO(36)/Defeasance(84)
 182      240        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
 183      300        6          114    10/01/07                           10/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 184      360        1          119    03/01/08                  Yes (10) 03/31/02 LO(49)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/
                                                                                   FREE(6)
 185      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 186      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 187      360        3          117    01/01/08   Yes (h)        Yes (20) 04/30/00 LO(28)/Defeasance(86)/FREE(6)
 188      240        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
 189      360        4          116    12/01/07                  Yes (8)  11/30/01 LO(48)/YM(66)/FREE(6)
 190      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 191      300        2          118    01/31/08                           01/31/01 LO(36)/Defeasance(84)
 192      300       10          110    06/01/07                           06/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 193      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 194      300        7          113    09/01/07                           09/30/99 LO(25)/>YM or 1%(89)/FREE(6)


 195      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 196      300        1          119    03/01/08                           02/28/02 LO(48)/YM(66)/FREE(6)
 197      300        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
 198      360        6          114    10/01/07                           10/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 199      360        8          112    08/01/07                           08/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 200      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 201      300        1          119    03/01/08                           04/30/00 LO2(6)/Defeasance(88)/FREE(6)
 202      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 203      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 204      360        8          112    08/01/07                  Yes (6)  08/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 205      240        4          116    12/01/07                           11/30/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 206      300        2          118    02/01/08                           01/31/02 LO(48)/5%(12)/4%(12)/3%(12)/2%(12)/1%(18)/
                                                                                   FREE(6)
 207      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 208      300        9          111    06/30/07                           06/30/02 LO60_>YM or 1%(54)/FREE(6)
 209      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 210      360        3          117    01/01/08   Yes(e)         Yes (4)  12/31/01 LO(48)/YM(66)/FREE(6)


-----------------------------------------------------------------------------------------------------------------------------------
 211      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 212      180        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 213      300        3          117    01/01/08   Yes (b)        Yes (17) 01/31/00 LO(25)/>YM or 1%(89)/FREE(6)
 214      300        6          114    10/01/07                           10/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 215      300        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 216      360        2          118    02/01/08                  Yes (15) 01/31/02 LO(48)/YM(66)/FREE(6)
 217      336        9          111    07/01/07                           07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 218      300        6          114    10/01/07                           09/30/01 LO(48)/5%(12)/4%(12)/3%(12)/2%(12)/1%(18)/
                                                                                   FREE(6)
 219      360        4          116    11/30/07                  Yes (19) 11/30/00 LO(36)/Defeasance(84)
 220      300        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 221      300       10          110    06/01/07                  Yes (2)  06/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 222      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 223      300       10          110    06/01/07                           06/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 224      300        5          115    11/01/07                           11/30/99 LO(25)/>YM or 1%(89)/FREE(6)
 225      360        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 226      360        1          119    02/28/08   Yes (f)        Yes (18) 02/28/01 LO(36)/Defeasance(78)/FREE(6)
 227      240        2          118    02/01/08   Yes(c)         Yes (1)  01/31/02 LO(48)/YM(66)/FREE(6)
 228      240       10          110    06/01/07                           06/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 229      360        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 230      300       10          110    06/01/07                           05/31/99 LO(24)/3%(12)/2%(12)/1%(12)/FREE(60)
-----------------------------------------------------------------------------------------------------------------------------------
 231      360        1          119    02/28/08   Yes (f)        Yes (18) 02/28/01 LO(36)/Defeasance(78)/FREE(6)
 232      360        3          117    01/01/08   Yes(g)         Yes (7)  12/31/01 LO(48)/YM(66)/FREE(6)
 233      360        3          117    01/01/08   Yes(g)         Yes (7)  12/31/01 LO(48)/YM(66)/FREE(6)
 234      360        3          117    01/01/08                           01/31/02 LO(49)/>YM or 1%(65)/FREE(6)
 235      360        1          119    03/01/08                  Yes (10) 03/31/02 LO(49)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/
                                                                                   FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 236      360        3          117    01/01/08                           01/31/01 LO(37)/Defeasance(77)/FREE(6)
 237      300        8          112    08/01/07                           08/31/01 LO(49)/>YM or 1%(65)/FREE(6)
 238      300       10          110    06/01/07                           06/30/01 LO(49)/>YM or 1%(65)/FREE(6)
 239      360        3           81    01/01/05                           12/31/99 LO(24)/5%(12)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(6)
 240      180        5          115    11/01/07                           10/31/01 LO(48)/YM(66)/FREE(6)
 241      300        8          112    07/31/07                           07/31/99 LO(24)/3%(12)/2%(12)/1%(12)/FREE(60)
 242      300        2          118    02/01/08                           01/31/02 LO(48)/YM(66)/FREE(6)
 243      300        3          117    01/01/08                           12/31/01 LO(48)/YM(66)/FREE(6)
 244      120        3          117    12/31/07                           12/31/00 LO(36)/Defeasance(84)
 245      240        9          111    07/01/07   Yes (a)        Yes (5)  07/31/01 LO(49)/>YM or 1%(65)/FREE(6)
-----------------------------------------------------------------------------------------------------------------------------------
 246      360        1          119    03/01/08                  Yes (10) 03/31/02 LO(49)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/
                                                                                   FREE(6)
 247      360        3          117    01/01/08   Yes(g)         Yes (7)  12/31/01 LO(48)/YM(66)/FREE(6)
 248      360        1          119    03/01/08   Yes(i)         Yes (16) 02/28/01 LO(36)/YM(78)/FREE(6)
 249      360        3          117    01/01/08   Yes(e)         Yes (4)  12/31/01 LO(48)/YM(66)/FREE(6)
 250      360        9          112    07/31/07                           07/31/99 LO(25)/3%(12)/2%(12)/1%(11)/FREE(61)
-----------------------------------------------------------------------------------------------------------------------------------
 251      360        8          112    08/01/07                           07/31/99 LO(24)/3%(12)/2%(12)/1%(12)/FREE(60)
 252      300        3          117    01/01/08   Yes (b)        Yes (17) 01/31/00 LO(25)/>YM or 1%(89)/FREE(6)
 253      300        3          117    01/01/08   Yes (b)        Yes (17) 01/31/00 LO(25)/>YM or 1%(89)/FREE(6)

                                                                                                     TOTAL   SF/
                                 CUT-OFF   MATURITY DATE /                                           UNITS/  UNITS/
CONTROL   APPRAISED  APPRAISAL   DATE LTV    ARD LTV                 YEAR BUILT/                     ROOMS   ROOMS/
NUMBER     VALUE      DATE        RATIO       RATIO                  RENOVATED                        BEDS   BEDS
   1     76,800,000  09/01/97     74.1        65.5          1962,1968 / 1978,1994,1996-7             524,186 SF
   2     68,000,000  01/01/98     73.7        64.8          1974 / 1990                              377,178 SF
   3     63,000,000  12/19/97     66.0        57.5          1920 / 1988                              668,641 SF
   4     39,500,000  11/19/97     82.0        70.9          1994 / NAP                                   352 Units
   5     30,950,000  03/20/97     79.8        68.7          1996/1997 / NAP                              300 Units
------------------------------------------------------------------------------------------------------------------------------
   6     31,300,000  09/22/97     73.3        63.5                                                   227,549 SF
         14,500,000  09/22/97     73.3        63.5          1965 / 1987                              100,836 SF
         16,800,000  09/22/97     73.3        63.5          1955-57 / 1987                           126,713 SF
   7     27,500,000  10/01/97     74.4        65.6          1985 / 1991                              185,400 SF
   8     23,400,000  09/10/97     73.3        64.2          1990 / 1996                              285,550 SF
   9     21,735,000  09/18/97     76.8        61.3          1972 / NAP                                   368 Units
  10     24,000,000  03/24/97     67.9        60.4                                                       723 Units
                     03/24/97     67.9        60.4          1979 / 1996                                  217 Units
                     03/24/97     67.9        60.4          1980 / 1996                                  169 Units
                     03/24/97     67.9        60.4          1983 / 1996                                  169 Units
                     03/24/97     67.9        60.4          1983 / 1996                                  168 Units
------------------------------------------------------------------------------------------------------------------------------
  11     19,000,000  09/05/97     79.8        70.4          1988 -1990 / 1994                        301,563 SF
  12     17,573,000  11/19/97     81.7        65.5          1981 / 1997                              358,379 SF
  13     19,500,000  10/16/97     70.6        61.5          1983 / NAP                               100,235 SF
  14     18,800,000  10/07/97     71.6        58.1          1961 / 1997                              202,704 SF
  15     17,900,000  05/01/97     74.3        61.1          1996 / NAP                               284,619 SF
------------------------------------------------------------------------------------------------------------------------------
  16     17,800,000  01/06/98     74.5        68.5          1991 / 1997                                  272 Units
  17     17,950,000  07/23/97     71.6        63.9          1969 / 1993                              498,411 SF
  18     16,000,000  10/22/97     74.8        64.8          1997 / NAP                               116,860 SF
  19     23,700,000  12/23/97     50.5        40.8          1987 / NAP                                   200 Units
  20     16,600,000  11/12/97     64.8        48.8          1963 / 1969, 78, 80, 89                      253 Rooms
------------------------------------------------------------------------------------------------------------------------------
  21     13,700,000  10/20/97     77.9        68.6          1986 / NAP                               138,068 SF
  22     14,500,000  07/16/97     72.9        63.0                                                   246,405 SF
          7,900,000  07/16/97     72.9        63.0          1987 / NAP                               140,503 SF
          6,600,000  07/15/97     72.9        63.0          1989 / 1997                              105,902 SF
  23     13,600,000  07/10/97     75.1        65.6          1992 / NAP                               263,259 SF
  24     12,750,000  12/05/97     78.3        68.7          1987 / NAP                                   216 Units
  25     12,490,000  10/10/97     76.7        66.6          1969 / NAP                                   191 Units
------------------------------------------------------------------------------------------------------------------------------
  26     12,600,000  11/19/97     70.5        61.8          1979 / 1997                              164,196 SF
  27     11,650,000  10/02/97     74.5        65.6          1983 / NAP                                67,580 SF
  28     11,150,000  09/02/97     77.3        67.0          1982 / NAP                                   460 Units
  29     14,000,000  09/15/97     60.5        49.7          1907 / 1988/97                                91 Rooms
  30     10,600,000  12/02/97     78.5        63.2          1965 / 1973                               71,438 SF
------------------------------------------------------------------------------------------------------------------------------
  31     12,750,000  10/08/97     64.9        56.3          1971-1973 / NAP                          167,707 SF
  32     10,700,000  11/13/97     74.6        65.2          1940 / 1997                               78,133 SF
  33     13,000,000  10/24/97     61.4        53.1          1973 / 1988/1996                         314,610 SF
  34     10,300,000  11/20/97     77.5        66.6          1991 / NAP                                   154 Units
  35     11,300,000  12/10/97     70.6        56.8          1986 / NAP                                57,918 SF
------------------------------------------------------------------------------------------------------------------------------
  36     10,000,000  04/18/97     79.6        71.4          1986 / NAP                                   276 Units
  37      9,850,000  10/23/97     79.8        69.7          1972 / 1995                                  268 Units
  38     10,450,000  08/20/97     73.5        64.0          1985 / NAP                                82,471 SF
  39      9,750,000  11/20/97     78.3        67.8          1974 / NAP                               157,346 SF
  40     10,200,000  12/01/97     74.8        64.4          1986 / NAP                               141,621 SF
------------------------------------------------------------------------------------------------------------------------------
  41      9,480,000  09/12/97     79.7        68.6          1973 / 1996                                  228 Units
  42      9,500,000  07/02/97     75.0        69.8          1968, 1970 and 1983 / 1995-98            205,679 SF
  43      9,800,000  05/09/97     72.6        64.8          1990 / 1996                               50,863 SF
  44      9,400,000  09/23/97     74.6        52.6          1994 / NAP                                   153 Units
  45     15,100,000  11/18/97     46.3        42.4          1974 / NAP                                   380 Pad
------------------------------------------------------------------------------------------------------------------------------
  46      9,300,000  11/25/97     75.1        66.4          1997 / NAP                                82,876 SF
  47      8,650,000  09/02/97     79.5        68.9          1982 / 1995-1997                             348 Units
  48      9,950,000  11/19/97     68.2        59.6          1985 / NAP                               165,868 SF
  49      9,100,000  10/23/97     74.5        65.2          1974 / 1994                              148,317 SF
  50      8,500,000  12/10/97     79.2        65.2          1984 / NAP                                    96 Units
------------------------------------------------------------------------------------------------------------------------------
  51      9,000,000  08/26/97     74.6        65.6          1970 / 1996                              191,627 SF
  52      8,900,000  04/28/97     74.6        66.3          1986 / 1996                              163,253 SF
  53      8,350,000  09/24/97     79.3        68.6          1987 / NAP                                   148 Units
  54      8,300,000  09/16/97     79.3        69.0          1989 / NAP                                   144 Units
  55      8,190,000  10/27/97     79.2        70.3          1990 / NAP                                96,924 SF
------------------------------------------------------------------------------------------------------------------------------
  56     10,500,000  11/18/97     61.7        49.6          1996 / NAP                                   127 Units
  57     10,200,000  10/08/97     63.5        51.8          1989 / 1993                                  119 Rooms
  58      8,500,000  01/09/98     74.7        65.6          1983 / NAP                                81,826 SF
  59      7,910,000  01/29/97     79.4        70.6          1969 / 1995                                  291 Units
  60      8,200,000  05/04/97     76.4        68.5          1984 / NAP                                   250 Units
------------------------------------------------------------------------------------------------------------------------------
  61      7,830,000  01/30/97     78.5        68.8          1975 / 1996                                  264 Units
  62      7,700,000  04/18/97     78.8        70.7          1977 / NAP                                   360 Units
  63      8,600,000  04/04/97     69.2        57.8          1979 & 1981 / NAP                        149,666 SF
  64      7,350,000  06/16/97     79.8        70.8          1971 / 1991                                  186 Units
  65      7,150,000  09/02/97     79.6        69.3          1969 / 1991                                  220 Units
------------------------------------------------------------------------------------------------------------------------------
  66      9,300,000  07/24/97     60.7        49.9          1986 / 1996                              122,010 SF
  67      7,300,000  10/01/97     77.0        66.4          1970 / NAP                                   183 Units
  68      7,500,000  11/01/97     73.2        64.0          1997 / NAP                                51,802 SF
  69      7,900,000  12/04/97     69.4        57.1          1980 / NAP                                   177 Units
  70      8,000,000  08/12/97     68.2        56.4          1985 / 1996                                  151 Units
------------------------------------------------------------------------------------------------------------------------------
  71      8,200,000  09/26/97     65.6        52.5          1981 / 1990, 1994, 1995                  223,345 SF
  72      6,900,000  10/09/97     78.0        67.7          1973 / 1997                                  207 Units
  73      6,300,000  10/20/97     83.9        73.9          1982 / NAP                                   304 Units
  74      7,000,000  08/13/97     75.5        61.2          1990 / NAP                                38,521 SF
  75      7,800,000  07/01/97     67.7        64.3          1935 / 1996                               56,203 SF
------------------------------------------------------------------------------------------------------------------------------
  76      6,600,000  08/14/97     79.7        68.8          1968 / 1995                                  176 Units
  77      6,400,000  11/17/97     81.1        71.0          1990 / 1992                               59,319 SF
  78      6,600,000  09/30/97     77.6        54.7          1966 / 1995                                  142 Units
  79      7,300,000  10/16/97     69.6        56.4                                                   151,209 SF
          3,300,000  10/15/97     69.6        56.4          1979 / NAP                                76,720 SF
          4,000,000  10/16/97     69.6        56.4          1977 / NAP                                74,489 SF
  80      6,650,000  10/06/97     76.3        62.1          1989 / NAP                                90,340 SF
------------------------------------------------------------------------------------------------------------------------------
  81      6,100,000  11/17/97     81.8        72.4          1966 / 1997                               49,000 SF
  82      6,800,000  09/19/97     73.3        64.2          1988 / NAP                                50,040 SF
  83     15,200,000  10/01/97     32.8        28.3          1953 / 1995                              398,000 SF
  84      6,200,000  04/18/97     79.6        71.4          1982 / 1996                                  160 Units
  85      8,100,000  11/24/97     60.4        53.3          1980 / NAP                                57,746 SF
------------------------------------------------------------------------------------------------------------------------------
  86      6,200,000  10/20/97     75.6        66.6          1972 / 1996                                  296 Units
  87      6,400,000  11/03/97     73.3        63.4          1984 / NAP                                   176 Units
  88      6,380,000  11/01/97     73.4        50.3          1988 / NAP                                45,671 SF
  89      7,000,000  09/02/97     65.8        57.1          1981 / NAP                                   308 Units
  90      6,500,000  09/10/97     70.3        61.3          1972/1984/1985/1987 / NAP                203,330 SF
------------------------------------------------------------------------------------------------------------------------------
  91      6,200,000  11/26/97     73.2        63.7          1989 / NAP                                57,652 SF
  92      7,400,000  11/12/97     60.7        53.4          1983 / 1996                               68,010 SF
  93      5,700,000  10/08/97     78.8        68.0          1966 / 1993                                  268 Units
  94      5,850,000  12/15/97     76.7        67.3          1990 / NAP                                   112 Units
  95      6,000,000  04/01/97     74.6        65.4          1970 / NAP                                   190 Units
------------------------------------------------------------------------------------------------------------------------------
  96      5,850,000  11/10/97     75.4        65.8          1965-1988 / 1988                         172,985 SF
  97      5,640,000  10/07/97     77.8        72.3          1973 / NAP                                   164 Units
  98      5,500,000  09/22/97     78.7        63.4          1970 / 1996                                  189 Units
  99      5,400,000  09/12/97     79.8        70.2          1968 / NAP                                   119 Pad
 100      5,500,000  11/11/97     78.0        69.0          1959 / 1996                              101,573 SF
------------------------------------------------------------------------------------------------------------------------------
 101      6,100,000  07/02/97     70.2        61.9          1988 / NAP                               107,720 SF
 102      5,700,000  08/07/97     74.3        65.4          1985 / NAP                                89,154 SF
 103      7,815,000  10/31/97     52.9        46.3          1990 / NAP                                    90 Units
 104      5,900,000  04/18/97     69.7        62.5          1965 / 1996                                  200 Units
 105      5,180,000  09/22/97     79.0        69.8          1996 / NAP                                46,098 SF
------------------------------------------------------------------------------------------------------------------------------
 106      5,800,000  08/06/97     70.4        62.2          1959-1986 / 1996                          53,470 SF
 107      5,425,000  11/24/97     73.6        64.8          1976 / NAP                                   200 Units
 108      5,400,000  10/30/97     73.9        64.3          1984 / NAP                                45,020 SF
 109      3,950,000  10/20/97    101.0        88.9          1972 / NAP                                   181 Units
 110      5,000,000  10/31/97     79.7        64.7          1982 / NAP                                82,400 SF
------------------------------------------------------------------------------------------------------------------------------
 111      5,600,000  08/29/97     71.2        62.2          1979 / NAP                               113,201 SF
 112      5,400,000  12/01/97     73.0        63.5          1985 / NAP                                51,523 SF
 113      4,965,000  04/18/97     79.3        65.2          1972 / 1996                                  253 Units
 114      4,050,000  10/17/97     96.1        84.5          1986 / NAP                                   128 Units
 115      6,100,000  12/08/97     63.2        50.4          1989 / NAP                                   120 Units
------------------------------------------------------------------------------------------------------------------------------
 116      5,150,000  10/06/97     74.4        59.2          1959 & 1977 / NAP                         53,056 SF
 117      4,800,000  05/14/97     79.6        70.3          1970 / 1996                                  288 Units
 118      5,022,000  11/14/97     75.5        61.1          1975 / 1997                               78,715 SF
 119      5,000,000  11/10/97     74.7        65.1          1979 and 1980 / 1996 and 1997            127,833 SF
 120      5,400,000  09/24/97     69.1        56.9          1968 / 1994                              130,340 SF
------------------------------------------------------------------------------------------------------------------------------
 121      5,100,000  07/21/97     73.1        51.1          1997 / NAP                               100,000 SF
 122      5,600,000  06/01/97     65.6        53.5          1975 / 1997                                  160 Rooms
 123      4,800,000  11/11/97     74.9        65.7          1987 / NAP                                22,570 SF
 124      4,500,000  10/23/97     79.8        70.6          1959 / 1997                               38,040 SF
 125      5,075,000  10/13/97     70.8        60.1          1981 / 1988                               64,950 SF
------------------------------------------------------------------------------------------------------------------------------
 126      4,950,000  09/24/97     72.6        63.0          1974 / NAP                                   180 Units
 127      4,500,000  11/21/97     79.8        70.3          1953 / 1989                               99,236 SF
 128      4,300,000  10/20/97     83.5        73.5          1984 / NAP                                   180 Units
 129      4,850,000  10/07/97     74.0        65.4          1984 / NAP                                77,189 SF
 130      4,925,000  09/04/97     72.8        63.9          1969 / 1996                                  230 Units
------------------------------------------------------------------------------------------------------------------------------
 131      4,870,000  06/30/97     73.6        65.4          1996 / NAP                                34,810 SF
 132      5,000,000  03/07/97     71.6        60.0          1953, 1962, 1992 / NAP                   118,746 SF
 133      5,150,000  05/21/97     68.9        60.9          1987 / NAP                                40,500 SF
 134      4,400,000  09/29/97     79.9        70.4          1977 / NAP                                   282 Units
 135      4,450,000  01/20/97     78.5        65.4          1989 / 1993                               65,869 SF
------------------------------------------------------------------------------------------------------------------------------
 136      5,100,000  11/20/97     68.5        60.5          1984 / NAP                                43,953 SF
 137      4,490,000  09/23/97     77.7        67.4          1984 / NAP                                   124 Units
 138      4,700,000  09/02/97     74.2        61.4          1990 / NAP                                35,149 SF
 139      4,375,000  09/04/97     79.7        69.3          1930 / 1950                                  148 Units
 140      4,630,000  09/23/97     74.7        65.7          1986 / NAP                                46,305 SF
------------------------------------------------------------------------------------------------------------------------------
 141      4,450,000  01/29/97     76.8        63.1          1969 / NAP                                   207 Units
 142      5,350,000  07/02/97     63.4        56.6          1988 / 1997                               72,240 SF
 143      4,000,000  11/06/97     84.8        73.4          1970 / 1995                                  150 Units
 144      4,330,000  11/04/97     76.2        66.5          1950 / 1990                                  108 Units
 145      5,350,000  07/02/97     61.3        51.0          1960 / 1992                               32,738 SF
------------------------------------------------------------------------------------------------------------------------------
 146      5,150,000  12/03/97     63.0        55.6          1947 / 1989                               60,477 SF
 147      4,700,000  11/19/97     67.9        59.9          1981 / NAP                               109,940 SF
 148      4,850,000  01/13/97     65.0        54.1          1960-1985 / NAP                          143,651 SF
 149      4,400,000  09/26/97     71.4        63.5          1968 / NAP                                   216 Units
 150      4,000,000  03/07/97     78.4        67.0          1979 / 1996-97                               304 Units
------------------------------------------------------------------------------------------------------------------------------
 151      4,205,000  10/11/97     73.6        64.1          Various / 1992                                35 Units
 152      3,900,000  11/24/97     79.3        69.7          1986 / NAP                                43,478 SF
 153      4,150,000  04/15/97     73.5        66.0          1995 / NAP                                27,975 SF
 154      4,875,000  12/19/97     61.4        49.6          1970 / 1978                               40,429 SF
 155      3,765,000  07/31/97     78.0        68.4          1964 / 1996                                  188 Units
------------------------------------------------------------------------------------------------------------------------------
 156      3,542,000  12/12/97     79.8        64.4          1960 / 1985                               35,168 SF
 157      3,940,000  04/01/97     71.7        59.4          1987 / NAP                                94,374 SF
 158      4,700,000  07/01/97     60.1        49.5          1985 / 1996 & 1997                        58,624 SF
 159      3,950,000  01/17/97     71.2        58.9          1978 / NAP                                47,355 SF
 160      4,400,000  12/08/97     63.6        51.6          1988 / 1996                                  113 Bed
------------------------------------------------------------------------------------------------------------------------------
 161      3,860,000  11/21/97     72.4        62.6          1997 / NAP                                20,000 SF
 162      3,500,000  10/25/97     79.8        69.4          1988 / NAP                                   118 Units
 163      3,700,000  09/20/97     74.2        65.5          1992 / NAP                                75,820 SF
 164      4,040,000  11/10/97     67.9        58.8          1988-1989 / NAP                           33,488 SF
 165      3,400,000  11/04/97     79.7        68.6          1986 / NAP                                    90 Units
------------------------------------------------------------------------------------------------------------------------------
 166      3,450,000  02/28/97     78.3        67.7          1983 / Ongoing Renovations                   122 Units
 167      4,000,000  09/29/97     67.4        59.6          1880 / 1981                               21,422 SF
 168      3,500,000  11/13/97     74.1        59.6          1987 / NAP                                32,843 SF
 169      3,250,000  10/01/97     79.7        69.0          1994 / NAP                                    57 Units
 170      3,350,000  09/01/97     77.3        67.9          1886 / 1986                               56,581 SF
------------------------------------------------------------------------------------------------------------------------------
 171      4,550,000  08/14/97     56.8        50.1          1984 / NAP                                52,721 SF
 172      3,283,000  12/22/97     78.3        54.3          1954 / 1997                               30,960 SF
 173      3,840,000  07/01/96     66.3        31.3          1982 / NAP                                50,339 SF
 174      3,500,000  10/09/97     72.3        59.2          1980 / NAP                               107,557 SF
 175      3,000,000  10/22/97     84.1        70.4          1966 / 1993                                  158 Units
------------------------------------------------------------------------------------------------------------------------------
 176      3,500,000  08/27/97     71.8        63.2          1981 / NAP                                98,337 SF
 177      3,520,000  10/29/97     70.8        62.3          1980 / NAP                                    90 Units
 178      3,975,000  09/10/97     62.7        50.7          1985 / NAP                                   101 Rooms
 179      3,375,000  09/25/97     73.8        64.6          1993 / NAP                                17,000 SF
 180      3,350,000  10/02/97     74.3        64.7          1989 / 1996                               45,922 SF
------------------------------------------------------------------------------------------------------------------------------
 181      3,340,000  10/10/97     74.5        59.2          1920 & 1985 / 1982                            59 Units
 182      3,515,000  10/16/97     70.2        49.1          1953-1979 / 1995-1997                        160 Rooms
 183      3,300,000  05/12/97     74.5        60.6          1965 / 1996/97                               146 Units
 184      4,500,000  11/17/97     54.4        48.1          1973 / NAP                                   566 Pad
 185      4,400,000  11/14/97     55.6        49.1          1978 / NAP                                24,239 SF
------------------------------------------------------------------------------------------------------------------------------
 186      3,200,000  11/14/97     74.9        65.9          1997 / NAP                                24,800 SF
 187      3,400,000  11/10/97     70.4        61.8          1984 / NAP                                32,959 SF
 188      3,150,000  06/22/97     74.1        51.7          1950 / 1995                               37,436 SF
 189      3,300,000  09/29/97     70.2        61.9          1983 / NAP                                   144 Units
 190      2,875,000  12/01/97     79.9        69.7          1987 / NAP                                37,203 SF
------------------------------------------------------------------------------------------------------------------------------
 191      3,800,000  10/16/97     60.4        49.2          1988 / NAP                                45,866 SF
 192      3,100,000  03/01/97     73.5        61.7          1969 / NAP                                    83 Beds
 193      2,820,000  10/07/97     79.9        70.9          1996 / NAP                                21,300 SF
 194      3,300,000  07/23/97     66.2        54.1                                                    62,400 SF
                     07/23/97     66.2        54.1          1996 / NAP                                29,900 SF
                     07/23/97     66.2        54.1          1989 / NAP                                32,500 SF
 195      3,050,000  11/23/97     71.1        57.5          1983 / NAP                                74,617 SF
------------------------------------------------------------------------------------------------------------------------------
 196      2,895,000  12/19/97     72.5        58.6          1995 / NAP                                    58 Units
 197      3,200,000  08/14/97     65.4        54.4          1984 / NAP                                   121 Units
 198      2,900,000  05/07/97     72.1        63.1          1984 / NAP                                    96 Units
 199      2,700,000  05/08/97     75.1        66.2          1973 and 1983 / NAP                           99 Units
 200      2,700,000  12/15/97     74.7        60.6          1969 / NAP                                21,265 SF
------------------------------------------------------------------------------------------------------------------------------
 201      2,880,000  09/25/97     69.4        55.8          1926 / 1997                                   82 Units
 202      3,000,000  11/17/97     66.5        58.6          1992 / NAP                               105,477 SF
 203      2,650,000  10/13/97     75.2        61.5          1977 / NAP                                39,309 SF
 204      2,550,000  05/14/97     78.0        69.0          1960-1968 / 1996                             170 Units
 205      2,375,000  09/11/97     79.5        56.0          1985 / NAP                                 7,634 SF
------------------------------------------------------------------------------------------------------------------------------
 206      2,600,000  10/15/97     71.9        58.5          1983 / NAP                                47,563 SF
 207      4,000,000  10/24/97     46.1        37.0          1974 / 1994                                   89 Units
 208      2,500,000  06/23/97     73.5        62.5          1973 & 1979 / NAP                         36,668 SF
 209      2,400,000  10/23/97     74.8        66.4          1978 / NAP                                30,702 SF
 210      2,200,000  10/20/97     81.6        71.8                                                       116 Units
          1,307,593  10/20/97     81.6        71.8          1970 / NAP                                    60 Units
            892,407  10/17/97     81.6        71.8          1970 / NAP                                    56 Units
------------------------------------------------------------------------------------------------------------------------------
 211      3,000,000  08/15/97     59.8        48.8          1984 / NAP                                    84 Units
 212      2,639,200  12/01/97     65.9        31.0          1993 / NAP                                28,102 SF
 213      2,200,000  11/01/97     78.4        62.3          1967 / NAP                                    60 Units
 214      2,500,000  08/05/97     67.6        55.4          1979 and 1983 / NAP                       47,906 SF
 215      2,025,000  10/02/97     79.3        64.3          1972 / NAP                                   100 Units
------------------------------------------------------------------------------------------------------------------------------
 216      2,030,000  11/17/97     77.2        67.1          1995 / NAP                                    34 Units
 217      1,970,000  02/25/97     74.6        64.5          1979 / 1996                                  128 Units
 218      2,100,000  09/09/97     68.4        56.9          1986 / NAP                                34,178 SF
 219      2,240,000  07/22/97     64.1        57.3          1975 / 1997                               46,460 SF
 220      1,800,000  10/01/97     79.7        64.4          1968/1970 / 1995-1997                         76 Units
------------------------------------------------------------------------------------------------------------------------------
 221      1,785,000  04/11/97     79.1        65.8          1969 / 1995                                   74 Units
 222      1,930,000  10/23/97     72.3        58.2          1968 / 1993                               43,280 SF
 223      1,750,000  03/11/97     79.3        66.4          1914,1960,1995 / 1995                         55 Beds
 224      2,810,000  04/21/97     48.5        40.0          1984 / 1996                               62,943 SF
 225      1,700,000  11/06/97     79.2        69.3          1970 / 1988                                   48 Units
------------------------------------------------------------------------------------------------------------------------------
 226      1,700,000  12/01/97     76.4        67.0          1955 / 1996                                   71 Units
 227      1,925,000  11/19/97     67.3        46.4          1997 / NAP                                14,220 SF
 228      1,900,000  04/17/97     67.5        49.7          1967 / 1975 & Ongoing                         59 Rooms
 229      1,800,000  11/24/97     69.3        61.1          1997 / NAP                                 6,500 SF
 230      1,600,000  05/09/97     74.2        62.9          1968 / 1996                                   48 Units
------------------------------------------------------------------------------------------------------------------------------
 231      1,535,000  12/01/97     74.9        66.7          1970 - 1975 / 1997                           120 Units
 232      1,725,000  11/24/97     66.5        58.6          1995 / NAP                                11,721 SF
 233      1,730,000  11/24/97     65.2        57.4          1995 / NAP                                11,721 SF
 234      1,400,000  10/28/97     79.8        69.2          1986 / 1997                                   52 Units
 235      2,225,000  11/17/97     49.4        43.3          1972 / NAP                                   426 Pad
------------------------------------------------------------------------------------------------------------------------------
 236      1,350,000  11/11/97     81.3        71.5          1964 / 1996 & 1997                            71 Units
 237      1,400,000  06/11/97     78.3        63.9          1972 / NAP                                   103 Units
 238      1,600,000  03/28/97     68.1        56.4          1960 - 1962 / 1996                           107 Units
 239      1,350,000  10/10/97     79.8        74.4          1969 / 1996                                   96 Units
 240      1,500,000  06/05/97     65.7        31.8          1990 / NAP                                40,600 SF
 241      1,325,000  07/09/97     74.2        63.7          1997 / NAP                                22,800 SF
 242      2,100,000  10/29/97     42.7        34.7          1968 / NAP                                 5,100 SF
 243      1,240,000  03/12/97     71.6        59.7          1981 / NAP                                25,448 SF
 244      2,550,000  08/19/97     34.7      NAP             1995 / NAP                                    52 Rooms
 245      1,638,000  03/31/97     53.2        38.0          1979 / 1996                               58,259 SF
------------------------------------------------------------------------------------------------------------------------------
 246      1,400,000  11/17/97     58.9        52.1          1972 / NAP                                   191 Pad
 247      1,250,000  11/24/97     64.6        57.0          1995 / NAP                                 8,986 SF
 248      1,065,000  06/02/97     75.1        66.6          1989 / NAP                                10,700 SF
 249        820,000  10/17/97     85.2        75.0          1981 / NAP                                    54 Units
 250      1,000,000  06/13/97     69.6        62.2          1962 / NAP                                    31 Units
------------------------------------------------------------------------------------------------------------------------------
 251        830,000  07/12/97     79.6        72.5          1986 / 1996                                   28 Units
 252        670,000  11/01/97     81.8        65.1          1987 / 1994                                   18 Units
 253        570,000  11/01/97     73.4        58.4          1986 / NAP                                    17 Units



                                                                                                                             U/W
             NET       LOAN BALANCE             OCCUPANCY                                      U/W                         RESERVES
CONTROL    RENTABLE    PER SF/ UNIT/ OCCUPANCY    AS OF       U/W       U/W         U/W        NOI    U/W    U/W    U/W      PER
NUMBER      AREA (SF)   ROOM/BED      PERCENT     DATE      REVENUES  EXPENSES      NOI       DSCR    NCF    DSCR RESERVES   UNIT
   1       524,186          $ 108.49     97     12/01/97  10,795,759  4,084,445   6,711,314   1.41 6,152,249 1.29 234,903      0.45
   2       377,178          $ 132.91     94     01/01/98   8,286,181  2,413,055   5,873,126   1.43 5,441,540 1.32  56,443      0.15
   3       668,641           $ 62.17     98     01/14/98   8,980,305  3,401,435   5,578,870   1.69 4,926,592 1.50 201,370      0.30
   4       356,400       $ 92,071.60     98     12/03/97   4,580,657  1,331,335   3,249,322   1.22 3,178,922 1.20  70,400    200.00
   5       400,320       $ 82,330.79    100     12/18/97   3,496,532    987,727   2,508,805   1.26 2,448,805 1.23  60,000    200.00
---------------------------------------------------------------------------------------------------------------------------------
   6       227,549          $ 100.84                       3,511,756    778,449   2,773,307   1.47 2,622,264 1.39  29,091      0.13
           100,836                      100     12/12/97
           126,713                      100     12/19/97
   7       185,400          $ 110.32    100     12/10/97   3,713,545  1,378,445   2,335,100   1.38 2,163,605 1.28  18,540      0.10
   8       285,550           $ 60.09     98     11/24/97   2,676,801    720,001   1,956,800   1.41 1,814,852 1.31  62,821      0.22
   9       375,760       $ 45,379.80     99     10/01/97   3,239,780  1,273,723   1,966,057   1.34 1,874,057 1.28  92,000    250.00
  10       521,919       $ 22,538.79                       4,370,398  2,013,029   2,357,370   1.57 2,194,695 1.46 162,675    225.00
           156,637                       95     04/15/97
           122,221                       96     04/15/97
           122,157                       97     04/15/97
           120,904                       95     04/15/97
---------------------------------------------------------------------------------------------------------------------------------
  11       301,563           $ 50.26     99     11/20/97   2,429,659    495,012   1,934,647   1.54 1,766,215 1.40  57,296      0.19
  12       358,379           $ 40.07     98     12/17/97   2,643,596    860,469   1,783,127   1.46 1,596,717 1.31  76,757      0.21
  13       100,235          $ 137.27     97     10/24/97   2,616,434    856,260   1,760,173   1.51 1,563,348 1.34  20,063      0.20
  14       202,704           $ 66.37     92     11/18/97   2,445,633    663,337   1,782,296   1.50 1,675,413 1.41  30,406      0.15
  15       284,619           $ 46.71    100     08/22/97   1,735,560     44,811   1,690,749   1.31 1,690,749 1.31
---------------------------------------------------------------------------------------------------------------------------------
  16       257,840       $ 48,773.51     96     01/19/98   2,230,813    716,725   1,514,088   1.45 1,409,062 1.35  88,713    326.15
  17       498,411           $ 25.78     94     01/12/98   2,726,858    929,821   1,797,037   1.61 1,559,050 1.40  89,249      0.18
  18       116,860          $ 102.45     97     11/24/97   2,034,622    609,565   1,425,057   1.44 1,384,529 1.40  11,686      0.10
  19                     $ 59,785.83            12/23/97   6,656,823  4,567,839   2,088,984   2.00 1,822,711 1.75 266,273  1,331.37
  20       179,294       $ 42,496.91     70     11/12/97   7,014,556  5,483,300   1,531,256   1.52 1,531,256 1.52 280,582  1,109.02
---------------------------------------------------------------------------------------------------------------------------------
  21       138,068           $ 77.32     99     11/25/97   2,003,561    672,572   1,330,989   1.52 1,183,613 1.35  27,778      0.20
  22       246,405           $ 42.88                       1,722,416    477,251   1,245,165   1.43 1,083,121 1.25  71,457      0.29
           140,503                       91     10/22/97
           105,902                       96     10/22/97
  23       263,259           $ 38.79     88     09/23/97   1,655,141    491,379   1,163,762   1.34 1,061,942 1.22  39,505      0.15
  24                     $ 46,213.74     99     12/04/97   1,686,915    652,370   1,034,545   1.27   981,705 1.21  52,840    244.63
  25       162,530       $ 50,165.91     95     01/01/98   1,638,989    632,433   1,006,556   1.34   955,750 1.28  50,806    266.00
---------------------------------------------------------------------------------------------------------------------------------
  26       164,196           $ 54.07     89     12/31/97   2,166,387    846,862   1,319,525   1.83 1,095,152 1.52  31,197      0.19
  27        67,580          $ 128.36     92     11/19/97   1,644,473    553,510   1,090,963   1.53   931,996 1.30  22,301      0.33
  28       328,680       $ 18,730.69     95     09/23/97   2,223,902  1,061,346   1,162,557   1.64 1,070,557 1.51  92,000    200.00
  29        63,540       $ 93,100.24     81     09/15/97   3,425,795  2,209,271   1,216,524   1.57 1,216,524 1.57 137,032  1,505.85
  30        71,438          $ 116.46    100     12/01/97   1,139,406     29,394   1,110,012   1.55 1,110,012 1.55
---------------------------------------------------------------------------------------------------------------------------------
  31       167,707           $ 49.34     92     11/15/97   2,206,592  1,045,152   1,161,441   1.68   954,180 1.38  25,156      0.15
  32        78,133          $ 102.20    100     11/13/97   1,484,742    640,371     844,371   1.32   836,558 1.31   7,813      0.10
  33       314,610           $ 25.37     81     12/16/97   1,817,015    537,425   1,279,590   1.96 1,067,370 1.64  78,653      0.25
  34       125,626       $ 51,818.80     82     12/10/97   1,351,882    446,578     905,305   1.42   856,179 1.34  49,126    319.00
  35        57,918          $ 137.76    100     01/14/98   1,494,400    445,816   1,048,584   1.53   992,905 1.45   4,633      0.08
---------------------------------------------------------------------------------------------------------------------------------
  36       241,848       $ 28,842.37     92     04/28/97   1,741,349    796,568     944,781   1.36   875,781 1.26  69,000    250.00
  37       220,550       $ 29,330.26     98     11/19/97   1,647,007    742,285     904,722   1.44   837,722 1.33  67,000    250.00
  38        82,471           $ 93.09     93     11/11/97   1,685,101    723,155     961,946   1.48   880,209 1.36  14,845      0.18
  39       157,346           $ 48.51     94     12/29/97   1,766,083    857,760     908,323   1.44   797,980 1.27  32,763      0.21
  40       141,621           $ 53.88     88     12/09/97   1,343,440    318,166   1,025,274   1.68   959,479 1.57   7,081      0.05
---------------------------------------------------------------------------------------------------------------------------------
  41       206,800       $ 33,124.96     96     10/26/97   1,630,393    712,494     917,898   1.52   866,600 1.43  51,300    225.00
  42       205,679           $ 34.65     93     09/30/97   1,404,407    522,817     881,590   1.37   781,472 1.22  63,078      0.31
  43        50,863          $ 139.80    100     07/01/97   1,297,763    373,652     924,111   1.39   825,596 1.24  10,173      0.20
  44                     $ 45,837.76     53     12/31/96   3,992,180  2,852,942   1,139,238   1.63   979,551 1.40 159,687  1,043.71
  45     1,064,000       $ 18,385.52    100     12/01/97   1,998,977    603,045   1,395,932   2.57 1,376,932 2.54  19,000     50.00
---------------------------------------------------------------------------------------------------------------------------------
  46        82,876           $ 84.27    100     12/31/97     873,928     43,696     830,232   1.42   760,263 1.30   8,288      0.10
  47       246,432       $ 19,749.92     95     09/23/97   1,705,665    820,221     885,444   1.56   815,496 1.44  69,948    201.00
  48       165,868           $ 40.90     98     12/05/97   1,581,000    474,588   1,106,412   2.04   995,612 1.83  24,880      0.15
  49       148,317           $ 45.72     70     09/30/97   1,506,013    685,437     820,576   1.44   747,562 1.32  22,345      0.15
  50                     $ 70,084.11     84     11/01/97   2,343,226  1,374,260     968,966   1.57   875,237 1.42  93,729    976.34
---------------------------------------------------------------------------------------------------------------------------------
  51       191,627           $ 35.03     96     09/01/97   1,232,754    309,946     922,807   1.57   825,202 1.40  31,000      0.16
  52       163,253           $ 40.68     95     07/01/97   1,294,416    394,259     900,158   1.48   798,607 1.31  24,299      0.15
  53       124,176       $ 44,752.58     98     11/12/97   1,149,948    416,883     733,065   1.36   699,765 1.29  33,300    225.00
  54       158,560       $ 45,696.27     98     09/30/97   1,197,884    483,581     714,304   1.29   681,616 1.23  32,688    227.00
  55        96,924           $ 66.88     98     06/18/97   1,077,640    344,754     732,886   1.33   700,085 1.27  14,440      0.15
---------------------------------------------------------------------------------------------------------------------------------
  56                     $ 50,992.54            11/18/97   2,858,991  1,727,752   1,131,239   2.04 1,045,469 1.88  85,770    675.35
  57        95,978       $ 54,398.28     86     10/08/97   4,509,673  3,464,224   1,045,449   1.70   865,062 1.41 180,387  1,515.86
  58        81,826           $ 77.56     91     12/16/97   1,207,339    468,449     738,890   1.43   664,215 1.28  13,912      0.17
  59       295,276       $ 21,592.14     88     06/23/97   1,482,253    727,726     754,527   1.31   688,179 1.20  66,348    228.00
  60       179,660       $ 25,075.55     91     12/31/97   1,490,164    740,197     749,967   1.37   687,467 1.25  62,500    250.00
---------------------------------------------------------------------------------------------------------------------------------
  61       243,208       $ 23,271.39     93     07/21/97   1,435,035    737,062     697,973   1.32   634,613 1.20  63,360    240.00
  62       220,048       $ 16,860.77     85     12/31/97   1,530,047    750,755     779,292   1.47   689,292 1.30  90,000    250.00
  63       149,666           $ 39.76     95     05/08/97   1,854,269    895,571     958,698   1.58   833,871 1.37  31,605      0.21
  64       188,612       $ 31,543.06     96     10/01/97   1,138,591    426,030     712,561   1.43   666,061 1.34  46,500    250.00
  65       188,030       $ 25,878.50     92     09/23/97   1,339,549    666,263     673,286   1.41   621,586 1.30  51,700    235.00
---------------------------------------------------------------------------------------------------------------------------------
  66       122,010           $ 46.23     91     07/30/97   1,273,212    383,288     889,923   1.63   793,812 1.45  40,263      0.33
  67       145,570       $ 30,718.93    100     10/31/97   1,534,979    859,254     675,724   1.49   634,549 1.40  41,175    225.00
  68        51,802          $ 105.91    100     12/05/97     844,087    168,092     675,995   1.53   661,832 1.50   5,166      0.10
  69                     $ 30,971.86            12/04/97   5,070,148  4,123,287     946,861   1.89   744,055 1.48 202,806  1,145.80
  70                     $ 36,112.20     80     04/30/97   5,386,922  4,454,297     932,625   1.84   771,017 1.52 161,608  1,070.25
---------------------------------------------------------------------------------------------------------------------------------
  71       223,345           $ 24.09     96     12/04/97     993,419    231,966     761,453   1.59   619,906 1.30  33,502      0.15
  72       148,527       $ 25,985.98     91     10/02/97   1,416,400    760,824     655,576   1.47   603,826 1.35  51,750    250.00
  73                     $ 17,393.32     93     10/31/97     956,255    406,713     549,542   1.26   488,742 1.12  60,800    200.00
  74        38,521          $ 137.24     93     11/24/97     917,928    217,312     700,616   1.51   653,312 1.41   5,778      0.15
  75        56,203           $ 93.89    100     09/03/97   1,073,337    525,896     547,441   1.09   435,857 0.87   8,430      0.15
---------------------------------------------------------------------------------------------------------------------------------
  76       137,976       $ 29,878.50     99     09/08/97   1,220,270    597,335     622,935   1.46   583,335 1.37  39,600    225.00
  77        59,319           $ 87.50    100     01/01/97     957,862    335,929     621,933   1.48   569,733 1.36   7,711      0.13
  78        56,235       $ 36,078.18     56     12/31/96   2,385,468  1,623,307     762,161   1.49   666,742 1.30  95,419    671.96
  79       151,209           $ 33.59                       1,222,710    388,247     834,463   1.77   693,199 1.47  49,764      0.33
            76,720                       93     07/10/97     511,247    162,337     348,910   1.77   286,567 1.47  24,438      0.32
            74,489                      100     07/10/97     711,463    225,910     485,553   1.77   406,632 1.47  25,326      0.34
  80        90,340           $ 56.20     92     10/23/97     741,237    169,081     572,156   1.28   539,283 1.20  13,551      0.15
---------------------------------------------------------------------------------------------------------------------------------
  81        49,000          $ 101.81    100     12/03/97     780,685    178,557     602,128   1.44   585,247 1.40   7,333      0.15
  82        50,040           $ 99.63    100     10/21/97     799,799    198,790     601,009   1.40   569,964 1.33   7,506      0.15
  83       398,000           $ 12.52     51     11/06/97   3,003,618  1,630,407   1,373,210   3.40   824,183 2.04  99,500      0.25
  84       118,580       $ 30,846.91     98     12/29/97   1,078,361    518,468     559,893   1.30   519,893 1.20  40,000    250.00
  85        57,746           $ 84.66    100     12/23/97     950,226    318,787     631,439   1.54   590,588 1.44   9,072      0.16
---------------------------------------------------------------------------------------------------------------------------------
  86       174,196       $ 15,841.14     90     10/31/97   1,017,817    522,627     495,190   1.28   435,990 1.13  59,200    200.00
  87       136,016       $ 26,641.67     96     11/18/97   1,072,309    510,318     561,991   1.46   518,343 1.35  43,648    248.00
  88        45,671          $ 102.50    100     12/01/97     662,230     31,489     630,741   1.43   584,739 1.33   6,851      0.15
  89       213,264       $ 14,957.42     92     09/23/97   1,499,980    705,464     794,516   2.09   728,296 1.92  66,220    215.00
  90       203,330           $ 22.46     89     12/08/97     826,781    248,100     578,681   1.59   447,311 1.23  49,231      0.24
---------------------------------------------------------------------------------------------------------------------------------
  91        57,652           $ 78.74    100     12/23/97     844,415    288,973     555,442   1.46   471,512 1.24  11,530      0.20
  92        68,010           $ 66.01    100     11/15/97     981,718    207,640     774,078   2.09   723,533 1.95  10,202      0.15
  93       205,014       $ 16,750.96     95     12/01/97   1,132,230    624,703     507,526   1.39   443,474 1.21  64,052    239.00
  94                     $ 40,081.51     98     11/20/97     871,662    359,334     512,328   1.41   489,928 1.35  22,400    200.00
  95       148,423       $ 23,546.33     96     06/30/97   1,109,517    574,854     534,664   1.39   483,364 1.25  51,300    270.00
---------------------------------------------------------------------------------------------------------------------------------
  96       172,985           $ 25.50     85     12/29/97     687,561    131,390     556,171   1.58   466,704 1.33  25,948      0.15
  97       153,675       $ 26,768.19     95     09/28/97   1,001,893    532,259     469,634   1.28   428,634 1.17  41,000    250.00
  98       170,933       $ 22,913.27     96     10/21/97   1,210,302    657,763     552,539   1.41   505,289 1.29  47,250    250.00
  99                     $ 36,195.89     98     10/01/97     707,764    254,619     453,145   1.28   450,051 1.27   3,094     26.00
 100       101,573           $ 42.24     91     11/13/97     651,953    155,200     496,753   1.38   443,529 1.23  15,236      0.15
---------------------------------------------------------------------------------------------------------------------------------
 101       107,720           $ 39.76    100     09/04/97     732,685    159,600     573,084   1.51   490,861 1.29  24,237      0.23
 102        89,154           $ 47.48     93     06/01/97   1,171,524    571,604     599,951   1.60   518,719 1.38  17,831      0.20
 103        76,167       $ 45,966.78    100     09/25/97     909,994    322,700     587,294   1.78   564,794 1.71  22,500    250.00
 104       148,960       $ 20,572.90     88     12/31/97   1,025,534    507,540     517,994   1.44   477,994 1.33  40,000    200.00
 105        46,098           $ 88.74     97     12/05/97     599,781    113,392     486,389   1.42   464,088 1.36   6,717      0.15
---------------------------------------------------------------------------------------------------------------------------------
 106        53,470           $ 76.32     96     08/01/97     849,356    295,968     553,388   1.51   477,820 1.30  12,316      0.23
 107       193,120       $ 19,964.90     97     01/01/98     950,062    470,058     480,004   1.46   420,004 1.28  60,000    300.00
 108        45,020           $ 88.65    100     12/01/97   1,124,385    592,878     531,506   1.58   478,963 1.43  11,705      0.26
 109                     $ 22,047.62     97     10/31/97     660,091    257,936     402,155   1.23   365,955 1.12  36,200    200.00
 110        82,400           $ 48.37    100     10/31/97     669,961    182,758     487,203   1.39   461,839 1.32  12,360      0.15
---------------------------------------------------------------------------------------------------------------------------------
 111       113,201           $ 35.21     99     10/24/97     764,815    202,121     562,695   1.66   500,832 1.47  22,640      0.20
 112        51,523           $ 76.47    100     12/15/97     830,502    356,034     474,468   1.44   417,535 1.26   7,728      0.15
 113       181,744       $ 15,556.24     91     05/31/97   1,087,479    535,694     551,784   1.45   488,534 1.28  63,250    250.00
 114                     $ 30,397.29     98     10/31/97     602,111    213,257     388,854   1.22   360,822 1.13  28,032    219.00
 115                     $ 32,120.59     74     09/30/97   2,069,426  1,359,509     709,917   2.19   609,917 1.88 100,000    833.33
---------------------------------------------------------------------------------------------------------------------------------
 116        53,056           $ 72.22     93     10/28/97     629,357    121,172     508,186   1.52   476,201 1.42  10,611      0.20
 117       224,712       $ 13,261.67     97     05/26/97   1,055,166    554,219     500,948   1.47   443,348 1.30  57,600    200.00
 118        78,715           $ 48.15     98     01/07/98     666,317    171,356     494,961   1.50   428,411 1.29  27,550      0.35
 119       127,833           $ 29.20     97     12/29/97     644,883    143,338     501,545   1.69   436,612 1.47  19,535      0.15
 120       130,340           $ 28.62     89     09/25/97     825,219    263,765     561,454   1.64   489,115 1.43  19,551      0.15
---------------------------------------------------------------------------------------------------------------------------------
 121       100,000           $ 37.30    100     11/19/97     490,200     24,510     465,690   1.27   431,015 1.18  10,000      0.10
 122        99,628       $ 22,954.93     73     05/31/97   2,019,900  1,442,917     576,983   1.67   495,424 1.43  81,559    509.74
 123        22,570          $ 159.22    100     12/16/97     551,339    134,917     416,422   1.43   393,401 1.35   4,514      0.20
 124        38,040           $ 94.42    100     10/23/97     419,867     12,596     407,271   1.35   407,271 1.35
 125        64,950           $ 55.30     83     12/10/97     712,250    222,068     490,182   1.64   444,779 1.49  14,939      0.23
---------------------------------------------------------------------------------------------------------------------------------
 126                     $ 19,954.38     87     10/31/97     868,207    449,322     418,885   1.40   368,485 1.23  50,400    280.00
 127        99,236           $ 36.19    100     11/24/97     540,263    119,333     420,930   1.42   389,043 1.31   9,924      0.10
 128       114,482       $ 19,953.09     91     10/31/97     601,562    231,052     370,510   1.25   334,510 1.13  36,000    200.00
 129        77,189           $ 46.51     95     01/31/98     605,902    142,426     463,476   1.55   426,136 1.43  11,578      0.15
 130       250,240       $ 15,596.89     83     09/30/97     961,672    543,680     417,992   1.34   376,592 1.21  41,400    180.00
---------------------------------------------------------------------------------------------------------------------------------
 131        34,810          $ 102.97     94     07/22/97     643,313    178,932     464,381   1.40   437,628 1.32   6,962      0.20
 132       118,746           $ 30.15    100     04/01/97     581,755     71,813     509,942   1.38   465,969 1.26  17,812      0.15
 133        40,500           $ 87.61     90     10/30/97     644,129    204,980     439,149   1.48   409,083 1.38   6,075      0.15
 134       224,870       $ 12,463.69     95     09/24/97   1,234,329    798,992     435,337   1.50   367,657 1.27  67,680    240.00
 135        65,869           $ 53.02    100     04/25/97     661,531    145,925     515,605   1.46   452,511 1.28  23,713      0.36
---------------------------------------------------------------------------------------------------------------------------------
 136        43,953           $ 79.45    100     11/15/97     784,455    288,084     496,371   1.71   449,737 1.55   6,593      0.15
 137        82,948       $ 28,138.50     90     10/28/97     729,788    319,201     410,586   1.42   376,114 1.30  34,472    278.00
 138        35,149           $ 99.26     95     09/29/97     556,930    111,827     445,103   1.37   425,765 1.31   4,115      0.12
 139        87,280       $ 23,558.19     97     09/05/97     858,542    437,927     420,615   1.44   375,224 1.29  43,852    296.30
 140        46,305           $ 74.68    100     09/23/97     751,417    310,557     440,860   1.45   381,750 1.25  11,576      0.25
---------------------------------------------------------------------------------------------------------------------------------
 141       172,659       $ 16,512.99     96     06/23/97   1,157,393    704,857     452,536   1.38   400,786 1.22  51,750    250.00
 142        72,240           $ 46.97     69     12/15/97     660,857    192,900     467,957   1.60   391,085 1.34  39,096      0.54
 143       142,542       $ 22,613.83     96     10/17/97     835,561    440,450     395,111   1.41   364,607 1.30  30,504    203.36
 144        79,185       $ 30,536.57     89     12/31/97     628,371    280,670     347,701   1.32   326,301 1.24  21,400    198.15
 145        32,738          $ 100.24    100     09/08/97     545,674     97,873     447,801   1.37   432,140 1.32   6,548      0.20
---------------------------------------------------------------------------------------------------------------------------------
 146        60,477           $ 53.62    100     12/23/97     569,940    104,471     465,469   1.72   437,678 1.61   9,075      0.15
 147       109,940           $ 29.04     94     12/22/97     642,634    227,054     415,580   1.57   364,830 1.38  24,187      0.22
 148       143,651           $ 21.93     96     05/05/97     688,021    181,850     506,171   1.59   415,090 1.31  34,714      0.24
 149       200,000       $ 14,544.34     99     09/22/97     992,445    549,320     443,125   1.65   389,125 1.45  54,000    250.00
 150       219,482       $ 10,310.16     93     06/25/97     985,533    562,408     423,125   1.42   355,400 1.20  67,725    222.78
---------------------------------------------------------------------------------------------------------------------------------
 151        45,127       $ 88,375.36    100     10/23/97     453,012    109,246     343,765   1.31   328,295 1.25  15,470    442.00
 152        43,478           $ 71.13    100     10/08/97     520,510    152,426     368,084   1.45   344,788 1.36   6,522      0.15
 153        27,975          $ 109.10     91     06/30/97     537,221    151,675     385,557   1.31   368,056 1.25   4,196      0.15
 154        40,429           $ 74.01            12/19/97     816,325    400,140     416,185   1.60   408,785 1.57   7,400      0.18
 155       138,653       $ 15,623.82     92     09/30/97     854,959    469,210     385,750   1.52   343,450 1.36  42,300    225.00
---------------------------------------------------------------------------------------------------------------------------------
 156        35,168           $ 80.40    100     12/31/97     499,388    159,905     339,483   1.38   317,503 1.29   5,275      0.15
 157        94,374           $ 29.94     95     06/01/97     515,837    132,362     383,475   1.37   350,390 1.25  20,017      0.21
 158        58,624           $ 48.17    100     05/22/97     668,615    177,841     490,774   1.79   434,230 1.58  19,134      0.33
 159        47,355           $ 59.42    100     09/08/97     569,171    185,237     383,933   1.38   352,540 1.27   9,473      0.20
 160                     $ 24,755.36     94     01/01/98   1,563,836    958,961     604,875   2.45   570,975 2.31  33,900    300.00
---------------------------------------------------------------------------------------------------------------------------------
 161        20,000          $ 139.78    100     01/08/98     402,179     88,309     313,870   1.37   287,620 1.26   3,000      0.15
 162       105,020       $ 23,667.89     92     12/15/97     762,383    414,460     347,923   1.59   318,423 1.45  29,500    250.00
 163        75,820           $ 36.19    100     11/28/97     470,381    145,945     324,436   1.42   292,883 1.28  11,373      0.15
 164        33,488           $ 81.93    100     12/01/97     552,242    189,133     363,109   1.61   341,397 1.52   6,698      0.20
 165        91,182       $ 30,121.47     90     11/06/97     674,766    384,539     290,227   1.34   269,347 1.25  20,880    232.00
---------------------------------------------------------------------------------------------------------------------------------
 166       108,440       $ 22,149.62     96     12/01/97     658,234    303,993     354,241   1.32   323,741 1.21  30,500    250.00
 167        21,422          $ 125.82    100     12/01/97     560,653    224,737     335,916   1.48   299,713 1.32   4,284      0.20
 168        32,843           $ 78.96    100     12/11/97     491,027    164,412     326,615   1.47   289,831 1.30   3,941      0.12
 169        52,024       $ 45,468.98     96     11/03/97     424,291    148,910     275,381   1.30   263,981 1.25  11,400    200.00
 170        56,581           $ 45.79    100     09/09/97     792,191    445,719     346,473   1.53   297,976 1.32   8,487      0.15
---------------------------------------------------------------------------------------------------------------------------------
 171        52,721           $ 48.98    100     07/22/97     859,377    414,765     444,612   1.91   351,066 1.51  10,544      0.20
 172        30,960           $ 83.01    100     01/19/98     464,424    117,168     347,256   1.40   324,102 1.30   4,644      0.15
 173        50,339           $ 50.57    100     06/30/97     516,018    112,551     403,467   1.34   379,511 1.26   9,061      0.18
 174       107,557           $ 23.51     78     10/07/97     555,787    167,464     388,323   1.70   310,613 1.36  26,889      0.25
 175                     $ 15,959.64     98     12/01/97     900,566    570,718     329,848   1.53   290,098 1.35  39,750    251.58
---------------------------------------------------------------------------------------------------------------------------------
 176        98,337           $ 25.57    100     09/22/97     490,066    143,838     346,228   1.57   296,080 1.34  23,445      0.24
 177        71,460       $ 27,695.46    100     09/25/97     542,664    266,415     276,249   1.35   253,749 1.24  22,500    250.00
 178        49,060       $ 24,673.36     73     09/01/97   1,544,141  1,062,315     481,826   2.09   404,619 1.75  77,207    764.43
 179        17,000          $ 146.53    100     10/20/97     391,800     84,789     307,011   1.43   300,303 1.40   2,550      0.15
 180        45,922           $ 54.23     97     10/01/97     434,637    140,262     294,375   1.41   277,531 1.33   8,306      0.18
---------------------------------------------------------------------------------------------------------------------------------
 181        29,748       $ 42,169.32     98     11/03/97     508,719    204,638     304,081   1.40   286,381 1.32  17,700    300.00
 182        77,183       $ 15,423.81     60     10/16/97   1,770,162  1,306,270     463,892   1.82   375,383 1.47  88,508    553.17
 183       140,450       $ 16,843.31     94     09/15/97     706,827    356,541     350,285   1.53   318,165 1.39  32,120    220.00
 184                      $ 4,326.30     67     10/30/97     984,985    652,463     332,522   1.62   261,772 1.28  70,750    125.00
 185        24,239          $ 100.85     90     11/10/97     384,318    107,916     276,402   1.35   259,537 1.27   5,817      0.24
---------------------------------------------------------------------------------------------------------------------------------
 186        24,800           $ 96.60    100     12/04/97     364,443     58,722     305,721   1.55   288,771 1.46   3,785      0.15
 187        32,959           $ 72.64     95     12/12/97     583,212    270,843     312,369   1.61   258,123 1.33  11,865      0.36
 188        37,436           $ 62.33    100     11/01/97     334,000     10,020     323,980   1.43   300,120 1.32   3,744      0.10
 189        96,528       $ 16,098.93     99     08/31/97     718,124    407,561     310,563   1.62   274,563 1.43  36,000    250.00
 190        37,203           $ 61.71    100     05/01/97     392,993    108,153     284,840   1.55   259,960 1.42   7,441      0.20
---------------------------------------------------------------------------------------------------------------------------------
 191        45,866           $ 50.02     87     11/04/97     518,663    169,833     348,830   1.71   289,400 1.42  12,228      0.27
 192        23,296       $ 27,464.18     92     05/09/97   2,297,752  1,877,306     420,446   1.78   395,546 1.68  24,900    300.00
 193        21,300          $ 105.74    100     12/01/97     318,616     51,387     267,229   1.39   258,907 1.35   4,120      0.19
 194        62,400           $ 35.00                         480,543    165,154     315,389   1.52   306,029 1.47   9,360      0.15
            29,900           $ 73.05     92     08/12/97
            32,500           $ 67.20     88     08/12/97
 195        74,617           $ 29.04     98     12/15/97     639,679    271,441     368,238   1.95   287,652 1.52  17,162      0.23
---------------------------------------------------------------------------------------------------------------------------------
 196        26,312       $ 36,171.78            12/19/97     736,909    404,774     332,135   1.81   294,818 1.61  37,317    643.40
 197        44,430       $ 17,288.14     67     08/31/97   1,215,545    890,933     324,612   1.64   282,488 1.43  42,124    348.13
 198        76,800       $ 21,779.91    100     06/30/97     548,504    286,174     262,330   1.46   238,330 1.33  24,000    250.00
 199       110,610       $ 20,492.15     96     06/25/97     537,488    255,921     281,567   1.57   255,431 1.43  26,136    264.00
 200        21,265           $ 94.89    100     12/31/97     288,562      8,657     279,905   1.58   279,905 1.58
---------------------------------------------------------------------------------------------------------------------------------
 201        56,530       $ 24,365.69     99     01/23/98     605,805    318,048     287,757   1.67   263,157 1.53  24,600    300.00
 202       105,477           $ 18.92    100     10/01/97     285,172     44,069     241,103   1.47   240,112 1.46     992      0.01
 203        39,309           $ 50.71     95     12/04/97     430,216    165,709     264,507   1.47   240,507 1.34  11,793      0.30
 204       121,886       $ 11,701.47     98     05/26/97     622,138    346,871     275,266   1.55   237,016 1.33  38,250    225.00
 205         7,634          $ 247.19    100     08/01/97     219,745      6,592     213,153   1.13   206,893 1.10   6,260      0.82
---------------------------------------------------------------------------------------------------------------------------------
 206        47,563           $ 39.32     97     09/01/97     404,158    137,566     266,592   1.61   234,250 1.42   7,135      0.15
 207        33,509       $ 20,709.45     79     08/30/97   1,240,448    880,699     359,749   2.29   326,264 2.07  33,485    376.24
 208        36,668           $ 50.08     92     06/12/97     424,483    185,038     239,445   1.30   200,901 1.09   6,600      0.18
 209        30,702           $ 58.50    100     11/01/97     500,371    243,084     257,287   1.69   221,980 1.45   4,605      0.15
 210                     $ 15,480.85                         392,285    198,754     193,531   1.31   170,331 1.15  23,200    200.00
                                         97     10/31/97     201,115     87,877     113,238   1.29   101,238 1.15  12,000    200.00
                                         92     10/31/97     191,170    110,877      80,293   1.34    69,093 1.15  11,200    200.00
---------------------------------------------------------------------------------------------------------------------------------
 211        66,304       $ 21,355.42     95     09/22/97     446,654    196,580     250,074   1.56   227,310 1.42  22,764    271.00
 212        28,102           $ 61.87    100     01/31/98     425,489    171,527     253,962   1.34   227,049 1.20   4,215      0.15
 213        43,000       $ 28,730.90     98     11/14/97     625,862    268,739     357,123   1.52   321,898 1.37  35,225    587.08
 214        47,906           $ 35.27     80     08/31/97     406,885    133,270     273,615   1.69   240,247 1.48   7,186      0.15
 215       102,576       $ 16,062.83     91     11/26/97     393,055    185,768     207,287   1.47   182,037 1.30  25,250    252.50
---------------------------------------------------------------------------------------------------------------------------------
 216        33,712       $ 46,089.24    100     11/04/97     277,744    117,100     160,644   1.30   153,844 1.25   6,800    200.00
 217       106,640       $ 11,480.89     95     06/13/97     566,004    435,966     130,037   0.96    97,525 0.72  32,512    254.00
 218        34,178           $ 42.03    100     06/18/97     316,989    116,247     200,742   1.49   183,210 1.36  10,595      0.31
 219        46,460           $ 30.91     86     11/18/97     506,450    278,297     228,153   1.83   172,649 1.38  19,048      0.41
 220        48,770       $ 18,885.92     99     11/13/97     406,295    193,759     212,536   1.61   185,936 1.41  26,600    350.00
---------------------------------------------------------------------------------------------------------------------------------
 221        60,968       $ 19,073.96     95     04/30/97     378,037    179,171     198,866   1.41   176,518 1.25  22,348    302.00
 222        43,280           $ 32.26     95     01/27/98     249,339     55,067     194,272   1.62   187,780 1.57   6,492      0.15
 223        20,765       $ 25,224.61     95     05/07/97   1,529,424  1,247,795     281,629   1.98   265,129 1.86  16,500    300.00
 224        62,943           $ 21.66     94     09/09/97     720,919    447,375     273,544   2.05   194,974 1.46  16,468      0.26
 225        25,200       $ 28,056.25     98     10/31/97     268,945    122,100     146,845   1.35   137,245 1.27   9,600    200.00
---------------------------------------------------------------------------------------------------------------------------------
 226        66,034       $ 18,298.89     96     01/27/98     372,594    189,282     183,312   1.74   161,657 1.54  21,655    305.00
 227        14,220           $ 91.06     94     12/22/97     220,576     48,075     172,501   1.40   168,721 1.37     945      0.07
 228        18,500       $ 21,726.49     84     03/31/97     489,000    245,515     243,485   1.64   223,585 1.50  19,900    337.29
 229         6,500          $ 191.97    100     11/24/97     185,466     24,950     160,516   1.55   153,067 1.48     975      0.15
 230        48,120       $ 24,718.57    100     06/01/97     331,212    126,284     204,928   1.60   192,928 1.51  12,000    250.00
---------------------------------------------------------------------------------------------------------------------------------
 231       118,944        $ 9,578.70    100     01/15/98     518,301    339,688     178,613   1.80   136,613 1.38  42,000    350.00
 232        11,721           $ 97.89    100     11/01/97     183,677     26,175     157,502   1.66   148,492 1.57   1,172      0.10
 233        11,721           $ 96.18    100     11/01/97     183,867     29,114     154,753   1.66   145,743 1.57   1,172      0.10
 234        39,932       $ 21,488.84     92     12/22/97     265,214    127,979     137,235   1.48   116,175 1.25  21,060    405.00
 235                      $ 2,580.62    100     02/23/98     438,768    218,269     220,499   2.47   196,543 2.20  23,956     56.23
---------------------------------------------------------------------------------------------------------------------------------
 236        61,220       $ 15,456.62     97     10/25/97     399,778    248,140     151,638   1.68   134,882 1.49  16,756    236.00
 237        74,496       $ 10,637.24     90     06/30/97     394,875    224,345     170,530   1.65   144,780 1.40  25,750    250.00
 238        74,307       $ 10,179.50     97     04/30/97     450,132    292,406     157,726   1.47   129,464 1.21  28,262    264.13
 239        81,960       $ 11,225.44     95     11/13/97     485,544    347,708     137,836   1.50   115,276 1.26  22,560    235.00
 240        40,600           $ 24.26            02/01/97     138,000      6,900     131,100   1.17   131,100 1.17
 241        22,800           $ 43.14    100     07/11/97     142,956      4,289     138,667   1.36   125,600 1.23   2,280      0.10
 242         5,100          $ 176.02    100     10/29/97     210,977     10,549     200,428   2.53   195,958 2.47     765      0.15
 243        25,448           $ 34.87     89     02/01/98     201,404     65,559     135,845   1.60   110,497 1.30  11,378      0.45
 244        22,800       $ 17,025.26     75     08/19/97     649,828    362,172     287,656   2.18   287,656 2.18  32,491    624.83
 245        58,259           $ 14.97     88     05/27/97     237,069     57,615     179,454   1.92   117,306 1.26  22,367      0.38
---------------------------------------------------------------------------------------------------------------------------------
 246                      $ 4,317.05     66     10/30/97     326,250    216,819     109,431   1.58    90,431 1.31  19,000     99.48
 247         8,986           $ 89.93    100     11/01/97     139,590     24,195     115,395   1.73   108,486 1.63     899      0.10
 248        10,700           $ 74.73    100     10/20/97     143,446     56,267      87,179   1.28    79,603 1.17   1,712      0.16
 249                     $ 12,932.56     93     10/31/97     155,301     76,769      78,532   1.37    66,706 1.16  11,826    219.00
 250        28,384       $ 22,460.25    100     06/23/97     163,685     69,540      94,145   1.42    86,395 1.31   7,750    250.00
---------------------------------------------------------------------------------------------------------------------------------
 251        21,504       $ 23,602.84     96     04/21/97     140,762     53,039      87,723   1.42    80,723 1.30   7,000    250.00
 252        15,300       $ 30,447.01    100     11/14/97     625,862    268,739     357,123   1.52   321,898 1.37  35,225  1,956.94
 253        14,025       $ 24,618.12     95     12/01/97     625,862    268,739     357,123   1.52   321,898 1.37  35,225  2,072.06


CONTROL    1996        1996         1996   1996     1995        1995        1995   1995
NUMBER    REVENUES   EXPENSES        NCF   DSCR   REVENUES    EXPENSES       NCF    DSCR        LARGEST TENANT
  1     10,427,823  4,019,426   6,408,397  1.35  10,409,739  3,709,961  6,699,778   1.41  Kaufmann's
  2      7,486,989  2,630,286   4,547,934  1.11   7,836,071  2,444,413  5,066,254   1.23  Aetna-EBD Claims
  3      6,521,504  2,514,186   4,007,318  1.22   6,701,871  2,416,915  4,284,956   1.30  NACCO Materials Handeling
  4
  5        864,162    620,364     243,798  0.12
--------------------------------------------------------------------------------------------------------------------------------
  6      2,580,991     89,435   2,491,556  1.32
                                                                                          Sport Connection
                                                                                          TRW Inc.
  7                                                                                       TASC, Inc.
  8      2,542,515    718,927   1,799,944  1.30   2,357,926    516,377  1,705,565   1.23  Kmart
  9      2,966,124  1,207,759   1,758,365  1.20   2,867,793  1,193,758  1,674,035   1.14
 10      4,205,953  1,941,286   2,251,859  1.50   3,847,733  2,067,210  1,763,874   1.18




--------------------------------------------------------------------------------------------------------------------------------
 11      2,162,585    513,306   1,649,279  1.31   2,399,033    460,897  1,938,136   1.54  Phar Mor #61
 12      2,521,224    766,395   1,655,653  1.35   2,315,201    682,960  1,472,671   1.20  Computer Associates
 13      2,166,793    857,567   1,016,285  0.87   2,373,607    856,424  1,354,016   1.16  American Society of Engineers
 14      1,704,152    474,014   1,230,138  1.04   1,869,296    808,584  1,060,712   0.89  PNS Store
 15      2,130,829    416,417   1,714,412  1.33                                           Super Kmart
--------------------------------------------------------------------------------------------------------------------------------
 16      2,106,063    697,381   1,408,682  1.35   1,934,719    696,903  1,237,816   1.18
 17      2,510,234    779,420   1,602,056  1.44   2,569,263    759,364  1,611,765   1.44  Gayfer's Department Store
 18                                                                                       Homeplace
 19      6,841,405  4,446,643   2,120,435  2.03   6,087,678  4,082,114  2,005,564   1.92
 20      7,073,265  5,111,311   1,961,954  1.94   7,255,785  5,094,014  2,161,771   2.14
--------------------------------------------------------------------------------------------------------------------------------
 21      1,860,285    640,803   1,219,482  1.39   1,804,163    631,789  1,172,374   1.33  HBO
 22      1,404,080    406,517     878,111  1.01   1,450,928    513,241    937,687   1.08
                                                                                          Wal-Mart
                                                                                          JC Penney
 23      1,767,975    452,401   1,280,857  1.47   2,021,256    494,700  1,526,556   1.75  Kmart
 24
 25      1,538,373    566,369     924,187  1.23   1,456,413    583,169    828,409   1.11
--------------------------------------------------------------------------------------------------------------------------------
 26                                                                                       Ulrich Voordhees Warner Assoc.
 27      1,674,692    538,559   1,136,133  1.59   1,687,371    503,240  1,184,131   1.66  SunTrust
 28      2,059,262    975,802     968,460  1.36   2,179,581  1,133,349    931,232   1.31
 29      3,283,529  1,817,938   1,465,591  1.89   2,711,663  1,855,600    856,063   1.11
 30      1,080,963      1,941   1,079,022  1.51
--------------------------------------------------------------------------------------------------------------------------------
 31      2,168,949    944,197   1,224,752  1.78   1,897,000    985,956    911,044   1.32  Dentalco Mgmt Serv
 32                                                                                       NYC Dept of Finance
 33      1,228,725    509,601     651,510  1.00                                           Staples
 34      1,339,243    421,147     879,596  1.38   1,254,132    425,192    790,440   1.24
 35      1,572,646    456,357   1,116,289  1.63   1,573,053    431,878  1,141,175   1.67  Memphis Cancer Center
--------------------------------------------------------------------------------------------------------------------------------
 36      1,701,552    740,218     899,613  1.29   1,804,404    787,412    917,532   1.32
 37      1,527,038    651,672     799,738  1.27   1,461,234    711,688    695,909   1.11
 38      1,774,878    673,528   1,101,350  1.70   1,720,144    636,079  1,084,065   1.67  The Prudential Florida Realty
 39      1,742,076    811,271     930,805  1.48   1,694,796    810,530    884,267   1.41  Zanocco Ace Hardware
 40      1,381,308    295,907     983,870  1.61   1,335,360    285,672    918,283   1.50  Bally's
--------------------------------------------------------------------------------------------------------------------------------
 41      1,478,992    664,760     814,232  1.35   1,488,180    642,326    845,854   1.40
 42      1,318,939    503,953     814,986  1.27   1,388,902    505,224    883,678   1.38  JC Penney
 43      1,397,273    342,299   1,054,974  1.58   1,264,676    364,739    887,570   1.33  Orthotics & Prosthetics
 44      4,139,561  2,577,430   1,562,131  2.23   3,982,350  2,688,691  1,293,659   1.85
 45      1,974,441    649,757   1,324,684  2.44   1,818,028    673,052  1,144,976   2.11
--------------------------------------------------------------------------------------------------------------------------------
 46                                                                                       Microware Systems Corp
 47      1,591,288    748,416     755,872  1.33   1,650,270    840,429    722,841   1.27
 48      1,567,619    470,524   1,097,095  2.02   1,374,280    436,063    938,217   1.73  Jack Barton & Co, Inc.
 49      1,426,536    735,154     691,382  1.22   1,838,157    712,681  1,125,476   1.98  The Great A&P
 50      2,558,785  1,660,522     898,263  1.45   2,518,238  2,101,901    416,337   0.67
--------------------------------------------------------------------------------------------------------------------------------
 51      1,209,202    281,930     565,459  0.96   1,236,021    260,521    897,154   1.53  Winn Dixie
 52      1,303,817    433,793     870,024  1.43   1,055,252    405,092    650,160   1.07  Winn-Dixie, Inc.
 53      1,076,833    415,252     618,885  1.14   1,026,995    414,354    571,821   1.06
 54      1,190,408    494,697     629,111  1.13   1,162,456    436,819    656,716   1.18
 55      1,053,161    266,032     787,129  1.43     980,268    240,927    739,341   1.34  Fleming Foods
--------------------------------------------------------------------------------------------------------------------------------
 56      2,858,991  1,776,726   1,082,265  1.95
 57      4,466,634  3,370,526     917,443  1.49   4,229,570  3,247,561    812,826   1.32
 58        811,896    416,348     395,548  0.76                                           Renter's Choice
 59      1,474,450    696,105     771,366  1.34   1,278,273    747,625    484,765   0.84
 60      1,417,298    684,721     653,694  1.19   1,360,301    718,977    578,874   1.05
--------------------------------------------------------------------------------------------------------------------------------
 61      1,417,194    696,259     716,111  1.35   1,261,361    754,098    490,198   0.93
 62      1,494,276    699,670     727,742  1.37   1,382,268    605,950    757,948   1.43
 63      1,743,909    907,981     730,009  1.20   1,593,611    814,110    753,960   1.24  Warner & Associates
 64      1,146,896    443,354     662,718  1.33   1,154,330    474,916    635,423   1.28
 65      1,178,225    671,147     507,078  1.06   1,247,879    724,731    523,148   1.10
--------------------------------------------------------------------------------------------------------------------------------
 66        762,649    270,820     491,829  0.90     623,953    264,089    359,234   0.66  Cinemark Movies 14
 67      1,536,016    733,938     785,980  1.74   1,478,539    705,905    740,634   1.63
 68                                                                                       Circuit City
 69      5,013,766  4,022,277     871,423  1.74   4,869,812  4,018,456    759,585   1.51
 70      5,092,939  4,149,388     790,763  1.56   5,154,523  4,266,239    733,648   1.45
--------------------------------------------------------------------------------------------------------------------------------
 71      1,111,178    243,691     855,528  1.79     821,605    178,754    535,590   1.12  Brookshires
 72      1,329,283    724,120     576,183  1.29   1,223,803    704,671    490,152   1.10
 73        885,852    345,324     540,528  1.24     853,992    387,470    466,522   1.07
 74        857,824    192,878     664,946  1.43     922,744    185,668    737,076   1.59  Comerica
 75        810,418    397,580  (1,145,120)(2.29)  1,461,581    379,335  1,082,246   2.16  Autodesk,Inc.
--------------------------------------------------------------------------------------------------------------------------------
 76      1,067,784    582,337     485,447  1.14
 77        898,931    338,718     515,507  1.23     852,513    328,094    385,483   0.92  Princeton Allergy
 78      2,429,421  1,518,992     910,429  1.78   2,343,643  1,365,483    978,160   1.91
 79      1,295,912    384,577     911,335  1.93   1,329,723    372,046    957,676   2.03
           540,495    149,484     391,011  1.93     595,721    146,340    449,381   2.03  Odd Lots
           755,417    235,093     520,324  1.93     734,002    225,706    508,295   2.03  Family Thrift
 80        729,447    185,383     544,064  1.21     721,100    181,572    539,528   1.20  Big Bear
--------------------------------------------------------------------------------------------------------------------------------
 81                                                                                       Xpect Drugs
 82        814,153    161,951     652,202  1.52     789,919    140,844    641,125   1.49  Factory Furniture R Us
 83      3,066,860  1,452,181   1,526,817  3.78   3,284,290  1,741,573  1,333,828   3.30  NationsBank Lease Buyout
 84      1,061,474    475,743     563,442  1.30     857,635    424,934    425,002   0.98
 85        857,922    268,727     589,195  1.44     818,125    281,470    536,655   1.31  Occupational Health S
--------------------------------------------------------------------------------------------------------------------------------
 86        998,639    506,303     492,336  1.28     967,647    541,505    426,142   1.11
 87        982,283    508,170     474,113  1.23     986,843    535,189    451,654   1.17
 88        662,230                662,230  1.50     662,230               662,230   1.50  Sony Theater-Loews
 89      1,412,879    687,522     648,357  1.71   1,371,616    770,181    524,435   1.38
 90        930,472    198,315     732,157  2.01     846,164    256,772    568,202   1.56  Wal-Mart
--------------------------------------------------------------------------------------------------------------------------------
 91        841,946    227,033     614,913  1.62     837,524    234,073    586,143   1.54  WR Systems
 92        915,792    173,072     742,720  2.00     692,892    119,906    572,492   1.54  E-Mu
 93      1,091,942    608,283     389,736  1.07   1,060,854    605,067    383,059   1.05
 94        881,666    336,519     545,147  1.50     853,205    331,915    521,290   1.43
 95                                                 993,145    575,431    297,481   0.77
--------------------------------------------------------------------------------------------------------------------------------
 96        646,555    111,767     534,788  1.52     634,875    114,734    520,141   1.48  Big Lots (Wal-mart)
 97        928,901    448,774     480,127  1.31     898,147    492,003    406,144   1.11
 98
 99        708,629    226,113     478,150  1.35     655,028    222,535    432,493   1.22
100        489,544    139,961     349,583  0.97     404,777    120,934    283,843   0.79  Billy Hardwick Bowling Center
--------------------------------------------------------------------------------------------------------------------------------
101        669,475    144,855     469,157  1.24     601,038    135,394    465,644   1.23  Goody's
102      1,118,732    531,980     586,752  1.56   1,067,184    500,042    567,142   1.51  Inchcape Testing
103
104        358,842    320,966      27,047  0.08      48,262    202,262   (154,000) (0.43)
105                                                                                       Pet Depot
--------------------------------------------------------------------------------------------------------------------------------
106        608,464    253,810     354,654  0.97     962,233    294,181    668,052   1.82  1st Priority Healthcare
107        952,651    446,213     475,630  1.45     953,776    437,372    485,917   1.48
108      1,037,768    629,279     161,232  0.48   1,013,419    594,642    398,042   1.19  Blockbuster
109        613,272    303,877     309,395  0.94     615,855    206,171    409,684   1.25
110        684,145    163,270     520,875  1.49     625,968    169,181    456,787   1.30  Airborne Express
--------------------------------------------------------------------------------------------------------------------------------
111        752,924    149,150     603,774  1.78     697,854    159,225    538,629   1.59  Waremart
112        327,803    277,506      33,388  0.10     325,198    264,355     60,843   0.18  Silicon Graphics
113      1,056,950    542,886     470,839  1.24     260,145    119,407    140,738   0.37
114        542,291    210,994     331,297  1.04     516,460    218,940    297,520   0.93
115      2,069,426  1,190,975     878,451  2.71   1,890,393  1,098,471    791,922   2.45
--------------------------------------------------------------------------------------------------------------------------------
116        567,679    106,016     461,663  1.38     401,704    120,198    281,506   0.84  Smart and Final
117        989,642    527,167     339,573  0.99     933,140    582,212    250,240   0.73
118        641,819    240,388     325,911  0.98                                           Brother Sebastian's
119        696,379    178,736     517,643  1.74     654,514     60,938    593,576   2.00  Red Foods/BI-LO
120        779,166    239,515     539,651  1.58     743,844    228,895    514,949   1.51  Carmike Cinemas
--------------------------------------------------------------------------------------------------------------------------------
121                                                                                       Powerlasers Corporation
122      2,171,301  1,718,715     452,586  1.31   2,261,974  1,682,524    579,450   1.67
123        462,684    120,434     328,553  1.12     366,988    116,791    233,244   0.80  Elan Computer Group
124                                                                                       Pep Boys
125        648,993    176,018     472,975  1.58     482,266    111,605    370,661   1.24  Terri's Consign
--------------------------------------------------------------------------------------------------------------------------------
126        888,466    435,952     425,835  1.42     888,248    429,398    424,166   1.42
127        487,561    109,277     372,490  1.25     507,883    129,976    335,548   1.13  Quality Craft
128        561,165    232,329     328,836  1.11     620,616    230,208    390,408   1.32
129        604,562    108,864     495,698  1.66     569,862    123,599    446,263   1.49  Piggly-Wiggly
130        781,256    476,801     277,635  0.89     765,984    518,203    247,781   0.80
--------------------------------------------------------------------------------------------------------------------------------
131        229,579     56,118     173,461  0.52                                           ReMax Realtors
132        573,246     43,658     529,588  1.43     557,138     79,515    481,417   1.30  Business Development Labs
133        603,308    174,778     428,530  1.44     569,063    231,441    334,693   1.13  CVS Pharmacy
134        951,742    712,096     173,574  0.60
135        565,192    123,147     418,885  1.19     653,915    134,495    438,419   1.24  Daifuku USA
--------------------------------------------------------------------------------------------------------------------------------
136        840,765    303,967     521,488  1.79     846,422    299,138    523,675   1.80  SEI
137        704,339    332,333     372,006  1.29     677,527    279,892    397,635   1.38
138        527,240     51,417     475,823  1.47     432,355     94,002    338,353   1.04  Bolsa Furniture
139        856,879    430,519     322,062  1.11     818,160    397,577    386,426   1.33
140        778,229    299,795     478,434  1.57     525,956    312,921    (82,849) (0.27) American Communication
--------------------------------------------------------------------------------------------------------------------------------
141      1,149,355    678,945     454,569  1.38   1,121,371    695,222    365,407   1.11
142        580,959    184,546     333,856  1.14     450,790    160,328    267,086   0.91  Physiotherapy Association, Inc
143        728,499    426,862     267,844  0.96     595,284    413,389    140,447   0.50
144        638,728    239,225     399,503  1.51     632,727    246,759    385,968   1.46
145        599,757     94,069     501,368  1.53     571,520     73,972    445,661   1.36  Lucky World Asian Market
--------------------------------------------------------------------------------------------------------------------------------
146        491,577     84,693     406,884  1.50     501,271     77,145    424,126   1.56  Accessories Plus 4x4
147        712,106    216,502     484,961  1.84     465,179    133,074    327,723   1.24  Van Leer Chocolate Corporation
148        673,681    141,960     486,402  1.53     592,154    157,754    371,298   1.17  Save A Lot Grocery
149        961,236    509,512     365,539  1.36     934,545    439,349    193,758   0.72
150        998,505    514,726     483,779  1.63
--------------------------------------------------------------------------------------------------------------------------------
151        440,206     91,601     332,799  1.27
152        428,463    140,844     280,499  1.11     416,351    137,057    277,016   1.09  Factory 2-U
153        177,033     45,228     131,805  0.45                                           Family Video
154        854,121    397,655     456,466  1.76     867,974    389,411    478,563   1.84
155        814,562    468,634     300,388  1.19     826,136    521,571    256,485   1.01
--------------------------------------------------------------------------------------------------------------------------------
156        514,458    142,918     371,540  1.51     514,971    140,261    374,710   1.53  Drug Emporium, Inc.
157        572,759     98,646     473,233  1.69                                           Wal-Mart
158        486,321    115,474      91,080  0.33     495,738    110,328    332,302   1.21  House of Fabrics
159        584,432    140,567     443,865  1.60     555,212    147,497    407,715   1.47  Sizzler Resturant
160      1,298,609    823,588     475,021  1.92   1,159,861    740,427    419,434   1.70
--------------------------------------------------------------------------------------------------------------------------------
161                                                                                       Chuck's Burgers
162        736,845    382,562     334,760  1.53     703,125    377,668    297,836   1.36
163        471,532    135,360     318,199  1.39     461,943    132,627    311,343   1.36  Hannaford Bros.
164        265,743     79,828     185,915  0.83                                           Hacienda Mexican Restaurant
165        652,765    375,405     277,360  1.28     667,536    375,502    292,034   1.35
--------------------------------------------------------------------------------------------------------------------------------
166        677,308    298,096     379,212  1.41     650,597    302,911    347,686   1.30
167        262,615    111,578     151,037  0.67     226,527     75,477    151,050   0.67  London Harness Co. LTD.
168                                                                                       Ivy Mortgage Corporation
169        438,609    121,921     316,688  1.50     429,085    107,283    321,802   1.52
170        745,456    412,983     311,987  1.38     729,059    424,904    201,349   0.89  Chicago Consulting Actuari
--------------------------------------------------------------------------------------------------------------------------------
171        677,433    334,747     342,686  1.47     677,433    335,437    341,996   1.47  Eastern Research
172        381,160    119,057     243,688  0.98     441,752     91,866    316,793   1.27  Honey Baked Hams
173        543,355    115,485     427,870  1.42     526,033    107,082    413,875   1.38  Kroger
174        429,937    159,605     270,332  1.19     295,509     89,345    205,887   0.90  Planet Tire & Auto
175        851,547    491,158     360,389  1.67     820,642    431,876    388,766   1.80
--------------------------------------------------------------------------------------------------------------------------------
176        508,608     81,069     427,539  1.94     564,051     83,435    480,616   2.18  Wal Mart
177        474,208    260,051     192,017  0.94     490,179    267,753    208,365   1.02
178      1,543,397  1,051,810     491,587  2.13   1,544,884  1,155,883    389,001   1.69
179        372,265     78,147     292,418  1.36     419,200     63,300    355,900   1.66  Pier One Imports, Inc.
180        440,271    143,947     296,324  1.42     426,267    149,594    276,673   1.33  Piggly Wiggly
--------------------------------------------------------------------------------------------------------------------------------
181        514,711    208,249     306,462  1.42     488,335    198,930    289,405   1.34
182      1,805,344  1,123,857     591,220  2.32   2,008,393  1,167,158    740,816   2.90
183        585,044    273,977     311,067  1.36
184        940,237    678,828     261,409  1.27     839,616    618,068    221,548   1.08
185        339,009    264,696      74,313  0.36     320,664    141,531    179,133   0.88  Arents/McGovern
--------------------------------------------------------------------------------------------------------------------------------
186                                                                                       Pastimes
187        533,915    259,436     215,966  1.11     556,571    259,578    254,635   1.31  Infolog USA, Inc.
188                                                                                       Levi's Only
189        647,966    405,302     220,015  1.15     627,662    341,868    266,093   1.39
190        378,366     93,568     271,208  1.48     376,881     42,070    319,863   1.75  Edward F. Wolski, MDPA
--------------------------------------------------------------------------------------------------------------------------------
191        398,382     98,058     273,442  1.34     398,382     90,272    295,749   1.45  Palm Court (Executive Suites)
192      2,316,506  1,783,421     533,085  2.26   2,100,319  1,625,279    475,040   2.01
193        148,372                148,372  0.77                                           Coles Express (Caliber Systems,
194        297,797    135,618     162,179  0.78     260,743    120,227    140,516   0.68


195        554,581    225,318     329,263  1.75     558,064    251,877    306,187   1.62  Salvation Army
--------------------------------------------------------------------------------------------------------------------------------
196        746,348    386,188     360,160  1.97     312,872    171,108    141,764   0.77
197      1,243,812    850,723     393,089  1.99   1,196,403    840,931    355,472   1.80
198        539,950    244,605     293,929  1.64     521,863    234,774    280,246   1.56
199        503,964    252,407     203,853  1.14     555,567    239,933    259,974   1.45
200                                                                                       Franks Nursery and Crafts
--------------------------------------------------------------------------------------------------------------------------------
201        576,803    332,702     244,101  1.42     583,902    314,041    269,861   1.57
202        246,814     39,685     188,249  1.14     178,138     47,094    131,044   0.80  Red Robin
203        428,621    163,103     265,518  1.48     393,447    174,044    219,403   1.22  Monmouth Country VO Tech
204        589,957    330,593     259,364  1.46     562,291    325,324    236,967   1.33
205
--------------------------------------------------------------------------------------------------------------------------------
206        421,845    104,434     315,061  1.90     371,994    102,741    196,821   1.19  Bo Lee Restaurant
207      1,334,038    734,618     599,420  3.81   1,324,153    741,089    583,064   3.71
208        412,953    192,453     149,506  0.81     434,687    177,895    190,069   1.03  SD Assoc. of Realtors
209        498,066    229,923     266,088  1.74     509,507    234,805    260,122   1.70  Nordhaus Research
210        348,175    176,998     171,177  1.16     353,816    192,897    160,919   1.09
           172,298     71,734     100,564  1.15     182,062     85,178     96,884   1.10
           175,877    105,264      70,613  1.18     171,754    107,719     64,035   1.07
--------------------------------------------------------------------------------------------------------------------------------
211        464,838    195,101     269,737  1.68     431,346    189,273    242,073   1.51
212        432,078    147,832     284,246  1.50     415,836    142,060    273,776   1.44  Natzel & Mumford Organiztion
213        389,537    232,493     157,044  0.67     256,913    134,603    122,310   0.52
214        413,403    149,734     241,082  1.49     427,724    135,962    250,950   1.55  Texas Lady Spa
215        424,509    166,495     213,432  1.52     435,176    172,820    253,424   1.80
--------------------------------------------------------------------------------------------------------------------------------
216        270,508    120,446     150,062  1.22
217        567,119    463,236      84,060  0.62
218        304,046    125,365     155,281  1.15     265,395     96,882    168,513   1.25  Kids R People 2
219        503,757    278,491     200,605  1.60     465,611    238,384    211,715   1.69  Visiting Nurses Association
220        411,840    133,191     269,607  2.04     377,125     98,933    243,519   1.85
--------------------------------------------------------------------------------------------------------------------------------
221        314,098    192,978     121,120  0.86     114,774     73,206     41,568   0.29
222        243,389     46,342     197,047  1.64     231,503     39,169    192,334   1.61  Fleming-Jubilee
223      1,542,856  1,033,520     509,336  3.57   1,301,836  1,119,131    182,705   1.28
224        733,021    439,069     243,314  1.82     606,517    391,479    170,738   1.28  A-1 Nursing Care, Inc.
225        258,226    132,260     125,966  1.16     260,630    118,398    142,232   1.31
--------------------------------------------------------------------------------------------------------------------------------
226        361,492    186,786     174,706  1.66     337,600    150,518    187,082   1.78
227
228        474,167    185,472     288,695  1.94     464,335    239,116    203,630   1.37
229                                                                                       Men's Wearhouse
230        298,231    114,065     184,166  1.44     255,769     81,126    174,643   1.37
--------------------------------------------------------------------------------------------------------------------------------
231        437,474    349,792      87,682  0.88     501,671    323,824    177,847   1.79
232        182,550     20,184     162,366  1.71     182,400     10,014    172,386   1.82  NLVH, Inc.
233        182,600     19,990     162,610  1.75     182,400      9,894    172,506   1.85  NLVH, Inc.
234                                                 228,053    130,190     89,096   0.96
235        442,644    224,831     217,813  2.44     388,629    226,708    161,921   1.82
--------------------------------------------------------------------------------------------------------------------------------
236        309,361    230,975      60,636  0.67     364,800               347,050   3.85
237        332,396    207,296     102,716  1.00     305,858    163,123    130,880   1.27
238         55,278     42,185      13,093  0.12
239
240                                                                                       McDonalds Corporation
241                                                                                       Connie Stevens Forever Spring
242        217,620      3,780     213,840  2.70     202,229     19,187    183,042   2.31  Joe's Crab Shack
243        183,581     52,270     124,688  1.47     204,358     49,225    149,269   1.76  McLain Restaurants
244        712,222    259,018     453,204  3.43
245        264,123     57,549     169,171  1.81                                           Kroger
--------------------------------------------------------------------------------------------------------------------------------
246        310,655    201,952     108,703  1.57     298,180    216,397     81,783   1.18
247        110,594     15,916      94,678  1.42     104,178      7,892     96,286   1.44  Mantei, Manthei,& Lorenz, Ltd.
248        164,273     57,187     107,086  1.58     122,097     49,277     69,670   1.03  Health Spa
249        144,883     73,096      71,787  1.25     138,722     69,686     69,036   1.20
250        156,660     63,315      93,345  1.41     155,610     62,785     92,825   1.40
--------------------------------------------------------------------------------------------------------------------------------
251         95,852     46,042      13,304  0.21
252        389,537    232,493     157,044  0.67     256,913    134,603    122,310   0.52
253        389,537    232,493     157,044  0.67     256,913    134,603    122,310   0.52


                                                                                                                          SECOND
                                                                                                                         LARGEST
         LARGEST      LARGEST        LARGEST                                         SECOND LARGEST  SECOND LARGEST       TENANT
CONTROL  TENANT    TENANT % OF       TENANT                                             TENANT       TENANT % OF          LEASE
NUMBER  LEASED SF   TOTAL NSF    LEASE EXPIRATION          SECOND LARGEST TENANT       LEASED SF      TOTAL NSF         EXPIRATION
   1    180,282         34           01/31/14       Jenss Department Store              79,028             15             12/31/02
   2     19,498          5           12/31/98       Blue Cross BlueShield               19,385              5             12/31/09
   3     78,127         12           12/31/04       Wells Fargo Bank                    74,935             12             05/31/98
   4
   5
-----------------------------------------------------------------------------------------------------------------------------
   6
         66,011         65           02/29/12       TRW, Inc.                           34,825             35             07/31/07
        126,713        100           06/30/07
   7    185,400        100           05/31/06
   8     86,479         30           06/30/15       Beall's                             38,448             13             06/30/05
   9
  10




-----------------------------------------------------------------------------------------------------------------------------
  11     78,823         26           07/31/12       Heironimus                          40,700             14             01/31/03
  12     33,000          9           05/31/98       Medica                              30,000              8             10/31/98
  13      9,702         10           01/31/04       Paulson and Nance                    7,669              8             05/31/05
  14     24,609         12           01/31/04       Union 76                            22,500             11             05/31/00
  15    173,919         61           05/31/21       Builder's Square                   110,700             39             04/30/21
-----------------------------------------------------------------------------------------------------------------------------
  16
  17    172,302         35           01/31/08       Fox Theaters                        37,532              8             12/31/99
  18     53,000         45           07/31/17       Barnes & Noble                      25,000             21             02/28/12
  19
  20
-----------------------------------------------------------------------------------------------------------------------------
  21     19,343         14           02/28/01       Western Pioneer                     14,442             10             12/31/99
  22
         65,930         47           01/31/09       JC Penney                           22,331             16             03/31/05
         33,630         32           02/28/04       Factory 2U                          15,965             15             11/17/01
  23     91,266         35           03/31/17       Kash N Karry                        46,300             18             03/31/12
  24
  25
-----------------------------------------------------------------------------------------------------------------------------
  26     20,572         13           08/11/01       D.B. Kelley                         14,467              9             05/01/03
  27     30,482         45           12/31/02       Global Knowledge Network             5,606              8             06/30/99
  28
  29
  30
-----------------------------------------------------------------------------------------------------------------------------
  31     12,857          8           09/30/06       Howard County MD                     9,252              6             06/30/98
  32     78,133        100           10/30/11
  33     57,204         18           04/30/06       UA Fontana                          18,822              6             12/31/04
  34
  35     23,690         41           12/31/03       The Orthopedic Clinic, P.C.         12,410             21             09/30/03
-----------------------------------------------------------------------------------------------------------------------------
  36
  37
  38      7,997         10           07/31/02       First Reserve                        7,468              9             02/28/01
  39     17,000         11           09/30/04       Walgreen's                          13,050              8             02/28/41
  40     42,000         30           01/31/07       TJ Maxx                             24,050             17             10/31/98
-----------------------------------------------------------------------------------------------------------------------------
  41
  42     88,699         43           12/31/05       Warehouse Shoes                     21,420             10             07/31/02
  43     12,467         25           03/31/01       State Justice Institute             10,435             21             01/31/01
  44
  45
-----------------------------------------------------------------------------------------------------------------------------
  46     82,876        100           12/31/12
  47
  48     19,833         12           08/31/00       Westwood Home Furnishings, Inc.     13,070              8             10/31/99
  49     47,030         32           12/31/99       Rite Aid                             9,875              7             06/01/01
  50
-----------------------------------------------------------------------------------------------------------------------------
  51     35,000         18           12/31/05       Watsons                             29,925             16             04/28/00
  52     44,000         27           04/30/06       Results Bedford Inc.                31,000             19             02/28/02
  53
  54
  55     63,440         65           06/06/10       Hollywood Video                      8,000              8             02/07/12
-----------------------------------------------------------------------------------------------------------------------------
  56
  57
  58     19,471         24           07/01/99       Espey Huston & Associates           14,727             18             09/30/02
  59
  60
-----------------------------------------------------------------------------------------------------------------------------
  61
  62
  63     18,350         12           06/30/04       Ohio Casualty                       17,911             12             05/31/99
  64
  65
-----------------------------------------------------------------------------------------------------------------------------
  66     47,408         39           12/31/12       Vartec                              22,884             19             04/30/00
  67
  68     32,370         62           01/31/18       Old Navy                            15,188             29             09/30/07
  69
  70
-----------------------------------------------------------------------------------------------------------------------------
  71     49,600         22           08/31/01       Office Depot (C&A Sublease)         32,019             14             10/31/98
  72
  73
  74      7,196         19           08/31/00       Grant Fridkin                        6,309             16             09/30/00
  75     31,788         57           09/30/01       Associated Third Party Adminis      24,415             43             03/31/04
-----------------------------------------------------------------------------------------------------------------------------
  76
  77      6,591         11           05/31/03       Uberoi Computer                      4,931              8             12/31/98
  78
  79
         25,600         33           01/31/02       Ben Franklin                        12,000             16             01/31/99
         12,670         17           01/31/00       Flordia Dept HRS                    12,539             17             02/28/05
  80     55,990         62           10/25/09       Oak Creations                        6,750              7             12/31/01
-----------------------------------------------------------------------------------------------------------------------------
  81     37,700         77           10/31/12       The Big Party Corporation            9,300             19             09/30/07
  82      9,700         19           05/31/07       Casa Larios Restaurant               5,440             11             05/31/98
  83     53,071         13           04/30/00       Avdata Systems                      16,650              4             05/31/01
  84
  85      4,800          8           11/30/99       Cal Tran                             3,468              6             04/30/98
-----------------------------------------------------------------------------------------------------------------------------
  86
  87
  88     45,671        100           06/28/08
  89
  90     70,250         35           05/31/05       Belk-Hudson                         25,900             13             07/31/01
-----------------------------------------------------------------------------------------------------------------------------
  91     15,083         26           09/14/00       Protix                               5,764             10             03/31/98
  92     52,100         77           10/31/98       Mediware                            11,481             17             04/30/01
  93
  94
  95
-----------------------------------------------------------------------------------------------------------------------------
  96     27,007         16           09/30/06       Peebles                             25,550             15             11/30/02
  97
  98
  99
 100     34,802         34           06/01/04       Hancock Fabrics                     16,417             16             09/01/07
-----------------------------------------------------------------------------------------------------------------------------
 101     25,023         23           12/31/01       Allied Sporting Goods               12,468             12             10/31/05
 102     27,813         31           04/30/03       Harris County                       21,189             24             03/31/01
 103
 104
 105     14,440         31           12/31/06       Hallmark                             7,461             16             07/31/01
-----------------------------------------------------------------------------------------------------------------------------
 106      7,451         14           05/31/04       Imaging Surgery Center               3,791              7             05/31/98
 107
 108      7,115         16           06/30/01       Coldwell Banker                      5,617             12             06/30/00
 109
 110     60,243         73           12/31/02       Airborne Express                    22,157             27             12/31/02
-----------------------------------------------------------------------------------------------------------------------------
 111     40,304         36           11/30/04       Payless Drug Stores                 37,682             33             10/31/07
 112     33,815         66           05/31/01       Marcoa Publishing                    7,353             14             01/31/01
 113
 114
 115
-----------------------------------------------------------------------------------------------------------------------------
 116     15,000         28           12/31/12       Hollywood Video                     11,200             21             10/31/05
 117
 118      7,728         10           11/30/01       Thunderbird Grill                    4,212              5             04/30/01
 119     36,605         29           10/01/02       Tractor Supply Company              30,028             23             06/01/07
 120     18,530         14           12/31/99       Texas Dept of Prot. & Reg. Serv     14,996             12             04/14/05
-----------------------------------------------------------------------------------------------------------------------------
 121    100,000        100           10/31/12
 122
 123      6,179         27           03/01/98       MicroGuild, Inc.                     3,332             15             08/22/99
 124     23,040         61           07/31/02       Petcare Plus                        15,000             39             11/30/01
 125     14,400         22           06/03/02       T&C Car Wash                         8,000             12             02/28/09
-----------------------------------------------------------------------------------------------------------------------------
 126
 127     55,146         56           06/30/00       Dal-Tile, Inc                        9,168              9             04/30/00
 128
 129     30,625         40           09/05/04       Pattys Hallmark                      8,800             11             01/31/03
 130
-----------------------------------------------------------------------------------------------------------------------------
 131      4,200         12           06/30/04       Casa Dominguez                       3,750             11             10/31/03
 132     36,736         31           03/31/00       Food Bank                           15,400             13             09/30/98
 133      7,200         18           01/01/03       Rhode Island Book co.                3,600              9             03/31/07
 134
 135     13,582         21           05/31/99       Calsonic International              12,893             20             04/30/98
-----------------------------------------------------------------------------------------------------------------------------
 136     13,031         30           02/28/02       Thuridion                            7,642             17             02/28/00
 137
 138      4,315         12           04/01/00       Bridgecreek Realty                   3,800             11             03/01/01
 139
 140     12,580         27           01/31/07       OPCMIA                               8,764             19             11/30/06
-----------------------------------------------------------------------------------------------------------------------------
 141
 142     10,800         15           08/31/03       Tuesday Morning, Inc.                5,844              8             12/31/01
 143
 144
 145     18,738         57           12/31/08       Super Video                          5,600             17             12/31/02
-----------------------------------------------------------------------------------------------------------------------------
 146     14,010         23           01/31/01       Auto Dynamics                        6,000             10             08/31/98
 147     11,950         11           01/31/99       Sabinsa Corporation                  9,800              9             12/31/98
 148     26,070         18           01/31/98       Odd Lots                            21,930             15             01/31/01
 149
 150
-----------------------------------------------------------------------------------------------------------------------------
 151
 152     12,675         29           01/31/02       Deseret (LDS Church)                12,675             29             07/31/04
 153      3,840         14           03/20/01       Willowrock Pet Clinic                2,975             11             09/17/07
 154
 155
-----------------------------------------------------------------------------------------------------------------------------
 156     24,000         68           10/02/00       Payless Shoes Source                 2,970              8             12/30/00
 157     41,304         44           02/01/07       Food Lion                           25,000             26             06/30/07
 158     13,500         23           09/30/01       Peter Piper Pizza                   10,054             17             07/31/07
 159      7,050         15           02/28/08       Banc One Corporation                 5,850             12             12/31/97
 160
-----------------------------------------------------------------------------------------------------------------------------
 161      3,960         20           01/31/08       Print Place                          3,894             19             04/30/07
 162
 163     45,245         60           04/30/17       U.S. Postal Svc.                     4,175              6             09/30/09
 164      6,313         19           03/31/12       Tuesday Morning                      4,800             14             12/31/98
 165
-----------------------------------------------------------------------------------------------------------------------------
 166
 167      7,950         37           02/27/00       Copy Cop, Inc.                       7,500             35             12/08/06
 168     10,947         33           07/31/00       The Asi Group, Inc.                  6,195             19             11/30/02
 169
 170      9,836         17           06/30/99       Clark Dietz, Inc.                    7,479             13             03/31/99
-----------------------------------------------------------------------------------------------------------------------------
 171     18,030         34           06/30/02       Macro Chem                           9,961             19             02/29/00
 172      4,290         14           03/31/04       Art Center                           3,600             12             04/30/00
 173     34,019         68           06/30/01       Blockbuster                          6,400             13             01/31/98
 174     37,082         34           04/30/02       Walgreen Company                    10,069              9             09/30/00
 175
-----------------------------------------------------------------------------------------------------------------------------
 176     46,969         48           01/31/02       IGA                                 35,000             36             01/01/07
 177
 178
 179      9,000         53           05/31/03       New England Audio                    8,000             47             05/31/12
 180     32,040         70           12/31/09       Budzisz-Wruck and Associates         4,355              9             12/31/98
-----------------------------------------------------------------------------------------------------------------------------
 181
 182
 183
 184
 185      4,665         19           02/01/02       JRP                                  2,263              9             01/01/00
-----------------------------------------------------------------------------------------------------------------------------
 186      7,405         30           10/31/04       Expressions                          5,000             20             08/31/04
 187      7,555         23           06/16/00       Jayden Management Corp.              4,417             13             12/31/99
 188     37,436        100           06/30/07
 189
 190     22,417         60           10/01/97       Cellular City                        3,200              9             12/01/98
-----------------------------------------------------------------------------------------------------------------------------
 191     10,824         24           10/01/02       Carney-Neuhaus Enginee               3,433              7             04/01/02
 192
 193     20,600        100           05/31/06
 194


 195     21,295         29           06/30/02       Arizona D.E.S.                      18,097             24             01/31/02
-----------------------------------------------------------------------------------------------------------------------------
 196
 197
 198
 199
 200     21,265        100           10/29/17
-----------------------------------------------------------------------------------------------------------------------------
 201
 202     50,289         48           08/31/12       Jack in the Box                     32,773             31             12/31/11
 203      6,750         17           06/30/98       CGI Development                      3,200              8             10/31/07
 204
 205
-----------------------------------------------------------------------------------------------------------------------------
 206      4,552         10           06/30/00       Amex Pawn                            4,200              9             01/31/99
 207
 208     11,740         32           03/31/06       CSCI                                 3,042              8             06/30/99
 209     12,868         42           02/28/04       Americorp Financial                  4,844             16             01/31/98
 210


-----------------------------------------------------------------------------------------------------------------------------
 211
 212     13,461         48           04/30/04       Transaction Billing Resource         4,117             15             11/30/02
 213
 214      4,340          9           11/30/00       Beverage Depot                       3,880              8             12/31/98
 215
-----------------------------------------------------------------------------------------------------------------------------
 216
 217
 218      6,180         18           08/31/02       Dynamic Glass                        5,400             16             02/28/98
 219     10,178         22           12/01/98       Memphis Symphony Orchestra           4,529             10             06/30/98
 220
-----------------------------------------------------------------------------------------------------------------------------
 221
 222     25,180         58           06/30/08       Rowley Schlimgen                    10,800             25             09/30/00
 223
 224      3,696          6           12/08/00       John F. Whitehorn M.D.               3,630              6             01/31/99
 225
-----------------------------------------------------------------------------------------------------------------------------
 226
 227
 228
 229      6,500        100           04/27/07
 230
-----------------------------------------------------------------------------------------------------------------------------
 231
 232     11,721        100           09/30/09
 233     11,721        100           09/30/09
 234
 235
-----------------------------------------------------------------------------------------------------------------------------
 236
 237
 238
 239
 240                                 02/01/11
 241     22,800        100
 242      5,100        100           09/30/09       Marina Properties                                                     06/30/01
 243      2,235          9           01/31/98       Woodward & Clyde                     1,890              7             05/31/98
 244
 245     30,979         53           02/28/99       Treasury Drug                        7,000             12             10/31/99
-----------------------------------------------------------------------------------------------------------------------------
 246
 247      6,543         73           09/30/00       A M Nevada, Inc.                     2,443             27             03/01/00
 248      1,800         17           11/30/99       Inches-A-Weigh                       1,800             17             12/31/02
 249
 250
-----------------------------------------------------------------------------------------------------------------------------
 251
 252
 253

                          CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED PROPERTIES


 LOAN        LOAN                                               CUT-OFF DATE                           UTILITIES
COUNTER     NUMBER                 PROPERTY NAME                  BALANCE        PROPERTY COUNTY      TENANT PAYS
---------------------------------------------------------------------------------------------------------------------
   4    655595-3       Wheatlands                               $32,409,203                          Electricity/Gas
   5    400029136      Pembroke Landings                        $24,699,237    Broward               All utilities
   9    400028226      Tara Hills Apartments                    $16,699,765    Orange               Electricity only
  10    400027581      Spring Oaks Aggregate                    $16,295,542
        400027581A     Spring Oaks Apartments                                  Clark                Electricity only
        400027581B     Spring Garden Apartments                                Clark                Electricity only
        400027581C     Spring Meadow Apartments                                Clark                Electricity only
        400027581D     Spring Palm Apartments                                  Clark                Electricity only
  16    M0275          Park Laureate Apartments                 $13,266,395    Louisville           Electricity only
  24    655583-0       Summer Brook Apartments                   $9,982,169    San Diego             Electricity only
  25    655641-5       Landmark Apartments                       $9,581,689    King County           Electricity only
  28    400028264      Chestnut Hill Apartments                  $8,616,119    Harris               Electricity only
  34    400028302      Fourth Ward Square Apartments             $7,980,096    Mecklenburg          Electricity only
  36    655313-3       Brandon Oaks Apartments                   $7,960,493    Bexar                 Electricity only
  37    400028293      Duck Creek Apartments                     $7,860,508    Arapahoe             Electricity only
  41    400028268      Schooner Cove II Apartments               $7,552,491    Washtenaw County     Electricity/Gas
  47    400028265      Parkway Apartments                        $6,872,974    Harris               Electricity only
  53    400028297      Woodman Village Apartments                $6,623,382    San Diego            Electricity only
  54    400028283      Windridge Townhomes                       $6,580,262    Boone                Electricity only
  59    400028232      Summit Point Apartments                   $6,283,311    Harris               Electricity only
  60    655316-2       Sugar Tree Apartments                     $6,268,889    Nueces                Electricity only
  61    400028243      Dove Tree Apartments                      $6,143,646    Bexar                Electricity only
  62    655311-7       Grove Park                                $6,069,876    Bexar                 Electricity only
  64    655366-7       Edgewood Terrace/Four Season Apts         $5,867,009    Hinds                 Electricity only
  65    400028266      Coral Club Apartments                     $5,693,269    Harris               Electricity only
  67    400029125      Twin River Apartments                     $5,621,564    Mercer County        Electricity only
  72    400028267      Pine Hill Apartments                      $5,379,098    Livingston           Electricity only
  73    655525-4       Rockwell Apartments                       $5,287,570                          Electricity only
  76    400028251      Eastbrooke Apartments                     $5,258,615    Macomb               Electricity only
  84    655315-9       Cimarron Crossing                         $4,935,506    Travis                Electricity only
  86    655526-7       Twin Lakes Apartments                     $4,688,977    Oklahoma              Electricity only
  87    400029142      Baywater Apartments                       $4,688,934    Hillsborough          All utilities
  89    400028263      Barrington Apartments                     $4,606,884    Harris               Electricity only
  93    400029135      Sharpstown Manor Apartments               $4,489,257    Harris               Electricity only
  94    655600-4       Hunters Point Apartments                  $4,489,129    Boone                 Electricity only
  95    400028236      Eastwood Village Apartments               $4,473,803    San Diego            Electricity only
  97    655563-6       Forest Hills Apartments                   $4,389,983    Hamilton              Electricity only
  98    400028262      Normandy Square Apartments                $4,330,608    Broward              Electricity only
  103   655483-1       Windsong Apartments                       $4,137,010    East King             Electricity only
  104   655321-4       The Reserve at Alamo Heights              $4,114,580    Bexar                 Electricity only
  107   655679-0       Oxford Square  Apartments                 $3,992,980    Shelby County         Electricity only
  109   655527-0       Woodoaks Apartments                       $3,990,619    Canadian              Electricity only
  113   400028208      Kingsboro Village Apartments              $3,935,728    Jackson              Electricity only
  114   655520-9       Concord Apartments                        $3,890,853    Oklahoma              Electricity only
  117   400028223      Potomac House Apartments                  $3,819,360    Oklahoma             Electricity/Gas
  126   655432-3       Sunset Rill Apartments                    $3,591,789    Knox                  Electricity/Gas
  128   655521-2       Country Club Apartments                   $3,591,557    Canadian              Electricity only
  130   400028259      Beechnut Grove Apartments                 $3,587,284    Jackson              Electricity only
  134   655427-1       Braes Court Apartments                    $3,514,760    Harris County         Electricity only
  137   400028271      Brookfield Apartments                     $3,489,174    Maricopa             Electricity only
  139   655414-5       Gilmore Apartments                        $3,486,612    Shelby County          No utilities
  141   400028231      Almeda Chateau Apartments                 $3,418,190    Harris                 No utilities
  143   400028298      The Greens Apartments                     $3,392,074    Jackson              Electricity only
  144   655657-0       Fairlawn Village Apartments               $3,297,949    Champaign            Water/Electricity
  149   655412-9       Hillcrest Apartments                      $3,141,578    Shelby County         Electricity only
  150   400027550      Villa Royale Apartments                   $3,134,289    Harris               Electricity only
  151   400028299      Legacy I & II Apartments                  $3,093,137    Sanpete                No utilities



       STUDIOS          1 BEDROOMS          2 BEDROOMS        3 BEDROOMS           4 BEDROOMS          5 BEDROOMS
         WTD. AVG.          WTD. AVG.           WTD. AVG.          WTD. AVG.            WTD. AVG.           WTD. AVG.
# UNITS RENT/MONTH  # UNITS RENT/MONTH  # UNITS RENT/MONTH # UNITS RENT/MONTH   # UNITS RENT/MONTH  # UNITS RENT/MONTH ELEVATORS
------------------------------------------------------------------------------------------------------------------------------
                      120      $885      232    $1,127                                                                     No
                                         96     $1,115        204    $1,115                                                No
                                         256     $720         96      $855         16      $945                            No
                      480      $492      240     $579          3      $655
                      144      $488      72      $572          1      $655                                                 No
                      112      $488      56      $581          1      $655                                                 No
                      112      $488      56      $573          1      $655                                                 No
                      112      $505      56      $591                                                                      No
                      160      $609      80      $829         32      $865                                                 No
                       42      $605      138     $704         36      $865                                                 No
 24         $516       32      $605      83      $709         52      $914                                                 No
                      340      $400      120     $515                                                                      No
                      106      $736      48      $980                                                                      No
                       60      $395      184     $603         32      $795                                                 No
                      183      $507      85      $671                                                                     Yes
                       74      $579      154     $654                                                                      No
                      252      $415      96      $553                                                                      No
                       28      $605      120     $715                                                                      No
                       40      $660      80      $730         24      $855                                                 No
                       24      $405      211     $474         54      $585          2      $650                            No
                      206      $496      44      $685                                                                      No
                       80      $373      184     $527                                                                      No
 56         $290       72      $345      232     $426                                                                      No
                       83      $449      99      $650          4      $875                                                 No
                      109      $457      76      $598         35      $775                                                 No
                      180      $722       3      $830                                                                      No
                       81      $551      126     $630                                                                      No
 77         $254      151      $282      76      $376                                                                      No
 55         $582      121      $657                                                                                        No
 24         $444      100      $603      36      $754                                                                      No
 32         $251       80      $285      160     $356         24      $493                                                 No
                       96      $468      80      $644                                                                      No
                      228      $397      80      $515                                                                      No
 72         $310      106      $370      90      $470                                                                     Yes
                       32      $545      56      $666         24      $850                                                 No
                       45      $415      133     $503         12      $685                                                 No
                       80      $530      84      $631                                                                      No
                       22      $462      135     $565         32      $684                                                Yes
                       27    $745-$810   54    $885-$970       9     $1,060                                                No
                       32      $318      120     $550         48      $649                                                 No
                       68      $371      96      $430         36      $510                                                 No
                      103      $300      78      $407                                                                      No
                       97      $378      156     $420                                                                      No
                       80      $373      48      $483                                                                      No
 36         $265      120      $305      131     $387                                                                      No
                       36      $407      128     $440         16      $597                                                 No
 48         $300       98      $340      34      $459                                                                      No
                       78      $400      124     $480          5      $500                                                Yes
                      212      $321      54      $440         16      $555                                                 No
                       72      $488      52      $621                                                                      No
                      129      $399      18      $640          1     $1,200                                               Yes
 18         $350       83      $472      94      $548         12      $675                                                 No
                       42      $403      108     $516                                                                      No
                       27      $447      82      $521                                                                      No
                       64      $345      136     $425         16      $490                                                 No
                      208      $301      92      $435          4      $550                                                 No
                                          3      $703                              27     $1,363       5      $1,742       No


                          CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED PROPERTIES


 LOAN        LOAN                                               CUT-OFF DATE                           UTILITIES
COUNTER     NUMBER                 PROPERTY NAME                  BALANCE        PROPERTY COUNTY      TENANT PAYS
---------------------------------------------------------------------------------------------------------------------
  155   400028250      Imperial Towers Apartments                $2,937,279    Brevard              Electricity only
  162   400029128      Oasis Townhouse Apartments                $2,792,811    San Bernardino       Electricity/Gas
  165   400029122      Seaside Village Apartments                $2,710,933    Galveston            Electricity only
  166   400027580      Northtown Village Apartments              $2,702,254    Ellis                Electricity only
  169   400028290      Redwood Terrace Apartments                $2,591,732    Clackamas            Electricity only
  175   655548-7       Stonewood Apartments                      $2,521,623    Dallas                Electricity only
  177   655486-0       Soundview Apartments                      $2,492,591    King County           Electricity only
  181   400028284      Valentine Place Apartments                $2,487,990    Tompkins County      Electricity/Gas
  183   400028255      Hillcrest Residence Apartments            $2,459,123    Oklahoma               No utilities
  189   655428-4       Woodstone Apartments                      $2,318,246    Harris County         Electricity only
  198   400028257      Shades of Covington                       $2,090,872    Hillsborough         Electricity only
  199   400028234      Goshen Country Club Apartments            $2,028,723    Augusta-Richmond     Electricity only
  201   M0092          Gregory Avenue Apartments                 $1,997,986    Passaic              Electricity only
  204   400028224      Oakcreek Apartments                       $1,989,250    Oklahoma County      Electricity/Gas
  210   655522-5       Dor Jay / Trinity Place Aggregate         $1,795,779
        655522-5A      Dor Jay Apartments                                      Oklahoma              Electricity only
        655522-5B      Trinity Place Apartments                                Oklahoma              Electricity only
  211   655381-6       University Village Apartments             $1,793,855    Gallatin              Electricity only
  213   400029138      Highland Estates Apartments               $1,723,854    Hillsborough         Electricity only
  215   400029151      Leisure Villa Apartments                  $1,606,283    Rapides              Electricity only
  216   655586-9       Park Meadow                               $1,567,034    Champaign            Water/Electricity
  217   400027569      Pinewood North Apartments                 $1,469,554    Harris               Electricity only
  220   400028279      Alpine Apartments                         $1,435,330    Broward County       Electricity only
  221   400028207      Hickory Hills Apartments                  $1,411,473    Johnson              Electricity only
  225   655587-2       Westwood Village                          $1,346,700    Champaign             Electricity only
  226   M0037          Manor House Apartments                    $1,299,221    Hancock County       Electricity only
  230   1700019982     Mark Manor Apartments                     $1,186,492    Maricopa             Electricity/Gas
  231   M0214          Monaco Lakes East Apartments              $1,149,444    Jackson              Electricity only
  234   400028300      Palm Court Apartments                     $1,117,420    Maricopa             Electricity only
  236   400029123      Meadowcreek Apartments                    $1,097,420    Dallas                 No utilities
  237   400028235      Kristen's Place Apartments                $1,095,636    Harris               Electricity only
  238   400027585      Brentwood Apartments                      $1,089,206    Dallas               Electricity only
  239   655436-5       Westview Terrace Apartments               $1,077,642    Tarrant               Electricity only
  249   655523-8       Park Ridge Apartments                      $698,358     Oklahoma              Electricity only
  250   1700020031     Sunny Palms Apartments                     $696,268     Maricopa County      Electricity only
  251   1700020057     Mahoney Village                            $660,880     Maricopa             Electricity/Gas
  252   400029152      7 Railroad Avenue Apartments               $548,046     Rockingham           Electricity/Gas
  253   400029153      11 Railroad Avenue Apartments              $418,508     Rockingham           Electricity only


       STUDIOS          1 BEDROOMS          2 BEDROOMS        3 BEDROOMS           4 BEDROOMS          5 BEDROOMS
         WTD. AVG.          WTD. AVG.           WTD. AVG.          WTD. AVG.            WTD. AVG.           WTD. AVG.
# UNITS RENT/MONTH  # UNITS RENT/MONTH  # UNITS RENT/MONTH # UNITS RENT/MONTH   # UNITS RENT/MONTH  # UNITS RENT/MONTH ELEVATORS
------------------------------------------------------------------------------------------------------------------------------
 37         $350       42      $400      103     $455                                                                     Yes
                                         118     $595                                                                      No
                       30      $675      60      $704                                                                      No
                       16      $387      74      $439         32      $545                                                 No
                       13      $601      44      $681                                                                      No
                       32      $380      126     $470                                                                      No
                       54      $532      36      $645                                                                      No
 22         $543       12      $630      17      $815          2     $1,389         6     $1,380                           No
                                         120     $431         26      $500                                                 No
 48         $355       72      $455      24      $605                                                                      No
                       40      $465      56      $565                                                                      No
                       1       $365      76      $502         22      $587                                                 No
 16         $500       34      $600      16      $735         14      $845          2      $850                            No
  2         $275       99      $307      69      $392                                                                      No
                       68      $279      48      $352
                       44      $275      16      $345                                                                      No
                       24      $285      32      $355                                                                      No
                                         84      $516                                                                      No
                       5       $515      55      $546                                                                      No
                       12      $330      48      $400         40      $460                                                 No
                       16      $617      18      $749                                                                      No
                       48      $354      80      $468                                                                      No
                       60      $425      16      $600                                                                      No
                       23      $407      50      $494          1      $542                                                 No
                       48      $500                                                                                        No
                       5       $390      64      $449          2      $500                                                 No
                                         12      $502         36      $607                                                 No
 16         $324       88      $369      16      $437                                                                      No
  4         $350       8       $400      40      $483                                                                      No
 15         $432       14      $415      39      $521          3      $610                                                 No
                      102      $335       1      $500                                                                      No
  4         $297       83      $349      20      $465                                                                      No
                       60      $380      32      $500                                                                      No
                       54      $285                                                                                        No
                       14      $400      13      $486          4      $561                                                 No
                       28      $438                                                                                        No
                                         18      $591                                                                      No
                                         17      $513                                                                      No


                    UNDERWRITING DEBT SERVICE COVERAGE RATIO




                        NUMBER OF     % OF      NUMBER OF      AGGREGATE
       RANGE OF          MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
 UNDERWRITING DSCR(X)     LOANS       LOANS    PROPERTIES       BALANCE
---------------------- ----------- ---------- ------------ -----------------
0.72 - 1.00 ..........       2         0.79%         2      $    6,746,664
1.01 - 1.10 ..........       2         0.79%         2      $    3,723,361
1.11 - 1.20 ..........      18         7.11%        19      $   93,569,938
1.21 - 1.30 ..........      75        29.64%        76      $  412,142,140
1.31 - 1.40 ..........      73        28.85%        74      $  427,332,970
1.41 - 1.50 ..........      42        16.60%        47      $  208,496,581
1.51 - 1.60 ..........      20         7.91%        20      $   85,095,972
1.61 - 1.70 ..........       5         1.98%         5      $   16,409,251
1.71 - 1.80 ..........       3         1.19%         3      $   18,586,185
1.81 - 1.90 ..........       4         1.58%         4      $   18,501,056
1.91 - 2.00 ..........       2         0.79%         2      $    9,096,414
2.01 - 2.10 ..........       2         0.79%         2      $    6,826,988
2.11 - 2.20 ..........       2         0.79%         2      $    1,984,657
2.31 - 2.40 ..........       1         0.40%         1      $    2,797,356
2.41 - 2.50 ..........       1         0.40%         1      $      897,727
2.51 - 2.54 ..........       1         0.40%         1      $    6,986,497
                            --       ------         --      --------------
Total ................     253       100.00%       261      $1,319,193,758
                           ===       ======        ===      ==============



                         PERCENTAGE      WEIGHTED       WEIGHTED      WEIGHTED
                        OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
       RANGE OF         CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
 UNDERWRITING DSCR(X)      BALANCE         DSCR         LTV RATIO       RATE
---------------------- -------------- -------------- -------------- ------------
0.72 - 1.00 ..........       0.51%          0.84x          69.2%        8.6433%
1.01 - 1.10 ..........       0.28%          1.10x          76.5%        8.3352%
1.11 - 1.20 ..........       7.09%          1.18x          81.2%        7.4646%
1.21 - 1.30 ..........      31.24%          1.27x          75.6%        7.5444%
1.31 - 1.40 ..........      32.39%          1.35x          74.6%        7.4606%
1.41 - 1.50 ..........      15.80%          1.46x          70.0%        7.5120%
1.51 - 1.60 ..........       6.45%          1.54x          69.4%        7.4382%
1.61 - 1.70 ..........       1.24%          1.64x          65.0%        7.5537%
1.71 - 1.80 ..........       1.41%          1.74x          52.7%        7.2957%
1.81 - 1.90 ..........       1.40%          1.86x          65.7%        7.1551%
1.91 - 2.00 ..........       0.69%          1.93x          63.3%        7.2999%
2.01 - 2.10 ..........       0.52%          2.05x          36.4%        7.0957%
2.11 - 2.20 ..........       0.15%          2.19x          42.8%        7.6228%
2.31 - 2.40 ..........       0.21%          2.31x          63.6%        7.4400%
2.41 - 2.50 ..........       0.07%          2.47x          42.7%        7.4200%
2.51 - 2.54 ..........       0.53%          2.54x          46.3%        6.7100%
                           ------           ----           ----         ------
Total ................     100.00%          1.37x          73.2%        7.4900%
                           ======           ====           ====         ======

                        CUT-OFF DATE LOAN TO VALUE RATIO




                           NUMBER OF     % OF      NUMBER OF      AGGREGATE
         RANGE OF           MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     CUT-OFF DATE LTV        LOANS       LOANS    PROPERTIES       BALANCE
------------------------- ----------- ---------- ------------ -----------------
 30.1% -  50.0% .........       7         2.77%         7      $   18,059,257
 50.1% -  60.0% .........       8         3.16%         8      $   27,060,137
 60.1% -  65.0% .........      21         8.30%        21      $   96,013,860
 65.1% -  70.0% .........      34        13.44%        39      $  153,618,924
 70.1% -  75.0% .........      86        33.99%        88      $  534,643,627
 75.1% -  80.0% .........      83        32.81%        83      $  406,033,901
 80.1% -  85.0% .........      11         4.35%        12      $   75,184,222
 85.1% -  90.0% .........       1         0.40%         1      $      698,358
 95.1% - 100.0% .........       1         0.40%         1      $    3,890,853
100.1% - 101.0% .........       1         0.40%         1      $    3,990,619
                               --       ------         --      --------------
Total ...................     253       100.00%       261      $1,319,193,758
                              ===       ======        ===      ==============



                           PERCENTAGE OF     WEIGHTED       WEIGHTED      WEIGHTED
                             AGGREGATE        AVERAGE        AVERAGE       AVERAGE
         RANGE OF           CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
     CUT-OFF DATE LTV         BALANCE          DSCR         LTV RATIO       RATE
------------------------- --------------- -------------- -------------- ------------
 30.1% -  50.0% .........        1.37%          2.23x          42.2%        7.1349%
 50.1% -  60.0% .........        2.05%          1.58x          53.2%        7.3601%
 60.1% -  65.0% .........        7.28%          1.58x          62.5%        7.6736%
 65.1% -  70.0% .........       11.64%          1.46x          67.3%        7.6357%
 70.1% -  75.0% .........       40.53%          1.34x          73.3%        7.5163%
 75.1% -  80.0% .........       30.78%          1.31x          78.3%        7.4357%
 80.1% -  85.0% .........        5.70%          1.25x          82.2%        7.2219%
 85.1% -  90.0% .........        0.05%          1.16x          85.2%        7.2700%
 95.1% - 100.0% .........        0.29%          1.13x          96.1%        7.2700%
100.1% - 101.0% .........        0.30%          1.12x         101.0%        7.2700%
                               ------           ----          -----         ------
Total ...................      100.00%          1.37x          73.2%        7.4900%
                               ======           ====          =====         ======

                                 PROPERTY TYPE




                                                               PERCENTAGE OF     WEIGHTED       WEIGHTED      WEIGHTED
                                 NUMBER OF      AGGREGATE        AGGREGATE        AVERAGE        AVERAGE       AVERAGE
                                 MORTGAGED     CUT-OFF DATE     CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
         PROPERTY TYPE          PROPERTIES       BALANCE          BALANCE          DSCR         LTV RATIO       RATE
------------------------------ ------------ ----------------- --------------- -------------- -------------- ------------
Multifamily ..................       93      $  410,971,596         31.15%          1.30x          77.6%        7.4382%
Office .......................       45      $  314,208,008         23.82%          1.38x          70.6%        7.3877%
Anchored Retail ..............       42      $  300,108,035         22.75%          1.34x          73.5%        7.5355%
Retail .......................       38      $  119,879,390          9.09%          1.41x          71.6%        7.6277%
Lodging ......................       19      $   94,616,991          7.17%          1.57x          64.8%        7.7168%
Industrial/Warehouse .........       11      $   42,798,362          3.24%          1.30x          77.4%        7.6026%
Mobile Home Park .............        5      $   15,666,391          1.19%          1.91x          57.7%        7.0530%
Other ........................        3      $   12,296,696          0.93%          1.52x          73.3%        7.1793%
Health Care ..................        3      $    6,464,236          0.49%          1.99x          70.5%        8.4304%
Self-Storage .................        2      $    2,184,053          0.17%          1.47x          66.2%        8.2200%
                                     --      --------------        ------           ----           ----         ------
Total ........................      261      $1,319,193,758        100.00%          1.37x          73.2%        7.4900%
                                    ===      ==============        ======           ====           ====         ======

                            GEOGRAPHIC DISTRIBUTION




                                                               PERCENTAGE OF     WEIGHTED       WEIGHTED      WEIGHTED
                                 NUMBER OF      AGGREGATE        AGGREGATE        AVERAGE        AVERAGE       AVERAGE
                                 MORTGAGED     CUT-OFF DATE     CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
        PROPERTY STATE          PROPERTIES       BALANCE          BALANCE          DSCR         LTV RATIO       RATE
------------------------------ ------------ ----------------- --------------- -------------- -------------- ------------
California ...................       28     $  162,632,161          12.33%          1.41x          70.7%        7.4746%
Texas ........................       42     $  158,205,519          11.99%          1.33x          74.8%        7.7722%
Florida ......................       17     $  107,056,112           8.12%          1.31x          74.8%        7.3679%
Oregon .......................        5     $  106,252,310           8.05%          1.39x          71.2%        7.1461%
New York .....................        8     $   80,396,172           6.09%          1.31x          74.0%        7.3810%
Illinois .....................       11     $   64,063,008           4.86%          1.25x          77.8%        7.3168%
New Jersey ...................       13     $   55,733,943           4.22%          1.37x          75.8%        7.1642%
Tennessee ....................       12     $   48,098,973           3.65%          1.43x          71.6%        7.2984%
Oklahoma .....................       13     $   47,823,577           3.63%          1.32x          79.1%        7.3581%
Michigan .....................        8     $   45,845,822           3.48%          1.36x          76.3%        7.7160%
Virginia .....................        8     $   44,724,749           3.39%          1.40x          72.6%        7.7905%
Ohio .........................        7     $   36,603,532           2.77%          1.30x          73.4%        7.8018%
Arizona ......................       11     $   33,581,837           2.55%          1.35x          74.3%        7.5564%
Kentucky .....................        4     $   30,841,029           2.34%          1.33x          74.9%        7.3968%
Massachusetts ................        4     $   27,982,646           2.12%          1.31x          72.5%        7.4174%
Colorado .....................        4     $   26,753,286           2.03%          1.77x          67.7%        7.0870%
Nevada .......................        9     $   24,193,536           1.83%          1.46x          68.9%        8.1234%
Mississippi ..................        6     $   17,762,488           1.35%          1.31x          75.0%        7.3712%
North Carolina ...............        4     $   16,966,137           1.29%          1.54x          75.0%        7.2065%
Indiana ......................        3     $   16,628,201           1.26%          1.50x          69.2%        7.5787%
Washington ...................        3     $   16,211,290           1.23%          1.38x          69.7%        6.8961%
District of Columbia .........        1     $   13,759,302           1.04%          1.34x          70.6%        7.5800%
Alabama ......................        2     $   13,733,312           1.04%          1.45x          69.2%        7.8545%
Iowa .........................        2     $   13,466,615           1.02%          1.29x          77.1%        7.5418%
Utah .........................        5     $   13,066,234           0.99%          1.54x          64.2%        7.9951%
Maryland .....................        2     $   11,732,737           0.89%          1.34x          67.8%        7.5651%
Wisconsin ....................        3     $   11,013,502           0.83%          1.29x          74.5%        7.8952%
South Carolina ...............        3     $   10,425,398           0.79%          1.36x          75.0%        8.1473%
Nebraska .....................        4     $    9,564,911           0.73%          1.53x          71.9%        7.7428%
Maine ........................        2     $    9,217,110           0.70%          1.37x          66.7%        7.9829%
Missouri .....................        2     $    7,327,802           0.56%          1.29x          81.8%        7.8854%
Connecticut ..................        3     $    7,172,850           0.54%          1.42x          77.0%        7.7192%
Georgia ......................        2     $    7,012,571           0.53%          1.86x          45.0%        7.3659%
Vermont ......................        1     $    5,482,019           0.42%          1.48x          69.4%        7.8200%
Idaho ........................        1     $    3,985,325           0.30%          1.47x          71.2%        7.6200%
Rhode Island .................        1     $    3,548,080           0.27%          1.38x          68.9%        7.4600%
Pennsylvania .................        1     $    2,827,644           0.21%          1.29x          79.8%        7.2200%
New Hampshire ................        3     $    2,690,408           0.20%          1.37x          78.3%        7.3000%
Montana ......................        1     $    1,793,855           0.14%          1.42x          59.8%        7.5500%
Louisiana ....................        1     $    1,606,283           0.12%          1.30x          79.3%        7.3100%
Kansas .......................        1     $    1,411,473           0.11%          1.25x          79.1%        8.8250%
                                     --     --------------         ------           ----           ----         ------
Total ........................      261     $1,319,193,758         100.00%          1.37x          73.2%        7.4900%
                                    ===     ==============         ======           ====           ====         ======

                                 MORTGAGE RATES




                          NUMBER OF     % OF      NUMBER OF      AGGREGATE
        RANGE OF           MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     MORTGAGE RATES         LOANS       LOANS    PROPERTIES       BALANCE
------------------------ ----------- ---------- ------------ -----------------
6.5001 -  6.7500 .......       1         0.40%         1      $    6,986,497
6.7501 -  7.0000 .......      17         6.72%        17      $  131,447,209
7.0001 -  7.2500 .......      43        17.00%        43      $  305,899,526
7.2501 -  7.5000 .......      85        33.60%        88      $  450,348,186
7.5001 -  7.7500 .......      29        11.46%        29      $  124,229,141
7.7501 -  8.0000 .......      26        10.28%        26      $  119,438,490
8.0001 -  8.2500 .......      15         5.93%        17      $   50,995,105
8.2501 -  8.5000 .......      14         5.53%        17      $   71,564,770
8.5001 -  8.7500 .......       9         3.56%         9      $   22,708,716
8.7501 -  9.0000 .......       7         2.77%         7      $   18,925,887
9.0001 -  9.2500 .......       5         1.98%         5      $   14,181,878
9.5001 -  9.7500 .......       1         0.40%         1      $    1,186,492
9.7501 - 10.0000 .......       1         0.40%         1      $    1,281,863
                              --       ------         --      --------------
Total ..................     253       100.00%       261      $1,319,193,758
                             ===       ======        ===      ==============



                           PERCENTAGE      WEIGHTED       WEIGHTED      WEIGHTED
                          OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
        RANGE OF          CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
     MORTGAGE RATES          BALANCE         DSCR         LTV RATIO       RATE
------------------------ -------------- -------------- -------------- ------------
6.5001 -  6.7500 .......       0.53%          2.54x          46.3%        6.7100%
6.7501 -  7.0000 .......       9.96%          1.44x          71.7%        6.9121%
7.0001 -  7.2500 .......      23.19%          1.36x          74.6%        7.1488%
7.2501 -  7.5000 .......      34.14%          1.36x          74.1%        7.3636%
7.5001 -  7.7500 .......       9.42%          1.33x          73.0%        7.6214%
7.7501 -  8.0000 .......       9.05%          1.37x          73.4%        7.8753%
8.0001 -  8.2500 .......       3.87%          1.37x          69.9%        8.1302%
8.2501 -  8.5000 .......       5.42%          1.34x          71.9%        8.4026%
8.5001 -  8.7500 .......       1.72%          1.18x          68.9%        8.6674%
8.7501 -  9.0000 .......       1.43%          1.26x          72.0%        8.9001%
9.0001 -  9.2500 .......       1.08%          1.43x          71.8%        9.1339%
9.5001 -  9.7500 .......       0.09%          1.51x          74.2%        9.7500%
9.7501 - 10.0000 .......       0.10%          1.50x          67.5%        9.8400%
                             ------           ----           ----         ------
Total ..................     100.00%          1.37x          73.2%        7.4900%
                             ======           ====           ====         ======

                             CUT-OFF DATE BALANCES




                              NUMBER OF     % OF      NUMBER OF      AGGREGATE
          RANGE OF             MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
 CURRENT PRINCIPAL BALANCES     LOANS       LOANS    PROPERTIES       BALANCE
---------------------------- ----------- ---------- ------------ -----------------
$   418,508 - $   499,999          1         0.40%         1      $      418,508
$   500,000 - $   999,999         13         5.14%        13      $   10,546,969
$ 1,000,000 - $ 1,999,999         39        15.42%        40      $   58,117,861
$ 2,000,000 - $ 2,999,999         47        18.58%        48      $  117,756,837
$ 3,000,000 - $ 3,999,999         47        18.58%        47      $  167,619,522
$ 4,000,000 - $ 4,999,999         26        10.28%        26      $  117,165,347
$ 5,000,000 - $ 5,999,999         18         7.11%        19      $   97,534,056
$ 6,000,000 - $ 6,999,999         18         7.11%        18      $  118,236,507
$ 7,000,000 - $ 7,999,999         13         5.14%        13      $   99,489,887
$ 8,000,000 - $ 8,999,999          6         2.37%         6      $   51,235,485
$ 9,000,000 - $ 9,999,999          2         0.79%         2      $   19,563,858
$10,000,000 - $11,999,999          6         2.37%         7      $   66,135,200
$12,000,000 - $13,999,999          5         1.98%         5      $   66,620,214
$14,000,000 - $16,999,999          4         1.58%         7      $   62,513,296
$17,000,000 - $19,999,999          1         0.40%         1      $   17,158,037
$20,000,000 - $24,999,999          3         1.19%         4      $   68,098,071
$25,000,000 - $49,999,999          2         0.79%         2      $   73,981,280
$50,000,000 - $56,871,141          2         0.79%         2      $  107,002,824
                                  --       ------         --      --------------
Total ......................     253       100.00%       261      $1,319,193,758
                                 ===       ======        ===      ==============



                               PERCENTAGE      WEIGHTED       WEIGHTED      WEIGHTED
                              OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
          RANGE OF            CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
 CURRENT PRINCIPAL BALANCES      BALANCE         DSCR         LTV RATIO       RATE
---------------------------- -------------- -------------- -------------- ------------
$   418,508 - $   499,999          0.03%          1.37x          73.4%        7.3000%
$   500,000 - $   999,999          0.80%          1.46x          64.7%        8.0105%
$ 1,000,000 - $ 1,999,999          4.41%          1.40x          71.5%        7.7548%
$ 2,000,000 - $ 2,999,999          8.93%          1.41x          71.4%        7.6424%
$ 3,000,000 - $ 3,999,999         12.71%          1.33x          74.9%        7.6808%
$ 4,000,000 - $ 4,999,999          8.88%          1.39x          71.3%        7.4462%
$ 5,000,000 - $ 5,999,999          7.39%          1.34x          74.0%        7.6820%
$ 6,000,000 - $ 6,999,999          8.96%          1.44x          73.4%        7.5494%
$ 7,000,000 - $ 7,999,999          7.54%          1.37x          74.8%        7.4225%
$ 8,000,000 - $ 8,999,999          3.88%          1.47x          71.1%        7.3360%
$ 9,000,000 - $ 9,999,999          1.48%          1.24x          77.5%        6.9943%
$10,000,000 - $11,999,999          5.01%          1.42x          69.0%        7.3850%
$12,000,000 - $13,999,999          5.05%          1.36x          72.5%        7.6301%
$14,000,000 - $16,999,999          4.74%          1.36x          76.3%        7.5370%
$17,000,000 - $19,999,999          1.30%          1.31x          73.3%        7.0700%
$20,000,000 - $24,999,999          5.16%          1.30x          76.0%        7.2136%
$25,000,000 - $49,999,999          5.61%          1.37x          73.0%        7.0533%
$50,000,000 - $56,871,141          8.11%          1.30x          73.9%        7.3590%
                                 ------           ----           ----         ------
Total ......................     100.00%          1.37x          73.2%        7.4900%
                                 ======           ====           ====         ======

                         YEARS OF MORTGAGE ORIGINATION




                       NUMBER OF     % OF      NUMBER OF      AGGREGATE
                        MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
 YEAR OF ORIGINATION     LOANS       LOANS    PROPERTIES       BALANCE
--------------------- ----------- ---------- ------------ -----------------
1997 ................     204        80.63%       212      $1,061,756,223
1998 ................      49        19.37%        49      $  257,437,535
                          ---       ------        ---      --------------
Total ...............     253       100.00%       261      $1,319,193,758
                          ===       ======        ===      ==============



                        PERCENTAGE      WEIGHTED       WEIGHTED      WEIGHTED
                       OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
                       CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
 YEAR OF ORIGINATION      BALANCE         DSCR         LTV RATIO       RATE
--------------------- -------------- -------------- -------------- ------------
1997 ................      80.49%          1.36x          73.3%        7.5863%
1998 ................      19.51%          1.41x          72.7%        7.0928%
                          ------           ----           ----         ------
Total ...............     100.00%          1.37x          73.2%        7.4900%
                          ======           ====           ====         ======

                           ORIGINAL TERM TO MATURITY




                      NUMBER OF     % OF      NUMBER OF      AGGREGATE
    ORIGINAL TERM      MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     TO MATURITY        LOANS       LOANS    PROPERTIES       BALANCE
-------------------- ----------- ---------- ------------ -----------------
 84 Months .........       8         3.16%         8      $   47,487,947
119 Months .........       1         0.40%         1      $    3,281,496
120 Months .........     240        94.86%       247      $1,245,294,874
121 Months .........       3         1.19%         4      $   19,537,652
132 Months .........       1         0.40%         1      $    3,591,789
                         ---       ------        ---      --------------
Total ..............     253       100.00%       261      $1,319,193,758
                         ===       ======        ===      ==============



                       PERCENTAGE      WEIGHTED       WEIGHTED      WEIGHTED
                      OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
    ORIGINAL TERM     CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
     TO MATURITY         BALANCE         DSCR         LTV RATIO       RATE
-------------------- -------------- -------------- -------------- ------------
 84 Months .........       3.60%          1.44x          69.1%        7.3613%
119 Months .........       0.25%          1.32x          61.3%        8.8300%
120 Months .........      94.40%          1.37x          73.5%        7.4934%
121 Months .........       1.48%          1.31x          69.4%        7.3778%
132 Months .........       0.27%          1.49x          70.8%        7.4100%
                         ------           ----           ----         ------
Total ..............     100.00%          1.37x          73.2%        7.4900%
                         ======           ====           ====         ======

                           ORIGINAL AMORTIZATION TERM




                      NUMBER OF     % OF      NUMBER OF      AGGREGATE
      ORIGINAL         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
  AMORTIZATION TERM     LOANS       LOANS    PROPERTIES       BALANCE
-------------------- ----------- ---------- ------------ -----------------
120 Months .........       1         0.40%         1      $      885,314
178 Months .........       1         0.40%         1      $    2,545,584
180 Months .........       2         0.79%         2      $    2,723,690
240 Months .........      11         4.35%        11      $   33,254,561
264 Months .........       1         0.40%         1      $   10,751,719
300 Months .........      76        30.04%        78      $  295,135,379
324 Months .........       2         0.79%         2      $    5,836,544
330 Months .........       1         0.40%         1      $    2,521,623
336 Months .........       1         0.40%         1      $    1,469,554
360 Months .........     157        62.06%       163      $  964,069,791
                         ---       ------        ---      --------------
Total ..............     253       100.00%       261      $1,319,193,758
                         ===       ======        ===      ==============



                       PERCENTAGE      WEIGHTED       WEIGHTED      WEIGHTED
                      OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
      ORIGINAL        CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
  AMORTIZATION TERM      BALANCE         DSCR         LTV RATIO       RATE
-------------------- -------------- -------------- -------------- ------------
120 Months .........       0.07%          2.18x          34.7%        8.2100%
178 Months .........       0.19%          1.26           66.3%        8.0600%
180 Months .........       0.21%          1.19           65.8%        7.2672%
240 Months .........       2.52%          1.32           73.8%        7.7728%
264 Months .........       0.82%          1.52           64.8%        7.5700%
300 Months .........      22.37%          1.44           70.5%        7.7442%
324 Months .........       0.44%          1.20           78.4%        8.6754%
330 Months .........       0.19%          1.35           84.1%        7.4000%
336 Months .........       0.11%          0.72           74.6%        8.2600%
360 Months .........      73.08%          1.35           74.1%        7.3919%
                         ------           ----           ----         ------
Total ..............     100.00%          1.37x          73.2%        7.4900%
                         ======           ====           ====         ======

                          YEARS OF MORTGAGE MATURITY



                                                                   PERCENTAGE
                                                                       OF          WEIGHTED       WEIGHTED      WEIGHTED
  YEAR OF   NUMBER OF     % OF      NUMBER OF      AGGREGATE        AGGREGATE       AVERAGE        AVERAGE       AVERAGE
 MORTGAGE    MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
 MATURITY     LOANS       LOANS    PROPERTIES       BALANCE          BALANCE         DSCR         LTV RATIO       RATE
---------- ----------- ---------- ------------ ----------------- -------------- -------------- -------------- ------------
2008 .....     131        51.78%       134      $  751,486,830        56.97%          1.38x          73.5%        7.2711%
2007 .....     113        44.66%       118      $  516,627,192        39.16%          1.35x          73.2%        7.8207%
2005 .....       5         1.98%         5      $   32,501,916         2.46%          1.57x          69.1%        6.9308%
2004 .....       3         1.19%         3      $   14,986,031         1.14%          1.15x          69.3%        8.2950%
2009 .....       1         0.40%         1      $    3,591,789         0.27%          1.49x          70.8%        7.4100%
               ---       ------        ---      --------------       ------           ----           ----         ------
Total ....     253       100.00%       261      $1,319,193,758       100.00%          1.37x          73.2%        7.4900%
               ===       ======        ===      ==============       ======           ====           ====         ======

                           REMAINING TERM TO MATURITY




      RANGE OF        NUMBER OF     % OF      NUMBER OF      AGGREGATE
      REMAINING        MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
  TERM TO MATURITY      LOANS       LOANS    PROPERTIES       BALANCE
-------------------- ----------- ---------- ------------ -----------------
 71 -  90 ..........       8         3.16%         8      $   47,487,947
 91 - 110 ..........      11         4.35%        14      $   37,856,704
 111 - 120 .........     233        92.09%       238      $1,230,257,318
 121 - 130 .........       1         0.40%         1      $    3,591,789
                         ---       ------        ---      --------------
Total ..............     253       100.00%       261      $1,319,193,758
                         ===       ======        ===      ==============



                       PERCENTAGE      WEIGHTED       WEIGHTED      WEIGHTED
      RANGE OF        OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
      REMAINING       CUT-OFF DATE   UNDERWRITING   CUT-OFF DATE    MORTGAGE
  TERM TO MATURITY       BALANCE         DSCR         LTV RATIO       RATE
-------------------- -------------- -------------- -------------- ------------
 71 -  90 ..........       3.60%          1.44x          69.1%        7.3613%
 91 - 110 ..........       2.87%          1.41x          71.1%        8.7994%
 111 - 120 .........      93.26%          1.37x          73.4%        7.4549%
 121 - 130 .........       0.27%          1.49x          70.8%        7.4100%
                         ------           ----           ----         ------
Total ..............     100.00%          1.37x          73.2%        7.4900%
                         ======           ====           ====         ======

                PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
         PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE*




                       04/98         04/99         04/00         04/01         04/02
                   ------------- ------------- ------------- ------------- -------------
Locked out .......      99.57%        98.06%        95.25%        59.39%         0.89%
Defeasance .......       0.00          0.00          0.00         33.52         33.56
Yield
 Maintenance......       0.43          1.94          3.87          5.28         63.14
5.00 - 5.99% .....       0.00          0.00          0.61          0.19          0.77
4.00 - 4.99% .....       0.00          0.00          0.00          1.02          0.00
3.00 - 3.99% .....       0.00          0.00          0.27          0.00          1.02
2.00 - 2.99% .....       0.00          0.00          0.00          0.27          0.00
1.00 - 1.99% .....       0.00          0.00          0.00          0.34          0.61
No Penalty .......       0.00%         0.00%         0.00%         0.00%         0.00%
                    ----------    ----------    ----------    ----------    ----------
Total** ..........     100.00%       100.00%       100.00%       100.00%       100.00%
                    ==========    ==========    ==========    ==========    ==========
Aggregate
 Principal
 Balance of
 the Mortgage
 Loans
 ($ Millions).....  $ 1,319.19    $ 1,305.17    $ 1,290.21    $ 1,273.92    $ 1,256.35



                       04/03         04/04         04/05         04/06         04/07        04/08
                   ------------- ------------- ------------- ------------- ------------- ----------
Locked out .......        0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Defeasance .......      33.61         33.67         33.75         33.83         33.91        0.00
Yield
 Maintenance......      63.50         63.44         64.68         64.60         48.06      100.00
5.00 - 5.99% .....       0.48          0.00          0.00          0.00          0.00        0.00
4.00 - 4.99% .....       0.77          0.19          0.00          0.00          0.00        0.00
3.00 - 3.99% .....       0.00          1.06          0.69          0.00          0.00        0.00
2.00 - 2.99% .....       1.03          0.00          0.61          0.19          0.00        0.00
1.00 - 1.99% .....       0.34          0.96          0.00          1.10          1.18        0.00
No Penalty .......        0.27%         0.68%         0.28%         0.28%        16.85%       0.00%
                    ----------    ----------    ----------    ----------    ----------     -------
Total** ..........      100.00%       100.00%       100.00%       100.00%       100.00%     100.00%
                    ==========    ==========    ==========    ==========    ==========     =======
Aggregate
 Principal
 Balance of
 the Mortgage
 Loans
 ($ Millions).....  $ 1,237.41    $ 1,217.12    $ 1,151.76    $ 1,128.80    $ 1,104.04    $  3.10

----------
  For purposes of the above table, the Prepayment Premium for the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Embassy Suites, Portland, Maine, which Prepayment Premium is the lesser of yield maintenance and a declining percentage of the amount prepaid, will be treated as if it was solely a declining percentage of the amount prepaid.

 * Table calculated using modeling assumptions and assuming no prepayments of principal.

** Totals may not equal due to rounding.

ABN AMRO                                       Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                     AMRESCO Services, L.P. as Master Servicer                 Payment Date:
                                       Multifamily/Commercial Pass-Through Certificates             Prior Payment:
Administrator:                                       Series 1998-MC1                                Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625            ABN AMRO Acct: 99-9999-99-9                         WAC:
  Chicago, IL   60674-4107                                                                          WAMM:


==================================================================================================================================




                                                                                                                 Number Of Pages

                                            Table Of Contents                                                           1

                                            REMIC Certificate Report                                                    1

                                            Other Related Information                                                   3

                                            Asset Backed Facts Sheets                                                   1

                                            Delinquency Loan Detail                                                     1

                                            Mortgage Loan Characteristics                                               2

                                            Loan Level Listing                                                          1






                                            Total Pages Included  In This Package                                      10


                                            Specially Serviced Loan Detail                                    Appendix A
                                            Modified Loan Detail                                              Appendix B
                                            Realized Loss Detail                                              Appendix C


==================================================================================================================================



                                                                                                                    Page 1 of 10

                                      B-1





ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9                                  WAC:
  Chicago, IL   60674-4107                                                                                        WAMM:

========================================================================================================================
                               Original                  Opening               Principal            Principal
         Class              Face Value (1)               Balance                Payment            Adj. or Loss
         CUSIP                Per $1,000                Per $1,000             Per $1,000           Per $1,000
------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


=============================================================================================================
    Negative              Closing                Interest              Interest            Pass-Through
  Amortization            Balance                Payment              Adjustment             Rate (2)
   Per $1,000            Per $1,000             Per $1,000            Per $1,000          Next Rate (3)
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


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-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------

=============================================================================================================
                   ==============================================
                   Total P&I Payment
                   ==============================================
                                                                                      Page 2 of 10




Notes:  (1) N denotes notional balance not included in total
(2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual    (3) Estimated

                                      B-2





ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
========================================================================================================================

                             -------------------------------------------------------------------------------------------
                                                         Accrued                Net
                                                       Certificate           Prepayment           Prepayment
                             Class                      Interest          Int. Shortfalls          Premiums
                             ===========================================================================================














                             ===========================================================================================
                               Totals:                                0.00                 0.00                 0.00
                             ===========================================================================================





                             -------------------------------------------------------------------------------------------
                                                                                                               Advances
                             -------------------------------------------------------------------------------------------
                                                Prior Outstanding                         Current Period
                                        Principal              Interest            Principal             Interest
                             ===========================================================================================

  Servicer                                      0.00                  0.00                 0.00                 0.00
  Trustee:                                      0.00                  0.00                 0.00                 0.00
 Fiscal Agent:                                  0.00                  0.00                 0.00                 0.00

                             ===========================================================================================
                                                0.00                  0.00                 0.00                 0.00
                             ===========================================================================================


========================================================================================================================


====================================================================================

------------------------------------------------------------------------------------
    Prior                Ending                                     Actual
    Unpaid               Unpaid              Interest            Distribution
   Interest             Interest               Loss              of Interest
====================================================================================














====================================================================================
                0.00                 0.00                  0.00                 0.00
====================================================================================





------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                     Recovered                               Outstanding
        Principal             Interest             Principal             Interest
====================================================================================

                0.00                 0.00                  0.00                 0.00
                0.00                 0.00                  0.00                 0.00
                0.00                 0.00                  0.00                 0.00

====================================================================================
                0.00                 0.00                  0.00                 0.00
====================================================================================


====================================================================================




                                                                                              Page 3 of 10

                                      B-3



ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
==============================================================================================================================

  ----------------------------------------------------------------------------------------------------------------------------
                                                 Servicing Compensation
  ----------------------------------------------------------------------------------------------------------------------------
         Type of                                                     Master                Sub                 Special
      Compensation                                                  Servicer             Servicer             Servicer
  ============================================================================================================================

  Current Accrued Fees:                                                          0.00                 0.00                  0.00
  Prepayment Interest Excess:                                                    0.00                 0.00                  0.00
  Penalty Charges:                                                               0.00                 0.00                  0.00
  Assumption Fees:                                                               0.00                 0.00                  0.00
  Modification Fees:                                                             0.00                 0.00                  0.00
  Workout Fees:                                                                  0.00                 0.00                  0.00
  Interest on Servicing Advances:                                                0.00                 0.00                  0.00
  Other Fees:                                                                    0.00                 0.00                  0.00

  ============================================================================================================================
  Totals:                                                                        0.00                 0.00                  0.00
  ============================================================================================================================

  ============================================================================================================================
                                                 General Mortgage Pool Information
  ============================================================================================================================

  Available Distribution Amount:                                                                                            0.00

  Beginning Loan Count:                                                                                                     0
  Ending Loan Count:                                                                                                        0
  Beginning Aggregate Principal Balance:                                                                                    0.00
  Ending Aggregate Principal Balance:                                                                                       0.00
  Current Period Scheduled Principal:                                                                                       0.00
  Current Period Unscheduled Principal:                                                                                     0.00
  Current Period Realized Losses:                                                                                           0.00
  Current Period Additional Trust Fund Expenses:                                                                            0.00

  Current Weighted Average Mortgage Rate:                                                                                   0.000%
  Next Weighted Average Mortgage Rate:                                                                                      0.000%
  Current Weighted Average Net Mortgage Rate:                                                                               0.000%
  Next Weighted Average Net Mortgage Rate:                                                                                  0.000%


==================================================================================================================================

                                                                                                       Page 4 of  10

                                      B-4


ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
================================================================================================================================

   -----------------------------------------------------------------------------------------------------------------------------
                                         REO Property Information
                                                            Principal                         Date of          Amount of
            #    Collateral Id         Date of REO          Balance            Book Value     Final Recovery   Proceeds
   =============================================================================================================================

   1.
   2.
   3.       No REO Properties to Report as of the Current Prepayment Period
   4.
   5.




















   =============================================================================================================
     Cumulative realized losses on the Mortgage Pool as of Cutoff:                                          0.00
     Cumulative realized losses on the Certificates as of Cutoff:                                           0.00
    *Cumulative additional trust fund expenses applied to the Certificates since the closing date:          0.00
   =============================================================================================================

                             * included in cumulative losses on the certificates
================================================================================================================================

                                                                                             Page 5 of  10

                                      B-5

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107

======================================================================--------------------------=============================
 Distribution         Delinq 1 Month            Delinq 2 Months           Delinq 3+ Months        Foreclosure/Bankruptcy
                =============================================================================================================
     Date          #          Balance         #          Balance          #         Balance         #          Balance
=============================================================================================================================
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


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================------------------------------------------------------------------------------------------==================-


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================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
=============================================================================================================================


=========================================================================================================
          REO                   Modifications              Prepayments            Curr Weighted Avg.
=========================================================================================================
  #          Balance          #         Balance        #          Balance         Coupon       Remit
=========================================================================================================
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
=========================================================================================================


                                                                                                               Page 6 of 10
 Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

                                      B-6


ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                       Delinquent Loan Detail

============================================================================================================================
                                                 Paid                                  Outstanding         Out. Property
   Disclosure Doc                                Thru             Current P&I              P&I               Protection
      Control #                                  Date               Advance             Advances**            Advances
============================================================================================================================





























        Total
============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but less than one month delinq                      2.  P&I Advance - Loan delinquent 2 month
============================================================================================================================


========================================================================================================
                          Special
       Advance            Servicer           Foreclosure           Bankruptcy              REO
   Description (1)     Transfer Date            Date                  Date                 Date
========================================================================================================






























========================================================================================================
                     3.  P&I Advance - Loan delinquent 3 months or More
s                    4.  Matured Balloon/Assumed Scheduled Payment
========================================================================================================


**  Outstanding P&I Advances include the current period P&I Advance                                Page 7 of  10

                                      B-7


ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                            Pool Total




              Distribution of Principal Balances
-------------------------------------------------------------------
      Current Scheduled            Number    Scheduled   Based on
           Balances                of Loans  Balance     Balance
===================================================================
          $0 to      $999,999
  $1,000,000 to    $1,249,999
  $1,250,000 to    $1,499,999
  $1,500,000 to    $1,999,999
  $2,000,000 to    $2,499,999
  $2,500,000 to    $2,999,999
  $3,000,000 to    $3,499,999
  $3,500,000 to    $3,999,999
  $4,000,000 to    $4,499,999
  $4,500,000 to    $4,999,999
  $5,000,000 to    $5,999,999
  $6,000,000 to    $6,999,999
  $7,000,000 to    $7,499,999
  $7,500,000 to    $8,499,999
  $8,500,000 to    $9,999,999
 $10,000,000 to   $12,499,999
 $12,500,000 to   $14,999,999
 $15,000,000 to   $17,999,999
 $18,000,000 to   $19,999,999
 $20,000,000 &    Above
---------------------------------------------------------------
            Total                 0               0   0.00%
---------------------------------------------------------------
                  Average Scheduled Balance is               0
                  Maximum  Scheduled Balance is              0
                  Minimum  Scheduled Balance is              0











            Distribution of Property Types
 -----------------------------------------------------
                       Number    Scheduled  Based on
    Property Types    of Loans   Balance     Balance
 =====================================================












 -----------------------------------------------------
        Total            0                0   0.00%
 -----------------------------------------------------








       Distribution of Mortgage Interest Rates
 -------------------------------------------------------------
   Current Mortgage            Number    Scheduled  Based on
    Interest Rate             of Loans   Balance     Balance
 =============================================================
   7.500%    or    less
   7.500%    to    8.000%
   8.000%    to    8.125%
   8.125%    to    8.250%
   8.250%    to    8.375%
   8.375%    to    8.500%
   8.500%    to    8.625%
   8.625%    to    8.750%
   8.750%    to    9.000%
   9.000%    to    9.125%
   9.125%    to    9.500%
   9.500%    to    9.900%
   9.900%    to    10.250%
  10.250%    to    10.500%
  10.500%    &       Above
 -----------------------------------------------------------
        Total                     0            0   0.00%
 -----------------------------------------------------------
          W/Avg Mortgage Interest Rate is         0.0000%
          Minimum Mortgage Interest Rate is       0.0000%
          Maximum Mortgage Interest Rate is       0.0000%




              Geographic Distribution
-----------------------------------------------------
                       Number    Scheduled  Based on
 Geographic Location  of Loans   Balance    Balance
=====================================================

























-----------------------------------------------------
        Total            0          0        0.00%
-----------------------------------------------------




                               Page 8 of  10

                             B-8



ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:  01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:    01/00/00
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:   01/00/00
Administrator:                                           Series 1998-MC1                             Record Date:     01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                            Pool Total

                         Loan Seasoning
---------------------------------------------------------------
                               Number    Scheduled   Based on

       Number of Years         of Loans  Balance     Balance
===============================================================
        1 year or less

        1+ to 2 years
        2+ to 3 years
        3+ to 4 years
        4+ to 5 years
        5+ to 6 years

        6+ to 7 years

        7+ to 8 years
        8+ to 9 years
        9+ to 10 years
       10 years or more
---------------------------------------------------------------
            Total                    0            0   0.00%
---------------------------------------------------------------
         Weighted Average Seasoning is                   0.0







              Distribution of Amortization Type
---------------------------------------------------------------
                               Number    Scheduled   Based on
      Amortization Type        of Loans  Balance     Balance
===============================================================














---------------------------------------------------------------
            Total                 0            0          0.00%
---------------------------------------------------------------



            Distribution of Remaining Term

                   Fully Amortizing
 -----------------------------------------------------
   Fully Amortizing    Number    Scheduled  Based on

    Mortgage Loans    of Loans   Balance     Balance
 =====================================================
 60 months or less
 61 to 120 months
 121 to 180 months
 181 to 240 months
 241 to 360 months
 -----------------------------------------------------
        Total                0            0   0.00%
 -----------------------------------------------------
            Weighted Average Months to Maturity is  NA






            Distribution of Remaining Term
                    Balloon Loans

 -----------------------------------------------------
            Balloon    Number    Scheduled  Based on
          Mortgage Loaof Loans   Balance     Balance
 =====================================================
           12 months or less
             13 to 24 months
             25 to 36 months
             37 to 48 months

             49 to 60 months

            61 to 120 months
           121 to 180 months
           181 to 240 months
 -----------------------------------------------------
     Total                0            0   0.00%
 -----------------------------------------------------
    Weighted Average Months to Maturity is         0



                  Distribution of DSCR
  -----------------------------------------------------
            Debt Service Number    Scheduled  Based on

            Coverage Ratof Loans   Balance    Balance
  =====================================================


         1.000   or   less
         1.001   to   1.125
         1.126   to   1.250
         1.251   to   1.375
         1.376   to   1.500
         1.501   to   1.625
         1.626   to   1.750
         1.751   to   1.875
         1.876   to   2.000
         2.001   to   2.125
         2.126   to   2.250
         2.251   to   2.375
         2.376   to   2.500
         2.501   to   2.625
         2.626    &   above
              Unknown
  -----------------------------------------------------
          Total                0            0  0.00%
  -----------------------------------------------------
  Weighted Average Debt Service Coverage Ratio is    0.000




                       NOI Aging

  -----------------------------------------------------
                         Number    Scheduled  Based on
        NOI Date        of Loans   Balance    Balance
  =====================================================
     1 year or less
      1 to 2 years
     2 Years or More
         Unknown
  -----------------------------------------------------
          Total                0            0  0.00%
  -----------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                                                    Page 9 of  10

                                      B-9


ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:  01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:    01/00/00
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:   01/00/00
Administrator:                                           Series 1998-MC1                             Record Date:     01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                          Loan Level Detail
=====================================================================================================================
                             Property                              Operating                   Ending
 Disclosure                    Type       Maturity                 Statement                 Principal       Note
  Control #      Group         Code         Date         DSCR        Date         State       Balance        Rate
=====================================================================================================================















=====================================================================================================================



====================================================
                                           Loan
  Scheduled                Prepayment     Status
     P&I       Prepayment     Date       Code (1)
====================================================















====================================================

    *  NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
---------------------------------------------------------------------------------------------------------------------------------

(1)   Legend:
A.  P&I Adv -  in Grace Period
B.  P&I Adv -  less than one month delinq
1.  P&I Adv -  delinquent 1 month
2.  P&I Adv -  delinquent 2 months
3.  P&I Adv -  delinquent 3+ months
4.  Mat. Balloon/Assumed  P&I
5. Prepaid in Full
6. Specially  Serviced
7. Foreclosure
8. Bankruptcy
9. REO
10. DPO
11. Modification
==============================================================================================================================
                                                                                                               Page 10 of  10

                                     B-10


ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                   Specially Serviced Loan Detail
=================================================================================================================================
                   Beginning                                                   Specially
   Disclosure      Scheduled       Interest      Maturity       Property        Serviced
   Control #        Balance          Rate          Date           Type       Status Code (1)                         Comments
=================================================================================================================================
































=================================================================================================================================

 (1)Legend :
    1)  Request for waiver of Prepayment Penalty       4)  Loan with Borrower Bankruptcy    7)  Loans Paid Off
    2)   Payment default                               5)  Loan in Process of Foreclosure   8)  Loans Returned to Master Servicer
    3)   Request for Loan Modification or Workout      6)  Loan now REO Property
=================================================================================================================================

                                                                                                                     Appendix A


                                     B-11



ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                          Modified Loan Detail
===============================================================================================================================

   Disclosure     Modification                                       Modification
   Control #          Date                                           Description
-------------------------------------------------------------------------------------------------------------------------------

















                 ------------------------------
==============================================================================================================================

                                                                                                                  Appendix B

                                     B-12


ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                         Realized Loss Detail
=============================================================================================================
                                                                Beginning                    Gross Proceeds
     Dist.         Disclosure     Appraisal      Appraisal      Scheduled        Gross         as a % of
      Date         Control #         Date          Value         Balance        Proceeds    Sched Principal
-------------------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------------------
Current Total                                              0.00                           0.00
Cumulative                                                 0.00                           0.00
                 ------------------------------
=============================================================================================================



==========================================================
   Aggregate      Net       Net Proceeds
 Liquidation  Liquidation     as a % of       Realized
  Expenses *   Proceeds    Sched. Balance       Loss
----------------------------------------------------------














---------------------------------------------------------
           0.00          0.00                   0.00
           0.00          0.00                   0.00
=========================================================

                                                                                                                  Appendix C

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                     B-13


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                                                                APRIL 21, 1998

                          $1,154,294,000 (APPROXIMATE)
                         MORTGAGE CAPITAL FUNDING, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-MC1

APPROX. SECURITIES STRUCTURE - SUBJECT TO CHANGE

                          APPROX.  EXPECTED  EXPECTEDEXPECTED
            EXPECTED       FACE/    CREDIT   WEIGHTEDPRINCIPAL
             RATING       NOTIONAL  SUPPORT  AVERAGE  PAYMENT
 CLASS     (S&P/FITCH)      AMT    (% OF     LIFE(A) WINDOW(A)
                           ($MM)     UPB)
---------------------------------------------------------------
PUBLICLY OFFERED CLASSES

 X      AAAr/AAA          $1,319.2(b)                05/98-01/09
 A1     AAA/AAA              228.2  32.00       5.54 05/98-06/07
                                   %
 A2     AAA/AAA              668.8  32.00       9.55 06/07-01/08
 B      AA/AA                 52.8  28.00       9.70 01/08-01/08
 C      A/A+                  72.6  22.50       9.70 01/08-01/08
 D      A-/A                  13.2  21.50       9.70 01/08-01/08
 E      BBB+/BBB+             66.0  16.50       9.70 01/08-01/08
 F      BBB/BBB               13.2  15.50     9.70   01/08-01/08
 G      --/BBB-               39.6  12.50       9.77 01/08-02/08

PRIVATELY PLACED CLASSES (144A)
---------------------------------------------------------------
 H      NOT OFFERED HEREBY
 J      NOT OFFERED HEREBY
 K      NOT OFFERED HEREBY
 L      NOT OFFERED HEREBY
 M      NOT OFFERED HEREBY
 N      NOT OFFERED HEREBY
  TOTAL SECURITIES:       $1,319.2
---------------------------------------------------------------
---------------------------------------------------------------
(a) Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated Repayment Dates. (b) Notional amount.

KEY FEATURES:

Co-Lead Managers:           Goldman, Sachs & Co. and Citibank,
                               N.A.

Mortgage Loan Sellers:      Citicorp Real Estate, Inc.
                            ($525.5mm), Amresco Capital, L.P.
                            ($541.3mm) and Goldman Sachs
                            Mortgage Company ($252.4mm)

Master Servicer:            Amresco Services, L.P.
Special Servicer:           CRIIMI MAE Inc.
Purchaser of Classes J,     CRIIMI MAE Inc.
K, L,M,N:

Trustee:                    LaSalle National Bank/ABN AMRO Bank
                               N.V.

Pricing:                    On or about April 28th
Closing:                    On or about May 5th
Settlement:                 All classes will settle plus
                            accrued from April 6th to but
                            excluding May 5th

Cut-Off Date:               April 1, 1998 (April 11, 1998 for
                            200 Market Building)

Distribution Date:          18th of each month, or following
                             business day (commencing May 1998)

ERISA Eligible:             Classes A1, A2 and X are ERISA
                            eligible subject to certain
                            conditions for eligibility

Representations &           Provided by applicable Mortgage
Warranties:                    Loan Sellers
Structure:                  Sequential pay
Interest Accrual Period:    From April 6th to May 5th in the

                            case of initial Distribution Date
                            and prior calendar month thereafter

Day Count:                  30/360
Tax Treatment:              REMIC
Rated Final Distribution    March 18, 2030

Date:

Clean up Call:              1.0%

Minimum Denominations:      Publicly Offered Classes except
                               Class X: $10,000 & $1
                            Class X: $1,000,000 Notional Amount
                               & $1
                            Privately Placed Classes: $100,000
                               & $1

COLLATERAL FACTS

INITIAL POOL BALANCE:                         $1,319,193,758
NUMBER OF MORTGAGE LOANS:                               253
AVERAGE CUT-OFF DATE BALANCE:                    $5,214,205
WEIGHTED AVERAGE CURRENT MORTGAGE RATE(A):            7.490%

WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:           339 mos.

WEIGHTED AVERAGE U/W DSCR (B):                         1.37x

WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:              73.21%

WEIGHTED AVERAGE REMAINING TERM TO
MATURITY(C):                                            115 mos.
WEIGHTED AVERAGE SEASONING:                               4 mos.

(a)  Gross Coupon.

(b) U/W DSCR is the ratio of Underwritten NCF over the annualized debt service payments.

(c) Anticipated Repayment Date for loans with Hyper-Amortization. All information presented herein with respect to Hyper-Amortization Loans assumes that they mature on their respective Anticipated Repayment Dates.

               PREPAYMENT SENSITIVITY TABLE AT ORIGINATION
                                                             WTD. AVG.
                                                             ORIGINAL
                        CUT-OFF  % OF   WTD. AVG.  WTD. AVG.   TERM     WTD.
                 # OF    DATE   INITIAL REMAINING   STATED     AFTER    AVG.
RESTRICTION    MORTGAGE BALANCE  POOL   LOCKOUT    REMAINING  ALL OPEN  OPEN
AT ORIGINATION   LOANS   (MM)   BALANCE TERM (MO.) TERM (MO.) PENALTIES PERIOD
------------------------------------------------------------------------------
Lockout/Yield      107   502.9  38.12%    43.7      116.5       113.5     6.1
Maint
Lockout/
greater than of YM  80   331.9  25.16     40.3      113.2       113.2     6.2
or 1%
Lockout/Defeasance  49   440.8  33.42     30.0      115.5       115.2     3.5
Lockout/Declining   13    27.1   2.05     29.9       97.8        89.2    13.1
Fee greater than
of YM or 1%          2     5.6   0.43        -      113.4       114.0     6.0
Lockout/less than
Declining            1     6.5   0.49     57.0      116.0       114.0     6.0
Fee or YM
Lockout/1% of UPB    1     4.4   0.33     33.0       81.0        78.0     6.0
                 ----- ------- ------    -----     ------      ------     ---
TOTAL\WTD.AVG.     253 1,319.2 100.00%    37.8      114.9       113.4     5.4
------------------------------------------------------------------------------

SELECTED LOAN DATA:

                                      CUT-OFF DATE BALANCE
                    NUMBER OF     (AS OF APRIL 1, 1998)(A)(B)

GEOGRAPHIC          MORTGAGE                   % BY    WTD.
DISTRIBUTION       PROPERTIES       (MM)      BALANCE  AVG. DSCR

-----------------------------------------------------------------
CALIFORNIA              28      $   162.6      12.33%    1.41x
TEXAS                   42          158.2      11.99     1.33
FLORIDA                 17          107.1       8.12     1.31
OREGON                   5          106.3       8.05     1.39
NEW YORK                 8           80.4       6.09     1.31
ILLINOIS                11           64.1       4.86     1.25
NEW JERSEY              13           55.7       4.22     1.37
OTHER                  137          584.9      44.33     1.40
                       ---       --------    -------     ----
TOTAL\WTD.AVG.         261       $1,319.2     100.00%    1.37x
----------------------------------------------------------------

                                     CUT-OFF DATE BALANCE
                    NUMBER OF     (AS OF APRIL 1, 1998)(A)(B)
                    MORTGAGE                   % BY    WTD.
PROPERTY TYPE      PROPERTIES       (MM)      BALANCE  AVG. DSCR

-----------------------------------------------------------------
MULTIFAMILY             93      $   411.0      31.15%     1.30x
OFFICE                  45          314.2      23.82      1.38
ANCHORED RETAIL         42          300.1      22.75      1.34
RETAIL                  38          119.9       9.09      1.41
LODGING                 19           94.6       7.17      1.57
INDUSTRIAL/WAREHOUSE    11           42.8       3.24      1.30
MOBILE HOME PARK         5           15.7       1.19      1.91
HEALTH CARE              3            6.5       0.49      1.99
SELF-STORAGE             2            2.2       0.17      1.47
OTHER                    3           12.3       0.93      1.52
                     -----      ---------    --------     ----
TOTAL\WTD.AVG.         261       $1,319.2     100.00%     1.37x
-----------------------------------------------------------------
(a)   Column totals may not add due to rounding.
(b)   April 11, 1998 for 200 Market Building


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

              APPROXIMATE SECURITIES STRUCTURE - SUBJECT TO CHANGE

                                                     EXPECTED                                   EXPECTED WGTD        EXPECTED
                 EXPECTED RATING      APPROX. SIZE    CREDIT          COUPON                     AVERAGE LIFE        PRINCIPAL
    CLASS          (S&P/FITCH)           ($MM)        SUPPORT      DESCRIPTION      DELIVERY      (YRS.)(A)      PAYMENT WINDOW(A)
-----------------------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES:
      X        AAAr/AAA                $1,319.2 (b)                 WAC IO(c)          DTC                          05/98-01/09
      A1       AAA/AAA                    228.2        32.00%         Fixed            DTC            5.54          05/98-06/07
      A2       AAA/AAA                    668.8        32.00          Fixed            DTC            9.55          06/07-01/08
      B        AA/AA                       52.8        28.00          Fixed            DTC            9.70          01/08-01/08
      C        A/A+                        72.6        22.50    min(Fixed,WAC)(d)      DTC            9.70          01/08-01/08
      D        A-/A                        13.2        21.50    min(Fixed,WAC)(d)      DTC            9.70          01/08-01/08
      E        BBB+/BBB+                   66.0        16.50    min(Fixed,WAC)(d)      DTC            9.70          01/08-01/08
      F        BBB/BBB                     13.2        15.50    min(Fixed,WAC)(d)      DTC            9.70          01/08-01/08
      G        --/BBB-                     39.6        12.50    min(Fixed,WAC)(d)      DTC            9.77          01/08-02/08

PRIVATELY PLACED CLASSES (144A):
-----------------------------------------------------------------------------------------------------------------------------------
      H         NOT OFFERED HEREBY
      J         NOT OFFERED HEREBY
      K         NOT OFFERED HEREBY
      L         NOT OFFERED HEREBY
      M         NOT OFFERED HEREBY
      N         NOT OFFERED HEREBY
       TOTAL SECURITIES:               $1,319.2
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

     (a) Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated Repayment Dates.
     (b) Notional amount.
     (c) The Class X coupon is calculated, in general, as the excess of (i) the weighted average Net Mortgage Rate, determined without regard to any modifications of the mortgage loans, in effect from time to time on the mortgage loans over (ii) the weighted average of the Pass-Through Rates in effect from time to time on the Class A1 through Class N Certificates.
     (d) Subject to a cap equal to the weighted average Net Mortgage Rate, determined without regard to any modifications of the mortgage loans, in effect from time to time on the mortgage loans.
     (e) Not offered hereby.

                              STRUCTURAL OVERVIEW

                             [BAR GRAPHIC OMITTED]

[ ] Offered Certificates      [ ] Certificates Not Offered

Net WAC = 7.36%

X-IO      AAr/AAA   $1,319.3mm Notional Balance
A1        AAA/AAA   $228.2mm
A2        AAA/AAA   $668.8mm
B         AA/AA $52.8mm
C         A/A+ $72.6mm
D         A-/A $13.2mm
E         BBB+/BBB+ $66.0mm
F         BBB/BBB $13.2mm
G         --/BBB $39.6mm
H
J
K
L
M
N

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET


                          STRUCTURAL OVERVIEW - CONT.


      The Mortgage Pool will be comprised of one Loan Group

      Principal will be allocated sequentially to A1, A2, B, C, D, E, F, G, H, J, K, L, M and N Certificates (If all classes other than classes A1 and A2 have reduced to zero, principal will be allocated to Class A1 and A2 pro-rata)

      Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A1 and Class A2 Certificates each month

      Each of the Classes (except Class X) will be subordinate to earlier alphabetically lettered classes (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A1 and A2)

      The Master Servicer will cover net prepayment interest shortfalls, up to the portion of the Master Servicing Fee equal to 0.04% per annum. Net shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated in reverse alphabetical order to the Subordinate Certificates and then pro-rata (based on interest entitlements) to the Senior Certificates

      All classes will pay interest on a 30/360 basis

      Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes with certificate balances


                             MORTGAGE POOL OVERVIEW

       The Mortgage Pool is comprised of 253 multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $1,319,193,758

       All of the Mortgage Loans are secured by first mortgage liens on multifamily and commercial properties

       The Mortgage Pool's average Cut-Off Date Balance is approximately $5,214,205

       The Mortgage Pool's weighted average current Underwritten Debt Service Coverage Ratio is 1.37x (a)

       The Mortgage Pool's Cut-Off Date LTV is 73.2%

       The Mortgage Pool's weighted average Mortgage Rate is approximately 7.490% per annum

(a) Debt Service is the ratio of Underwritten NCF over the annualized debt service payments.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET


                       ALLOCATION OF PREPAYMENT PENALTIES

ALLOCATION OF PREPAYMENT PREMIUMS

Prepayment premiums will be allocated between the Offered Certificates then entitled to principal distributions and the Class X Certificates as follows:

          A percentage of all Prepayment Premiums (either fixed Prepayment Premiums or yield maintenance amount) will be allocated to each class of the Offered Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

     Prepayment                      (Pass-Through Rate - Discount Rate )
 Premium Allocation    =       ----------------------------------------------
     Percentage                         (Mortgage Rate - Discount Rate)


          The remaining percentage of the Prepayment Premiums will be allocated to the Class X Certificates

          In general, this formula provides for an increase in the allocation of Prepayment Premiums to the Offered Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise

Allocation of Prepayment Premiums Example

Discount Rate Fraction Methodology:
     Mortgage Rate                        =  9%
     Bond Class Rate                      =  7%
     Treasury Rate                        =  6%

             BOND CLASS ALLOCATION                             CLASS X ALLOCATION
       ----------------------------------- ------------------------------------------------------
             7% - 6%
             -------   = 33 1/3%            Receives excess premiums = 66 2/3% thereof
             9% - 6%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                             PREPAYMENT PROVISIONS

       100.00% of the Initial Pool Balance has prepayment protection as of the Cut-Off Date

       Approximately 99.5% of the Initial Pool Balance is locked out as of the Cut-Off Date

                                             PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS
----------------------------------------------------------------------------------------------------------------------------------
                                 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT (A)
                  ----------------------------------------------------------------------------------------------------------------
     PREPAYMENT     APRIL     APRIL     APRIL     APRIL     APRIL     APRIL     APRIL     APRIL     APRIL     APRIL      APRIL
    RESTRICTIONS     1998      1999      2000      2001      2002      2003      2004      2005      2006      2007      2008
----------------------------------------------------------------------------------------------------------------------------------
Locked Out          99.57  %  98.06  %  95.25  %  59.39  %   0.89  %   0.00  %   0.00  %   0.00  %   0.00  %   0.00  %   0.00  %
Defeasance           0.00      0.00      0.00     33.52     33.56     33.61     33.67     33.75     33.83     33.91      0.00
Yield Maintenance    0.43  %   1.94  %   3.87  %   5.28  %  63.14  %  63.50  %  63.44  %  64.68  %  64.60  %  48.06  % 100.00  %
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL           100.00  % 100.00  %  99.12  %  98.19  %  97.60  %  97.11  %  97.11  %  98.42  %  98.43  %  81.98  % 100.00  %

% Premium

5.00-5.99%           0.00  %   0.00  %   0.61  %   0.19  %   0.77  %   0.48  %   0.00  %   0.00  %   0.00  %   0.00  %   0.00  %
4.00-4.99%           0.00  %   0.00  %   0.00  %   1.02  %   0.00  %   0.77  %   0.19  %   0.00  %   0.00  %   0.00  %   0.00  %
3.00-3.99%           0.00  %   0.00  %   0.27  %   0.00  %   1.02  %   0.00  %   1.06  %   0.69  %   0.00  %   0.00  %   0.00  %
2.00 - 2.99%         0.00  %   0.00  %   0.00  %   0.27  %   0.00  %   1.03  %   0.00  %   0.61  %   0.19  %   0.00  %   0.00  %
1.00 - 1.99%         0.00  %   0.00  %   0.00  %   0.34  %   0.61  %   0.34  %   0.96  %   0.00  %   1.10  %   1.18  %   0.00  %

Open                 0.00  %   0.00  %   0.00  %   0.00  %   0.00  %   0.27  %   0.68  %   0.28  %   0.28  %  16.85  %   0.00  %
----------------------------------------------------------------------------------------------------------------------------------
TOTALS (B)         100.00  % 100.00  % 100.00  % 100.00  % 100.00  % 100.00  % 100.00  % 100.00  % 100.00  % 100.00  % 100.00  %
Mortgage Pool
Balance ($ mm)    $1,319.19 $1,305.17 $1,290.21 $1,273.92 $1,256.35 $1,237.41 $1,217.12 $1,151.76 $1,128.80 $1,104.04   $3.10
% of Initial Pool
Balance            100.00 %  98.94 %   97.80 %   96.57 %   95.24 %   93.80 %   92.26 %   87.31 %   85.43 %   83.70 %  0.23%
----------------------------------------------------------------------------------------------------------------------------------


For purposes of the above table, the Prepayment Premium for the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Embassy Suites, Portland, Maine, which Prepayment Premium is the lesser of yield maintenance and a declining percentage of the amount prepaid, will be treated as if it were solely a declining percentage of the amount prepaid.

(a) Table calculated using modeling assumptions and assuming no prepayments of principal.
(b)   Totals may not equal due to rounding.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                    DISTRIBUTION OF CUT-OFF DATE BALANCE (a)

                                                                                                              WEIGHTED
                                                       PERCENTAGE                  WEIGHTED     WEIGHTED      AVERAGE   WEIGHTED
                            NUMBER OF    AGGREGATE         OF         AVERAGE      AVERAGE       AVERAGE     REMAINING  AVERAGE
RANGE OF CUT-OFF DATE       MORTGAGED   CUT-OFF DATE   AGGREGATE      CUT-OFF        U/W        MORTGAGE      TERM TO CUT-OFF DATE
BALANCE ($)                   LOANS       BALANCE       CUT-OFF    DATE BALANCE      DSCR         RATE        MATURITY LTV RATIO
                                                      DATE BALANCE
----------------------------------------------------------------------------------------------------------------------------------
  418,508 - 499,999              1     $     418,508       0.03%   $   418,508        1.37x      7.3000%        117.0     73.4%
  500,000 - 999,999             13        10,546,969       0.80        811,305        1.46       8.0105         115.6     64.7
  1,000,000 - 1,999,999         39        58,117,861       4.41      1,490,202        1.40       7.7548         115.0     71.5
  2,000,000 - 2,999,999         47       117,756,837       8.93      2,505,465        1.41       7.6424         115.0     71.4
  3,000,000 - 3,999,999         47       167,619,522      12.71      3,566,373        1.33       7.6808         115.9     74.9
  4,000,000 - 4,999,999         26       117,165,347       8.88      4,506,359        1.39       7.4462         114.6     71.3
  5,000,000 - 5,999,999         18        97,534,056       7.39      5,418,559        1.34       7.6820         113.7     74.0
  6,000,000 - 6,999,999         18       118,236,507       8.96      6,568,695        1.44       7.5494         111.1     73.4
  7,000,000 - 7,999,999         13        99,489,887       7.54      7,653,068        1.37       7.4225         113.4     74.8
  8,000,000 - 8,999,999          6        51,235,485       3.88      8,539,247        1.47       7.3360         116.5     71.1
  9,000,000 - 9,999,999          2        19,563,858       1.48      9,781,929        1.24       6.9943         118.0     77.5
  10,000,000 - 11,999,999        6        66,135,200       5.01     11,022,533        1.42       7.3850         116.7     69.0
  12,000,000 - 13,999,999        5        66,620,214       5.05     13,324,043        1.36       7.6301         109.2     72.5
  14,000,000 - 16,999,999        4        62,513,296       4.74     15,628,324        1.36       7.5370         114.6     76.3
  17,000,000 - 19,999,999        1        17,158,037       1.30     17,158,037        1.31       7.0700         117.0     73.3
  20,000,000 - 24,999,999        3        68,098,071       5.16     22,699,357        1.30       7.2136         117.0     76.0
  25,000,000 - 49,999,999        2        73,981,280       5.61     36,990,640        1.37       7.0533         118.0     73.0
  50,000,000 - 56,871,142        2        107,002,824      8.11     53,501,412        1.30       7.3590         117.0     73.9
                             -----     --------------  --------     ----------        ----       ------         -----     ----
 TOTAL\AVG.\WTD.AVG.           253     $1,319,193,758    100.00%   $ 5,214,205        1.37X      7.4900         114.9     73.2%

----------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not add due to rounding.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

              GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE (A)

                                                                                                             WEIGHTED
                                                    PERCENTAGE                   WEIGHTED   WEIGHTED       AVERAGE      WEIGHTED
                        NUMBER OF     AGGREGATE    OF AGGREGATE     AVERAGE       AVERAGE    AVERAGE      REMAINING     AVERAGE
                        MORTGAGED    CUT-OFF DATE  CUT-OFF DATE     CUT-OFF         U/W     MORTGAGE       TERM TO    CUT-OFF DATE
PROPERTY STATE          PROPERTIES     BALANCE        BALANCE    DATE BALANCE      DSCR       RATE        MATURITY     LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
  California                28       $  162,632,161     12.33%     $6,023,413       1.41x     7.4746%       115.0          70.7%
  Texas                     42          158,205,519     11.99       3,766,798       1.33      7.7722        113.9          74.8
  Florida                   17          107,056,112      8.12       6,691,007       1.31      7.3679        116.4          74.8
  Oregon                     5          106,252,310      8.05      21,250,462       1.39      7.1461        117.3          71.2
  New York                   8           80,396,172      6.09      10,049,521       1.31      7.3810        114.1          74.0
  Illinois                  11           64,063,008      4.86       5,823,910       1.25      7.3168        117.5          77.8
  New Jersey                13           55,733,943      4.22       4,287,226       1.37      7.1642        117.3          75.8
  Tennessee                 12           48,098,973      3.65       4,008,248       1.43      7.2984        117.1          71.6
  Oklahoma                  13           47,823,577      3.63       3,985,298       1.32      7.3581        116.2          79.1
  Michigan                   8           45,845,822      3.48       5,730,728       1.36      7.7160        114.4          76.3
  Virginia                   8           44,724,749      3.39       5,590,594       1.40      7.7905        115.0          72.6
  Ohio                       7           36,603,532      2.77       5,229,076       1.30      7.8018        110.9          73.4
  Arizona                   11           33,581,837      2.55       3,358,184       1.35      7.5564        117.7          74.3
  Kentucky                   4           30,841,029      2.34       7,710,257       1.33      7.3968        101.1          74.9
  Massachusetts              4           27,982,646      2.12       6,995,661       1.31      7.4174        113.6          72.5
  Colorado                   4           26,753,286      2.03       6,688,322       1.77      7.0870        107.9          67.7
  Nevada                     9           24,193,536      1.83       4,032,256       1.46      8.1234        111.9          68.9
  Mississippi                6           17,762,488      1.35       2,960,415       1.31      7.3712        117.8          75.0
  North Carolina             4           16,966,137      1.29       4,241,534       1.54      7.2065        117.6          75.0
  Indiana                    3           16,628,201      1.26       5,542,734       1.50      7.5787        116.4          69.2
  Washington                 3           16,211,290      1.23       5,403,763       1.38      6.8961        117.2          69.7
  District of Columbia       1           13,759,302      1.04      13,759,302       1.34      7.5800        116.0          70.6
  Alabama                    2           13,733,312      1.04       6,866,656       1.45      7.8545        117.0          69.2
  Iowa                       2           13,466,615      1.02       6,733,308       1.29      7.5418        116.5          77.1
  Utah                       5           13,066,234      0.99       2,613,247       1.54      7.9951        115.1          64.2
  Maryland                   2           11,732,737      0.89       5,866,368       1.34      7.5651        116.4          67.8
  Wisconsin                  3           11,013,502      0.83       3,671,167       1.29      7.8952         92.1          74.5
  South Carolina             3           10,425,398      0.79       3,475,133       1.36      8.1473        114.9          75.0
  Nebraska                   4            9,564,911      0.73       2,391,228       1.53      7.7428        116.2          71.9
  Maine                      2            9,217,110      0.70       4,608,555       1.37      7.9829        116.3          66.7
  Missouri                   2            7,327,802      0.56       3,663,901       1.29      7.8854        113.8          81.8
  Connecticut                3            7,172,850      0.54       3,586,425       1.42      7.7192        115.8          77.0
  Georgia                    2            7,012,571      0.53       3,506,285       1.86      7.3659        114.8          45.0
  Vermont                    1            5,482,019      0.42       5,482,019       1.48      7.8200        117.0          69.4
  Idaho                      1            3,985,325      0.30       3,985,325       1.47      7.6200        115.0          71.2
  Rhode Island               1            3,548,080      0.27       3,548,080       1.38      7.4600        119.0          68.9
  Pennsylvania               1            2,827,644      0.21       2,827,644       1.29      7.2200        118.0          79.8
  New Hampshire              3            2,690,408      0.20         896,803       1.37      7.3000        117.0          78.3
  Montana                    1            1,793,855      0.14       1,793,855       1.42      7.5500        117.0          59.8
  Louisiana                  1            1,606,283      0.12       1,606,283       1.30      7.3100        117.0          79.3
  Kansas                     1            1,411,473      0.11       1,411,473       1.25      8.8250        110.0          79.1
                         -----       --------------    ------     -----------       ----      ------        -----          ----
  TOTAL\AVG.\WTD.AVG.      261       $1,319,193,758    100.00%     $5,214,205       1.37      7.4900%       114.9          73.2%
----------------------------------------------------------------------------------------------------------------------------------

(a)  Column totals may not sum due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET


                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE





       [U.S. MAP OMITTED SHOWING % BY STATE--SEE PREVIOUS PAGE FOR DATA]





       [PIE CHART OMITTED SHOWING % BY STATE--SEE PREVIOUS PAGE FOR DATA]





Totals may not sum due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET


             PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE (A)


   [PIE CHART OMITTED SHOWING % BY PROPERTY TYPE--SEE TABLE BELOW FOR DATA]

                                                                                                          WEIGHTED
                     NUMBER                   PERCENTAGE OF                    WEIGHTED     WEIGHTED       AVERAGE     WEIGHTED
                       OF        AGGREGATE      AGGREGATE       AVERAGE         AVERAGE      AVERAGE      REMAINING     AVERAGE
                    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE        U/W       MORTGAGE       TERM TO   CUT-OFF DATE
PROPERTY TYPE      PROPERTIES     BALANCE        BALANCE        BALANCE          DSCR         RATE        MATURITY     LTV RATIO

---------------------------------------------------------------------------------------------------------------------------------
Multifamily             93    $   410,971,596      31.15%      $4,617,658         1.30x      7.4382%        113.8         77.6%
Office                  45    314,208,008          23.82        7,141,091         1.38       7.3877         115.7         70.6
Anchored Retail         42    300,108,035          22.75        7,502,701         1.34       7.5355         114.5         73.5
Retail                  38    119,879,390           9.09        3,154,721         1.41       7.6277         116.7         71.6
Lodging                 19     94,616,991           7.17        4,979,842         1.57       7.7168         116.7         64.8
Industrial/Warehouse    11     42,798,362           3.24        3,890,760         1.30       7.6026         116.1         77.4
Mobile Home Park         5     15,666,391           1.19        3,133,278         1.91       7.0530         101.7         57.7
Health Care              3      6,464,236           0.49        2,154,745         1.99       8.4304         113.9         70.5
Self-Storage             2      2,184,053           0.17        2,184,053         1.47       8.2200         113.0         66.2
Other                    3      12,296,696          0.93        4,098,899         1.52       7.1793         117.1         73.3
                     -----    ------------      --------        ---------         ----       ------         -----         ----
TOTAL\AVG.\WTD.AVG.    261    $1,319,193,758      100.00%      $5,214,205         1.37X      7.4900%        114.9         73.2%
---------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not sum due to rounding.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        DEBT SERVICE COVERAGE RATIO (a)


       Weighted Average Current Debt Service Coverage Ratio:  1.37x

       92.1% of the Portfolio has Debt Service Coverage Ratio greater than 1.20x

                                                                                                          WEIGHTED
                                                 PERCENTAGE OF                   WEIGHTED    WEIGHTED      AVERAGE     WEIGHTED
                      NUMBER OF    AGGREGATE       AGGREGATE        AVERAGE      AVERAGE      AVERAGE     REMAINING    AVERAGE
        RANGE OF      MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE      U/W       MORTGAGE      TERM TO   CUT-OFF DATE
     U/W DSCR'S (B)     LOANS       BALANCE         BALANCE         BALANCE        DSCR        RATE       MATURITY    LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
     0.72 - 1.00             2    $     6,746,664         0.51%    $3,373,332        0.84x      8.6433%       82.8          69.2%
     1.01 - 1.10             2          3,723,361         0.28      1,861,680        1.10       8.3352       113.5          76.5
     1.11 - 1.20            18         93,569,938         7.09      5,198,330        1.18       7.4646       114.5          81.2
     1.21 - 1.30            75        412,142,140        31.24      5,495,229        1.27       7.5444       115.1          75.6
     1.31 - 1.40            73        427,332,970        32.39      5,853,876        1.35       7.4606       114.7          74.6
     1.41 - 1.50            42        208,496,581        15.80      4,964,204        1.46       7.5120       116.3          70.0
     1.51 - 1.60            20         85,095,972         6.45      4,254,799        1.54       7.4382       115.4          69.4
     1.61 - 1.70             5         16,409,251         1.24      3,281,850        1.64       7.5537       116.3          65.0
     1.71 - 1.80             3         18,586,185         1.41      6,195,395        1.74       7.2957       116.8          52.7
     1.81 - 1.90             4         18,501,056         1.40      4,625,264        1.86       7.1551       116.7          65.7
     1.91 - 2.00             2          9,096,414         0.69      4,548,207        1.93       7.2999       116.0          63.3
     2.01 - 2.10             2          6,826,988         0.52      3,413,494        2.05       7.0957       116.3          36.4
     2.11 - 2.20             2          1,984,657         0.15        992,328        2.19       7.6228       118.1          42.8
     2.31 - 2.40             1          2,797,356         0.21      2,797,356        2.31       7.4400       119.0          63.6
     2.41 - 2.50             1            897,727         0.07        897,727        2.47       7.4200       118.0          42.7
     2.51 - 2.54             1          6,986,497         0.53      6,986,497        2.54       6.7100        82.0          46.3
                         -----    ----------------    --------      ---------        ----       ------       -----          ----
     TOTAL\AVG.\WTD.AVG.   253     $1,319,193,758       100.00%    $5,214,205        1.37x      7.4900%      114.9          73.2%

(a)   Column totals may not add due to rounding.


                      CUT-OFF DATE LOAN TO VALUE RATIO (A)

       Weighted Average Cut-off Date Loan to Value Ratio:  73.21%(b)

                                                                                                              WEIGHTED  WEIGHTED
                                                     PERCENTAGE                    WEIGHTED     WEIGHTED      AVERAGE   AVERAGE
                         NUMBER OF    AGGREGATE     OF AGGREGATE      AVERAGE      AVERAGE       AVERAGE     REMAINING  CUT-OFF
 RANGE OF CUT-OFF DATE   MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE     U/W        MORTGAGE      TERM TO   DATE LTV
  LOAN-TO-VALUE RATIOS     LOANS       BALANCE         BALANCE        BALANCE        DSCR         RATE        MATURITY    RATIO
----------------------- ---------- ---------------- -------------- --------------------------- ------------ ----------- ---------
      30.01 - 50.00           7    $  18,059,257          1.37%     $2,579,894      2.23x         7.1349%     103.2        42.2%
      50.01 - 60.00           8       27,060,137          2.05       3,382,517      1.58          7.3601      113.2        53.2
      60.01 - 65.00          21       96,013,860          7.28       4,572,089      1.58          7.6736      116.3        62.5
      65.01 - 70.00          34      153,618,924         11.64       4,518,204      1.46          7.6357      114.2        67.3
      70.01 - 75.00          86      534,643,627         40.53       6,216,786      1.34          7.5163      114.6        73.3
      75.01 - 80.00          83      406,033,901         30.78       4,891,975      1.31          7.4357      115.2        78.3
      80.01 - 85.00          11       75,184,222          5.70       6,834,929      1.25          7.2219      117.7        82.2
      85.01 - 90.00           1          698,358          0.05         698,358      1.16          7.2700      117.0        85.2
     90.01 - 100.00           1        3,890,853          0.29       3,890,853      1.13          7.2700      117.0        96.1
    100.01 - 101.00           1        3,990,619          0.30       3,990,619      1.12          7.2700      117.0       101.0
                          -----    ----------------   --------       ---------      ----          ------      -----       -----
TOTAL\AVG.\WTD.AVG.         253    $1,319,193,758       100.00%     $5,214,205      1.37  X       7.4900%     114.9        73.2%
-------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not add due to rounding.

(b)   Ratio of Cut-Off Date Balance over Appraisal Value at Origination.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                  REMAINING AMORTIZATION TERM (IN MONTHS) (a)

                                                                                                           WEIGHTED    WEIGHTED
                                                    PERCENTAGE                    WEIGHTED    WEIGHTED      AVERAGE    AVERAGE
      RANGE OF         NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE       AVERAGE    AVERAGE      REMAINING   CUT-OFF
 AMORTIZATION TERMS     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE      U/W      MORTGAGE      TERM TO       DATE
       (MOS.)            LOANS        BALANCE         BALANCE        BALANCE         DSCR       RATE       MATURITY    LTV RATIO
--------------------- ----------- ---------------- -------------- --------------- --------- ------------- ------------ -----------
      111 - 130             1    $      885,314          0.07%    $   885,314        2.18x     8.2100%      117.0         34.7%
      171 - 190             3         5,269,274          0.40       1,756,425        1.22      7.6502       115.0         66.1
      211 - 230             1         1,281,863          0.10       1,281,863        1.50      9.8400       110.0         67.5
      231 - 250            10        31,972,698          2.42       3,197,270        1.32      7.6899       117.0         74.1
      251 - 270             1        10,751,719          0.82      10,751,719        1.52      7.5700       117.0         64.8
      271 - 290             8        17,577,045          1.33       2,197,131        1.39      9.0598       110.0         73.2
      291 - 310            68       277,558,334         21.04       4,081,740        1.44      7.6609       114.7         70.3
      311 - 330             4         9,827,721          0.74       2,456,930        1.17      8.2860       112.3         79.3
      331 - 360           157       964,069,791         73.08       6,140,572        1.35      7.3919       114.9         74.1
                          ---    --------------       -------       ---------        ----      ------       -----         ----
  TOTAL\AVG.\WTD.AVG.     253    $1,319,193,758        100.00%     $5,214,205        1.37x     7.4900       114.9         73.2%
--------------------- ----------- ---------------- -------------- --------------- --------- ------------- ------------ -----------

(a)   Column totals may not add due to rounding.



                           CURRENT MORTGAGE RATES (a)

                                                                                                            WEIGHTED   WEIGHTED
                                                      PERCENTAGE                    WEIGHTED   WEIGHTED      AVERAGE    AVERAGE
      RANGE OF          NUMBER OF      AGGREGATE     OF AGGREGATE     AVERAGE       AVERAGE    AVERAGE      REMAINING   CUT-OFF
 MORTGAGE RATES (%)     MORTGAGE     CUT-OFF DATE    CUT-OFF DATE     CUT-OFF         U/W       MORTGAGE     TERM TO     DATE
                          LOANS         BALANCE         BALANCE         DATE          DSCR        RATE      MATURITY   LTV RATIO
                                                                      BALANCE
---------------------- ------------ ---------------- -------------- ------------ ------------- ----------- ---------- ------------
     6.5001 - 6.7500        1       $    6,986,497        0.53%       $6,986,497    2.54x         6.7100%      82.0       46.3 %
     6.7501 - 7.0000       17          131,447,209        9.96         7,732,189    1.44          6.9121      112.1       71.7
     7.0001 - 7.2500       43          305,899,526       23.19         7,113,942    1.36          7.1488      117.3       74.6
     7.2501 - 7.5000       85          450,348,186       34.14         5,298,214    1.36          7.3636      116.5       74.1
     7.5001 - 7.7500       29          124,229,141        9.42         4,283,763    1.33          7.6214      114.7       73.0
     7.7501 - 8.0000       26          119,438,490        9.05         4,593,788    1.37          7.8753      115.1       73.4
     8.0001 - 8.2500       15           50,995,105        3.87         3,399,674    1.37          8.1302      109.2       69.9
     8.2501 - 8.5000       14           71,564,770        5.42         5,111,769    1.34          8.4026      111.8       71.9
     8.5001 - 8.7500        9           22,708,716        1.72         2,523,191    1.18          8.6674      103.3       68.9
     8.7501 - 9.0000        7           18,925,887        1.43         2,703,698    1.26          8.9001      110.9       72.0
     9.0001 - 9.2500        5           14,181,878        1.08         2,836,376    1.43          9.1339      110.6       71.8
     9.5001 - 9.7500        1            1,186,492        0.09         1,186,492    1.51          9.7500      110.0       74.2
    9.7501 - 10.0000        1            1,281,863        0.10         1,281,863    1.50          9.8400      110.0       67.5
                        -----       ----------------  --------         ---------    ----          ------      -----       ----
   TOTAL\AVG.\WTD.AVG.    253       $1,319,193,758      100.00%       $5,214,205    1.37  X      7.4900%      114.9       73.2 %
   ------------------- ------------ ---------------- -------------- ------------ ------------- ----------- ---------- ------------

  (a)   Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                             AMORTIZATION TYPES (a)

                                                                                                          WEIGHTED
                                               PERCENTAGE OF                WEIGHTED AVERAGE   WEIGHTED    AVERAGE     WEIGHTED
                      NUMBER      AGGREGATE      AGGREGATE       AVERAGE          U/W          AVERAGE    REMAINING     AVERAGE
                        OF       CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE        DSCR         MORTGAGE    TERM TO   CUT-OFF DATE
AMORTIZATION TYPE    MORTGAGE      BALANCE        BALANCE        BALANCE                         RATE     MATURITY     LTV RATIO
                       LOANS
----------------------------------------------------------------------------------------------------------------------------------
  Balloon               243    $1,134,388,280      85.99%      $  4,668,265       1.38x         7.5091%     114.6         73.1%
  Hyperamortizing         9       183,920,165      13.94         20,435,574       1.32          7.3690      116.6         73.8
  Fully Amortizing        1           885,314       0.07            885,314       2.18          8.2100      117.0         34.7
                      -----    --------------     ------       ------------       ----          ------      -----         ----
  TOTAL\AVG.\WTD.AVG.   253    $1,319,193,758     100.00%      $  5,214,205       1.37x         7.4900%     114.9         73.2%
 ----------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not add due to rounding.



                 REMAINING TERM TO MATURITY (IN MONTHS) (a) (b)

                                                                                                              WEIGHTED  WEIGHTED
 RANGE OF REMAINING                                  PERCENTAGE                       WEIGHTED    WEIGHTED    AVERAGE   AVERAGE
  TERM TO MATURITY      NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE         AVERAGE      AVERAGE   REMAINING  CUT-OFF
       (MOS.)            MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE        U/W       MORTGAGE    TERM TO      DATE
                          LOANS        BALANCE         BALANCE        BALANCE           DSCR        RATE      MATURITY  LTV RATIO
---------------------- ----------- ---------------- -------------- --------------- ------------- ---------- ----------- ----------
        71 - 90              8     $     47,487,947      3.60%       $5,935,993      1.44   x      7.3613 %     80.7        69.1 %
        91 - 110            11        37,856,704         2.87         3,441,519      1.41          8.7994      110.0        71.1
       111 - 120           233     1,230,257,318        93.26         5,280,074      1.37          7.4549      116.3        73.4
       121 - 130             1            3,591,789      0.27         3,591,789      1.49          7.4100      129.0        70.8
                         -----     ----------------  --------         ---------      ----          ------      -----        ----
   TOTAL\AVG.\WTD.AVG.     253     $1,319,193,758      100.00%       $5,214,205      1.37   X      7.4900 %    114.9        73.2 %
---------------------- ----------- ---------------- -------------- --------------- ------------- ---------- ----------- ----------

(a)   Column totals may not add due to rounding.

(b) "Maturity" means the stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated Repayment Date.

                            YEAR OF ORIGINATION (a)

                                                                                                            WEIGHTED    WEIGHTED
                                                    PERCENTAGE                      WEIGHTED     WEIGHTED    AVERAGE    AVERAGE
                       NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE        AVERAGE      AVERAGE    REMAINING   CUT-OFF
                        MORTGAGE   CUT-OFF DATE    CUT-OFF DATE      CUT-OFF          U/W        MORTGAGE    TERM TO       DATE
YEAR OF ORIGINATION      LOANS        BALANCE         BALANCE     DATE BALANCE        DSCR         RATE     MATURITY    LTV RATIO
--------------------- ----------- ---------------- -------------- -------------- ------------- ----------- ------------ ----------
        1997             204      $1,061,756,223       80.49%       $5,204,687      1.36x         7.5863%     115.0        73.3%
        1998              49         257,437,535       19.51         5,253,827      1.41          7.0928      114.4        72.7
                        ----      --------------     -------         ---------      ----          ------      -----        ----
TOTAL\AVG.\WTD.AVG.      253      $1,319,193,758      100.00%       $5,214,205      1.37x         7.4900%     114.9        73.2%
--------------------- ----------- ---------------- -------------- -------------- ------------- ----------- ------------ ----------

(a)   Column totals may not add due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                       PRELIMINARY COLLATERAL TERM SHEET
                                 BOULEVARD MALL

------------------------------------------------------------------------------
                               LOAN INFORMATION
------------------------------------------------------------------------------
  PRINCIPAL BALANCE:              ORIGINAL        CUT-OFF DATE(A)
                                 $57,000,000        $56,871,141

  ORIGINATION DATE:         December 5, 1997

  INTEREST RATE:            7.455%

  AMORTIZATION:             360 months

  HYPERAMORTIZATION:        Yes

  ANTICIPATED REPAYMENT
  DATE ("ARD"):             January 1, 2008

  MATURITY DATE:            June 1, 2029

  THE BORROWER/SPONSOR:     Boulevard Mall, LLC, a special
                            purpose entity

  CALL PROTECTION:          28 month prepayment lockout followed
                            by defeasance for 91 months

  NSF:                      524,186

  CUT-OFF DATE

  BALANCE/NSF:              $108.49

  CROSS-COLLATERALIZATION/
  DEFAULT:                  No

------------------------------------------------------------------------------
                             PROPERTY INFORMATION
------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Regional Mall

  LOCATION:                 Amherst, New York

  OCCUPANCY:                97%

  YEAR BUILT/RENOVATED:     1962, 1968/1978, 1994, 1996-97

  THE COLLATERAL:           Regional mall located near
                            established residential
                            neighborhoods in Amherst, New York.
                            Constructed in 1962 and 1968,
                            renovated in 1978, 1994 and 1996-1997

  MAJOR TENANTS:
                                     NSF            EXPIRATION

  Kaufmann's                     180,282 SF            1/31/14
  Jenss Dept. Store                79,028 SF         12/31/02

  PROPERTY MANAGEMENT:      Forest City Commercial Management

  UNDERWRITTEN NET CASH
  FLOW:                     $6,152,249

  APPRAISED VALUE:          $76,800,000

  APPRAISAL DATE:           9/1/97

  CUT-OFF DATE LTV:         74%

  DSCR (B):                 1.29x

  ----------------------------------------------------------------
(a)   April 1, 1998
(b)   Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                       PRELIMINARY COLLATERAL TERM SHEET
                              200 MARKET BUILDING

------------------------------------------------------------------------------
                               LOAN INFORMATION
------------------------------------------------------------------------------
  PRINCIPAL BALANCE:              ORIGINAL        CUT-OFF DATE(A)
                                $50,250,000         $50,131,683

  ORIGINATION DATE:         December 23, 1997

  INTEREST RATE:            7.250%

  AMORTIZATION:             360 months

  HYPERAMORTIZATION:        Yes

  ANTICIPATED REPAYMENT

  DATE ("ARD"):             January 11, 2008

  MATURITY DATE:            January 11, 2028

  THE BORROWER/SPONSOR:     200 Market Associates Limited
                            Partnership, a special purpose entity

  CALL PROTECTION:          28 month prepayment lockout followed
                            by defeasance for 89 months

  NSF:                      377,185

  CUT-OFF DATE

  BALANCE/NSF:              $132.91

  CROSS-COLLATERALIZATION/
  DEFAULT:                  No

------------------------------------------------------------------------------
                             PROPERTY INFORMATION
------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Office - General Urban

  LOCATION:                 Portland, Oregon

  OCCUPANCY:                94%

  YEAR BUILT/RENOVATED:     1974/1990

  THE COLLATERAL:           19-story Class A office building with
                            three levels of subterranean parking
                            in downtown Portland, Oregon.  Built
                            in 1974, completely renovated in
                            1990.  Blue Cross/Blue Shield owns a
                            50% limited partnership interest in
                            the related borrower.  Borrower is
                            required to establish a credit
                            facility consisting of an
                            irrevocable, unconditional letter of
                            credit in favor of lender in the
                            amount of $2,000,000, which
                            constitutes additional security for
                            the loan, and may be drawn upon
                            following the occurrence of an event
                            of default.

  MAJOR TENANTS (C)
                                     NSF            EXPIRATION

    Blue Cross Blue Shield       123,544 SF          12/31/09
    Aetna-EBD Claims              25,208 SF          12/31/98

  PROPERTY MANAGEMENT:      Cushman & Wakefield of Oregon

  UNDERWRITTEN NET CASH
  FLOW:                     $5,441,540

  APPRAISED VALUE:          $68,000,000

  APPRAISAL DATE:           1/1/98

  CUT-OFF DATE LTV:         74%

  DSCR (B):                 1.32x
  -----------------------------------------------------------------
(a)   April 11, 1998.
(b)   Based on Underwritten Net Cash Flow.
(c)   Aggregate NSF leased by tenant and affiliates.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                       PRELIMINARY COLLATERAL TERM SHEET
                                MONTGOMERY PARK

------------------------------------------------------------------------------
                               LOAN INFORMATION
------------------------------------------------------------------------------
  PRINCIPAL BALANCE:              ORIGINAL        CUT-OFF DATE(A)
                                $41,650,000         $41,572,076

  ORIGINATION DATE:         January 27, 1998

  INTEREST RATE:            6.900%

  AMORTIZATION:             360 months

  HYPERAMORTIZATION:        No

  ANTICIPATED REPAYMENT     N/A
  DATE ("ARD"):

  MATURITY DATE:            February 1, 2008

  THE BORROWER/SPONSOR:     Montgomery Park Company, LLC, a
                            special purpose entity

  CALL PROTECTION:          48 month prepayment lockout followed
                            by yield maintenance for 66 months

  NSF:                      668,641

  CUT-OFF DATE
  BALANCE/NSF:              $62.17

  CROSS-COLLATERALIZATION/
  DEFAULT:                  No

------------------------------------------------------------------------------
                             PROPERTY INFORMATION
------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Office

  LOCATION:                 Portland, Oregon

  OCCUPANCY:                98%

  YEAR BUILT/RENOVATED:     1920/1988

  THE COLLATERAL:           Nine-story office building located in
                            Portland, Oregon.  Built in 1920,
                            renovated in 1988.

  MAJOR TENANTS
                                     NSF            EXPIRATION

    NACCO Materials               78,127 SF          12/31/04
      Handling

    Wells Fargo Bank              74,935 SF           5/31/98

  PROPERTY MANAGEMENT:      H. Naito Properties

  UNDERWRITTEN NET CASH
  FLOW:                     $4,926,592

  APPRAISED VALUE:          $63,000,000

  APPRAISAL DATE:           12/19/97

  CUT-OFF DATE LTV:         66%

  DSCR (B):                 1.50x
  -----------------------------------------------------------------
(a)   April 1, 1998.
(b)   Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                       PRELIMINARY COLLATERAL TERM SHEET
                                   WHEATLANDS

------------------------------------------------------------------------------
                               LOAN INFORMATION
------------------------------------------------------------------------------
  PRINCIPAL BALANCE:              ORIGINAL        CUT-OFF DATE(A)
                                $32,460,000         $32,409,203

  ORIGINATION DATE:         January 2, 1998

  INTEREST RATE:            7.250%

  AMORTIZATION:             360 months

  HYPERAMORTIZATION:        No

  ANTICIPATED REPAYMENT     N/A
  DATE ("ARD"):

  MATURITY DATE:            February 1, 2008

  THE BORROWER/SPONSOR:     The Wheatlands LLC, a special purpose

                            entity

  CALL PROTECTION:          48 month prepayment lockout followed
                            by yield maintenance for 66 months

  NUMBER OF UNITS:          352

  CUT-OFF DATE              $92,071.60

  BALANCE/UNIT:

  CROSS-COLLATERALIZATION/
  DEFAULT:                  No

------------------------------------------------------------------------------
                             PROPERTY INFORMATION
------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Multifamily

  LOCATION:                 Buffalo Grove, Illinois

  OCCUPANCY:                98%

  YEAR BUILT:               1994

  THE COLLATERAL:           352 unit apartment building located
                            in Buffalo Grove, Illinois.  Its
                            amenities include clubhouse, heated
                            pool and fitness room.

  PROPERTY MANAGEMENT:      Penobscot Management

  UNDERWRITTEN NET CASH
  FLOW:                     $3,178,922

  APPRAISED VALUE:          $39,500,000

  APPRAISAL DATE:           11/19/97

  CUT-OFF DATE LTV:         82%

  DSCR (B):                 1.20x
  -----------------------------------------------------------------
(a)   April 1, 1998
(b)   Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                       PRELIMINARY COLLATERAL TERM SHEET
                               PEMBROKE LANDINGS

------------------------------------------------------------------------------
                               LOAN INFORMATION
------------------------------------------------------------------------------
  PRINCIPAL BALANCE:              ORIGINAL        CUT-OFF DATE(A)
                                $24,760,000         $24,699,237

  ORIGINATION DATE:         December 30, 1997

  INTEREST RATE:            7.040%

  AMORTIZATION:             360 months

  HYPERAMORTIZATION:        No

  ANTICIPATED REPAYMENT     N/A
  DATE ("ARD"):

  MATURITY DATE:            January 1, 2008

  THE BORROWER/SPONSOR:     Pasadena at the Landings, Ltd., a
                            special purpose entity

  CALL PROTECTION:          37 month prepayment lockout followed
                            by defeasance for 77 months

  NUMBER OF UNITS:          300

  CUT-OFF DATE              $82,330.79

  BALANCE/UNIT:

  CROSS-COLLATERALIZATION/
  DEFAULT:                  No

------------------------------------------------------------------------------
                             PROPERTY INFORMATION
------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Multifamily

  LOCATION:                 Pembroke Pines, Florida

  OCCUPANCY:                100%

  YEAR BUILT:               1996 and 1997

  THE COLLATERAL:           300-unit, Class A garden apartment
                            community on approximately 16.5-acre
                            site in Pembroke Pines, Florida.
                            Amenities include heated swimming
                            pool with sun deck, spa, sauna,
                            playground, fitness center,
                            racquetball and tennis courts and
                            6,500 s.f. clubhouse.

  PROPERTY MANAGEMENT:      Robert B. Miller

  UNDERWRITTEN NET CASH
  FLOW:                     $2,448,805

  APPRAISED VALUE:          $30,950,000

  APPRAISAL DATE:           3/20/97

  CUT-OFF DATE LTV:         80%

  DSCR (B):                 1.23x
  -----------------------------------------------------------------
(a)   April 1, 1998.
(b)   Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.




GOLDMAN, SACHS & CO.
85 BROAD STREET
NEW YORK, N.Y. 10004




REAL ESTATE FINANCE

Rolf Edwards               Phone:   (212) 902-5637
Associate                  Fax:     (212) 357-5505

Corey Owens                Phone:   (212) 902-4825
Associate                  Fax:     (212) 357-5505

Brian Landau               Phone:   (212) 902-8139
Analyst                    Fax:     (212) 357-5505

Viktor Spivakovsky         Phone:   (212) 902-5373
Analyst                    Fax:     (212) 357-5505


MORTGAGE SALES AND TRADING

Mark Kogan                    Phone:   (212) 902-2565
Managing Director             Fax:     (212) 902-1691

Justin Kennedy                Phone:   (212) 902-2914
Vice President                Fax:     (212) 902-1691

Heath Forusz                  Phone:   (212) 902-2858
Analyst                       Fax:     (212) 902-1691




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



CITIBANK N.A.
399 PARK AVENUE
NEW YORK, NY 10043



REAL ESTATE FINANCE

Rich Jarocki             Phone:     (212) 559-0217
Vice President           Fax:       (212) 793-0474

Mark Horinbein           Phone:     (212) 559-0216
Vice President           Fax:       (212) 793-0474

Gary Rapp                Phone:     (212) 559-0940
Analyst                  Fax:       (212) 793-5602



MORTGAGE TRADING AND ANALYTICS

Frank Forelle                  Phone:     (212) 291-4108
Vice President                 Fax:       (212) 291-3687

Jeff Sturdevant                Phone:     (212) 291-3320
Vice President                 Fax:       (212) 291-3687



STRUCTURED FINANCE
------------------
Richard Cohen                  Phone:     (212) 291-3320
Vice President

Nancy Wilt                     Phone:     (212) 291-3320
Vice President                 Fax:       (212) 291-3687







This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

P R O S P E C T U S
-------------------



                        MORTGAGE CAPITAL FUNDING, INC.
                                   (SPONSOR)

                      MORTGAGE PASS-THROUGH CERTIFICATES

                             (ISSUABLE IN SERIES)

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of one or more of various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".
                                                  (cover continued on next page)
                                --------------
    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14 AND SUCH
    INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE
                        RELATED PROSPECTUS SUPPLEMENT.
                                --------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------
     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors".

     This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                                ----------------
                               NOVEMBER 20, 1997

(cover continued)

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund. No series of Certificates will represent an obligation of or interest in the Sponsor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.


                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (viii) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and, if different than the Master Servicer, the special servicer (as to any series, the "Special Servicer") of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;
(x) whether one or more REMIC elections will be made, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related administrative duties in respect of each REMIC to be created; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public

Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Sponsor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance."

     The Sponsor or the Trustee will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Sponsor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Sponsor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Sponsor fulfills its reporting obligations as described in its written request. If such request is granted, the Sponsor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Sponsor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Sponsor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Sponsor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Sponsor should be directed in writing to its principal executive offices specified herein under "Mortgage Capital Funding, Inc." The Sponsor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS



                                                   PAGE
                                                  -----
PROSPECTUS SUPPLEMENT .........................      2

AVAILABLE INFORMATION .........................      2

INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ...................      3

SUMMARY OF PROSPECTUS .........................      6

RISK FACTORS ..................................     14
  Certain Factors Adversely Affecting
     Resale of the Offered Certificates .......     14
  Limited Assets for Payment of
     Certificates .............................     14
  Prepayments; Average Life of Certificates;
     Yields ...................................     15
  Limited Nature of Credit Ratings ............     16
  Certain Risks Associated with Mortgage
     Loans Secured by Commercial and
     Multifamily Properties ...................     16
  Balloon Payments; Borrower Default ..........     17
  Credit Support Limitations ..................     18
  Enforceability ..............................     18
  Leases and Rents as Security for a
     Mortgage Loan ............................     18
  Environmental Risks .........................     19
  Special Hazard Losses .......................     19
  ERISA Considerations ........................     19
  Certain Federal Tax Considerations
     Regarding REMIC Residual
     Certificates .............................     19
  Book-Entry Registration .....................     20
  Potential Conflicts of Interest .............     20
  Delinquent and Non-Performing Mortgage
     Loans ....................................     20

DESCRIPTION OF THE TRUST FUNDS ................     21
  General .....................................     21
  Mortgage Loans ..............................     21
  MBS .........................................     23
  Certificate Accounts ........................     24
  Credit Support ..............................     24
  Cash Flow Agreements ........................     24

YIELD AND MATURITY
   CONSIDERATIONS .............................     25
  General .....................................     25
  Pass-Through Rate ...........................     25
  Payment Delays ..............................     25
  Certain Shortfalls in Collections of
     Interest .................................     25
  Yield and Prepayment Considerations .........     26
  Weighted Average Life and Maturity ..........     27
  Controlled Amortization Classes and
     Companion Classes ........................     28
  Other Factors Affecting Yield, Weighted
     Average Life and Maturity ................     28
MORTGAGE CAPITAL FUNDING, INC .................     30

USE OF PROCEEDS ...............................     30

DESCRIPTION OF THE CERTIFICATES................     30
  General .....................................     30
  Distributions ...............................     31


                                                   PAGE
                                                  -----
  Distributions of Interest on the
     Certificates .............................     31
  Distributions of Principal of the
     Certificates .............................     32
  Distributions on the Certificates in
     Respect of Prepayment Premiums or in
     Respect of Equity Participations .........     33
  Allocation of Losses and Shortfalls .........     33
  Advances in Respect of Delinquencies ........     33
  Reports to Certificateholders ...............     34
  Voting Rights ...............................     35
  Termination .................................     35
  Book-Entry Registration and Definitive
     Certificates .............................     35

DESCRIPTION OF THE POOLING
   AGREEMENTS .................................     37
  General .....................................     37
  Assignment of Mortgage Loans;
     Repurchases ..............................     37
  Representations and Warranties;
     Repurchases ..............................     38
  Collection and Other Servicing
     Procedures ...............................     39
  Sub-Servicers ...............................     40
  Certificate Account .........................     40
  Escrow Accounts .............................     43
  Modifications, Waivers and Amendments
     of Mortgage Loans ........................     43
  Realization Upon Defaulted Mortgage
     Loans ....................................     43
  Hazard Insurance Policies ...................     45
  Due-on-Sale and Due-on-Encumbrance
     Provisions ...............................     46
  Servicing Compensation and Payment of
     Expenses .................................     46
  Evidence as to Compliance ...................     47
  Certain Matters Regarding the Master
     Servicer, the Special Servicer, the
     REMIC Administrator and the Sponsor.......     47
  Events of Default ...........................     48
  Rights Upon Event of Default ................     49
  Amendment ...................................     49
  List of Certificateholders ..................     50
  The Trustee .................................     50
  Duties of the Trustee .......................     50
  Certain Matters Regarding the Trustee .......     50
  Resignation and Removal of the Trustee ......     51

DESCRIPTION OF CREDIT SUPPORT .................     51
  General .....................................     51
  Subordinate Certificates ....................     51
  Cross-Support Provisions ....................     52
  Insurance or Guarantees with Respect to
     Mortgage Loans ...........................     52
  Letter of Credit ............................     52
  Certificate Insurance and Surety Bonds ......     52
  Reserve Funds ...............................     52
  Credit Support with Respect to MBS ..........     53

CERTAIN LEGAL ASPECTS OF
   MORTGAGE LOANS .............................     53
  General .....................................     53

                                       4




                                                   PAGE
                                                  -----
  Types of Mortgage Instruments ...............     53
  Leases and Rents ............................     54
  Personalty ..................................     54
  Foreclosure .................................     54
  Bankruptcy Laws .............................     57
  Environmental Risks .........................     58
  Due-on-Sale and Due-on-Encumbrance ..........     59
  Subordinate Financing .......................     60
  Default Interest and Limitations on
     Prepayments ..............................     60
  Applicability of Usury Laws .................     60
  Soldiers' and Sailors' Civil Relief Act of
     1940 .....................................     60
  Americans with Disabilities Act .............     61
  Forfeitures in Drug and RICO
     Proceedings ..............................     61

MATERIAL FEDERAL INCOME TAX
   CONSEQUENCES ...............................     61
  General .....................................     61
  REMICs ......................................     62
  Taxation of Owners of REMIC Regular
     Certificates .............................     63
  Taxation of Owners of REMIC Residual
     Certificates .............................     67
  Grantor Trust Funds .........................     75
  Characterization of Investments in
     Grantor Trust Certificates ...............     76
  Taxation of Owners of Grantor Trust
     Fractional Interest Certificates .........     76
  Taxation of Owners of Stripped Interest
     Certificates .............................     81

STATE AND OTHER TAX
   CONSEQUENCES ...............................     83

ERISA CONSIDERATIONS ..........................     84
  General .....................................     84
  Plan Asset Regulations ......................     84

LEGAL INVESTMENT ..............................     85

METHOD OF DISTRIBUTION ........................     86

FINANCIAL INFORMATION .........................     88

RATING ........................................     88

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


Title of Certificates...   Mortgage Pass-Through Certificates, issuable in
                             series (the "Certificates").


Sponsor.................   Mortgage Capital Funding, Inc., a wholly-owned
                             subsidiary of Citicorp Banking Corporation, which in turn is a wholly-owned subsidiary of Citicorp. See "Mortgage Capital Funding, Inc."


Master Servicer.........   The master servicer (the "Master Servicer"), if
                             any, for a series of Certificates will be named in the related Prospectus Supplement. Any Master Servicer may be an affiliate of the Sponsor. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures".


Special Servicer........   The special servicer (the "Special Servicer"), if
                             any, for a series of Certificates will be named in the related Prospectus Supplement. Any Special Servicer may be an affiliate of the Sponsor and/or may also be acting as Master Servicer. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures".


Trustee.................   The trustee (the "Trustee") for each series of
                             Certificates will be named in the related
                             Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".


REMIC Administrator.....   The person (the "REMIC Administrator") responsible
                             for the various tax-related administrative duties for a series of Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. Any REMIC Administrator may be an affiliate of the Sponsor and/or may also be acting as Master Servicer, Special Servicer or Trustee. See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters."


The Trust Assets........   Each series of Certificates will represent in the
                             aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


  A. Mortgage Assets....   The Mortgage Assets with respect to each series of
                             Certificates will, in general, consist of a pool of mortgage loans, including participations therein (collectively, the "Mortgage Loans"), secured by liens on, or security interests in, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                           As and to the extent described in the related
                             Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, (v) may contain a prohibition on prepayment and/or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually, annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Sponsor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Sponsor. See "Description of the Trust Funds--Mortgage Loans".

                           If and to the extent specified in the related
                             Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses
                             (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

                           Each Mortgage Asset will be selected by the Sponsor
                             for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor.


  B. Certificate Account.. Each Trust Fund will include one or more accounts
                             (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement (as defined below) described herein and in the related Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".


  C. Credit Support.....   If so provided in the related Prospectus
                             Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of any Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations",
                             "Description of the Trust Funds--Credit Support" and "Description of Credit Support".


  D. Cash
 Flow Agreements...........  If so provided in the related Prospectus
                             Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".


Description of
Certificates..............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively,
                             "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
                             (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other method.

                           Each class of Certificates, other than certain
                             classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest at a fixed, variable or adjustable interest rate (a "Pass-Through Rate") on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a hypothetical or notional amount (a "Notional Amount") used solely for such purpose and not evidencing a right to receive distributions of principal. The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such), as applicable, for each class of Offered Certificates.

                           The Certificates will not be guaranteed or insured
                             by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets for Payment of Certificates" and "Description of the Certificates".


Distributions of Interest
 on the Certificates....   Interest on each class of Offered Certificates
                             (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual
                             Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

Distributions of Principal
 of the Certificates....   Each class of Certificates of each series (other
                             than certain classes of Stripped Interest
                             Certificates and certain classes of REMIC
                             Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".


Advances................   If and to the extent provided in the related
                             Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.


Termination.............   If so specified in the related Prospectus
                             Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."


Registration of Book-Entry
 Certificates...........   If so provided in the related Prospectus
                             Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors-- Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


Tax Status of
 the Certificates.......   The Certificates of each series will constitute
                             either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a real estate mortgage investment conduit (a "REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.


  A. REMIC..............   REMIC Regular Certificates generally will be
                             treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of
                             Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute "loans . . . secured by an interest in real property" for purposes of
                             Section 7701(a)(19)(C)(v) of the Code only if so specified in the related Prospectus Supplement. Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--REMICs--Foreign Investors in REMIC Certificates".


                           REMIC Residual Certificates generally will be
                             treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(a) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be prohibited, or may be disregarded under some circumstances for federal income tax purposes. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" and "--REMICs--Foreign Investors in REMIC Certificates".


  B. Grantor Trust......   Unless otherwise provided in the related Prospectus
                             Supplement, Grantor Trust Certificates may be either (i) Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates") or (ii) Stripped Interest Certificates.

                           Owners of Grantor Trust Fractional Interest
                             Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and
                             860G(a)(3)(A) of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement.

                           It is unclear whether Stripped Interest Certificates
                             will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax Consequences--Grantor Trust Funds".

                           Investors are advised to consult their tax advisors
                             and to review "Material Federal Income Tax
                             Consequences" herein and "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.


ERISA Considerations....   Fiduciaries of employee benefit plans and certain
                             other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.


Legal Investment........   The Offered Certificates will constitute "mortgage
                             related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


Rating..................   At their respective dates of issuance, each class
                             of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


CERTAIN FACTORS ADVERSELY AFFECTING RESALE OF THE OFFERED CERTIFICATES

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Insofar as a secondary market does develop for any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity and riskiness thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Sponsor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".


LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors, as well as acts of God. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. The foregoing is subject, however, to, among other things, the particular terms of the Mortgage Loans (e.g., provisions which prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

     When considering the effects of prepayments on the average life and yield of an Offered Certificate, an investor should also consider provisions of the related Pooling Agreement that permit the optional early termination of the class of Certificates to which such Offered Certificate belongs. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".


LIMITED NATURE OF CREDIT RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of Credit Support" and "Rating".


CERTAIN RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY COMMERCIAL AND MULTIFAMILY PROPERTIES

     Mortgage Loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including various events which the Sponsor, a Master Servicer and a Special Servicer may be unable to predict or control such as changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; environmental hazards; and social unrest and civil disturbances.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing, and in some cases may provide for no amortization over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. Neither the Sponsor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund will be permitted (within prescribed limits) to extend and modify the Mortgage Loans in such Trust Fund that are in default or as to which a payment default is either reasonably foreseeable or imminent. In addition, if any such Mortgage Loan thereafter comes current in accordance with its modified terms, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer and/or Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification (particularly taking account of the payment of a workout fee to the Special Servicer) will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Offered Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates) if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates that take into account an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Credit Ratings", "Description of the Certificates" and "Description of Credit Support".


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Notes and mortgages may contain provisions that obligate the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the Mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


LEASES AND RENTS AS SECURITY FOR A MORTGAGE LOAN

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".


SPECIAL HAZARD LOSSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer for any Trust Fund will each be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".



ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them, which is to say that taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificates exceeds the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero. All or a portion of such a Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and
(iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to, a prohibition to investors that are not United States Persons (as defined herein).


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


POTENTIAL CONFLICTS OF INTEREST

     If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. If so specified in the related Prospectus Supplement, an affiliate of the Sponsor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer and/or REMIC Administrator. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the same party serves as both Master Servicer and Special Servicer for any Trust Fund and, as Master Servicer, such party is obligated to make advances in respect of delinquent payments on the Mortgage Loans in such Trust Fund, or if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any class of Offered Certificates of the related series, then, notwithstanding the applicable servicing standard imposed by the related Prospectus Supplement, either such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, as specified in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans. Accordingly, investors in those Classes of Offered Certificates more senior thereto should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described therein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) one or more various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) mortgage pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Mortgage Capital Funding, Inc. (the "Sponsor"). Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor. The Mortgage Assets will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Sponsor; however, the Originator may be or may have been an affiliate of the Sponsor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income.) Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis (i.e., six months or less) such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans pari passu therewith or senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Sponsor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years, and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to normal payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Sponsor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the current Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average current Loan-to-Value Ratio of the Mortgage Loans, in each case based on an appraisal done at origination or, in some instances, a more recent appraisal, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will, as to certain Mortgage Loans, provide the information described above on a loan-by-loan basis and will also contain certain information available to the Sponsor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Sponsor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.


MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will reflect the characteristics of the MBS and the underlying mortgage loans and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Sponsor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement and described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.


CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Offered Certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Offered Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of up to the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the related Prospectus Supplement, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in any Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the related series of Certificateholders on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made or otherwise result in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of such principal payments at a later date.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or provide information that will enable investors to predict, yields or prepayment rates.

     The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Sponsor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is protected by prioritizing, as and to the extent described in the related Prospectus Supplement, the principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending upon the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payment schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify

Mortgage Loans in such Trust Fund that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates (other than certain classes of REMIC Residual Certificates) will result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Notwithstanding the foregoing, negative amortization generally occurs in respect of those ARM Loans that allow for such because the related Mortgage Note limits the amount by which the scheduled payment thereon may adjust in response to a change in the Mortgage Rate thereon and/or the related Mortgage Note provides that the scheduled payment thereon will adjust less frequently than the Mortgage Rate thereon. Accordingly, during a period of declining interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

     Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                         MORTGAGE CAPITAL FUNDING, INC

     The Sponsor was incorporated in the State of Delaware on October 7, 1986 under its former name of CitiCMO, Inc., and is a direct wholly-owned subsidiary of Citicorp Banking Corporation, which in turn is a direct wholly-owned subsidiary of Citicorp. The principal executive offices of the Sponsor are located at 399 Park Avenue, 3rd floor, New York, New York 10043, and its telephone number is (212) 559-6899. All inquiries, requests and other communications to the Sponsor regarding the matters described herein should be made or sent to the attention of "Real Estate Capital Markets". The Sponsor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Sponsor to the purchase of Trust Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
(v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of Stripped Interest Certificates or certain REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations ("Participants"). See "Risk Factors--Limited Assets for Payment of Certificates" and "--Book-Entry Registration".


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class.

Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a hypothetical or notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, payments in respect of Equity Participations received on or in respect of any Mortgage Asset in any Trust Fund may be retained by the Sponsor or another prior owner of such Mortgage Asset.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances may be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (vi) information regarding the aggregate principal balance of the related Mortgage Assets on or shortly before such Distribution Date;

     (vii) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date;

     (viii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (ix) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (x) to the extent not otherwise reflected through the information furnished pursuant to subclauses (v) and (vi) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates. Upon request, a Certificateholder may receive with respect to the Mortgage Loans, if any, in the related Trust Fund, a monthly report regarding the delinquencies thereon, indicating the number and aggregate principal amount of such Mortgage Loans delinquent one month and two or more months, as well as the book value of any related Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's interest in such Mortgage Loans.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Sponsor or the reporting party determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates". If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment to Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Sponsor or any Trustee, Master Servicer or Special Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Sponsor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Sponsor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Sponsor is unable to locate a qualified successor or (ii) the Sponsor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.



                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Sponsor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the related Trust Fund, the REMIC Administrator. However, a Pooling Agreement may also include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof or of the Sponsor may perform the duties of Master Servicer, Special Servicer or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the related Master Servicer or Special Servicer will not be allocated Voting Rights. See "Risk Factors--Conflicts of Interest Involving Parties to a Pooling Agreement".

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Sponsor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "Mortgage Capital Funding, Inc."


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Sponsor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Sponsor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include: the address of the related

Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Sponsor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage or a certified copy thereof, with evidence of recording or filing indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. In certain cases where documents respecting a Mortgage Loan may not be available prior to execution of the related Pooling Agreement, the Sponsor may be permitted to deliver (or cause to be delivered) copies thereof (if applicable, without evidence of recording or filing thereon) to the related Trustee (or to a custodian appointed by the Trustee), provided that such documents or certified copies thereof are delivered (if applicable, with evidence of recording or filing thereon) promptly upon receipt.

     Assignments of Mortgage to a Trustee will be recorded or filed in the appropriate jurisdictions except in states where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interests in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Asset Seller, the related Master Servicer, the related Special Servicer, any Sub-Servicers or the Sponsor.

     The related Trustee (or a custodian appointed by the Trustee) will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the related series of Certificateholders, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Sponsor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation, and none of the Sponsor, the Master Servicer or the Special Servicer, in the last two cases unless it is the Mortgage Asset Seller, will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement, the Sponsor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (each person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Sponsor or an affiliate of the Sponsor, the Master Servicer, the Special Servicer or another person acceptable to the Sponsor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer, Special Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related series of Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and none of the Sponsor, the Master Servicer or the Special Servicer, in each case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Sponsor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Sponsor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made, will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer and Special Servicer for any Trust Fund, directly or through Sub-Servicers, will each be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund serviced thereby, and will each be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund serviced thereby and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

     The Master Servicer and Special Servicer for any Trust Fund, either jointly or separately, directly or through Sub-Servicers, also will be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is imminent, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master

Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage
Loan). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer for any Trust Fund will each be required to monitor the performance of Sub-Servicers retained by it, and will each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Special Servicer and/or the Trustee will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations (including guaranteed investment contracts) that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Special Servicer or Trustee as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Sponsor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or any related Sub-Servicer or serviced by any of them on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Special Servicer or the Trustee subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

       (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

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

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, the Special Servicer or any Sub-Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Sponsor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Special Servicer or any Sub-Servicer any servicing fees not previously retained thereby, such payment to be made, unless otherwise provided in the related Prospectus Supplement, out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of

   Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer or Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer or the Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, the Special Servicer or the Trustee for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it which, in the good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and/or the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and/or the REMIC Administrator (if any);

     (x) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xi) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xiii) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
   Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement ; and

       (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


ESCROW ACCOUNTS

     A Pooling Agreement may require the Master Servicer or Special Servicer thereunder to establish and maintain, as and to the extent permitted by the terms of the related Mortgage Loans, one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained in respect of the Mortgage Loans in any Trust Fund may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the related Master Servicer or Special Servicer out of related collections for prior advances in respect of taxes, assessments and hazard insurance premiums or comparable items, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the related Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer and Special Servicer each will be solely responsible for administration of the escrow accounts maintained by it.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, (iii) will not adversely affect the coverage under any applicable instrument of Credit Support or (iv) will not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be. Unless otherwise provided in the related Prospectus Supplement, a Special Servicer also may agree to any other modification, waiver or amendment that would have the effect described in clauses (i) and (ii) of the proviso to the preceding sentence if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation, (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support and (iv) such modification, waiver or amendment would not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be.

     If described in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans or to replace the Special Servicer and substitute any such holder or an affiliate thereof as the successor. See "Risk Factors--Potential Conflicts of Interest." The Prospectus Supplement will describe, however, whether and to what extent holders of Offered Certificates may object to the Special Servicer extending the maturity of a defaulted Mortgage Loan beyond a certain date.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, and subject to the discussion in the related Prospectus Supplement, the related Special Servicer will be required to monitor any Mortgage Loan that is in default more than a specified number of scheduled payments, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Master Servicer, the Sponsor or any affiliate of any of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, however, neither the Special Servicer nor the Master Servicer may acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgage Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third taxable year following the taxable year in which such acquisition occurred, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee and REMIC Administrator each receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond the end of the third taxable year following the taxable year in which the property was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair cash price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard. The Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that cause the Trust Fund to incur a federal income or other tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer and/or Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     Notwithstanding the foregoing discussion, if and to the extent described in the related Prospectus Supplement, the related Pooling Agreement may provide that any or all of the rights, duties and obligations of a Special Servicer with respect to any defaulted Mortgage Loan or REO Property as described under this section "--Realization Upon Defaulted Mortgage Loans" and elsewhere in this Prospectus, may be exercised or performed by a Master Servicer with the consent of, at the direction of or following consultation with the Special Servicer. Moreover, a single entity may act as both Master Servicer and Special Servicer for any Trust Fund.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause borrowers to maintain such hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all of the related Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit or cause to be deposited in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or the Special Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer retained by it, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, a Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer and, if and to the extent appropriate, the Special Servicer each cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that (i) such firm has obtained a letter of representations regarding certain matters relating to the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. A Prospectus Supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling Agreement will also require that, on or before a specified date in each year, the Master Servicer and Special Servicer each deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or the Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE SPONSOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling Agreement may be an affiliate of the Sponsor and may have other normal business relationships with the Sponsor or the Sponsor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) and the Sponsor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if any) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer, or a REMIC Administrator (if any), and certain actions by or on behalf of the Master Servicer, the Special Servicer or a REMIC Administrator (if any) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default described above in one capacity will constitute an Event of Default in each capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator (if any) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Sponsor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a qualified and established institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder without such holder's consent or adversely affect the status of the Trust Fund as either a REMIC or grantor trust, as the case may be, for federal income tax purposes; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Sponsor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Sponsor. Upon receiving such notice of resignation, the Sponsor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Sponsor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee, provided that other holders of Certificates of the same series entitled to a greater percentage of the Voting Rights for such series do not object.

     Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.


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

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. If the Mortgage Assets in any Trust Fund that are ultimately secured by the properties in a particular state represent a significant concentration (by balance) of all the Mortgage Assets in such Trust Fund, the Sponsor will include in the related Prospectus Supplement such additional information regarding the real estate laws of such state as may be material to an investment decision with respect to the related series of Offered Certificates. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee,


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or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's and beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940). In addition, in some deed of trust transactions, the trustee's authority may be governed by the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage


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

instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the borrower and all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provision. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections. In addition, some states may provide statutory protections such as the right of the borrower to cure outstanding defaults and reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) (see "--Foreclosure--Rights of Redemption" below) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section 101-1330 (the "Bankruptcy Code")) regardless of the parties' intent and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent, maintained unreasonably small capital or intended to incur debts beyond its


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

ability to pay and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage Loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain Mortgage Loans, however, may be secured by liens on ground leases that do not contain these provisions. In addition, the enforceability of certain of these provisions is not assured.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property even where the secured lender has received an absolute assignment of rents rather than an assignment of rents as additional security. Under Section 362 of the Bankruptcy Code, the lender will usually be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case". Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.


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

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party even when the lease prohibits such assignment or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any pre-and post-petition defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, after the fact, eventually be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing. In addition, some courts have limited a lessor's post-petition pre-rejection priority claim for lease payments to fair market value or less based on the benefit of the lease to the debtor's bankruptcy estate.


ENVIRONMENTAL RISKS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.


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

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous waste and underground storage tanks pursuant to Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", have been satisfied.

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related series of Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good, commercial and customary professional practices, environmental consultants will sometimes not detect significant environmental problems because carrying out an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a


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Master Servicer may nevertheless have the right to accelerate the maturity of a
Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of


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loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds or, illegal drug or RICO activities.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates by Certificateholders that will hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code"), and is based on the advice of the special tax counsel to the Sponsor specified in the related Prospectus Supplement. However, the following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and
(ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the treatment of any item on their tax return, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein,


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potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that a REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of


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

Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust", or "FASIT". The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may be so treated. Treasury Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, each of the Tiered REMICs will qualify as a REMIC, and the REMIC Certificates issued by each of the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates, as the case may be, in such REMIC, within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

     Original Issue Discount. Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount; regulations, however, have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.


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

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date") the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate", at a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.


     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.


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

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" herein.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to


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

that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     The OID Regulations also permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.


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

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as a result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain


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

modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Certificateholders may exceed the cash distributions received by such Residual Certificateholders for the corresponding period may significantly adversely affect such Residual Certificateholders' after-tax rate of return. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Certain Federal Tax Considerations Regarding REMIC Residual Certificates".

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Residual Certificateholder.

     A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Certificates.

     The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General".

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such Residual Certificateholder. The daily accruals of a Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has the authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." Unless otherwise stated in the related Prospectus Supplement, no REMIC Residual Certificate will have "significant value" for these purposes.

     For Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Sponsor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that a REMIC residual interest issued after January 4, 1995, is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the Mark-to-Market Regulations.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and other non-interest expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gains taxed at ordinary income rates rather than capital gain rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and


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

ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual
Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur a tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.


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

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will generally hold at least a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the person designated as REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Sponsor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling



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

Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the underlying Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a specified rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Stripped Interest Certificate". A Stripped Interest Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Sponsor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Sponsor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Stripped Interest Certificates. It is unclear whether Stripped Interest Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. Counsel to the Sponsor will not deliver any opinion on this question. Prospective purchasers to which such characterization of an investment in Stripped Interest Certificates is material should consult their tax advisors regarding whether the Stripped Interest Certificates, and the income therefrom, will be so characterized.

     The Stripped Interest Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

     Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the


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

Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Stripped Interest Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Stripped Interest Certificates is issued as part of the same series of Certificates or
(ii) the Sponsor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Fractional Interest Certificates may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Sponsor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be, but have not been, adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate only to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made, by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income in each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issued price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.


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

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply".

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of


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

interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.


TAXATION OF OWNERS OF STRIPPED INTEREST CERTIFICATES

     General. The "stripped coupon" rules of Section 1286 of the Code will apply to the Stripped Interest Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how such Section will be applied to securities such as the Stripped Interest Certificates. Accordingly, holders of Stripped Interest Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Stripped Interest Certificate will not own any Grantor Trust Fractional Interest Certificates.

     It appears that original issue discount will be required to be accrued in each month on the Stripped Interest Certificates based on a constant yield method. In effect, each holder of Stripped Interest Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Stripped Interest Certificate at the beginning of such month and the yield of such Stripped Interest Certificate to such holder. Such yield would be calculated based on the price paid for that Stripped Interest Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Stripped Interest Certificates. It is unclear whether those provisions would be applicable to the Stripped Interest Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Stripped Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Stripped Interest Certificate by that holder.


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

     The accrual of income on the Stripped Interest Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Stripped Interest Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Stripped Interest Certificate. If a Stripped Interest Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Stripped Interest Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Stripped Interest Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Stripped Interest Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Stripped Interest Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Stripped Interest Certificates would cease if the Mortgage Loans were prepaid in full, Stripped Interest Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Stripped Interest Certificates due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Stripped Interest Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Stripped Interest Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method", the issuer of a Stripped Interest Certificate determines a projected payment schedule on which interest will accrue. Holders of Stripped Interest Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Stripped Interest Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Stripped Interest Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Stripped Interest Certificate would be required to include as interest income in each month the adjusted issue price of the Stripped Interest Certificate at the beginning of the period multiplied by the projected yield.

     Assuming that a prepayment assumption were used, if the Continent Payment Regulations or their principles were applied to Stripped Interest Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Stripped Interest Certificates".

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Striped Interest Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except


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

to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by the banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Sponsor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--
Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of


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

the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and
(c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that have a significant adverse effect on such person.


PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and of "affiliates" (as defined in the Plan Asset Regulations) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of the Sponsor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund


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

constitute Plan assets, the Sponsor, the REMIC Administrator, any borrower, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Trust Assets constitute Plan assets, the operation of the Trust Fund may involve a prohibited transaction under ERISA and the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is borrower, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     Any Plan fiduciary that proposes to cause such Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code, in particular the fiduciary responsibility and prohibited transaction provisions, to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of any exemption with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Prior to December 31, 1996, only classes of Offered Certificates that (i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). However, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any such entities with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. Except as to the status of certain classes of Offered Certificates as "mortgage related securities", the Sponsor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                            METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Sponsor from such sale.

     The Sponsor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     (i) By negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     (ii) by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

    (iii) through offerings by the Sponsor.

     The Prospectus Supplement for each series of Offered Certificates will, as to each class of such Certificates, describe the method of offering being used for that class and either the price at which such class is being offered, the nature and amount of any underwriting discounts or additional compensation to underwriters and the proceeds of the offering to the Sponsor, or the method for determining the price at which such class will be sold to the public. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Offered Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The firms acting as underwriters with respect to the Offered Certificates of any series may include Citicorp Securities, Inc. and Citibank, N.A., each of which is an affiliate of the Sponsor. Any of the above-named firms not named in the related Prospectus Supplement will not be parties to the Underwriting Agreement in respect of a series of Offered Certificates, will not be purchasing any such Certificates from the Sponsor and will have no direct or indirect participation in the underwriting of such Certificates, although any of such firms may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Sponsor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Offered Certificates of a series if any such Certificates are purchased. Offered Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Offered Certificates of any series, underwriters may receive compensation from the Sponsor or from purchasers of such Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Sponsor.

     In underwritten offerings, the underwriters and their agents may be entitled, under agreements entered into with the Sponsor, to indemnification from the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such rights to indemnification or contribution may also extend to each person, if any, who controls any such underwriter within the meaning of the Securities Act.

     If a series or class of Offered Certificates is offered otherwise than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of such Certificates. It is contemplated that Citicorp Securities, Inc. or Citibank, N.A. will act as placement agent on behalf of the Sponsor in such offerings of a series or class of Offered Certificates. If Citicorp Securities, Inc. does act as placement agent in the sale of Offered Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. Citicorp Securities, Inc. or Citibank, N.A. may also purchase Offered Certificates acting as principal.

     It is expected that the Sponsor will from time to time form Mortgage Asset Pools and cause series of Offered Certificates evidencing an ownership interest in such Mortgage Asset Pools to be issued to the related Mortgage Asset Sellers. Thereafter, and pending final sale of such a series of Offered Certificates, the related Mortgage Asset Seller may enter into repurchase arrangements or secured lending arrangements with institutions that may include Citicorp Securities, Inc. or any of its affiliates for purposes of financing the holding of such series. Prior to any sales of such Certificates to investors, the related Mortgage Asset Seller will prepare and deliver a Prospectus Supplement containing updated information regarding the Mortgage Asset Pool as of the first day of the month in which such sale occurs.

     Affiliates of the Sponsor may act as principals or agents in connection with market-making transactions relating to the Offered Certificates. This Prospectus and the related Prospectus Supplement may be used by such affiliates in connection with offers and sales related to market-making transactions in the Offered Certificates. Such sales will be made at prices related to prevailing market prices at the time of sale.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS




                                                               PAGE
                                                               ----

Accrual Certificates ....................................         9, 32
Act .....................................................            58
ADA .....................................................            61
ARM Loans ...............................................            23
Bankruptcy Code .........................................            55
Book-Entry Certificates .................................        11, 31
Cash Flow Agreement .....................................         8, 25
Cash Flow Agreements ....................................             1
CERCLA ..................................................        19, 58
Certificate Account .....................................     7, 24, 40
Certificate Balance .....................................          2, 9
Certificate Owner .......................................        11, 36
Certificateholders ......................................             2
Certificates ............................................             6
Closing Date ............................................            64
Code ....................................................        11, 61
Commercial Properties ...................................         6, 21
Commission ..............................................             2
Committee Report ........................................            63
Companion Class .........................................        10, 33
Condemnation Proceeds ...................................            41
Contingent Payment Regulations ..........................            82
Contributions Tax .......................................            73
Controlled Amortization Class ...........................        10, 33
Cooperatives ............................................            21
CPR .....................................................            27
Credit Support ..........................................      1, 8, 24
Cut-off Date ............................................            10
Definitive Certificate ..................................            11
Definitive Certificates .................................        31, 36
Determination Date ......................................        25, 31
Distribution Date .......................................             9
Distribution Date Statement .............................            34
DOL .....................................................            84
DTC ..................................................... 3, 11, 31, 35
Due Dates ...............................................            23
Equity Participation ....................................            23
ERISA ...................................................        13, 84
Exchange Act ............................................             3
FAMC ....................................................             7
FHLMC ...................................................             7
FNMA ....................................................             7
Garn Act ................................................            59
GNMA ....................................................             7
Grantor Trust Certificates ..............................        11, 62
Grantor Trust Fractional Interest Certificates ..........            12
Grantor Trust Fund ......................................            62
Indirect Participants ...................................            36

                                            PAGE
                                            ----

Insurance Proceeds ....................         41
IRS ...................................         63
Issue Premium .........................         69
L/C Bank ..............................         52
Liquidation Proceeds ..................         41
Lock-out Date .........................         23
Lock-out Period .......................         23
Mark-to-Market Regulations ............         71
Master Servicer .......................       2, 6
MBS ...................................      1, 21
MBS Agreement .........................         24
MBS Issuer ............................         24
MBS Servicer ..........................         24
MBS Trustee ...........................         24
Mortgage Asset Pool ...................          1
Mortgage Asset Seller .................      7, 21
Mortgage Assets .......................      1, 21
Mortgage Loans ........................   1, 6, 21
Mortgage Notes ........................         21
Mortgage Rate .........................      7, 23
Mortgaged Properties ..................         21
Mortgages .............................         21
Multifamily Properties ................      6, 21
Net Leases ............................         22
Nonrecoverable Advance ................         33
Notional Amount .......................      9, 32
OCC ...................................         85
Offered Certificates ..................          1
OID Regulations .......................         62
Originator ............................         21
OTS ...................................         86
PAC ...................................         28
Participants .......................... 20, 31, 36
Parties in Interest ...................         84
Pass-Through Rate .....................       2, 9
Permitted Investments .................         40
Plans .................................         84
Policy Statement ......................         86
Pooling Agreement .....................      8, 37
Prepayment Assumption .................     63, 78
Prepayment Interest Shortfall .........         25
Prepayment Premium ....................         23
Prohibited Transactions Tax ...........         73
Prospectus Supplement .................          1
Rating Agency .........................         13
RCRA ..................................         59
Record Date ...........................         31
Related Proceeds ......................         33
Relief Act ............................         60
REMIC .................................  2, 11, 62

                                            PAGE
                                          -------

REMIC Administrator .....................   2, 6
REMIC Certificates ......................     62
REMIC Provisions ........................     62
REMIC Regular Certificates .............. 11, 62
REMIC Regulations .......................     62
REMIC Residual Certificates ............. 11, 62
REO Property ............................     39
RICO ....................................     61
Securities Act ..........................     87
Senior Certificates .....................  8, 30
Servicing Standard ......................     39
SMMEA ...................................     85
SPA .....................................     27
Special Servicer ........................   2, 6
Sponsor .................................     21
Stripped Interest Certificates ..........  9, 31
Stripped Principal Certificates .........  8, 31
Subordinate Certificates ................  8, 31
Sub-Servicer ............................     40
Sub-Servicing Agreement .................     40
TAC .....................................     28
Tiered REMICs ...........................     63
Title V .................................     60
Trust Assets ............................      2
Trust Fund ..............................      1
Trustee .................................   2, 6
UCC .....................................     54
Voting Rights ...........................     35
Warranting Party ........................     38

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "MCF98s1.xls". The file "MCF98s1.xls" is a Microsoft Excel1, Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Preliminary Prospectus Supplement.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Sheet 2."


----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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-------------------------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.


                               TABLE OF CONTENTS



                                                               PAGE
                                                              ------
                 PROSPECTUS SUPPLEMENT
Executive Summary .........................................  S-8
Summary of Prospectus Supplement .......................... S-10
Risk Factors .............................................. S-34
Description of the Mortgage Pool .......................... S-43
Servicing of the Mortgage Loans ........................... S-57
Description of the Certificates ........................... S-68
Yield and Maturity Considerations ......................... S-86
Use of Proceeds ...........................................S-105
Certain Federal Income Tax Consequences ...................S-105
Certain ERISA Considerations ..............................S-108
Legal Investment ..........................................S-111
Underwriting ..............................................S-111
Legal Matters .............................................S-112
Ratings ...................................................S-112
Index of Principal Definitions ............................S-114
Annex A -- Certain Characteristics of the
  Mortgage Loans ..........................................  A-1
Annex B -- Trustee Reports ................................  B-1
Annex C -- Preliminary Term Sheet .........................  C-1
                     PROSPECTUS
Prospectus Supplement .....................................    2
Available Information .....................................    2
Incorporation of Certain Information by Reference .........    3
Summary of Prospectus .....................................    6
Risk Factors ..............................................   14
Description of the Trust Funds ............................   21
Yield and Maturity Considerations .........................   25
Mortgage Capital Funding, Inc. ............................   30
Use of Proceeds ...........................................   30
Description of the Certificates ...........................   30
Description of the Pooling Agreements .....................   37
Description of Credit Support .............................   51
Certain Legal Aspects of Mortgage Loans ...................   53
Material Federal Income Tax Consequences ..................   61
State and Other Tax Consequences ..........................   83
ERISA Considerations ......................................   84
Legal Investment ..........................................   85
Method of Distribution ....................................   86
Financial Information .....................................   88
Rating ....................................................   88
Index of Principal Terms ..................................   89

     THROUGH AND INCLUDING AUGUST   , 1998, ALL DEALERS EFFECTING TRANSACTIONS
IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                $1,154,294,000
                                 (APPROXIMATE)




                               MORTGAGE CAPITAL
                                 FUNDING, INC.
                                   (SPONSOR)




                          CITICORP REAL ESTATE, INC.
                            (MORTGAGE LOAN SELLER)



                        CLASS A-1, CLASS A-2, CLASS X,
                           CLASS B, CLASS C, CLASS D,
                         CLASS E, CLASS F AND CLASS G
                        MORTGAGE CAPITAL FUNDING, INC.
                            MULTIFAMILY/COMMERCIAL
                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES
                                SERIES 1998-MC1




             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
            -----------------------------------------------------
                             GOLDMAN, SACHS & CO.





                               [CITI BANK LOGO]


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